Exhibit 4.35

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED

INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH

(i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO

THE COMPANY IF PUBLICLY DISCLOSED

Contract No. : [***]

Procurement Construction

Contract

of TAL Changping Education

Park Project

Project Owner: Shidai TAL Education

Technology (Beijing) Co., Ltd. (时代好未来教

育科技(北京)有限公司)

Contractor: Beijing Construction Engineering

Group Co., Ltd. (北京建工集团有限责任公司)

Date: ________, 2019

TABLE OF CONTENTS

Part I	Contract Agreement

Part II	Notification of Award and Bidder Commitment Letter

Part III	General Terms and Conditions of the Contract

Part IV	Special Terms and Conditions of the Contract
4.1	Special Terms and Conditions of the Contract
4.2	Chart of Project Organization Structure, Personnel Resumes and Practice Licenses

Part V	Technical Standards and Requirements
5.1	Technical Standards and General Requirements
5.2	Technical Standards and Special Requirements
5.3	Specifications and the Brand List of Materials and Equipment

Part VI	Drawing Catalogue and Documents List

Part VII	Procurement Construction Project Schedule

Part VIII	Description of Preparation, Priced Bill of Quantities and the Analysis List of the Comprehensive Unit Price

Part IX	Requirements for Completion Materials Preparation

Part X	Replies to Comparison and Selection and Schedules

Part XI	Q&A of Comparison and Selection

Part XII	Document of Comparison and Selection

Part XIII	Integrity Letter

Part I         Contract Agreement

Contract Agreement

Project Owner (Full Name): Shidai TAL Education Technology (Beijing) Co., Ltd. (时代好未来教育科技(北京)有限公司)

Contractor (Full Name): Beijing Construction Engineering Group Co., Ltd. (北京建工集团有限责任公司)

The parties hereby, in accordance with the provisions of Contract Law of the People's Republic of China, Construction Law of the People's Republic of China and other relevant laws, administrative regulations and normative documents comply with the principles of equality, free will, fairness and honesty, mutually agree upon the Procurement Construction of TAL Changping Education Park Project and reach the following agreement.

I. Project overview

Project name: TAL Changping Education Park Project

Project name on the Construction Planning Permit: Comprehensive Commercial and Financial Service Project (for Commercial Use and Business Office) on QLQ-004 Plot in Qiliqu Nanbei Village, Shahe Town, Changping District

Project location: QLQ-004 Plot in Qiliqu Nanbei Village, Shahe Town, Changping District

Project scale: area for land use: 28622.32 m2, total building area: 127780 m2 (of which approximately 71556 m2 is above ground, and 56220 m2 is underground), 3 floors underground, 9 floors above ground and 45 meters high in maximum. All of the above data are subject to the construction drawings and data indicated on the construction permit.

Project contents: Including but not limited to foundation pit support, water stop and precipitation, the basement foundation project, civil air defence projects, reinforced concrete structuring project, steel structuring project, masonry structuring project, waterproof project, thermal insulation project, building roof project, curtain wall project, floodlighting project, elevator project, interior fine decoration project, basement decoration (garage and machine room), electrical project, water supply and drainage project, ventilation and air conditioning project, weak electrical project, fire protection project, emergency power supply project, external power supply project, transformer and power distribution project, gas project, landscaping project (including house garden) and landscape lighting project (within the scope of garden landscape), charging pile project, outdoor pipelines project within the boundary line, roads built jointly by the north and other related projects.

Project approval No.: Jing Fa Gai (Approval) [2019] No.120

Source of fund: self-raised funds of enterprises

II. Procurement construction scope

Scope of contracting:

(1) The part constructed by the Contractor: including but not limited to foundation pit support, water stop and precipitation, the basement foundation project, civil air defence projects, reinforced concrete structuring project, steel structuring project, masonry structuring project, waterproof project, thermal insulation project, building roof project, projects of doors and windows, interior initial decoration project, basement decoration (garage and machine room), electrical project, elevator installation project, water supply and drainage project, ventilation and air conditioning project, fire protection project, emergency power supply project, transformer and power distribution project, outdoor pipelines project within the boundary line, roads built jointly by the north and other related projects;

(2) The part for professional subcontracting: including external power supply projects, weak electrical project, gas project, curtain wall project, floodlighting project, interior fine decoration project, charging pile project, landscaping project and garden lighting project.

The supply of materials and equipment, construction and installation, inspection and detection, experimental testing, commissioning, acceptance, record-filing, cleaning, training, warranty, completion data preparation and handover (including as-completed drawings), project handover to the Project Owner or the third party designated by the Project Owner, cooperation, coordination, management, service, etc. for all the above projects, as well as cooperation, coordination, management, service, etc. for Professional Subcontractors and Independent Contractors and other work not listed but necessary for the completion of the project.

See Chapter V "Technical Standards and Requirements" for details.

III. Contract term

Planned commencement date: November 15, 2019 (Provisional)

Planned completion date: March 31, 2022 (Provisional)

The total calendar days of the time limit for the Project are 867 days, and the commencement date shall be consistent with Article 11.1.1 hereof.

Milestone node requirements (requirements for each node):

(1) Completion date of the main basement structure: August 30, 2020

(2) Completion date of the main structure above-ground : January 15, 2021

(3) Completion date of curtain wall project: July 30, 2021

(4) Date of ready-for-acceptance: March 6, 2022

IV. Quality standards

Project quality standard: Qualified

V. Award requirements

Required to have: ① Beijing Model Construction Site of Green Construction;

② Gold Award for Beijing Construction Great Wall Cup (including structure) ;

③ Gold Award for China Construction Engineering Steel Structure Prize;

④ Two-star Green Building (GB/ T 50378-2019 Green Building Evaluation Standard)

⑤ AAA-level safe, civilized, standardized and honest construction site

⑥ National Quality Engineering Award

VI. Form of Contract

This Contract shall be made in the form of fixed comprehensive unit prices.

VII. Contract price

Amount (in words): nine hundred and twenty million, and two hundred and four thousand, eight hundred and five yuan and three cents (RMB)

(in figures) ¥: 920,204,805.03

Of which: fees for safe and civilized construction: ¥ 38,521,476.71

Fees for construction waste transportation and disposal: ¥ 1,938,523.04

Provisional sum (excluding tax): ¥: 0.00

Provisional estimate of professional engineering (excluding tax) ¥ 298,889,908.00

Of which: the Contract amount excluding the value-added tax (VAT) is ¥ 844,224,591.77, the VAT rate is [9]%, and the VAT amount is ¥ 75,980,213.26.

The above VAT rate and VAT amount are provisional. If the VAT rate applicable to the Contract according to the law is adjusted due to the change of national tax policy during the process of actual payment, for the unpaid part, the value-added tax amount will be determined according to the adjusted tax rate, but the contract amount excluding the value-added tax shall not be affected. For the avoidance of doubt, the Contractor confirms that all taxes (excluding VAT) related to this Contract have been included in the contract amount excluding VAT and shall be borne by the contractor. For the contract amount excluding VAT, no adjustment will be made due to the change of tax (fee) type, tax (fee) rate, tax (fee) base and other factors. If the increase of tax

(excluding VAT) is caused by the change of national tax policy, the Contractor shall bear such expenses.

Tax information is as follows:

The information about Project Owner

Name: Shidai TAL Education Technology (Beijing) Co., Ltd (时代好未来教育科技(北京)有限公司)

Taxpayer Identification Number: [***]

Address: 801, Unit 3, Wing 2, Yard No. 42, Qibei Road, Beiqijia Town, Changping District, Beijing

Tel: [***]

Account-opening bank and the account number: [***]

Reference:

Project name: Comprehensive Commercial and Financial Service Project (for Commercial Use and Business Office) on QLQ-004 Plot in Qiliqu Nanbei Village, Shahe Town, Changping District

Address: Qiliqu Nanbei Village, Shahe Town, Changping District

Information about the Contractor

Name: Beijing Construction Engineering Group Co., Ltd. (北京建工集团有限责任公司)

Taxpayer Identification Number: [***]

Address: No.1 Guanglian Road, Xicheng District, Beijing

Tel: [***]

Account-opening bank and the account number: [***]

VIII. Contractor's project manager

Name: [***]; Title: Senior Engineer;

ID Card No.: [***]; Constructor Qualification Certificate No.: [***];

Registered Constructor Certificate No.: [***].

Constructor Qualification Seal No.: [***].

Safety Production Approval Certificate No.: Jing Jian An B (2004) 0034098, Supplement 1.

IX. Composition of Contract Documents

See Article 1.4 of Special Terms and Conditions of the Contract for composition and priority of interpretation of Contract Documents.

X. In this Agreement, relevant words and expressions shall have the same meanings as are respectively assigned to them in the terms and conditions of Contract referred to.

XI. The contractor shall undertake to carry out construction, completion and delivery following the Contract and undertake the warranty liability for quality defects.

XII. The Project Owner shall undertake to pay the Contract price to the contractor following the terms and conditions, time limit and method stipulated in the Contract.

XIII. This agreement, together with other Contract Documents, shall be made in duplicate, with each party holding one copy; the copies shall be made in quintuplicate, with each party holding two copies, one of which shall be kept when the Contract is submitted to the construction administrative department for record-filing.

XIV. Other matters not covered hereof shall be made into supplementary agreements by the parties separately. The supplementary agreement is an integral part of the Contract Documents.

Project Owner: (company seal)		Contractor:(company seal)

Legal Representative or		Legal Representative or

Authorized Agent:	/s/ Authorized Signatory	Authorized Agent:	/s/ Authorized Signatory

Date_____________		Date______________

Signed in: __________________________________________________________

Part II Notification of Award and Bidder Commitment Letter

Part III General Terms and Conditions of the Contract

1.     General Provisions

1.1    Definitions

The following expressions in the General Terms and Conditions of the Contract, Special Terms and Conditions of the Contract shall have the meaning ascribed to them in this article.

1.1.1       Contract

1.1.1.1      Contract Documents(or Contract): Contract Agreement, Bid-winning Notice, Bid Letter and Schedule to Bid Letter, Special Terms and Conditions of the Contract, General Terms and Conditions of the Contract, technical standards and requirements, drawings, Priced Bill of Quantities and other Contract Documents.

1.1.1.2      Contract Agreement: Contract Agreement mentioned in Article 1.5.

1.1.1.3      Bid-winning Notice: means the letter from the Project Owner notifying the Contractor of being selected.

1.1.1.4      Bid Letter: means the Bid Letter that constitutes a part of the Contract Documents and is completed and signed by the Contractor.

1.1.1.5      Schedule to the Bid Letter: means Schedule to the Bid Letter that constitutes the Contract Documents and is attached to the Bid Letter.

1.1.1.6      Contact Terms: General Terms and Conditions of the Contact and Special Terms and Conditions of the Contract that constitute part of Contract Documents.

1.1.1.7      Technical Standards and Requirements: document titled as technical standards and requirements that constitute a part of the Contract Documents, including the agreements between the Parties and the amendment or supplement thereto.

1.1.1.8      Drawing: engineering drawing included in the contract and any supplementary and revised drawings provided by the Project Owner as provided herein, including supportive explanations.

1.1.1.9      Priced Bill of Quantities: means the Bill of Quantities that constitutes the Contract Documents and is completed and indicated price by the Contractor according to the required form and requirements.

1.1.1.10    Other Contract Documents: other Documents confirmed by both parties to form part of the Contract Document.

1.1.2       Contract parties and personnel

1.1.2.1      Parties to the Contract: means the Project Owner and/or the Contractor.

1.1.2.2 Project Owner: the party stipulated in the Contract Agreement as having the qualification as engineering project owner and undertaking to pay the project price to the Contractor on the conditions, within the term and in the manner agreed in the contract and legitimate successor to the qualification of such party. The name of Project Owner is specified in the Special Terms and Conditions of the Contract.

1.1.2.3 Contractor: the party stipulated in the Contract Agreement as qualifying a contractor of an engineering project and undertaking to construct, complete, deliver the project as provided herein and undertaking warranty liability for quality defect and legitimate successor to the qualification of such party. The name of the Contractor is specified in the Special Terms and Conditions of the Contract.

1.1.2.4      The Project Manager of the Contractor: person in full charge as designated by the Contractor to work on the construction site.

1.1.2.5      Subcontractor: the subcontractor which subcontracts a part of works under the contract from the Contractor and concludes a the subcontracting contract with the Contractor.

1.1.2.6      Supervisor: the legal person or other organization entrusted by the Project Owner to manage the performance of the Contract. The name of the Supervisor is specified in the Special Terms and Conditions of the Contract.

1.1.2.7      Chief Supervisory Engineer: the person in full charge as designated by the Supervisor to work on the construction site and manage the performance of the Contract.

1.1.2.8      Project Owner's Representative: the person in full charge as designated by the Project Owner to work on the construction site. Relevant information of Project Owner's Representative is specified in the Special Terms and Conditions of the Contract.

1.1.2.9      Professional Subcontractor: the subcontractor selected by the Project Owner and the Contractor by bidding in accordance with the provisions of Article 15.8.1 of the Contract.

1.1.2.10    Special Supplier: the supplier selected by the Project Owner and the Contractor by bidding in accordance with the provisions of Article 15.8.1 of the Contract.

1.1.2.11    Independent Contractor: means any party who directly executes the construction contracting contract with the Project Owner and is responsible for the other work in relation to the project.

1.1.3       Works and equipment

1.1.3.1      Works: means the Permanent Work and/or Temporary Work.

1.1.3.2      Permanent Work: means the works constructed, completed and handed over to the Project Owner according to the Contract, including engineering equipment. The provisions on Permanent Work are in the Special Terms and Conditions of the Contract.

1.1.3.3      Temporary Work: means various temporary works constructed for completing the Permanent Work as agreed in the Contract, excluding engineering equipment. The provisions on Temporary Work are in the Special Terms and Conditions of the Contract.

1.1.3.4      Unit Work: means the part of Permanent Work which has relatively independent design document, can be constructed and used separately.

1.1.3.5      Engineering Equipment: means the M&E equipment, metal structure and equipment, instruments and other similar equipment and devices that constitute or are intended to constitute a part of the Permanent Work.

1.1.3.6      Construction Equipment: means all equipment, instruments and other articles required for completing each work specified in the Contract, excluding Temporary Work and materials.

1.1.3.7      Temporary Facility: means temporary production and living facilities for completing various tasks agreed in the Contract.

1.1.3.8      Equipment of the Contractor: the Construction Equipment supplied by the Contractor

1.1.3.9      Construction Site(or site): means the site for construction of the project specified herein, and other places specified in the Contract as part of the construction sites, including Permanent Land Occupation and Temporary Land Occupation.

1.1.3.10    Permanent Land Occupation: means the land for permanent occupation for the project specified herein. The provisions on Permanent Land Occupation are in the Special Terms and Conditions of the Contract.

1.1.3.11    Temporary Land Occupation: means the land for temporary occupation for the project specified herein. The provisions on Temporary Land Occupation are in the Special Terms and Conditions of the Contract.

1.1.3.12    Materials mean all types of items (other than Engineering Equipment) that form or to form part of the Permanent Works, including materials, if any, to be supplied by the Contractor under the Contract.

1.1.4       Date

1.1.4.1      Commencement Notice: the letter from the Supervisor as provided in Article 11.1 to notify the Contractor to commence construction.

1.1.4.2      The Commencement Date shall be the Commencement Date specified in the Commencement Notice issued by the Supervisor as provided in Article 11.1.

1.1.4.3      Term: the period required for completion of contract project as undertaken by the Contractor in the Bid Letter, including the change made according to Article 11.3, 11.4 and 11.6.

1.1.4.4      Completion Date: the date when the term expires as provided in Article 1.1.4.3. Actual Completion Date shall be the date specified in the project acceptance certificate.

1.1.4.5      Defects Liability Term: the period during which the defects liability provided in Article 19.2 shall be performed, including the extension provided in Article 19.3. The specific term of Defects Liability Term is specified in the Special Terms and Conditions of the Contract.

1.1.4.6      Base Date means the date 28 days before the deadline for submission of the bid.

1.1.4.7      Day: unless specially indicated, means calendar day. If a period is calculated by day in the Contract, the period shall be calculated from the following day instead of the starting date. The last day of such period shall end on 24:00 of that day.

1.1.4.8 Warranty Period: the period specified in Article 19.7 in the Contract during which the Contractor shall perform warranty obligation concerning the quality issues within the warranty scope as specified herein and undertake the liability for compensation against the loss caused therefrom according to relevant currently effective laws.

1.1.5       Contract prices and costs

1.1.5.1      Contract Price: total contract amount as specified in the Contract Agreement when executing a contract, including Provisional Sum and Provisional Valuation.

1.1.5.2      Actual Price: the amount payable from the Project Owner to the Contractor after the Contractor completes all contracted works including the Defects Liability Term as specified herein, including the changes and adjustments made as provided herein during contract performance.

1.1.5.3      Expenses: means all reasonable expenses incurred or to be incurred for the performance of the Contract, including management fees and other costs to be allocated, but excluding profits.

1.1.5.4      Provisional Sum: Provisional Sum specified in the Priced Bill of Quantities which is the amount for construction not confirmed or unforeseeable at the time of contract execution and the materials, Engineering Equipment and Services required therefor, including the amount paid in the way of Day-wage Work.

1.1.5.5      Provisional Valuation: means the amount provided by the Project Owner in the Bill of Quantities for payment for the materials and Engineering Equipment and the professional works, which must occur but the price of which may not determine temporarily.

1.1.5.6      Day-wage Work: a method of pricing odd jobs and the price of Day-wage Work shall be calculated and paid according to the specific item of Day-wage Work in the Contract.

1.1.5.7      Quality Deposit (or retention money): means the amount agreed in Article 17.4.1 as the security for guarantee performance of the obligation to repair the defects during the Defects Liability Term.

1.1.6       Written Form

Written form: means the form carrying information in a tangible way, such as a Contract Document, a letter, a telegram and fax.

1.1.7       Dispute review board

Dispute review board: means independent and just third party temporary organization formed by persons jointly engaged by the Project Owner and the Contractor, generally composed of one or three experts on contract management and/or project management. The dispute review board is responsible for reviewing the dispute submitted by the Project Owner and/or the Contractor for reviewing hereunder and providing review opinions within a specified time limit. If neither party raises an objection against the review opinions within a specified time limit, such opinions shall be finally binding upon both parties. The Project Owner and the Contractor shall respectively execute engagement agreement with engaged dispute review expert to agree on the scope of dispute to be reviewed, force and effect of review opinions and other necessary matters.

1.1.8      Other contents that needed to be supplemented shall be specified in Special Terms and Conditions of the Contract.

1.2    Language

Except for special terms, the language used herein shall be Chinese. When necessary, the special terms shall have Chinese notes.

1.3    Laws

Laws applicable to the Contract means the PRC laws, administrative regulations and department rules, and the local regulations, autonomous regulations, separate regulations and local government rules at the place where the project is located.

1.4    Order of precedence of the Contract Documents

The documents constituting the Contract shall serve as mutual interpretation. Unless otherwise specified in the Special Terms and Conditions of the Contract, the priority in the interpretation of the Contract Documents are as follows:

(1)    Contract Agreement;

(2)    Bid-winning Notice;

(3)    Bid Letter and Schedule to Bid Letter;

(4)    Special Terms and Conditions of the Contract;

(5)    General Terms and Conditions of the Contract;

(6)    Technical Standards and Requirements;

(7)    Drawings;

(8)    Priced Bill of Quantities;

(9)    other Contract Documents.

Note: If there is any conflict or discrepancy between the drawings and the technical standards and requirements, the stricter standards shall prevail.

Any Supplementary Agreement signed by the Parties during contract performance which does not violate material contents of the Contract shall also be an integral part of the Contract Documents, and the order of precedence thereof shall be determined according to its content and relationship with other Contract Document.

1.5    Contract Agreement

means the document jointly executed by the Project Owner and the Contractor to specify the contractual relationship between the parties. The Contract Agreement executed by the Contractor and the Project Owner at the time specified in the Bid-winning Notice shall become effective after the legal representative or its authorized agent of Project Owner and Contractor sign and affix common stamp on the Contract Agreement, unless otherwise provided in laws or Special Terms and Conditions of the Contract. The conditions for the contract to become effective are specified in the Special Terms and Conditions of the Contract.

1.6    Drawings and Contractor's documents

1.6.1       Provision of drawings

(1)       The Project Owner shall provide drawings to the Contractor as provided in the Contract. If the Project Owner fails to provide drawings timely and causes a delay in the term, Article 11.3 shall be implemented. If the Contractor needs to increase the number of copies of drawings, the Project Owner shall duplicate on its behalf at the expense of the Contractor.

(2)       Regarding the contract schedule formulated according to Article 10.1 of Special Terms and Conditions of the Contract or contract schedule revised according to Article 10.2 of Special Terms and Conditions of the Contract, within 7 days upon approval from the Supervisor, the Contractor shall prepare or revise the drawing supply plan and submit the same to the Supervisor according to the contract schedule or revised contract schedule and time limit to provide drawings and number of drawings specified in this article. The drawing supply plan shall specify the latest date on which the latest version of drawings (including the revision drawing as provided in Article 1.6.3) shall be requested by the Contractor and the Supervisor shall reply or propose for revision within 7 days after receiving the drawing supply plan, otherwise the drawing supply plan shall be deemed to have been approved.

(3)       The latest drawing supply plan approved by the Supervisor shall be binding upon both parties and shall be a major basis of providing drawings to the Contractor by the Project Owner or Supervisor. Where the Project Owner or Supervisor fails to provide drawings as agreed in the drawing supply plan, increasing Expenses of the Contractor and/or the delay of term, the Project Owner shall assume the compensation liability.

(4)       If the Contractor fails to submit drawing supply plan at the time agreed resulting in a failure in providing corresponding drawings by the Project Owner or the Supervisor within the specified time limit or failure in organizing construction by the Contractor according to drawing supply plan, the increase of Expense and/or delay in term shall be undertaken by the Contractor.

(5)       Time limit, number and other provisions on the provision of drawings by the Project Owner are specified in the Special Terms and Conditions of the Contract.

1.6.2       Documents to be provided by the Contractor

(1)       The documents to be provided by the Contractor include detail drawing and processing drawing of part of the project and the Contractor shall submit the same to the Supervisor based on the agreed scope, numbers and time limit and the Supervisor shall reply within the agreed time limit. The scope, number, time limit of document provision by the Contractor and time limit of reply from the Supervisor and other provisions are provided in the Special Terms and Conditions of the Contract.

(2)       In addition to design documents to be provided by the Contractor as provided in Article 4.1.10, the documents to be provided by the Contractor as provided in this article, including required processing drawing and detail drawing shall not be deemed as the basis of calculation and payment hereunder.

1.6.3       Modification of drawings

Where the drawings are required for modification and supplementation, the Supervisor shall sign and issue the modified drawings to the Contractor according to the binding drawing supply plan as agreed in Article 1.6.1 (2) of the Contract. The Contractor shall construct according to the modified drawings.

1.6.4       Errors in the drawings

If the Contractor finds manifest error or omission in the drawings provided by the Project Owner, it shall timely notify the Supervisor.

1.6.5       Keeping of Drawings and Contractor's documents

The Supervisor and the Contractor shall both keep a complete set of drawings and documents of the Contractor including the contents specified in Article 1.6.1, 1.6.2 and 1.6.3 on the construction site.

1.7    Contact

1.7.1    Any Notice, Approval, certification, certificate, instruction, requirement, request, consent, opinion, determination and decision in relation to the Contract shall be made in writing.

1.7.2    Any Notice, Approval, certification, certificate, instruction, requirement, request, consent, opinion, determination, decision and correspondence as provided in Article 1.7.1 shall be made in writing and delivered to the designated recipient at the designated place and complete the formalities of signing to acknowledge receipt.

(1)     Period for delivering correspondence: if the period is specified in the Contract, the period for delivering correspondence shall be within 24 hours after the correspondence is sent; if the period for delivering Notice, providing or submitting document is specified in the Contract, such period shall be period for delivering the same.

(2)     The recipient designated by the Project Owner and place designated for receiving correspondence is specified in the Special Terms and Conditions of the Contract.

(3)     The recipient designated by the Supervisor and place designated for receiving correspondence is specified in the Special Terms and Conditions of the Contract.

(4)     The recipient designated by the Contractor shall be the project manager or his/her authorized representative specified in the Contract Agreement. The Contractor shall notify the Supervisor within 7 days after receiving the Commencement Notice of the name and scope of authority of the project manager who is authorized to represent it to receive correspondence as provided in Article 4.5.4 herein. Unless otherwise stipulated herein, the office of construction site management body of the Contractor shall be the place designated by the Contractor for receiving correspondence.

(5)     In case of a change in recipient or place for receiving correspondence designated by either the Project Owner (including the Supervisor) or the Contractor, it shall notify the other party in writing at least one working day before the actual change. The Project Owner (including Supervisor) and the Contractor shall ensure the recipients respectively designated by them will work at the designated place for receiving correspondence within statutory working hours and/or working hours provided herein. If the designated recipients leave the office and fail to receive correspondence, it shall be deemed as a refusal to sign to acknowledge receipt of correspondence.

(6)     Either the Project Owner (including the Supervisor) or the Contractor shall timely sign to acknowledge receipt of the correspondence sent by the other party to designated place; failing which, the party delivering the correspondence may deliver with registered mail or notarization and direct and indirect increase of Expenses incurred therefrom (including the Expense incurred due to forced delivery in a special way) and/or delayed term shall be undertaken by the party refusing to sign to acknowledge receipt.

1.8    Assignment

Unless otherwise agreed herein, without consent from the other party, neither party shall transfer all or part of the rights hereunder to the third party or transfer all or part of obligations hereunder.

1.9    Prohibition of bribery

The parties shall not seek improper benefits or damage the interests of the other party in the way of bribery or disguised bribery. In case of loss caused by bribery, the offender shall compensate for the loss and undertake corresponding legal liability.

1.10  Fossils and cultural relics

1.10.1  All cultural relics, monuments and other relics, fossils, coins or articles of geological research or archaeological value excavated at the construction site shall belong to the state. Once such cultural relics are found, the Contractor shall take reasonable and effective protective measures to prevent any person from moving or damaging such articles, immediately report to the local cultural relic administrative authority and notify the Supervisor. The Project Owner, the Supervisor and the Contractor shall take proper protective measures as required by the cultural relic administrative authority, and the liability for Expenses increased and/or the term delayed shall be borne by the Project Owner.

1.10.2       Where the Contractor fails to report or conceal any cultural relics after it finds the same, resulting in loss or damage of such cultural relics, the Contractor shall compensate for the losses and bear the corresponding legal liability.

1.11  Patent technology

1.11.1  The Contractor shall be liable to the infringement on the patent right or other intellectual property rights during the use of any materials, equipment of Contractor, Engineering Equipment or the application of construction processes unless the infringement is caused by conformity with the design or technical standards and requirements provided by the Project Owner.

1.11.2  If the Contractor uses patent technology in Tender Documents, the usage fee of patent technology shall be included in the bid Quotation.

1.11.3  The trade secret of the Contractor and materials and information expressly specified by it to be confidential shall not be disclosed by the Project Owner or the Supervisor to others for a purpose other than this Contract.

1.12  Confidentiality of drawings and documents

1.12.1  Without consent from the Project Owner, the Contractor shall not disclose the drawings and documents provided by the Project Owner or publicly publish and quote for purposes other than this Contract.

1.12.2  Without consent from the Contractor, the Project Owner and the Supervisor shall not disclose the drawings and documents provided by the Contractor or publicly publish and quote for purposes other than this Contract.

2.      Project Owner's Obligations

2.1    Compliance with laws

The Project Owner shall comply with the law in the performance of the Contract, and hold the Contractor harmless from any liability arising out of the Project Owner's violation of the law.

2.2    Issuance of the commencement notice

The Project Owner shall entrust the Supervisor to issue the commencement notice to the Contractor following Article 11.1.

2.3    Provision of the construction site

The Project Owner shall ensure that the construction site has construction conditions and is handed over the Contractor within the agreed time limit. Specific construction conditions are set out in Section 1 "General Requirements" of "Technical Standards and Requirements". The Project Owner shall provide the Contractor with materials relating to underground pipelines and underground facilities in the construction site no later than the time of handover of the construction site, and shall ensure that these materials are truthful, accurate and complete.

Refer to Special Terms and Conditions of the Contract for the time limit of the handover of the construction site by the Project Owner.

2.4    Assistance given to the Contractor for the application of certificates and approvals

The Project Owner shall assist the Contractor in obtaining relevant construction permits and approvals stipulated by law.

2.5    Organization of design disclosure

The Project Owner shall organize the Designer to conduct design disclosure to the Contractor according to the standard contract schedule.

The Project Owner shall, before the commencement date agreed in Article 11.1.1, organize the Designer to conduct overall design disclosure of the contract project (including joint review of drawings) for the Contractor. The Project Owner shall also organize and arrange phased project design disclosure (including joint review of drawings) according to the phased design disclosure time set out in the contract schedule. The Contractor shall submit a written application of adding design disclosure to the Project Owner via the Supervisor. The Project Owner shall organize such design disclosure as soon as possible as it deems necessary or when conditions permit.

2.6    Payment of contract price

The Project Owner shall promptly pay the contract price to the Contractor as provided under the Contract.

2.7    Completion acceptance

The Project Owner shall promptly organize completion acceptance as provided under the Contract.

2.8    Submittal of payment guarantee to the Contractor

(1)     If the Project Owner requires the Contractor to provide performance guarantee, except as otherwise agreed in Special Terms and Conditions of the Contract, when the Contractor submits to the Project Owner the performance guarantee agreed in the Contract pursuant to Article 4.2 of the Contract, the Project Owner shall submit a payment guarantee to the Contractor according to the principle of matching between amount and condition and in a form stipulated in the Contract Documents or such other form as recognized by the Contractor in advance. Refer to Appendix 6 to Special Terms and Conditions of the Contract for the form of providing the payment guarantee by the Project Owner.

(2)     The payment guarantee shall be valid from the effective date of this Contract to the date of actual completion payment by the Project Owner.

(3)     If the Project Owner is unable to obtain the performance guarantee that does not have a specific deadline, the payment guarantee shall set forth "in the case of the change in the date of completion payment, the guarantee period will be adjusted accordingly based on the changed date of completion payment" or similar provisions.

(4)     The payment guarantee shall be returned to the Project Owner within 28 days after the Project Owner pays off the completion payment; the Contractor shall not bear any interest or other similar costs or gains incurred by the Project Owner in connection with the payment guarantee.

2.9    Handling with project quality supervision procedures

The Project Owner shall promptly handle project quality supervision procedures as stipulated.

2.10  Environmental protection responsibility

The Project Owner shall take overall responsibility for the treatment of construction waste and construction dust.

2.11  Handover of project files

In accordance with the regulations of the competent construction administrative department or the urban construction archives administration agency, the Project Owner shall collect, sort, volume and file the project data, and shall deliver the required project files to the competent construction administrative department or the urban construction archives administration agency within the prescribed time.

2.12  Approval and confirmation

Where the Supervisor or the Project Owner shall make reply, approval, approval and confirmation as agreed in the Contract, or the Contractor proposes a requirement, request, application and approval on revision comments, as of the date when the recipient designated by the Supervisor or Project Owner receives the corresponding requirement, request, application and approval sent by the Contractor, if the Supervisor or Project Owner fails to make reply, approval, confirmation or proposes revision comments within the time limit agreed in the Contract, it shall be deemed that the Supervisor and the Project Owner have agreed, confirmed or approved.

2.13  Other obligations

Refer to Special Terms and Conditions of the Contract for other obligations that shall be performed by the Project Owner.

3.       Supervisor

3.1    Supervisor's duties and powers

3.1.1    Entrusted by the Project Owner, the Supervisor has the power agreed in the Contract. The Supervisor shall obtain prior approval of the Project Owner before exercising certain powers. If no express provisions are set forth in the General Terms and Conditions of the Contract, such provisions shall be expressly provided in the Contract. Where the Supervisor performs the powers that shall be approved by the Project Owner before exercise, the Supervisor shall present to the Contractor the document proving that its exercise of such powers has been approved by the Project Owner or other legal and valid proofs. Refer to Special Terms and Conditions of the Contract for powers that shall be exercised only after approval of the Project Owner.

3.1.2    Any instruction issued by the Supervisor shall be deemed as the Project Owner's approval, provided that the Supervisor is not entitled to waive or modify rights, obligations and liabilities of the Project Owner and the Contractor as agreed in the Contract.

3.1.3    The obligations and liabilities that shall be assumed by the Contractor as agreed in the Contract shall not be reduced or released due to the Supervisor's examination or approval of documents submitted by the Contractor, inspection and verification of the project, materials and equipment, implementation of instructions given by the Supervisor and other duty behaviour.

3.2    Chief Supervisory Engineer

The Project Owner shall notify the Contractor of the appointment of the Chief Supervisory Engineer before issuance of the Commencement Notice. In the case of replacement of the Chief Supervisory Engineer, the Project Owner shall notify the Contractor 14 days in advance. If the Chief Supervisory Engineer leaves the construction site temporarily, he shall appoint a representative to perform his duties and notify the Contractor of the same.

3.3    Supervisory personnel

3.3.1    The Chief Supervisory Engineer may authorize other supervisory personnel to be responsible for implementing one or more supervisory work designated by him. The Chief Supervisory Engineer shall notify the Contractor of the name of the authorized supervisory personnel and the authorization scope. The instructions issued by the authorized supervisory personnel within the authorization scope shall be deemed consent given by the Chief Supervisory Engineer, and have equal force with instructions issued by the Chief Supervisory Engineer. When the Chief Supervisory Engineer cancels certain authorization, he shall promptly notify the Contractor of the decision on cancellation of authorization.

3.3.2    In case that the supervisory personnel fails to express an adverse opinion on the Contractor's any work, project or materials and engineering equipment adopted within an agreed or reasonable period of time, they shall be deemed to have been approved, provided that the Supervisor's right to reject such work, project, materials and engineering equipment in future will be unaffected.

3.3.3    If the Contractor has any question about instructions given by supervisory personnel authorized by the Chief Supervisory Engineer, it may provide written objection to the Chief Supervisory Engineer who shall confirm, change or cancel such instruction within 48 hours.

3.3.4    The Chief Supervisory Engineer shall not authorise or delegate powers that shall be determined by the Chief Supervisory Engineer as provided under Article 3.5 of the General Terms and Conditions of the Contract to other supervisory personnel.

3.4    Supervisor's instructions

3.4.1    The Supervisor shall issue instructions to the Contractor as agreed in Article 3.1, and such instructions shall be affixed with the construction site organization seal authorized by the Supervisor, and signed by the Chief Supervisory Engineer or supervisory personnel authorized by the Chief Supervisory Engineer as agreed in Article 3.3.1.

3.4.2    After receipt of the instructions issued by the Supervisor in accordance with Article 3.4.1, the Contractor shall follow such instructions. If such instructions constitute a change, the provisions of Article 15 shall apply.

3.4.3    In emergency cases, the Chief Supervisory Engineer or authorized supervisory personnel may issue temporary written instructions at the site, and the Contractor shall follow such instructions. The Contractor shall, within 24 hours after receipt of the above temporary written instructions, issue written confirmation letter to the Supervisor. If the Supervisor fails to reply within 24 hours after receipt of the written confirmation letter, such written confirmation letter shall be deemed as formal instruction of the Supervisor.

3.4.4    Unless otherwise agreed in the Contract, the Contractor may only obtain instructions from the Chief Supervisory Engineer or the supervisory personnel authorized under Article 3.3.1.

3.4.5    Where the Supervisor fails to issue instructions as agreed in the Contract, delays in issuing instructions or issues wrong instructions, resulting in the increase of Expenses of the Contractor and/or the delay of term, the Project Owner shall assume the compensation liability.

3.5    Negotiation or determination

3.5.1    Where the Chief Supervisory Engineer shall agree or determine any matter in accordance with this Article, the Chief Supervisory Engineer shall, in consultation with the parties to the Contract, reach an agreement as far as possible. If no agreement is reached, the Chief Supervisory Engineer shall prudently determine after careful study.

3.5.2    The Chief Supervisory Engineer shall notify the parties to the Contract of the agreed or determined matters, with a detailed basis. If the parties to the Contract have objections to the determination of the Chief Supervisory Engineer, constituting a dispute, the matter shall be handled in accordance with Article 24. Before the dispute is resolved, the parties shall temporarily perform according to the determination by the Chief Supervisory Engineer; if the determination of the Chief Supervisory Engineer shall be revised in accordance with Article 24, the revised results shall prevail.

3.6    Forbearance of the Supervisor

Forbearance by the Supervisor or the Project Owner of certain breach by the Contractor of any liability and obligation agreed in the Contract shall not affect the treatment by Supervisor and the Project Owner of other breaches of the Contractor at any time hereafter in strict accordance with the provisions of the Contract, or mean the waiver by the Project Owner of any of its rights and compensation claims relating to the above breach as agreed in the Contract.

4.       Contractor

4.1    Contractor's general obligations

4.1.1    Compliance with the law. The Contractor shall comply with the law in the performance of the Contract, and hold the Project Owner harmless from any liability arising out of the Contractor's violation of the law.

4.1.2    Tax payment in accordance with the law. The Contractor shall pay taxes in accordance with the relevant laws, and payable taxes are included in the Actual Price. The Contractor shall pay taxes in accordance with the relevant laws, and payable taxes are included in the Actual Price.

4.1.3    Completion of the contracting work

(1)     The Contractor shall, as agreed in the Contract and as instructed by the Supervisor in accordance with Article 3.4, implement and complete all works,and repair any defect in the works. Except for the materials and engineering equipment provided by the Project Owner as agreed in Article 5.2 and the construction equipment and temporary facilities provided by the Project Owner as agreed in Article 6.2, the Contractor shall be responsible for providing labour services, materials, construction equipment, engineering equipment and other items necessary for completing the contractual work, and shall be responsible for the design, construction, operation, maintenance, management and demolition of temporary facilities as agreed in the Contract.

(2)    The Contractor shall also develop the accountability system for comprehensive treatment of construction dust, clearing and absorption of construction garbage, earth and gravel, prohibited use of high-emission non-road moving machinery and industrial treatment of volatile organic compounds (for example, for construction facade coating, steel structure, etc. replacement of oil paint with water paint is encouraged) compliance with laws and regulations, develop specific control mechanism and implementation plan, and strictly carry out such mechanism and plan.

4.1.4    Responsible for completeness of construction operations and construction methods

The Contractor shall prepare construction organization design and construction measure plan according to the job content and construction progress requirements provided by the Contract, and be liable for the completeness, safety and reliability of all construction operations and construction methods.

4.1.5    Ensure the safety of engineering construction and personnel

The Contractor shall take construction safety measures according to the provisions of Article 9.2 to ensure the safety of projects and their personnel,

materials, equipment and facilities, and prevent bodily injury and property loss caused by engineering construction.

4.1.6    Be responsible for the protection of the Construction Site and its surrounding environment and ecological protection

The Contractor shall be responsible for the protection of the Construction Site and its surrounding environment and ecological protection according to the provisions of Article 9.4.

4.1.7    Prevent the construction from damaging the interests of the public and others

The Contractor shall not prejudice the rights of the Project Owner and others to use public roads, water source, municipal pipe network and other public facilities in performing jobs as agreed under the Contract, avoiding interruptions caused to adjacent public facilities. If the Contractor occupies or uses others' construction site affecting others' operation or life, the Contractor shall assume the corresponding liability.

4.1.8    Provision of convenience to others

(1)     The Contractor shall be obliged to manage, coordinate, cooperate, look after and serve Independent Contractor that performs other work relating to the contractural project at the construction site or the area near the construction site, and fees incurred thereby shall be deemed included in the Contract Price of the Contractor (total bidding quotation). For specific work contents and requirements, refer to Special Terms and Conditions of the Contract.

(2)     The Contractor shall also provide possible conditions for persons other than the Independent Contractor to perform other work relating to contractural engineering at the construction site or the area near the construction site as instructed by the Supervisor, and any possible fee will be agreed or determined in accordance with Article 3.5 of the General Terms and Conditions of the Contract.

4.1.9    Maintenance and care of the project

Before issuance of the project acceptance certificate, the Contractor shall be responsible for the care and maintenance of the project. In the event of any uncompleted works at the time of issuance of the project acceptance certificate, the Contractor shall also be responsible for the care and maintenance of such uncompleted works until it is completed and handed over to the Project Owner.

4.1.10  Contractor's design work

As entrusted by the Project Owner and to the extent permitted by its design qualification grade and business, the Contractor shall complete the design of the construction drawings or the supporting design of the project as agreed, which shall be confirmed by the Supervisor before use, and the costs and reasonable profit incurred thereby shall be borne by the Project Owner. The design documents that shall be completed by the Contractor will be provided by the Contractor as agreed in Article 1.6.2 in the Contract. The Contractor shall provide the documents as per the time limit and quantity agreed in Article 1.6.2 of the Special Terms and Conditions of the Contract, and fees incurred thereby shall be deemed included in the Contract Price of the Contractor (total bidding quotation). Refer to Special Terms and Conditions of the Contract for the design of the construction drawings or supporting design of the project to be responsible by the Contractor.

4.1.11  Deposit for wages of migrant workers

The Contractor shall set a special account of deposit for wages in a bank specially for paying wages of migrant workers in the case of back pay. The use of funds in the account shall be subject to the approval of the competent construction authority and the labour and social security authority.

4.1.12  Other obligations

Refer to Special Terms and Conditions of the Contract for other obligations that shall be performed by the Contractor.

4.2    performance guarantee

4.2.1    Form and amount of the performance guarantee

If the Contractor submits a performance guarantee as agreed in the Contract, the Contractor shall, prior to the execution of the Contract, submit a performance guarantee to the Project Owner in the form agreed by the Project Owner or such other form as recognized by the Project Owner. For the performance guarantee in such other forms as recognized by the Project Owner in writing in advance, the substantial content of its guarantee clauses shall be kept consistent with the form contents agreed by the Project Owner in the Contract Documents. Refer to Special Terms and Conditions of the Contract for whether the Contractor submits the performance guarantee and the amount of performance guarantee to be submitted. Refer to Appendix 5 to Special Terms and Conditions of the Contract for the form of the Contractor's performance guarantee.

4.2.2    Term of validity of performance guarantee

The performance guarantee shall be valid from the effective date of the Contract to the date when the Project Owner approves and the Supervisor issues the project acceptance certificate to the Contractor. If the Contractor is unable to obtain the guarantee that does not have a specific deadline, the performance guarantee shall set forth "in the case of the change in the completion date, the guarantee period will be adjusted accordingly based on the changed date of completion" or similar provisions.

4.2.3    Return of performance guarantee

The performance guarantee shall be returned to the Contractor within 28 days after the Supervisor issues the project acceptance certificate to the Contractor. The Project Owner shall not be liable for any interest or other similar costs or benefits incurred by the Contractor in connection with the performance guarantee.

4.2.4    Notification obligation

Notwithstanding the provisions of performance guarantee, the Project Owner shall, no later than 28 days after requesting for compensation or redemption according to the guarantee provisions:

notify the Contractor of the same stating the nature or reason of breach resulting in such request for compensation or redemption. Accordingly, notwithstanding the provision of the terms of the payment guarantee agreed in Article 2.8, the Contractor shall, no later than 28 after requesting for compensation or redemption according to the guarantee provision, also notify the Project Owner of the same stating the nature or reason of breach resulting in such request for compensation or redemption. Nevertheless, the notice agreed hereunder shall not be interpreted as seeking the consent of the Contractor or the Project Owner in any sense.

4.3    Subcontraction

4.3.1    The Contractor shall not subcontract all projects contracted by it to a third person, or divide all projects contracted by it and outsource them to third persons in the name of subcontracting.

4.3.2    The Contractor shall not subcontract the main body of the project or key work to any third person.

4.3.3    Without the consent of the Project Owner, the Contractor shall not subcontract other part or work within the scope of its construction project to any third person. Non-main body of the Project and non-key work that may be subcontracted by the Contractor as agreed by the Project Owner shall include:

(1)      Subcontracted works agreed in the Schedule to the Bid Letter;

(2)      in addition to subcontracted works agreed in the Schedule to the Bid Letter, other non-main body and non-key work agreed by the Project Owner and the Supervisor, provided that the subcontractor shall be subject to examination and approval of the Project Owner and the Supervisor. The Project Owner and the Supervisor have the right to reject the Contractor's subcontracting request and the subcontractor selected by the Contractor.

4.3.4    Where professional works whose Provisional Valuation has been made by the Project Owner in the Bill of Quantities, including professional works that are recognized under the Provisional Sum, reach the scale under which tender process shall be initiated according to law or does not reach the specified scale but the Contract stipulates that the method of bid invitation will be taken, the provisions of Article 15.8.1 shall apply, i.e. the Project Owner and the Contractor call for bids to determine the Professional Subcontractor. Except as specially approved by the examination and approval department of the Project, the bid invitation for professional works with Provisional Valuation shall be conducted in a manner same as that for PC.

4.3.5    Within 7 days after the relevant subcontract is concluded and reported to the relevant competent administrative authority of construction for filing, the Contractor shall submit a copy to the Supervisor and ensure that the subcontracted works will be subcontracted again.

4.3.6    The price of subcontracted works will be settled between the Contractor and the Project Owner (including Professional Subcontractor). Without the consent of the Contractor, the Project Owner shall not pay any project payment under the relevant subcontract to the Subcontractor (including Professional Subcontractor) in any form. Where the Project Owner directly pays any project payment under the relevant subcontract to the Subcontractor (including Professional Subcontractor) without the consent of the Contractor, which affects the Contractor's work, the Project Owner shall be liable for the increase in the Contractor's expenses and/or delay in the term caused thereby.

4.3.7    For subcontracted works and subcontractors without the examination and approval of the Project Owner and the Supervisor, the Project Owner has the right to refuse to accept the subcontracted works and pay relevant sums, and the Contractor shall be liable for the increase in its expenses and/or delay in the term.

4.3.8    The subcontractor's qualification and capability shall be matched with the standard and scale of its subcontracted works.

4.3.9    For subcontracted works with the consent of the Project Owner, the Contractor shall provide a copy of the Contract for the Project Owner and the Supervisor.

4.3.10  The Contractor and the subcontractor shall be severally and jointly liable to the Project Owner for subcontracted projects.

4.4    Consortium

4.4.1    All parties to the consortium shall sign a Contract Agreement with the Project Owner. All parties to the consortium shall be jointly and severally liable for the performance of the Contract.

4.4.2    The consortium agreement shall be attached as an Exhibit to the Contract with the confirmation of the Project Owner. In the process of the Contract Performance, without the consent of the Project Owner, the consortium agreement shall not be modified.

4.4.3    The consortium lead is responsible for contacting with the Project Owner and the Supervisor, and receiving prompts, and organizing all members of the consortium to fully perform the Contract.

4.5    Contractor's Project Manager

4.5.1    The Contractor's Project Manager must be the person as promised by the Contractor in bidding and be on board before the Commencement Date determined under Article 11.1.1. Before the Supervisor issues the project acceptance certificate to Contractor, the Project Manager shall not concurrently serve as the project manager of any other project. Without the written approval of the Project Owner, the Contractor shall not replace the Project Manager. Details of the Contractor's Project Manager such as name, title, ID card number, registered qualification certificate number, registered certificate number, practising seal, safety production certification number, etc. shall be set out in the Contract Agreement. The replacement of the Project Manager by the Contractor shall be subject to the prior consent of the Project Owner, and the Project Owner and the Supervisor shall be notified of the same 14 days in advance. If the Contractor's Project Manager leaves the construction site temporarily, he shall obtain the prior consent of the Supervisor and appoint a representative to perform his duties.

4.5.2    The Contractor's Project Manager shall, as agreed in the Contract and as instructed by the Supervisor in accordance with Article 3.4, be responsible for organizing the implementation of the contract works. In emergency cases where the Supervisor cannot be reached, the Contractor may take emergency measures to guarantee the project and life and property safety of personnel, and submit written report to the Supervisor within 24 hours after taking such measures.

4.5.3    All correspondences sent by the Contractor for Performance of Contract shall be affixed with the seal of the body governing the construction site as authorized by the Contractor and signed by the Contractor's Project Manager or his Authorized Representative.

4.5.4    The Contractor's Project Manager may authorize its personnel to perform certain duties, provided that he shall notify the Supervisor of names and authorization scope of such personnel.

4.6    Management of the Contractor's personnel

4.6.1    Within 28 days after receipt of the Commencement Notice, the Contractor shall submit to the Supervisor the report relating to the Contractor's governing body of the construction site and staffing, including setup of the governing body, name list of technical and management personnel in key positions and qualifications thereof, and arrangement of technical workers of various types of work. The Contractor shall submit the report about the change in personnel at the construction site to the Supervisor.

4.6.2    To complete various jobs agreed in the Contract, the Contractor shall dispatch or employ the following personnel of sufficient quantity to the construction site:

(1)       professional technical workers with corresponding qualifications and qualified ordinary workers;

(2)       technical personnel with corresponding construction experience;

(3)       management personnel of various levels with corresponding position qualification.

4.6.3    The main management personnel and key technical personnel arranged by the Contractor to work at the construction site shall be relatively stable. The Contractor shall obtain the consent of the Supervisor during the replacement of main management personnel and key technical personnel.

4.6.4    Personnel in special positions shall possess the corresponding qualification certificate and the Supervisor has the right to check at any time. The Supervisor may conduct site assessment as he deems necessary.

4.7    Withdrawal and replacement of the Contractor's Project Manager and other personnel

The Contractor shall carry out effective management for its Project Manager and other personnel. If the Supervisor requires to replace the Contractor's Project

Manager and other personnel who are incompetent, have misconducts or are neglect of duty, the Contractor shall replace them.

4.8    Protection of legitimate rights and interests of the Contractor's personnel

4.8.1    The Contractor shall sign employment agreements with its employees and pay them on time.

4.8.2    The Contractor shall in accordance with the labour law arrange its employee's working time to secure their right to rest and vacation. Occupation of holidays or the Adjourned of Working time due to the special requirement of the construction shall not exceed the legal limit, and the Contractor shall make up the missed rest or make the payment for the occupation in accordance with to the applicable laws and regulations.

4.8.3    The Contractor shall provide its employees with necessary accommodation conditions, and living environment that complies with environmental protection and hygiene requirements, and shall, in a construction site in a remote area, also provide necessary medical personnel and facilities for injury and illness prevention and control and first aid.

4.8.4    The Contractor shall, in accordance with national regulations regarding labour protection, adopt effective labour protection measures to prevent dust, reduce noise, control the emission of harmful gases, and to ensure safe operation at high temperature, and in high and cold weather, or high altitude work. In case the Contractor's employees are injured during construction, the Contractor shall immediately take effective measures for rescue and treatment.

4.8.5    The Contractor shall take out insurance for its employees in accordance with relevant laws and regulations and contractual provisions.

4.8.6    The Contractor shall be responsible for problems arising from a work-related injury accident of its employees.

4.9    The project payment shall be used for its specified purpose only

The payments that the Project Owner pays to the Contractor as agreed in the Contract shall be exclusively used for contractual works.

4.10  Contractor's site survey

4.10.1  The Project Owner shall provide the Contractor with the on-site geological survey data and hydro-meteorological data, and be liable for their accuracy. However, the Contractor shall be liable for any interpretation and presumption it makes after reading the above relevant data.

4.10.2  The Contractor shall conduct a survey of the construction site and the surrounding environment, and collect relevant geological conditions, hydrological conditions, meteorological conditions, traffic conditions, customs and other local information relating to the completion of the contract work. In all contractual jobs, the Contractor shall be deemed as having fully estimated due liabilities and risks.

4.11  Adverse material conditions

4.11.1  Adverse material conditions generally refer to the unforeseen natural material conditions, unnatural material obstacles, and pollutants that the Contractor has encountered at the construction site, including underground and hydrological conditions, but excluding climatic conditions. Refer to Special Terms and Conditions of the Contract for a specific scope of adverse material conditions.

4.11.2  In the event of adverse material conditions, the Contractor shall take reasonable measures to adapt to the adverse material conditions to continue the construction and notify the Supervisor in a timely manner. The Supervisor shall give instruction in time. Any instruction constituting a change should be implemented in accordance with Article 15. If the Supervisor does not issue any instruction, the Project Owner shall be liable for the increase in expenses and/or delay in the term due to reasonable measures taken by the Contractor.

5.       Materials and Engineering Equipment

5.1    Materials and engineering equipment provided by the Contractor

5.1.1    Except the materials and engineering equipment provided by the Project Owner as stipulated in Article 5.2, the materials and engineering equipment provided by the Contractor shall be purchased, transported and kept by the Contractor. However, where materials and engineering equipment whose Provisional Valuation has been made by the Project Owner in the Bill of Quantities, including materials and engineering equipment that is recognized under the Provisional Sum, fall within the scope of bidding that must be procured according to law and reach the scale under which tender process shall be initiated according to law or does not fall within the scope of bidding that must be procured according to the law but the Contract stipulates that the method of bid invitation will be taken, the provisions of Article

15.8.1 shall apply, i.e. the Project Owner and the Contractor call for bids to determine the Special Supplier. For the list of main materials and engineering equipment to be provided by the Contractor, see "Annex III List of Materials and Engineering Equipment Supplied by the Contractor" in the Special Terms and Conditions of the Contract.

5.1.2    The Contractor shall, within the time limit agreed in the Contract, submit to the Supervisor the suppliers, varieties, specifications, quantities and delivery time of materials and engineering equipment for approval. The Contractor shall submit to the Supervisor the quality certification documents of the materials and engineering equipment, which shall meet the quality standards stipulated in the Contract. The time limit for the approval of suppliers, varieties, specifications, quantities and delivery time of materials and engineering equipment submitted by the Contractor to the Supervisor is specified in the Special Terms and Conditions of the Contract.

5.1.3    The Contractor shall, together with the Supervisor, conduct inspection and delivery acceptance on the materials and engineering equipment provided by the Contractor, check the material qualification certificates and product qualification certificates, and conduct sampling inspection on materials and inspections and tests on engineering equipment in accordance with the Contract and the Supervisor's instructions. The inspection and test results shall be submitted to the Supervisor at the expense of the Contractor.

5.2    Materials and engineering equipment provided by the Project Owner

5.2.1    For the name, specification, quantity, price, delivery method, delivery place and planned delivery date of the materials and engineering equipment provided by the Project Owner, see "Annex IV List of Materials and Engineering Equipment Supplied by the Project Owner" in the Special Terms and Conditions of the Contract.

5.2.2    The Contractor shall, in accordance with the contract schedule, submit to the Supervisor the delivery schedule that the Project Owner is required to follow. The Project Owner shall submit materials and engineering equipment to the Contractor in accordance with the delivery schedule agreed upon by the Supervisor and both parties to the Contract.

5.2.3    The Project Owner shall notify the Contractor 7 days before the arrival of the materials and engineering equipment, and the Contractor and the Supervisor shall go to the delivery place for joint acceptance within the agreed time. After acceptance of the materials and engineering equipment provided by the Project Owner, the Contractor shall be obliged to receive, transport and keep them.

5.2.4    If the Project Owner requests to deliver the goods to the Contractor in advance, the Contractor shall not refuse, but the Project Owner shall bear the increased expenses incurred by the Contractor.

5.2.5    If the Contractor requests to change the delivery date or place, it shall report to the Supervisor for approval in advance. Any increased expenses and / or delayed term due to any change in delivery time or place requested by the Contractor shall be borne by the Contractor.

5.2.6    In case that the specification, quantity or quality of the materials and engineering equipment provided by the Project Owner fails to comply with the requirements in the Contract, or the delivery is delayed and the delivery place is changed due to the Project Owner, the Project Owner shall be liable for the increased Expenses and/or delayed term, and also pay the Contractor reasonable profit.

5.3    Materials and engineering equipment must be exclusively used for the project

5.3.1    The materials and engineering equipment transported into the construction site, including spare parts, special tools for installation and delivery attached documentation must be exclusively used for the Contract project. Without the consent of the Supervisor, the Contractor shall not transport them out of the construction site or divert them to other purposes.

5.3.2    Spare parts, special tools and delivery attached documentation transported into the construction site with the engineering equipment shall be sealed by the Contractor and the Supervisor after checking in accordance with the Supplier's packing list. They shall not be used without the consent of the Supervisor. If the Contractor needs the above-mentioned goods for the Contract work, it shall apply to the Supervisor.

5.4    Prohibition on the use of substandard materials and engineering equipment

5.4.1    The Supervisor is entitled to refuse the substandard materials or Engineering Equipment provided by the Contractor and require the Contractor to replace it immediately. The Supervisor shall perform the inspection and testing again after the replacement, with the increased expenses and / or delayed term borne by the Contractor.

5.4.2    In case that the Supervisor finds the use of any unqualified materials and engineering equipment that by the Contractor, the Supervisor shall immediately instruct the Contractor to correct, and those unqualified materials and engineering equipment shall not be applied in the construction.

5.4.3    In case that the materials or engineering equipment provided by the Project Owner fails to meet the requirements in the Contract, the Contractor is entitled to refuse to receive them and request the Project Owner to replace them, with the increased expenses and / or delayed term borne by the Project Owner.

6.       Engineering Equipment and Temporary Facilities

6.1    Contractor-supplied engineering equipment and temporary facilities

6.1.1    The Contractor shall, in accordance with the requirements of the Construction Schedule in the Contract, allocate engineering equipment and build temporary facilities in a timely manner. The Contractor's equipment entering the Construction Site should be inspected by the Supervisor before being put into use. If the Contractor replaces its equipment specified in the Contract, it shall report the situation to the Supervisor for approval.

6.1.2    Unless otherwise stipulated in the Contract, the Contractor shall bear the expenses of its own construction of temporary facilities. In case of temporary land occupation, the Project Owner shall go through the application procedures and bear corresponding expenses. The scope of the temporary facilities to be built by the Contractor and the required temporary land occupation is specified in the Special Terms and Conditions of the Contract.

6.2    Project Owner-supplied engineering equipment and temporary facilities

The undertaker for the expenses of operations, maintenance, demolition, evacuation and removal of engineering equipment or temporary facilities provided by the Project Owner is specified in the Special Terms and Conditions of the Contract.

6.3    Requirement for the Contractor to add or replace engineering equipment

In case that the engineering equipment used by the Contractor fails to meet the Construction Schedule in the Contract and / or quality requirements, the Supervisor is entitled to require the Contractor to increase or replace the engineering equipment with the incurred Expenses or delayed term borne by the Contractor.

6.4    Engineering equipment and temporary facilities must be exclusively used for the project

6.4.1    All engineering equipment brought into the construction site by the Contractor and temporary facilities built on the construction site shall be used only for the Contract project, except for providing conditions for the Independent Contractor and others instructed by the Supervisor as stipulated in Section 4.1.8. Without the consent of the Supervisor, any part of the aforesaid engineering equipment and temporary facilities shall not be transported out of the construction site or diverted to other purposes.

6.4.2    With the consent of the Supervisor, the Contractor may withdraw idle engineering equipment according to the contract schedule.

7. Transportation

7.1    Road traffic right and off-site facilities

Unless otherwise specified in the Special Terms and Conditions of the Contract, the Project Owner shall, in accordance with the construction requirements of the Contract project, be responsible for obtaining the right to access to the construction site via the special and temporary roads and the right to build off-site facilities for the engineering construction, and bear relevant expenses. The Contractor shall assist the Project Owner in handling the above procedures.

7.2    In-site construction road

7.2.1    Unless otherwise stipulated in the Special Terms and Conditions of the Contract, the Contractor shall be responsible for the construction, maintenance, curing and management of temporary roads and traffic facilities required for the construction, including maintenance, curing and management of the roads and traffic facilities provided by the Project Owner, and bear corresponding expenses.

7.2.2    The Project Owner and the Supervisor shall have the right to use roads and traffic facilities built by the Contractor free of charge.

7.3    Off-site traffic

7.3.1    The Contractor shall bear the toll, road maintenance fee and taxes for its vehicles driving on the off-site public roads.

7.3.2    The Contractor shall comply with the applicable traffic regulations, strictly follow the restricted load of roads and bridges, and obey the inspection and supervision by the traffic administrative authorities.

7.4    Transportation of oversized and overweight items

With respect to the oversized or overweight items to be transported by the Contractor, the Contractor shall be responsible for going through the application procedures with the traffic administrative authorities, to which the Project Owner shall provide assistance. Expenses on temporary reinforcement and improvement of roads and bridges for transportation for oversized or overweight items and any other related costs shall be borne by the Contractor unless otherwise specified in the Special Terms and Conditions of the Contract.

7.5    Liability for damage to roads and bridges

If any public roads or bridges inside and outside the Construction Site are damaged due to the transportation by the Contractor, the Contractor shall bear all costs for repairing the damages and the possible compensation therefrom.

7.6    Water and air transportation

The water transport and air transport are applicable to the items above under this Article. The term of "roads" includes rivers, routes, locks, airports, docks, dykes, and other similar structures in water or air transportation; and the term of "vehicles" includes ships and aeroplanes.

8.       Surveying Settingout

8.1    Construction control network

8.1.1     The Project Owner shall, within the time limit stipulated in the Contract, provide the Contractor with the datum point, datum line, datum mark and their written documents through the Supervisor. The deadline for providing the datum point, datum line, datum mark and relevant documents for the Contractor is specified in the Special Terms and Conditions of the Contract.

8.1.2    The Contractor shall set up the construction control network in accordance with the national surveying and mapping datum, surveying and mapping system, technical specifications for engineering surveying, the above datum point (line) and accuracy requirements for the Contract project. Other requirements for the Contractor to set up the construction control network are specified in the Special Terms and Conditions of the Contract. The materials of the construction control network shall be submitted to the Supervisor for approval within the agreed time limit, and the time limit for the approval of the Supervisor is specified in the Special Terms and Conditions of the Contract.

8.1.3    The Contractor shall be responsible for managing the construction control network. If the construction control network is lost or damaged, the Contractor shall repair it in time and bear the management and repair expenses. After the completion of the project, the construction control network will be handed over to the Project Owner.

8.2    Construction surveying

8.2.1    The Contractor shall be responsible for all the surveying and settingout during the construction process and have qualified surveyors, apparatus, equipment and other items.

8.2.2    The Supervisor may instruct the Contractor to conduct sampling retesting. When faults or errors beyond the Contract are found in the retesting, the Contractor shall correct or do a supplementary survey and bear corresponding expenses for retesting.

8.3    Liability for incorrect datum data

The Project Owner shall be responsible for the authenticity, accuracy, and completeness of the provided surveying datum point, datum line, datum mark, baselines, and their written Documents. In case of any reworking of the surveying and settingout for the Contractor or loss to the project, because the Project Owner makes a mistake in providing above baseline information, the Project Owner shall bear the increased expenses and / or delayed term, and pay the Contractor a reasonable profit. If the Contractor finds manifest error or omission in the baseline information provided by the Project Owner, it shall timely notify the Supervisor.

8.4    Supervisor's use of construction control network

If the Supervisor needs the construction control network, the Contractor shall provide necessary assistance and the Project Owner will no longer pay for it.

9.       Construction Safety, Public Security and Environmental Protection

9.1    Project Owner's responsibility for construction safety

9.1.1    The Project Owner shall perform the safety duties as stipulated in the Contract, authorize the Supervisor to supervise the safety work according to the Contract, inspect the Contractor's implementation of the safety work, and organize the Contractor and relevant units to conduct safety inspections.

9.1.2    The Project Owner shall be responsible for the industrial accidents of all personnel employed by its on-site organizations, while the Contractor shall bear the responsibility if the Project Owner's personnel are injured due to the Contractor.

9.1.3    The Project Owner shall be responsible for the compensation for the personal injury and property damage of the third party in the following circumstances:

(1)   Third party's property Loss caused by land occupation by all or any part of construction;

(2)   Personal injuries and property loss to third parties at the construction site and adjacent areas due to the Project Owner.

9.2    Contractor's responsibility for construction safety

9.2.1    The Contractor shall perform the safety duties as stipulated in the Contract, implement the Supervisor's instructions on safety work, prepare the construction safety measures plan within the time limit specified in the Special Terms and Conditions of the Contract in accordance with the safety work stipulated in the Contract, and submit it to the Supervisor for approval. The Supervisor shall reply whether to approve or not within the time limit agreed in the Special Terms and Conditions of the Contract.

9.2.2    The Contractor shall strengthen the management of construction safety, especially the management of inflammable and explosive materials, pyrotechnic equipment, toxic and corrosive materials, volatile organic compounds and other dangerous goods, and the management of blasting operations and underground engineering construction and other dangerous operations.

9.2.3    The Contractor shall formulate construction safety operation procedures in strict accordance with national safety standards, equipped with necessary facilities for safety production and labour protection, strengthen safety education for the Contractor's personnel, and issue safety work manuals and labour protection tools.

9.2.4    The Contractor shall, in accordance with the Supervisor's instructions, formulate an emergency response to disasters and submit it to the Supervisor for approval. The Contractor shall also carry out a safety inspection in accordance with the emergency response plan, allocate necessary relief materials and equipment, and effectively protect the personal and property safety of relevant personnel.

9.2.5    The expenses of the safe working environment and safe construction measures agreed in the Contract shall comply with the relevant provisions and be included in the Actual Price of the relevant work. The increased expenses due to the adoption of the safe working environment and safe construction measures not stipulated in the Contract shall be negotiated or determined by the Supervisor in accordance with Article 3.5.

9.2.6    The Contractor shall be responsible for the industrial accidents of all personnel employed to perform the Contract, including the Subcontractor's personnel, while the Project Owner shall bear the responsibility if the Contractor's personnel are injured due to the Project Owner.

9.2.7    Personal injuries and property loss to third parties at the construction site and adjacent areas due to the Contractor shall be borne by the Contractor.

9.3    Public security

9.3.1    The Project Owner shall, through consultation with the local public security department, establish public security administration organization or joint defence organization on the site, and shall be responsible for the unified management of public security matters of the construction site, and perform the public security duties of the contract project.

9.3.2    In addition to the assistance with assisting the in-site public security administration organization or joint defence organization for the maintenance of the public security of the Construction Site, the Project Owner and the Contractor shall also well preserve public security in the security of the Activity in their respective jurisdictions, including the living area.

9.3.3    The public security management plan for construction site shall be prepared before the commencement of construction, and the emergency response plan for security emergencies shall be formulated. The Project Owner and the

Contractor should immediately report to the local government violent incidents such as riots, explosions, and sudden mass security incidents such as group fights and weapon fights in the progress of the construction. The Project Owner and the Contractor shall actively assist the relevant local authorities in taking measures to calm down the situation, preventing the situation from expanding, reducing property loss and avoiding personal injuries. The person responsible for formulating the public security management plan and emergency response plan for public security incidents of the construction site is stipulated in the Special Terms and Conditions of the Contract.

9.4    Environmental protection

9.4.1    In the construction process, the Contractor shall comply with laws related to environmental protection, perform the environmental protection obligations stipulated in the Contract, and shall take responsibility for the environmental damage, personal injury and property damage caused by the violations of laws and obligations as agreed in the Contract.

9.4.2    The Contractor shall also develop the accountability system for the treatment of construction dust, clearing and absorption of construction garbage, earth and gravel, prohibited use of high-emission non-road mobile machinery and industrial treatment of volatile organic compounds (for example, for construction facade coating, steel structure, etc. replacement of oil paint with water paint is encouraged) compliance with laws and regulations, develop specific implementation plan according to the project characteristics, and strictly carry out such plan. In case of dust control, the Contractor shall publicize the construction dust control measures, responsible persons and competent authorities on the construction site, and timely report the implementation of such measures to local authorities.

9.4.3    The Contractor shall prepare the environmental protection measures plan (including the implementation scheme specified in Section 9.4.2) within the time limit specified in the Special Terms and Conditions of the Contract in accordance with the environmental protection work stipulated in the Contract, and submit it to the Supervisor for approval. The Supervisor shall reply whether to approve or not within the time limit agreed in the Special Terms and Conditions of the Contract.

9.4.4    The Contractor shall stack and dispose construction wastes in an orderly manner in accordance with the approved construction environmental protection measures plan to avoid damage to the environment. The Contractor shall be responsible for the consequences due to the Contractor's arbitrary stacking or disposal of construction wastes, such as obstructing public transportation, affecting the lives of urban residents, reducing the flood discharge capacity of rivers, endangering residents' safety, destroying and polluting the environment, or affecting other Contractors' construction.

9.4.5    The Contractor shall take effective measures in accordance with the Contract, timely support the side slope excavated during the construction, maintain drainage facilities, and protect water and soil resources to avoid geological hazards caused by the construction.

9.4.6    The Contractor shall regularly monitor the drinking water source in accordance with the national management standards for drinking water to prevent the construction activities from contaminating the drinking water source.

9.4.7    The Contractor shall, in accordance with the Contract, strengthen the control over noise, dust, exhaust gas, wastewater and waste oil, strive to reduce the noise, control the concentration of dust and waste gas, carry out the treatment and discharge of wastewater and waste oil.

9.5    Accident disposal

In the event of an accident during the progress of the construction, the Contractor shall immediately send relevant Notice to the Supervisor, and the Project Owner should be notified by the Supervisor. The Project Owner and the Contractor shall immediately organize personnel and equipment for emergency rescue and urgent repair to reduce casualties and property damage, to prevent the accident from expanding, and to protect the accident scene. The site items required to be moved should be marked and recorded to properly preserve relevant evidence. The Project Owner and the Contractor shall promptly and truthfully report to the relevant authorities the accident, the emergency measures being taken, and any other relevant matters in accordance with the applicable national rules.

10.     Schedule Plan

10.1  Contract schedule

10.1.1  The Contractor shall, within 7 days after receipt of the Commencement Notice issued by the Supervisor under Article 11.1.1, prepare detailed Construction Schedule and construction scheme description and submit them to the Supervisor. The Construction Schedule shall set out the time when the Project Owner is required to organize the Designer to conduct phased engineering design disclosure. The Supervisor shall give approval or propose modification opinion within 14 days upon receipt of the relevant schedule and construction scheme description submitted by the Contractor, failing which, such schedule will be deemed approved. The construction schedule approved by the Supervisor is referred to as the contract schedule and is the basis for controlling the progress of the contract. Refer to Special Terms and Conditions of the Contract for the contents of the Construction Schedule and construction scheme description prepared by the Contractor.

10.1.2  The Contractor shall also prepare phased or itemized schedules in a more detailed manner as agreed under Article 10.1.1 and report them to the Supervisor for approval in accordance with the contract schedule. Refer to Special Terms and Conditions of the Contract for the contents of the required time limit of phased or itemized Construction Schedule and construction scheme description prepared by the Contractor.

10.1.3  If Unit Works in group projects is constructed in phases, the Contractor shall prepare the schedule and construction scheme description in respect of these Unit Works in accordance with the required time limit for the Project Owner's provision of drawings and relevant materials. Refer to Special Terms and Conditions of the Contract for the requirements of preparing schedule and construction scheme description in group projects.

10.2  Revision of contract schedule

10.2.1  In the case of inconsistency between actual project progress with the Contract progress under Article 10.1 for whatever reasons, the Contractor may, within the time limit agreed in the Special Terms and Conditions of the Contract, submit the application report for revision of the Contract schedule attached with relevant measures and materials to the Supervisor for examination and approval;

10.2.2  The Supervisor may also directly give instruction on revising the Contract schedule to the Contractor who shall revise the Contract schedule as instructed and report it to the Supervisor for examination and approval. The Supervisor shall reply whether to approve or not within the time limit agreed in the Special Terms and Conditions of the Contract. The Supervisor shall obtain the Project Owner's consent before approval.

11.     Commencement and Completion

11.1  Commencement

11.1.1  The Supervisor shall issue the commencement notice to the Contractor 7 days prior to the commencement date. The Supervisor shall obtain the consent of the Project Owner before issuing the Commencement Notice. The term shall be calculated from the Commencement Date set out in the Commencement Notice sent by the Supervisor. The Contractor shall commence construction as soon as possible after the commencement date.

11.1.2  The Contractor shall submit the review request on Project commencement to the Supervisor as per the Contract schedule agreed in Article 10.1. once approved by the Supervisor, the request can be implemented. The review request on Project commencement should detail the implementation of construction roads, temporary facilities, materials and equipment, and construction personnel and other construction measures required for the normal construction based on Contract schedule, together with the scheduling.

11.2  Completion

The Contractor shall complete the Contract project within the time limit agreed in Article 1.1.4.3. Actual Completion Date shall be set out in the acceptance certificate.

11.3  Delay of the Project Owner's construction term

During the performance of the Contract, the Contractor shall be entitled to require the Project Owner to extend the term and/or increase the cost and pay reasonable profit if the critical lines of the Contractor are delayed by the following reasons due to the Project Owner. If the Contract schedule shall be revised, the provisions of Article 10.2 shall apply.

(1)     Increase in the contents of the contract work;

(2)     Change in the quality requirements or other characteristics of any work in the contract;

(3)     The Project Owner's delay in providing materials, engineering facilities or change of delivery place;

(4)     Suspension of construction due to the reasons of the Project Owner;

(5)     Delay in providing the drawings;

(6)     Failure to promptly pay the advance payment and progress payment as agreed in the Contract;

(7)     Failure to commence at the Commencement Date stipulated in the Commencement Notice issued by the Supervisor due to the reasons of the Project Owner;

(8)     Refer to Special Terms and Conditions of the Contract for other reasons for which the Project Owner causes a delay in the term.

11.4  Exceptional adverse weather conditions

If the term is delayed due to extreme climate, the Contractor has the right to require the Project Owner to extend the term. Refer to Special Terms and Conditions of the Contract for the scope and standard of the extreme climate.

11.5  Delay of the Contractor's construction term

11.5.1  If the Contractor fails to complete the work or the Supervisor believes that the Contractor's construction progress cannot meet the term required by the Contract due to the reason of the Contractor, the Contractor shall take measures to accelerate the progress and bear the costs increased therefor.

11.5.2  If the project cannot be completed as scheduled due to the reason of the Contractor,

the Supervisor shall, within 7 days after the completion date as agreed in the Contract (including any extension of the term pursuant to the Contract), notify the Contractor in writing as agreed under Article 23.4.1, stating that the Project Owner has the right to obtain the liquidated damages for overdue completion. For the standard and method of calculating the liquidated damages for overdue completion, refer to the Special Terms and Conditions of the Contract. However, the final amount of the liquidated damages for overdue completion shall not exceed the ceiling of the liquidated damages for overdue completion as agreed in the Contract. Refer to Special Terms and Conditions of the Contract for the ceiling of the liquidated damages for overdue completion.

If the Supervisor fails to issue the written notice as stipulated in this Article within the prescribed time limit, the Project Owner will lose the right to claim liquidated damages for delayed completion.

11.5.3  The Contractor's payment of liquidated damages for overdue completion should not relieve the Contractor's obligation to complete construction and the repair work of defects.

11.6  Early completion of construction term

In case that the Project Owner requires the Contractor to complete the construction earlier than scheduled, or the Contractor's proposal about early completion can bring benefits to the Project Owner, the Supervisor and the Contractor shall jointly negotiate about measures to speed up the progress and revise the contractual schedule. The Project Owner shall bear additional expenses incurred by the Contractor therefrom and pay corresponding prize money to the Contractor. Refer to Special Terms and Conditions of the Contract for the incentive method for Early Completion.

12. Construction Suspension

12.1  Contractor's Liability for suspension of construction

The Contractor shall be liable for the increase in expenses and/or delay in the term due to construction suspension under the following circumstances:

(1)     Construction suspension caused by a breach of the Contractor;

(2)     Construction suspension necessary for reasonable project construction and security due to the reason of the Contractor;

(3)     The Contractor suspends construction without authorization;

(4)     Refer to Special Terms and Conditions of the Contract for other circumstances under which the Contractor shall be liable for construction suspension.

12.2  Project Owner's liability for suspension of construction

If the term is delayed due to construction suspension for a reason attributed to the Project Owner, the Contractor shall be entitled to require the Project Owner to extend the term and/or increase the cost and pay a reasonable profit.

12.3  Supervisor's instruction on construction suspension

12.3.1  The Supervisor may give the Contractor an instruction on Construction Suspension, which it considers to be necessary, and the Contractor shall implement it accordingly as instructed by the Supervisor. Irrespective of the reason why the construction is suspended, the Contractor shall be responsible for properly protecting the project and provide safeguard during construction suspension.

12.3.2  In emergency cases where the construction is suspended due to the reason of the Project Owner, and the Supervisor fails to issue a suspension instruction in time, the Contractor may suspend construction, and timely provide written request of construction suspension to the Supervisor. The Supervisor shall reply within 24 hours after receipt of the written request. If the Supervisor fails to do so, he shall be deemed to agree to the Contractor's request for construction suspension.

12.4  Resumption of construction after suspension of construction

12.4.1  After the construction is suspended, the Supervisor shall negotiate with the Project Owner and the Contractor to take effective measures to actively eliminate the impact of the construction suspension. When the condition of work resumption is met, the Supervisor shall immediately send the Contractor notice of resumption. After receipt of the Notice of resumption, the Contractor shall make resumption within the specified time limit as requested by Supervisor.

12.4.2  If the Contractor delays and refuses to resume work without any cause, the Contractor shall be liable for increased costs and delay in term; if the Contractor is unable to resume work for reasons attributable to the Project Owner, the Contractor shall be entitled to require the Project Owner to extend the term and/or increase the cost and pay a reasonable profit.

12.4.3  In accordance with Article 12.4.1, after the Supervisor sends the notice of resumption, the Supervisor shall, together with the Contractor, check project, material and Engineering Equipment that are affected by construction suspension. The Contractor shall be responsible for repairing any damage, defect or loss in respect of project, material and Engineering Equipment occurred during construction suspension, and the repair costs shall be borne by the responsible person who assumes the responsibility for construction suspension.

12.4.4  In the case of construction suspension for more than 56 consecutive days, materials and Engineering Equipment provided by the Contractor as agreed in the Contract have been purchased by the Contractor before construction suspension but have not been transported to the construction site due to construction suspension, the Project Owner shall pay the corresponding purchasing amount pursuant to the purchase contract of the Contractor.

12.5  Suspension of construction for more than 56 days

12.5.1  If the Supervisor fails to send the notice of resumption to the Contractor within 56 days after giving instruction on construction suspension, except that such construction suspension belongs to the circumstance set forth in Article 12.1, the Contractor may submit the Supervisor a written notice for the permission on the work resumption for the suspended project or part thereof within 28 days after the receipt of the notice. If the Supervisor refuses to approve within the time limit, the Contractor may notify the Supervisor that affected part of the project will be deemed as the revocable work stated in item 1 in Article 15.1. If the entire project is affected by construction suspension, it shall be deemed a breach by the Project Owner, in which case, the provisions of Article 22.2 shall apply.

12.5.2  In the case of construction suspension for a reason attributable to the Contractor, if the Contractor fails to carefully take effective resumption measures within 56 days after receipt of the instruction on construction suspension issued by Supervisor, causing a delay in the term, it shall be deemed a breach by the Contractor, in which the provisions of Article 22.1 shall apply.

13.   Project Quality

13.1  Requirements for project quality

13.1.1  The acceptance inspection for project quality shall be implemented according to the acceptance criteria set out in the Contract.

13.1.2  In the event that the project quality does not meet the acceptance criteria agreed in the Contract for reasons attributable to the Contractor, the Supervisor is entitled to require the Contractor to rework until the requirements under the Contract are met, with the increased expenses and/or delayed term borne by the Contractor.

13.1.3  In the event that the project quality fails to meet the agreed acceptance criteria in the Contract, as is attributed to the Project Owner, the Project Owner shall bear the increased expenses and/or delayed term caused by the Contractor's rework, and pay the Contractor a reasonable profit.

13.2  Contractor's quality control

13.2.1       The Contractor shall set special quality inspection body at the construction site, equipped with full-time quality inspection personnel, and establish a sound quality inspection system. The Contractor shall, within the time limit specified in the Special Terms and Conditions of the Contract, submit the document relating to project quality assurance measures, including organization of quality inspection body and job responsibilities, the composition of quality inspection personnel, quality inspection procedures and implementing rules, to the Supervisor for examination and approval. The Supervisor shall complete the examination and approval within the time limit agreed in the Special Terms and Conditions of the Contract.

13.2.2 The Contractor shall strengthen quality education and technical training for construction personnel, periodically assess their labour skills, and strictly implement the specifications and operating procedures.

13.3  Contractor's quality inspection

The Contractor shall, as agreed under the Special Terms and Conditions of the Contract, carry out full-process quality inspection and test on materials, Engineering Equipment, all parts of works and their construction craft, make detailed records, prepare Project quality statements, and submit them to the Supervisor for review. The Supervisor shall complete the review within the time limit agreed in the Special Terms and Conditions of the Contract.

13.4  Supervisor's quality inspection

The Supervisor shall have the right to inspect and test all parts of the works and their construction processes, materials and engineering equipment. The Contractor shall provide convenience for the Supervisor's test and inspection, including the Supervisor to inspect and review the original construction records at the construction site, manufacturing or processing place, or other places agreed by the Contract. The Contractor shall also, as instructed by the Supervisor, perform sampling and test on construction site, project review measurements and equipment performance testing, provide test samples, submit the test reports, measurement results, and other work required by the Supervisor. The inspection and test carried out by the Supervisor shall not relieve the Contractor's due obligations as agreed upon by the Contract. Refer to Special Terms and Conditions of the Contract for other places where the Supervisor may inspect and review the original construction records.

13.5  Inspection of concealed works before coverage

13.5.1  Notice of inspection to the Supervisor

After the Contractor confirms that conditions for coverage of concealed works are met after the Contractor's self-inspection, the Contractor shall notify the Supervisor to conduct an inspection within the time limit specified in the Contract. The Contractor's Notice shall be attached with self-inspection record and necessary inspection materials. The Supervisor shall conduct the inspection at the site on time. The Contractor can perform covering work only after the Supervisor's inspection and confirmation on the satisfaction of the quality requirement for the concealment and its signature on the inspection record. If the result of the Supervisor's inspection is confirmed unqualified, the Contractor shall complete the repair and rework within the time instructed by the Supervisor and give it for the re-inspection by the Supervisor. Refer to Special Terms and Conditions of the Contract for the time limit for the Supervisor's inspection of concealed works.

13.5.2  Failure of the Supervisor to conduct a site inspection

In the event that the Supervisor fails to perform the inspection as agreed under Article 13.5.1, unless otherwise instructed by the Supervisor, the Contractor may complete the covering work on its own and submit the corresponding records to the Supervisor for its signature as approval. In the event that the Supervisor has any doubts about the inspection records after the inspection, he may conduct re-inspection in accordance with the provisions in Article 13.5.3.

13.5.3  Re-inspection by the Supervisor

In the event that the Supervisor has any doubt on the quality of covering work done by the Contractor under Articles 13.5.1 or 13.5.2, it may require the Contractor to drill holes or uncover for re-inspection. The Contractor shall follow the instructions and recover to the original state after inspection. In the event that the work is inspected to meet the quality requirements specified in the Contract, the Project Owner should bear the increased cost and/or the delayed term, and pay the Contractor reasonable profit; if the work is inspected to be not qualified, the increased Expenses and/or the delayed term shall be borne by the Contractor.

13.5.4  The performance of the covering work by the Contractor at its discretion

If the Contractor fails to give the Supervisor the Notice to perform the inspection on site and cover the concealed part at its discretion, the Supervisor is entitled to instruct the Contractor to drill holes or unfold for inspection, with the increased Expense and/or delayed term borne by the Contractor.

13.6  Removal of unqualified works

13.6.1  In the event that the Contractor uses unqualified materials and Engineering Equipment, or adopts improper construction process, or improperly conducts construction, causing construction unqualified, the Supervisor may give instruction at any time to require the Contractor to immediately take measures to remedy such situation until the quality standard required by the Contract is satisfied, with the increased Expenses and/or delayed term borne by the Contractor.

13.6.2  In case that the materials or Engineering Equipment provided by the Project Owner are unqualified causing the project unqualified, and as a result of which the Contractor shall take measures to make a remedy, the Project Owner shall be liable for the increased Expenses and/or delayed term and also pay the Contractor reasonable profit.

13.7  Quality dispute

In case that the Project Owner and the Contractor are in dispute over the project quality, in addition to the settlement of the dispute according to the Article 24, the Supervisor may request the qualified engineering quality testing institution entrusted by the Parties to carry out the appraisal. The required expenses and losses caused thereby shall be borne by the responsible party; in case that such amount is caused by the Parties, then the Parties shall be liable separately according to their responsibilities. If, after the testing, the works have quality defects, then the accepted or unaccepted works that have been completed but actually put into use shall be settled in accordance with the terms of the project warranty; the completed works that have not been accepted and have not actually been put into use, as well as the works under the suspension of construction, may be settled in accordance with the settlement scheme determined based on the testing results or according to the disposal decision of the engineering quality supervision organization.

14.     Test and Inspection

14.1  Test and inspection of materials, engineering equipment and projects

14.1.1  The Contractor shall carry out tests and inspections on materials, Engineering Equipment and work in accordance with the Contract agreement, and shall provide necessary test data and original records for the Supervisor to inspect the above materials, Engineering Equipment and works quality. In accordance with the Contract agreement, the Contractor shall provide the necessary test data and original records for the tests and inspections jointly performed by the Supervisor and the Project Owner.

14.1.2  In the event that the Supervisor fails to assign personnel to perform the test and inspection as agreed in the Contract unless otherwise instructed by the Supervisor, the Contractor may complete the test and inspection on its own and submit the corresponding results to the Supervisor for its signature as approval.

14.1.3  If the Supervisor doubts the results of test and inspection conducted by the Contractor or requires the Contractor to retest and re-inspect for the ascertainment of reliability of the results, the Supervisor and the Contractor may conduct the test jointly as agreed in the Contract. If the results of retesting and reinspection indicates that the material, engineering equipment or project quality fail to meet the requirements under the Contract, the incurred expenses and / or delayed term should be borne by the Contractor; if the result satisfies the requirement of the Contract, the Project Owner shall be liable for the increased Expenses and / or delayed term, and also pay the Contractor reasonable profit.

14.2  Field material test

14.2.1  As for the on-site material test conducted by the Contractor according to the Contract agreement or the Supervisor's instructions, the Contractor shall be provided with the test site, test personnel, test equipment and other necessary test conditions.

14.2.2  If necessary, the Supervisor may use the site, test equipment and other test conditions provided by the Contractor to perform material review tests for the Purpose of Project quality inspection, and the Contractor shall provide assistance.

14.3  Site process test

The Contractor shall conduct the Site Process Test as required by the Contract agreement or the Supervisor's instruction. As for large Site Process Tests, when the Supervisor considers it necessary, the Contractor shall prepare procedure plan for the Site Process Test according to the process test requirements proposed by the Supervisor, and submit it to the Supervisor for approval.

15. Changes

15.1  The scope and content of changes

15.1.1  If one of the following situations occurs in the performance of the contract, the change shall be made in accordance with the provisions of this Article.

(1)     Cancellation of any work in the Contract, but the cancelled work cannot be conducted by the Project Owner or others;

(2)     Change in the quality requirements or other characteristics of any work in the Contract;

(3)     Change in the datum line, elevation, position or size of works in the Contract;

(4)     Change in the time of construction or the approved construction process or sequence of any work in the Contract;

(5)      Additional work required to complete the project;

(6)     Other changes are set out in the Special Terms and Conditions of the Contract.

15.1.2  If the Project Owner violates paragraph 15.1 (1), the cancelled work in the Contract shall be transferred to the Project Owner or others. The Contractor may issue a notice to the Supervisor, requiring the Project Owner to take effective measures to correct the breach. If the Project Owner fails to correct the breach within 28 days after the Supervisor receives the notice from the Contractor, it shall compensate the Contractor for losses (including reasonable profits) and bear other liabilities arising therefrom. The Contractor shall, in accordance with Section 23.1(1), submit to the Supervisor notice of intention of claim within 28 days after the expiration of the aforesaid 28-day period, and promptly submit to the Supervisor the formal notice of claim in accordance with Section 23.1(2), stating the compensation for damage to which it is entitled, together with necessary records and supporting materials. The compensation for damage paid by the Project Owner to the Contractor shall include the Contractor's management fees, profits and corresponding taxes and stipulated fees included in the contract value of the cancelled work.

15.2  Right of change

During the performance of the Contract, with the consent of the Project Owner, the Supervisor can issue the instruction for changes to the Contractor in accordance with the change procedures stipulated in Article 15.3 and the Contractor shall comply with the instruction. The Contractor shall not change without the Supervisor's instruction for changes.

15.3  Change procedures

15.3.1  Proposal of changes

(1)     In case of any circumstance stipulated in Section 15.1.1 during the performance of the Contract, the Supervisor shall issue the intent letter for change to the Contractor. The intent letter for change shall state the specific content of the change and the Project Owner's time requirement for the change, and necessary drawings and relevant materials shall be attached. The intent letter for change shall require the Contractor to submit an implementation scheme with plans, measures and completion date for the proposed implementation of the change. If the Project Owner agrees to the change the implementation scheme submitted by the Contractor according to the intent letter for change, the Supervisor shall issue the instruction for changes in accordance with Section 15.3.3.

(2)     In case of any circumstance stipulated in Section 15.1.1 during the performance of the Contract, the Supervisor shall issue the change instruction to the Contractor in accordance with Section 15.3.3.

(3)     After the Contractor receives the drawings and documents issued by the Supervisor in accordance with the Contract, if it finds that there is any circumstance stipulated in Section 15.1.1 after inspection, the Contractor may make a written proposal for a change to the Supervisor. The proposal for change shall state the basis for the change requested and necessary drawings and explanations shall be attached. The Supervisor shall, after receiving the written proposal from the Contractor, jointly study with the Project Owner and give the change instruction within 14 days after receiving the written proposal from the Contractor after confirming the existence of the changes. If the change is not agreed after the study, the Supervisor shall reply to the Contractor in writing.

(4)     If the Contractor finds it difficult to implement the change upon receipt the intent letter for change from the Supervisor, it shall immediately notify the Supervisor, explain the reason and attach the detailed basis. The Supervisor, Contractor and Project Owner shall decide to cancel, to change or not to change the original intent letter for change after negotiation.

15.3.2  Valuation of changes

(1)     Unless otherwise stipulated in the Special Terms and Conditions of the Contract, the Contractor shall submit the changed quotation to the Supervisor within 14 days upon receipt of the instruction for changes or intent letter for change. The quotation shall set out in detail the price composition and basis of the changes in accordance with the valuation principles stipulated in Article 15.4, together with the description of the necessary construction methods and relevant drawings. Refer to Special Terms and Conditions of the Contract for the time limit for the Contractor to submit the changed quotation.

(2)     If the change affects the term, the Contractor shall provide the specific details of the term adjustment. The Supervisor may ask the Contractor to submit the construction schedule and the corresponding construction measures to advance or extend the term if they deem it necessary.

(3)     Unless otherwise stipulated in the Special Terms and Conditions of the Contract, the Supervisor shall, within 14 days upon receipt of the changed quotation from the Contractor, negotiate or determine the price change in accordance with Article 3.5 and the valuation principles stipulated in Article 15.4. Refer to Special Terms and Conditions of the Contract for the time limit for the Supervisor's negotiation or determination of the price change.

(4)     If the Contractor fails to submit a change quotation within the prescribed period after receiving the instruction for changes, the Supervisor may decide whether to adjust the contract price and the specific amount adjusted accordingly when the Supervisor decides to adjust the contract price.

15.3.3  Instruction for changes

(1)     The instruction for changes can only be issued by the Supervisor.

(2)     The instruction for changes shall state the purpose, scope, content, quantities, schedule and technical requirements of the change, and relevant drawings and materials shall be attached. The Contractor shall implement the instruction for changes only after receiving the instruction from the Project Owner.

15.4  Valuation principles for changes

Price adjustments caused by the omission of items in the Bill of Quantities (only applicable when the Unit Price Contract is adopted as specified in Contract Agreement) or changes shall be handled in accordance with the provisions of this Article.

15.4.1  If there is any item applies to the change in the Priced Bill of Quantities, the unit price of such item can be adopted.

15.4.2  If there is no item applied to the change in the Priced Bill of Quantities, the unit price of any similar item can be referred to within a reasonable scope if there is any. The unit price of the change shall be negotiated or determined by the Supervisor according to Article 3.5.

15.4.3  If there is no item applicable to the change or similar item in the Priced Bill of Quantities, the Supervisor may, on the principle of cost plus profit, negotiate or determine the unit price of the change according to Article 3.5.

15.4.4  In case of any change in measures caused by the omission of items in the Bill of Quantities (only applicable when the Unit Price Contract is adopted as specified in Contract Agreement) or changes, the measures, the method of offer for the original construction costs shall be adopted for the items included in the original construction costs; For items not included in the original construction costs, the

Contractor shall propose an appropriate change in the construction costs according to the change in items, and the Supervisor shall negotiate or determine the construction costs of items to be changed in accordance with Article 3.5.

15.4.5 When Unit Price Contract is adopted as specified in Contract Agreement, the unit price may be adjusted if there is an increase or decrease in the quantities provided in the Priced Bill of Quantities due to reasons other than the Contractor, and if the quantities exceed the scope agreed in the Contract and cause a change in the total costs of the sub-divisional work to a certain extent. Otherwise, the unit price shall not be adjusted due to any increase or decrease in the quantities provided in the Priced Bill of Quantities. The adjustment principles are set out in the Special Terms and Conditions of the Contract.

15.4.6  Refer to Special Terms and Conditions of the Contract for other treatments for price adjustments due to changes.

15.5  Reasonable proposals for a contractor

15.5.1  During the performance of the Contract, the drawings, technical requirements and other reasonable proposals provided by the Contractor to the Project Owner shall be submitted to the Supervisor in writing. The reasonable proposals shall include a detailed description of the suggested work, schedule, benefits, coordination of other work and necessary design documents. The Supervisor shall negotiate with the Project Owner whether to adopt the suggestions. If any proposal is adopted and constitutes a change, the instruction for change shall be issued to the Contractor in accordance with Article 15.3.3.

15.5.2  If the reasonable proposal provided by the Contractor lowers the actual price, shortens the term or improves the project economic benefits, the Project Owner can reward the Contractor in accordance with the relevant national regulations. Refer to Special Terms and Conditions of the Contract for the reward method for reasonable proposals for Contractor.

15.6  Provisional Sum

The Provisional Sum can only be used according to the Supervisor's instructions and the actual price shall be adjusted accordingly.

15.7  Day-wage work

15.7.1  If the Project Owner deems it necessary, the Supervisor shall notify the Contractor to carry out the odd jobs of the change in the way of day-wage work. The price shall be calculated according to the items priced with day-wage work and their unit prices provided in the Priced Bill of Quantities.

15.7.2  Any change priced with day-wage work shall be paid from the Provisional Sum. During the performance of such change, the Contractor shall submit the following statements and relevant vouchers to the Supervisor for review every day:

(1)     Work Name, Content and Quantity;

(2)     Name, job, level, and consumed man-hours of all personnel engaged in the work;

(3)     Material type and quantity invested in the work;

(4)     The model, quantity, and consumed machine-hour of the engineering equipment invested in the work;

(5)     Other materials and proofs required by the Supervisor.

15.7.3  The day-wage work collected by the Contractor shall be listed in the application form of progress payment in accordance with Section 17.3.2. After the Supervisor's review and the Project Owner's approval, the day-wage work can be included in the progress payment.

15.8  Provisional valuation

15.8.1  If the materials, engineering equipment and professional engineering with provisional valuations provided by the Project Owner in the Bill of Quantities are included in the scope of legally necessary tendering or meet the required scale standards, the Project Owner and the Contractor shall choose the Special Supplier or Professional Subcontractor by bidding. The rights and obligations of the Project Owner and the Contractor are as follows:

(1)     The Contractor shall, as the tenderer, organize the bidding according to law and accept the supervision of the competent administrative supervision department for bidding and tendering of construction projects.

(2)     Expenses related to the organizing the bidding work shall be considered to have been included in the Contractor's contract price (total bidding quotation).

(3)     The difference between the accepted bidding price and the provisional valuation provided in the Bill of Quantities and corresponding taxes shall be included in the actual price.

(4)     Prior to the start of an invitation for bids, the Contractor shall prepare a bidding work plan within the time limit as stipulated in the Special Terms and Conditions of the Contract and submit it to the Project Owner for approval through the Supervisor. The bidding work plan shall include the bidding work schedule, the bidding method to be adopted, the qualification review method to be used, the content of the preparation of the main bidding process documents, the qualification requirements for bidders, the selection standards and methods, the composition of bidding evaluation committee, whether to prepare the controlled bidding price and / or pre-tender estimate and controlled bidding price and / or pre-tender estimate preparation principles. The Project Owner shall grant approval or propose amendment suggestions within the time limit as stipulated in the Special Terms and Conditions of the Contract after the Supervisor receives the bidding work plan submitted by the Contractor. The contractor shall carry out the bidding work strictly in accordance with the bidding work plan approved by the Project Owner.

(5)     The Contractor shall stipulate the time limit as required by the Special Terms and Conditions of the Contract before issuing the notice of invitation for bids (or the prequalification notice or the invitation for bids), the prequalification documents and the tender documents, and submit the relevant documents to the Project Owner for approval through the Supervisor, and the Project Owner shall approve or propose amendments within the time limit as stipulated in the Special Terms and Conditions of the Contract after the Supervisor receives the relevant documents submitted by the Contractor. As for relevant documents approved by the Project Owner, the Contractor shall be responsible for sorting out and preparing the number of copies required to carry out the actual bidding work and submit to the Project Owner for review through the Supervisor with the Project Owner's official seal, and the Project Owner's official seal on the relevant documents only indicates that the relevant documents have been reviewed and approved by the Project Owner. The final documents shall be separately submitted to the Project Owner and the Supervisor for reference.

(6)     If either the Project Owner or the Contractor appoints bidding evaluation representatives, the bidding evaluation committee shall be composed of an odd number of more than seven people. Except that the Project Owner or Contractor voluntarily waives the right to appoint bidding evaluation representatives, bidding evaluation representatives of the tenderer shall be appointed by the Project Owner and the Contractor in equal amounts.

(7)     If there is a pre-tender estimate, the Contractor shall submit the pre-tender estimate to the Project Owner for review and approval 48 hours before the bid opening. The Project Owner shall, within 24 hours upon receipt of the pre-tender estimate submitted by the Contractor, approve or propose amendments. The Contractor and the Project Owner shall jointly formulate confidentiality measures for the pre-tender estimate and shall not disclose the pre-tender estimate in advance. The final review and decision of the pre-tender estimate shall be made by the Project Owner.

(8)     If there is a controlled bidding price, the Contractor shall submit the controlled bidding price to the Project Owner for review and approval 7 days before the issuance of the tender document. The Project Owner shall, within 72 hours upon receipt of the controlled bidding price submitted by the Contractor, approve or propose amendments. The final review and decision of the controlled bidding price shall be made by the Project Owner. The Contractor shall not issue a tender document without the approval of the Project Owner.

(9)     After receiving the bidding evaluation report submitted by the bidding evaluation committee of the relevant tender project, the Contractor shall forward it to the Project Owner for verification within 24 hours. The Project Owner shall complete the review within 48 hours after the Supervisor receives the bidding evaluation report submitted by the Contractor. After the bidding evaluation report has been reviewed and approved by the Project Owner, the Contractor can start the follow-up procedure, determine the bid winner according to law and issue a Bid-winning Notice.

(10)     Before concluding a contract with the Professional Subcontractor or the Special Supplier, the Contractor shall stipulate the time limit in accordance with the Special Terms and Conditions of the Contract, and submit the contract document prepared for formal signing to the Project Owner for review by the Supervisor. The Project Owner shall, upon receipt of the relevant documents by the Supervisor, approve or propose amendments within the time limit specified in the Special Terms and Conditions of the Contract. The Contractor shall sign relevant contracts in accordance with the contract documents approved by the Project Owner. After the conclusion of the contract, the Contractor shall, within the time limit specified in the Special Terms and Conditions of the Contract, submit two copies to the Supervisor. One of the two copies shall be reported by the Supervisor to the Project Owner for retention.

(11)     The Project Owner shall review and approve the documents submitted by the Contractor or propose amendments in a reasonable way, complying with the provisions of the current relevant laws and regulations.

(12)     If the Contractor violates the procedures stipulated in the above paragraph or fails to perform the approval procedures described in this Article, the Project Owner shall have the right to refuse to accept and approve the project funds of relevant professional projects or the projects involving materials and engineering equipment related to the special supply, and the increase of cost and (or) delay on construction term shall be born by the Contractor. If the Project Owner fails to go through the review and approval procedures in accordance with this Section, it shall be liable for an increase in expenses and / or delay in the term caused thereby.

15.8.2  If the materials and engineering equipment with provisional valuations provided by the Project Owner in the Bill of Quantities are not included in the scope of legally necessary tendering or failing to meet the required scale standards, the Contractor shall provide in accordance with Article 5.1. The difference between the price of materials and engineering equipment confirmed by the Supervisor and the provisional valuation provided in the Bill of Quantities and corresponding taxes shall be included in the actual price.

15.8.3  If the professional engineering with provisional valuation provided by the Project Owner in the Bill of Quantities is not included in the scope of legally necessary tendering or failing to meet the required scale standards, the valuation shall be made by the Supervisor in accordance with Article 15.4, unless otherwise agreed in the Special Terms and Conditions of the Contract. The difference between the estimated price of the professional engineering and the provisional valuation provided in the Bill of Quantities and corresponding taxes shall be included in the actual price.

16.     Price Adjustment

16.1  Price adjustment caused by price fluctuations

Unless otherwise specified in the Special Terms and Conditions of the Contract, price adjustments caused by price fluctuations shall be handled in accordance with this Section.

16.1.1  Adjust the price margin by price indexes

16.1.1.1    Price adjustment formula

When the actual price is affected by the price fluctuation of labour, materials and equipment, the difference shall be calculated and the actual price shall be adjusted according to the following formula based on the data specified in the table of price indexes and weights of the Schedule to the Bid Letter.

In the formula: △P - price difference to be adjusted;

P0 - The amount of completed quantities to be received by the Contractor as agreed in the payment certificates in Sections 17.3.3, 17.5.2 and 17.6.2. This amount shall not include price adjustment, detention and payment of the quality deposit, and payment and deduction of the advance payment. If the changes and other amounts agreed in Article 15 have been priced at the current price, they shall not be included;

A - fixed weight (the weight of the part that is not adjustable);

B1; B2;B3     Bn - Variable weight of each adjustable factor (the weight of the part that is adjustable) is the proportion of each adjustable factor in the total quotation in the Bid Letter;

Ft1;Ft2;Ft3     Ftn - Current price index for each adjustable factor, referring to the price index of each adjustable factor within 42 days before the last day of the cycle of the payment certificate agreed in Sections 17.3.3, 17.5.2 and 17.6.2;

Fo1; Fo2; Fo3     Fon - The basic price index of each adjustable factor, referring to the price index of each adjustable factor on the base date.

The above adjustable factors, fixed and variable weights and the basic price indexes in the price adjustment formula and their sources shall be stipulated in the Schedule to the Bid Letter, the table of price indexes and weights. The price indexes provided by the department concerned shall be adopted in priority. In the absence of the aforesaid price indexes, the prices provided by the department concerned shall be adopted instead.

16.1.1.2    Provisional adjustment of the price difference

If the current price index cannot be calculated when the difference of price adjustment is calculated, the last price index may be used provisionally and the actual price index shall be adjusted in future payments.

16.1.1.3    Weight adjustment

If the weight in the original contract is unreasonable due to the change according to Article 15.1, the Supervisor shall make an adjustment after negotiation with the Contractor and the Project Owner.

16.1.1.4 Price adjustment after term delay due to the Contractor

If the project is not completed within the agreed term due to the Contractor, for the project to be continued after the completion date agreed in the Contract, among the price indexes of on the agreed completion date and the actual completion date, the lower one shall be adopted as the current price index when the price adjustment formula stipulated in paragraph 16.1.1.1 is adopted.

16.1.2  Adjust the price margin by cost information

During the construction period, when the actual price is affected by the fluctuations of prices of labour, materials, engineering equipment and machinery, the price and quantity shall be verified by the Supervisor if the price adjustment is needed. The contents, scope, price and quantity to be adjusted confirmed by the Supervisor shall be the basis for adjusting the actual price difference of the project.

16.1.2.1    The risk range and scope of price fluctuations that cause price adjustment

During the construction period, if the fluctuations of prices of labour, materials, engineering equipment and machinery are within the risk range agreed in the Contract, the Contractor shall bear or benefit from such fluctuations and shall not adjust the actual price; If fluctuations of prices are beyond the risk range agreed in the Contract, the Project Owner shall bear or benefit from such fluctuations. Refer to Special Terms and Conditions of the Contract for risk range and adjusted risk scope of price adjustments due to price fluctuations.

16.1.2.2    Method of calculating the range of price fluctuations

(1)  The market price of labour, materials, equipment and machinery set in the base period of bidding quotation is the benchmark price. Refer to Special Terms and Conditions of the Contract for the base period for the tender offer.

(2)  If the market price is specified in the Beijing Project Cost Information, the market price in the Beijing Project Cost Information (hereinafter referred to as "cost information price") issued by Beijing municipal construction engineering cost management institutions shall be taken as the basis to determine the benchmark price. If there is an upper or lower limit in the cost information price, the lower limit shall prevail. If the market price is not specified in the Beijing Project Cost Information, the method for determining the benchmark price is set out in the Special Terms and Conditions of the Contract.

(3)  Refer to Special Terms and Conditions of the Contract for the methods for determining the market price during the contract construction period.

(4)  Method of calculating the range of price fluctuations:

1)      When the unit price in the tender offer of the Contractor is lower than the benchmark price,

The range of price fluctuations (amount of increase) = (market price during the construction period - benchmark price) / benchmark price ×100%

The range of price fluctuations (amount of decrease) = (market price during the construction period - unit bidding price) / unit bidding price ×100%

2)      When the unit price in the tender offer of the Contractor is higher than the benchmark price,

The range of price fluctuations (amount of increase) = (market price during the construction period - unit bidding price) / unit bidding price ×100%

The range of price fluctuations (amount of decrease) = (market price during the construction period - benchmark price) / benchmark price ×100%

3)      When the unit price in the tender offer of the Contractor is equal to the benchmark price,

The range of price fluctuations = (market price during the construction period - benchmark price) / benchmark price ×100%

16.1.2.3    Methods of price adjustment caused by price fluctuations

(1)   If fluctuations of prices of labour, materials, engineering equipment and machinery stipulated in paragraph 16.1.2.1 are beyond the risk range, the method for calculating the difference of price adjustment is set out in the Special Terms and Conditions of the Contract.

(2)   If fluctuations of prices of labour stipulated in paragraph 16.1.2.1 are beyond the risk range, the total price difference shall be calculated and the Project Owner shall bear or benefit from such price difference. The price difference shall include the taxes only, and shall not include the stipulated fees.

(3)   If fluctuations of prices of materials, engineering equipment and machinery stipulated in paragraph 16.1.2.1 are beyond the risk range, the price difference of the part in excess shall be calculated and the Project Owner shall bear or benefit from such price difference. The price difference shall include the taxes only, and shall not include the stipulated fees.

16.1.2.4    Refer to Special Terms and Conditions of the Contract for other agreements on price adjustments due to price fluctuations.

16.1.3  Refer to Special Terms and Conditions of the Contract for other methods of price adjustments due to price fluctuations.

16.2  Price adjustment caused by changes in laws

After the Base Date, in case of any increase or decrease of construction costs required by the Contractor during the performance of the Contract other than those provided for in Article 16.1 due to changes in laws, the Supervisor shall negotiate or determine the contract price to be adjusted in accordance with Article 3.5, the laws and regulations of relevant departments of the country, provinces, autonomous regions or municipalities directly under the central government.

17. Measurement and Payment

17.1  Measurement

17.1.1  Unit of measurement

Legal unit of measurement shall be adopted for measurement.

17.1.2  Measurement method

For the Rules for calculation of quantities, the measurement and valuation standard of relevant version agreed in the Bill of Quantities shall apply. Unless otherwise agreed in the Contract, the quantities actually completed by the Contractor shall be measured according to the Rules for calculation of quantities as agreed and the contractually binding drawings.

17.1.3       Measurement period

(1)   The measurement period adopted in this Contract is a month. For the measurement deadline of the current month (excluding the day) and the measurement start date of the next month (including the day), refer to the Special Terms and Conditions of the Contract.

(2)   For whether the quantities completed for specific items with fixed unit price are measured on a monthly basis, refer to the Special Terms and Conditions of the Contract.

(3)   Refer to Special Terms and Conditions of the Contract for the measurement method of specific items with the fixed total price.

17.1.4  The measurement of specific items with fixed unit price

(1)   The quantities for specific items with fixed unit price in the Priced Bill of Quantities are estimated quantities. The settled quantities are quantities that have been actually completed by the Contractor and measured according to the measurement method agreed in the Contract.

(2)   The Contractor shall measure completed quantities and submit the application form of the progress payment, the statement of completed quantities and related measurement data to the Supervisor.

(3)   The Supervisor shall review the quantity statement submitted by the Contractor to determine the actually completed quantities. In case of any objection to the quantities, the Contractor may be required to jointly review and retest by sampling in accordance with Article 8.2. The Contractor shall assist the Supervisor to review and provide supplementary measurement data as required by the Supervisor. If the Contractor fails to participate in the review as required by the Supervisor, the quantities reviewed or modified by the Supervisor shall be deemed as the actually completed quantities.

(4)   The Supervisor may notify the Contractor to make the joint measurement as it deems necessary and the Contractor shall do so as instructed.

(5)   After the Contractor completes the quantities of each specific item in the Bill of Quantities, the Supervisor shall require the Contractor to assign personnel to jointly summarize the previous measurement statements of each specific item and verify the final quantities. The Supervisor may require the Contractor to provide supplementary measurement data to determine the accurate quantities of the last progress payment. If the Contractor fails to assign personnel to participate in the summary as required by the Supervisor, the quantities finally verified by the Supervisor shall be deemed as the accurately completed quantities of the specific item.

(6) The Supervisor shall complete the review within 7 days upon receipt of the statement of completed quantities submitted by the Contractor. If the Supervisor fails to do so, the quantities in the statement of completed quantities submitted by the Contractor shall be deemed as the quantities actually completed by the Contractor, and the project payment shall be calculated accordingly.

17.1.5  The measurement of specific items with a fixed total price (suitable for adopting the payment breakdown report)

The specific items with a fixed total price shall be paid according to the contractually binding payment breakdown statement. The Contractor shall break down the total price of each specific item with fixed total price by month according to the Contract schedule agreed in Article 10 of the Contract and elements of specific items with a total price such as the composition of the total price, nature of fees, intended occurring time and corresponding workload to form the payment breakdown report. The Contractor shall, within 7 days after receipt of the Contract schedule approved by the Supervisor, submit the payment breakdown report and supporting documents that form the payment breakdown report such as itemized measurement and total price breakdown to the Supervisor for approval. The Supervisor shall, within 7 days after receipt of the payment breakdown report submitted by the Contractor, grant approval or give revision comments. The payment breakdown statement shall be the contractually binding payment breakdown statement once approved by the Supervisor. The payment breakdown statement shall be amended according to the amended Contract schedule as agreed in Article 10.2 of the Contract, and the procedure and deadline of such amendment shall be as agreed above. The amended payment breakdown statement shall be the contractually binding payment breakdown statement.

(1)   Refer to Special Terms and Conditions of the Contract for the price adjustment method of specific items with a fixed total price.

(2)   The value of each specific item with a fixed total price that is listed in the monthly application form of progress payment shall be the total value of specific items with the fixed total price for the relevant month set out in the contractually binding payment breakdown statement.

(3)   The Supervisor shall review the total value of specific items with a fixed total price that are listed in the monthly application form of progress payment according to the contractually binding payment breakdown statement.

(4)   Except as modified in accordance with Article 15, the quantities of specific items with fixed total price shall not be remeasured at the completion settlement. The quantities of the contract price shall be the final quantities for completion settlement.

17.1.5  The measurement of specific items with the fixed total price (suitable for adopting the actually completed quantities)

(1)   The measurement and payment of specific items with fixed total price shall be on the basis of the total price. The measurement of quantities actually completed by the Contractor shall be the basis of project objective management and progress payment control. Refer to Special Terms and Conditions of the Contract for the price adjustment method of specific items with a fixed total price.

(2)   After the monthly measurement deadline specified by the Contractor in Article 17.1.3 (1) of the Special Terms and Conditions of the Contract, the completed sub-divisional work and specific items with fixed unit price shall be measured according to the measurement method specified in Article 17.1.2 of the Contract, and relevant completed specific items with fixed total price shall be measured according to the composition of the total price, nature of fees and proportion of actual occurrence, and the application form of the progress payment, the statement of completed quantities and related measurement data shall be submitted to the Supervisor.

(3)   The Supervisor shall review the quantity statement submitted by the Contractor to determine the actually completed quantities. In case of any objection to the quantities, the Contractor may be required to jointly review. The Contractor shall assist the Supervisor to review and provide supplementary measurement data as required by the Supervisor. If the Contractor fails to participate in the review as required by the Supervisor, the quantities reviewed or modified by the Supervisor shall be deemed as the actually completed quantities.

(4)   The Supervisor shall complete the review within 7 days upon receipt of the statement of completed quantities submitted by the Contractor. If the Supervisor fails to do so, the quantities in the statement of completed quantities submitted by the Contractor shall be deemed as the quantities actually completed by the Contractor, and the project payment shall be calculated accordingly.

(5)   Except as modified in accordance with Article 15, the quantities of specific items with fixed total price shall not be remeasured at the completion settlement. The quantities of the contract price shall be the final quantities for completion settlement.

17.2  Advance payment

17.2.1  Advance payment

The advance payment shall be used for the Contractor's purchase of materials, engineering equipment and construction equipment, the construction of temporary facilities and the entry of the construction team for the Contract project. The advance payment must be exclusively used for the Contract project. Refer to Special Terms and Conditions of the Contract for the amount of advance payment and advance payment method and payment schedule.

The advance payment of expenses for safe and civilized construction shall not be subject to the above advance payment method and payment schedule. The Project Owner shall, no later than 7 days before the Commencement Date agreed in Article 11.1.1, pay the advance payment of expenses for safe and civilized construction to the Contractor at one go. Refer to Special Terms and Conditions of

the Contract for the amount of advance payment of expenses for safe and civilized construction.

If the Project Owner delays in the advance payment stipulated in the Contract, in addition to the liability for breach under Article 22.2, it shall pay the Contractor the liquidated damages for overdue payment calculated in accordance with the standards and methods stipulated in Article 17.3.3 (2).

17.2.2  Deduction and repayment of advance payment

The advance payment shall be deducted from the progress payment as agreed under the Contract. Before issuance of the project acceptance certificate, if the advance payment has not been fully deducted when the Contract is cancelled due to force majeure or otherwise, the balance of the advance payment that has not been fully deducted shall serve as the due and payable amount of the Contractor. Refer to Special Terms and Conditions of the Contract for the deduction method of the advance payment.

17.3  Progress payment

17.3.1       Payment cycle

The payment cycle is the same as the measurement period.

17.3.2  Application form of progress payment

The Contractor shall, at the end of each payment cycle, submit the Supervisor the application form of progress payment in a form approved by the Supervisor and in the number of copies as agreed under the Contract, as well as the corresponding supporting documents. Refer to Special Terms and Conditions of the Contract for the number of copies of the application form of progress payment submitted by the Contractor.

The application form of progress payment submitted by the Contractor to the Supervisor shall include:

(1)   The price of completed works as at the end of the very payment cycle;

(2)   The amount of change to be increased and deducted under Article 15;

(3)   The claim amount to be increased and deducted under Article 23;

(4)   The advance payment payable and refund of advance payment deducted under Article 17.2;

(5)   The Quality Deposit to be deducted under Article 17.4.1;

(6)   Refer to Special Terms and Conditions of the Contract for other amounts to be added and/or deducted according to the Contract.

17.3.3  Progress payment certificate and payment time

(1)   The Supervisor shall, within 14 days upon receipt of the application form of the progress payment and corresponding supporting documents from the Contractor, provide the amount due to be paid by the Project Owner to the Contractor and corresponding supporting materials. After the review and approval by the Project Owner, the Supervisor shall issue to the Contractor the progress payment certificate signed by the Project Owner. The Supervisor has the right to deduct the corresponding amount for any work or obligation that has not been performed by the Contractor pursuant to the Contract.

(2)   The Project Owner shall, within 28 days after the Supervisor's receipt of the application form of the progress payment, pay the payable progress payment to the Contractor. If the Project Owner fails to pay the Contractor the due amounts as agreed under the Contract within the time limit agreed in Articles 17.2.1(2), 17.3.3(2), 17.5.2(2) and 17.6.2(2), the Contractor shall, as of the due date, receive the liquidated damages for overdue payment calculated according to the calculation standard and calculation method as agreed under the Contract. The Contractor shall, in accordance with the Article 23.1(1), submit to the Supervisor, within 28 days of the expiration of the final payment period, a notice of intent to make a claim stating the right to obtain the liquidated damages for overdue payment in accordance with the standards and methods as agreed in this Article. The Contractor's request for the Project Owner's payment of liquidated damages for overdue payment will not affect the right of the Contractor to require the Project Owner to assume other liability for breach under Article 22.2. Refer to Special Terms and Conditions of the Contract for the calculation standard and method of the liquidated damages for overdue payment.

(3)   The issuance of the payment certificate by the Supervisor shall not be deemed that the Supervisor has agreed, approved or accepted the part of work completed by the Contractor.

(4)   If any progress payment involves government investment fund, national regulations concerning concentrated payment from the state treasury and relevant provisions of the Contract shall apply. Refer to Special Terms and Conditions of the Contract for the payment method of the progress payment that involves government funds.

17.3.4  Amendments of progress payment

If errors, omissions or repetitions are found in the summary and review of the progress payment certificates issued before, the Supervisor shall have the right to correct them and the Contractor shall have the right to apply for correction. Any amendment agreed by both parties shall be paid or deducted from this progress payment.

17.3.5  Provisional payment certificate

If the Contractor and Supervisor are unable to reach an agreement on the completed quantities in the current period and other payables in accordance with the Contract within the time limit agreed upon in the Contract, the Supervisor shall, within 14 days upon receipt of the application form of progress payment submitted by the Contractor, prepare a provisional payment certificate for the amount agreed upon with the Contractor and submit it to the Project Owner for review. The amount of and reason for the objectionable part of the Contractor shall be stated in the provisional payment certificate, which shall be issued by the Supervisor to the Contractor with the Project Owner's signature. The Project Owner shall, within 28 days after the Supervisor's receipt of the application form of the progress payment, pay the payable amount determined in the provisional payment certificate to the Contractor. The Project Owner and the Supervisor shall not delay in payment of any progress payment for any reason.

The Contractor shall submit further supporting documents as required by the Supervisor for the amount of the objectionable part in the provisional payment certificate. The amount payable after further review and approval by the Supervisor shall be included in the next progress payment certificate in accordance with Article 17.3.4. If the Contractor still has objections after further efforts, the matter shall be handled in accordance with Article 24 of this Contract.

The amount payable in the objectionable payments further reviewed by the Supervisor or the amount payable determined through dispute resolution stipulated in Article 24 of the Contract shall be paid on the due date set out in the certificate of disputing progress payment. The Contractor shall be entitled to the liquidated damages for overdue payment calculated in accordance with Article 17.3.3 (2).

17.4  Quality deposit

17.4.1  Treatment of quality deposit

(1)   Where performance guarantee is not provided but the quality deposit is deducted as agreed under Article 4.2.1 of the Special Terms and Conditions of the Contract, the quality deposit shall be deducted by the Supervisor as of the first payment cycle to the agreed proportion of the total amount of the price of completed works as confirmed by the progress payment certificate, the amount of change to be increased and deducted under Article 15, the claim amount to be increased and deducted under Article 23 and other amounts to be increased and deducted according to the Contract (excluding payment and repayment of advance payment, progress payment previously paid to the Contractor as agreed under the Contract and the quality deposit deducted), until the amount of quality deposit deducted accumulatively is up to the agreed proportion of total contract price settled upon completion; if quality deposit guarantee is adopted, before project completion, the quality deposit shall not be deducted.

(2)   Where the performance guarantee is provided and quality deposit is deducted as agreed in Article 4.2.1 of the Special Terms and Conditions of the Contract, in the completion settlement under Article 17.5, the quality deposit shall be deducted to the agreed proportion of total contract price settled upon completion. When payable completion payment amount is less than the amount of quality deposit that shall be deducted, the Contractor shall refund the difference; if quality deposit guarantee is adopted, before project completion, the quality deposit shall not be deducted.

(3)   Refer to Special Terms and Conditions of the Contract for the form and agreed proportion of the quality deposit.

17.4.2  If, upon the expiration of the Defects Liability Term agreed in Article 1.1.4.5, the Contractor requests the Project Owner to pay the remaining amount of quality deposit or return the guarantee, the Project Owner shall, within 14 days, verify together with the Contractor whether the Contractor has performed the defects liability in accordance with the Contract. If there is no objection, the Project Owner shall return the remaining deposit or the guarantee to the Contractor after verification.

17.4.3  If upon the expiration of the Defects Liability Term agreed in Article 1.1.4.5, the Contractor fails to perform the defects liability, the Project Owner has the right to deduct the remaining amount of quality deposit that is equivalent to unperformed liability or hold the Contractor liable pursuant to the guarantee, and to request an extension of the Defects Liability Term as agreed under Article 19.3, until the remaining work has been completed.

17.5  Completion settlement

17.5.1  Application form of completion payment

(1)   After issuance of the project acceptance certificate, the Contractor shall submit the Supervisor the application form of completion payment in the number of copies and within the time limit agreed in the Contract, and shall provide relevant supporting materials. Refer to Special Terms and Conditions of the Contract for

the number of copies of the application form of completion payment submitted by the Contractor and the time limit of such submission.

(2)   The application form of completion payment shall include: total contract price settled upon completion, project payment that has been paid by the Project Owner to the Contractor, the quality deposit that shall be deducted and other amounts that shall be paid or deducted. Refer to Special Terms and Conditions of the Contract for other contents of the application form of completion payment.

(3)   If the Supervisor has objections to the application form of completion payment, it shall have the right to request the Contractor to revise and provide supplementary data. Through negotiation between the Supervisor and the Contractor, the Contractor shall submit the revised application form of completion payment to the Supervisor.

(4)   If the Contractor fails to submit the application form of completion payment in accordance with the time limit and contents agreed in this Article, or submit the revised application form of completion payment as agreed under Article 17.5.1(3), and still fails to submit the same or give an express reply within 14 days after the Supervisor demands, the Supervisor and the Project Owner have the right to review according to existing materials. The total contract price settled upon completion and the amount of completion payment that have been determined through review shall be deemed as the total contract price settled upon completion and amount of completion payment that is acceptable to the Contractor.

17.5.2  Completion Payment Certificate and payment schedule

(1)   The Supervisor shall complete the examination within 14 days after receiving the Completion Payment Application submitted by the Contractor and proposes the amount payable by the Project Owner to the Contractor and submit the proposal to the Project Owner for its review. The Project Owner shall complete its review within 14 days after receiving the same and the Supervisor will issue Completion Payment Certificate signed and confirmed by the Project Owner to Contractor. If the Supervisor fails to provide specific comments within the specified time, it shall be deemed that the application form of completion payment submitted by the Contractor has been verified and approved by the Supervisor; if the Project Owner fails to provide specific comments within the specified time, the price that shall be paid by the Project Owner to the Contractor when due as proposed by the Supervisor shall be deemed approved by the Project Owner.

(2)   The Project Owner shall, within 14 days after the Supervisor's issuance of the completion payment certificate, pay the payable completion payment to the

Contractor. If the Project Owner fails to pay on time, in accordance with Article 17.3.3 (2), the Project Owner shall pay the liquidated damages for overdue payment to the Contractor.

(3)   If the Contractor has any objection to the completion payment certificate issued by the Project Owner, the Project Owner may issue a provisional payment certificate for the portion in the application form of completion payment that is agreed upon with the Contractor. Any dispute shall be settled in accordance with Article 24 "dispute resolution".

(4)   If any completion payment involves the government investment funds, the provisions of Article 17.3.3 (4) shall apply.

17.5.3  Except for circumstances set forth in Article 17.5.4, the Project Owner and the Contractor shall complete completion settlement and completion payment within 56 days after the Supervisor issues the project acceptance certificate.

17.5.4  If a construction project funded or mainly funded by the government is included in the audit project plan, the Project Owner and the Contractor are obliged to cooperate with and accept the audit done by the auditing agency. The completion settlement shall be on the basis of the auditing conclusion. The time of completing the completion settlement and completion payment shall be in accordance with relevant provisions.

17.6  Final Settlement

17.6.1  Final Settlement Application

(1)   After issuance of the Defects Liability Release Certificate, the Contractor may submit the Supervisor the Final Settlement Application in the number of copies and within the time limit agreed in the Contract, and shall provide relevant supporting materials. Refer to Special Terms and Conditions of the Contract for the number of copies of the Final Settlement Application submitted by the Contractor and the time limit of such submission.

If the Project Owner pays the interest on the quality deposit to the Contractor, the Contractor shall calculate the interest according to the agreed interest calculation method and list it in the Final Settlement Application. As to whether to pay the interest on the quality deposit and the interest calculation method, refer to Special Terms and Conditions of the Contract.

(2)   If the Project Owner has objections to the Final Settlement Application, it shall have the right to request the Contractor to revise and provide supplementary data, and the Contractor shall submit the revised Final Settlement Application to the Supervisor.

17.6.2  Final Settlement Certificate and payment schedule

(1)   The Supervisor shall propose the amount payable by the Project Owner to the Contractor and expresses other review opinions within 14 days after receiving the Final Settlement Application submitted by the Contractor and submit the proposal to the Project Owner for its review. The Project Owner shall complete its review within 14 days after receiving the same and the Supervisor will issue Final Settlement Certificate signed and confirmed by the Project Owner to Contractor. If the Supervisor fails to provide specific comments within the specified time, it shall be deemed that the Final Settlement Application submitted by the Contractor has been verified and approved by the Supervisor; if the Project Owner fails to provide specific comments within the specified time, the price that shall be paid to the Contractor as proposed by the Supervisor shall be deemed approved by the Project Owner.

(2)   The Project Owner shall, within 14 days after the Supervisor's issuance of the Final Settlement Certificate, pay the payable amount to the Contractor. If the Project Owner fails to pay on time, in accordance with Article 17.3.3 (2), the Project Owner shall pay the liquidated damages for overdue payment to the Contractor.

(3)   If the Contractor has an objection to the Final Settlement Certificate signed and confirmed by the Project Owner, it shall be handled in accordance with Article 24 "dispute resolution".

(4)   If the final settlement payment involves the government investment funds, the provisions of Article 17.3.3 (4) shall apply.

18.     Completion Acceptance

18.1  Definition of completion acceptance

18.1.1  Completion acceptance shall mean the acceptance inspection done by the Project Owner as required by the Contract after completion of all Contract work by the Contractor.

18.1.2  State acceptance shall mean the acceptance done by relevant government authority in accordance with requirements of laws, regulations, codes and policies, with respect to the whole project fully organized and implemented by the Project Owner, before formal delivery and operation.

18.1.3  If the state acceptance is required, the completion acceptance shall be part of the state acceptance. Various acceptance and assessment criteria used for completion acceptance shall meet the national acceptance criteria. Various completion acceptance materials provided by the Project Owner and the Contractor for completion acceptance shall meet the national acceptance requirements.

18.2  Application Report for Completion Acceptance

When the following conditions are met for the project, the Contractor may submit the application report for completion acceptance to the Supervisor:

(1)   Except for the remaining works (sporadic items) and defect repair work that may be completed during the Defects Liability Term as agreed by the Supervisor, all unit works and related works within the Contract, including the tests, trial operations and inspections and acceptances required herein, have been completed and comply with the requirements herein;

(2)   The completion acceptance materials that shall be consolidated and submitted by the Contractor shall meet the requirements on construction materials imposed by the administrative authority of construction and/or urban construction archives management authority in the place where the project is located, and completion materials that meet requirements have been fully prepared pursuant to the Special Terms and Conditions of the Contract. Refer to Special Terms and Conditions of the Contract for the contents and number of copies of the completion acceptance materials and payment method of amounts.

(3)   The lists of remaining works (sporadic items) during the Defects Liability Term and defect repair work, and other corresponding construction plans have been prepared as required by the Supervisor;

(4)   Other work that shall be completed before completion acceptance as required by the Supervisor;

(5)   The list of completion acceptance materials to be submitted as required by the Supervisor.

18.3  Receiving and inspection

After receipt of the Application Report for Completion Acceptance submitted by Contractor as agreed under Article 18.2, the Supervisor shall review the contents of the application report and handle according to the following circumstances.

18.3.1  If, after review, the Supervisor deems that the conditions for completion acceptance have not been met, it shall, within 28 days after receipt of the Application Report for Completion Acceptance, notify the Contractor, and indicate the work content that shall be performed by the Contractor before issuance of the acceptance certificate. After completion of all work contents notified by the Supervisor, the Contractor shall submit the Application Report for Completion Acceptance again, until the Supervisor agrees.

18.3.2  If, after review, the Supervisor deems that the conditions for completion acceptance have been met, it shall, within 28 days after receipt of the Application Report for Completion Acceptance, request the Project Owner to conduct project acceptance.

18.3.3  If the Project Owner agrees to accept the project after acceptance inspection, within 56 days after the Supervisor receives the Application Report for Completion Acceptance, the Supervisor will issue the project acceptance certificate signed and confirmed by the Project Owner to the Contractor. If the Project Owner agrees to accept the project after acceptance inspection but requires renovation and improvement, the Contractor shall do so within the specified time limit, and the issuance of the project acceptance certificate will be postponed. Upon completion of renovation and improvement, if the project meets the requirements through review by the Supervisor, with the consent of the Project Owner, the Contractor will be issued the project acceptance certificate.

18.3.4  If the Project Owner disagrees with accepting the project after acceptance inspection, the Supervisor shall issue an instruction according to the Project Owner's acceptance comments, requiring the Contractor to carefully rework or make a remedy for the unqualified project and bear all costs incurred therefrom. After reworking or taking other remedial measures for the unqualified projects, the Contractor shall resubmit the Application Report for Completion Acceptance. The acceptance shall be re-conducted as agreed in Articles 18.3.1, 18.3.2 and 18.3.3.

18.3.5  For projects that pass acceptance inspection, the Actual Completion Date shall be the date when the Contractor submits the Application Report for Completion Acceptance in accordance with Article 18.2 or resubmits the Application Report for Completion Acceptance in accordance with this Article (whichever is later).

18.3.6  If the Project Owner fails to conduct acceptance inspection within 56 days after receipt of the Application Report for Completion Acceptance, the relevant project shall be deemed having passed the acceptance inspection and the Actual Completion Date shall be the date of submission of the Application Report for Completion Acceptance, except for inability of the Project Owner to conduct acceptance inspection due to force majeure.

18.4  Unit work acceptance

18.4.1  If the Project Owner needs to use completed Unit Work before completion of all works as arranged under the Contract schedule, or the Contractor proposes to conduct Unit Work acceptance, the Unit Work acceptance may be conducted with the consent of the Project Owner. The acceptance procedures may be performed by reference to Articles 18.2 and 18.3. After the acceptance is qualified, the Supervisor shall issue the unit project acceptance certificate signed by the Project Owner to the Contractor. The unit project with the unit project acceptance certificate shall be cared by the Project Owner. The acceptance results and conclusions of the Unit Work shall be attached to the Application Report for Completion Acceptance of the entire project.

18.4.2  If the Project Owner uses the accepted Unit Work before the completion of the entire project, which causes the increase of expenses on the part of the Contractor, the Project Owner shall bear the increased expenses and/or delayed term, and pay the Contractor a reasonable profit.

18.5  Operation during construction term

18.5.1  The operation during the construction period means that when the contract project has not been completed, one or several unit projects or installations of engineering equipment have been completed and need to be put into operation during the construction period. According to the Special Terms and Conditions of the Contract, these unit projects can be put into operation during the construction period after the Project Owner conducts the acceptance in accordance with Article 18.4 and proves the safety.

18.5.2  If any damage or defect is found in the project or the engineering equipment in operation during the construction period, it shall be repaired by the Contractor in accordance with Article 19.2.

18.6  Trial operation

18.6.1  Organization and fee allocation of trial operation of the project and Engineering Equipment

(1)   When the conditions for single-unit no-load trial operation of installed Engineering Equipment are met, the Contractor shall organize the trial operation at its own expenses.

(2)   When the conditions for no-load linkage trial operation of installed Engineering Equipment are met, the Project Owner shall organize the trial operation at its own expenses.

(3)   The Project Owner shall be responsible for feeding trial operation after completion acceptance of the project. If the Project Owner requests to conduct the commissioning before the completion acceptance or the Contractor is required to cooperate, it shall obtain the consent of the Contractor and a Supplementary Agreement shall be otherwise signed.

18.6.2  If the trial operation is failed for reasons attributable to the Contractor, the Contractor shall take measures to ensure that the trial operation is qualified and shall bear the corresponding expenses. If the trial operation is failed for reasons attributable to the Project Owner, the Contractor shall take measures to ensure that the trial operation is qualified and shall bear the corresponding expenses and pay the Contractor reasonable profit.

18.7  Site clearance upon completion

18.7.1  After the Supervisor issues the project acceptance certificate, the Contractor is responsible for cleanup of construction site according to the following requirements until qualified upon inspection by the Supervisor. The expenses for site cleanup upon construction shall be borne by the Contractor.

(1)   All residual garbages have been removed from the construction site;

(2)   Temporary works have been dismantled, and the site has been cleared, levelled or restored as required under the Contract;

(3)   The Contractor's equipment and remaining materials, including abandoned engineering equipment and materials, which should be evacuated as agreed in the Contract, have been evacuated from the construction site as planned;

(4)   All construction deposits surrounding the project building, on the roads and in the rivers have been cleared as instructed by the Supervisor;

(5)   Other site clearance as instructed by the Supervisor has been completed on the construction site.

18.7.2  If the Contractor fails to reinstate the Temporary Land Occupation as required by the Supervisor or the site cleaning fails to meet the provisions of the Contract, the Project Owner shall have the right to entrust others to reinstate or clean up. The amounts incurred shall be deducted from the payments to be paid to the Contractor.

18.8  Demobilization of the construction team

18.8.1  Within 56 days after issuance of the project acceptance certificate, all construction teams, engineering equipment, temporary work should be demobilized or removed from the site with the exception of the ones approved by the Supervisor to continue work during the Defects Liability Term.

18.8.2  When the Contractor is evacuated from the construction site, the Supervisor and the Contractor shall handle the formalities for the handover of Permanent Work and construction site, which shall be issued in writing, and such written document shall be signed and confirmed by the Project Owner, the Supervisor and the Contractor respectively. However, if the Supervisor and the Project Owner fail to complete completion settlement and completion payment within the time limit specified in Article 17.5.1, this project shall not be delivered for use. Neither the Project Owner nor the Supervisor has the right to require the Contractor to be evacuated from the construction site and handle the formalities for project handover within the time limit agreed under the Contract.

18.8.3  Upon the expiration of the Defects Liability Term, the Contractor's personnel and engineering equipment shall be fully evacuated from the construction site within the time limit agreed under the Contract. Refer to Special Terms and Conditions of the Contract for the time limit of evacuation from the construction site.

18.9  Intermediate acceptance

18.9.1  Intermediate acceptance shall be conducted for this project as agreed under the Contract. Refer to Special Terms and Conditions of the Contract for the parts on which intermediate acceptance shall be conducted.

18.9.2       When it is time to conduct intermediate acceptance for the project as agreed under Article 18.9.1, the Contractor shall make self-inspection, and notify the Supervisor in writing to conduct acceptance inspection 48 hours ahead of the intermediate acceptance. The written notice shall include the contents, time and place of intermediate acceptance. The Contractor shall prepare the acceptance record. The Contractor can proceed with construction only the project passes the Supervisor's acceptance inspection and the Supervisor signs the acceptance record. If failed, the Contractor shall correct within the time limit agreed under the Contract and then the Supervisor will conduct acceptance inspection again. Refer to Special Terms and Conditions of the Contract for the time limit of re-acceptance.

18.9.3  In the event that the Supervisor fails to conduct the acceptance on time, it shall submit a written extension request of not over 48 hours to the Contractor at least 24 hours before the acceptance. In the event that the Supervisor fails to submit an extension requirement within the term stipulated in tits paragraph, and to perform the inspection and acceptance on schedule, the Contractor may organize the inspection and acceptance at its discretion, and the Supervisor shall recognize the acceptance record.

Where the project quality meets the agreed acceptance criteria after acceptance inspection by the Supervisor, if the Supervisor still fails to sign the acceptance record within 24 hours after the acceptance, it shall be deemed that the Supervisor has recognized the acceptance record, and the Contractor may proceed with construction.

19.     Defects Liability and Warranty Liability

19.1  Starting time of Defects Liability Term

The Defects Liability Term shall commence from the Actual Completion Date. With respect to the unit work that has been accepted by the Project Owner in advance before the completion inspection and acceptance of the whole project, the commencement date of the Defects Liability Term shall be advanced correspondingly.

19.2  Defects liability

19.2.1  During the Defects Liability Term, the Contractor shall be liable for the defects of the works that have been delivered for use.

19.2.2 During the Defects Liability Term, the Project Owner shall be responsible for the daily maintenance of the accepted works. If the Project Owner finds that there are new defects in the accepted works or that the repaired defective parts or components are damaged again during the use, the Contractor shall be responsible for repairing till the inspection is qualified.

19.2.3 The Supervisor and the Contractor shall jointly investigate the cause of the defects and/or damage. If it is found to be caused by the Contractor after the investigation, the Contractor shall bear the costs of repair and inspection. If it is found to be caused by the Project Owner after the investigation, the Project Owner shall bear the costs of repair and inspection, and pay reasonable profits to the Contractor.

19.2.4  Where the Contractor is unable to repair the defects within a reasonable period, the Project Owner may repair by itself or appoint others to repair, and the required costs and profits shall be borne as specified in Section 19.2.3.

19.3  Extension of defects liability term

Should some work or engineering equipment fail to work for the intended purpose and required to be re-inspected, re-examined and repaired in consequence of any defects or damage attributed to the Contractor, the Project Owner shall be entitled to require the Contractor to extend the Defects Liability Term accordingly, which shall not be extended by more than 2 years.

19.4  Further testing and trial operation

If it is proved by inspection that any repaired defect or damage affects the performance of the project or the engineering equipment, the Contractor shall re-conduct the test and trial operation as agreed in the Contract. All expenses for the test and trial operation shall be borne by the responsible party.

19.5  The Contractor's right to access

The Contractor shall be entitled to access to the construction site for the purpose of repairing defects during the Defects Liability Term, but shall comply with the security and confidentiality regulations of the Project Owner.

19.6  Defects liability release certificate

The Supervisor will issue the Defects Liability Release Certificate signed by the Project Owner to the Contractor during the Defects Liability Term specified in Section 1.1.4.5, including 14 days after the expiry of the extended period specified in Article 19.3, and refund the remaining quality deposit or return the letter of guarantee.

19.7  Warranty liability

19.7.1  The Parties to the Contract shall specify the scope, term and responsibilities of project quality warranty in accordance with the applicable laws and regulations. The Warranty Period shall commence from the Actual Completion Date. With respect to the unit work that has been accepted by the Project Owner in advance before the completion inspection and acceptance of the whole project, the commencement date of the Warranty Period shall be advanced correspondingly. The scope, term and responsibilities of project quality warranty are set out in the Special Terms and Conditions of the Contract.

19.7.2  The quality warranty certificate is an integral part of the Application Report for Completion Acceptance. The Contractor shall issue the quality warranty certificate in the form specified in the Contract according to the applicable laws and regulations, and the main text of the quality warranty certificate shall be consistent with the said provisions of this clause. The Contractor shall deliver the quality warranty certificate together with the completion inspection and acceptance report as specified in Article 18.2 hereof to the Supervisor.

20.     Insurance

20.1  Project insurance

The Contractor shall take out construction all risks insurance and installation all risks insurance from the insurer as agreed by the Parties in the joint name of the Project Owner and the Contractor. The specific insurance coverage, amount, rate and term and other related content are set out in the Special Terms and Conditions of the Contract.

20.2  Insurance for work-related injuries of employees

20.2.1  Insurance for work-related injuries of the Contractor's employees

(1)   The Contractor shall participate into the work-related injury insurance according to the applicable laws and regulations and pay the work-related injury insurance premium in a lump sum for all personnel employed for the performance of the Contract (including the personnel engaged by the professional subcontractor and the labour subcontractor) before the commencement of the project hereunder. The Contractor shall not further record or allocate work-related injury insurance premium to the subcontractor when billing for the subcontracted construction.

(2)   The period of the work-related injury insurance of the Contractor shall start from the commencement date of the project under the Contract and end on the termination date of the Contract.

20.2.2  Insurance for work-related injuries of the Project Owner's employees

The Project Owner shall participate into the work-related injury insurance according to the applicable laws and regulations and pay a work-related injury insurance premium for all personnel employed to work at the site, and request its Supervisor to take out such insurance.

20.3  Personal accident insurance

20.3.1  The Project Owner shall take out personal accident insurance and pay the insurance premium for all personnel employed by it to work at the site throughout the construction period, and request its Supervisor to take out such insurance.

20.3.2  The Contractor shall take out personal accident insurance and pay the insurance premium for all personnel employed by it to work at the site throughout the construction period, and request its subcontractor to take out such insurance.

20.4  Third-party liability insurance

20.4.1  The third-party liability means the liability for compensation for third-party personal injuries and death, illness or property damage on the construction site and adjacent areas caused by construction accident and to which the insured shall be liable (except for this Project), the litigation fees paid by the insured therefor and other costs paid in advance as agreed by the insurer in writing.

20.4.2  Before the issuance of the Defects Liability Release Certificate, the Contractor shall take out the third-party liability insurance as agreed in Section 20.4.1 in the joint name of the Contractor and the Project Owner, and the insurance rate and amount and contributor of the insurance premium are set out in the Special Terms and Conditions of the Contract.

20.5  Other insurance

The Contractor shall purchase insurance for its construction equipment, materials and engineering equipment. The types of insurances are set out in the Special Terms and Conditions of the Contract.

20.6  General requirements on insurances

20.6.1  Insurance certificate

The Contractor shall submit to the Project Owner the evidence of various effective insurances and copies of insurance policies within the time limit specified in the Contract, and the insurance policies shall be consistent with the conditions specified in the Contract. The time limit for submission of evidence of various effective insurances and copies of insurance policies are set out in the Special Terms and Conditions of the Contract.

20.6.2  Change of insurance contract terms

Where the Contractor needs to change any insurance contract term, it shall obtain approval from the Project Owner in advance and notify the Supervisor. Where the insurer makes such changes, the Contractor shall notify the Project Owner and the Supervisor immediately after receiving notice from the insurer.

20.6.3  Maintained insurance

The Contractor shall keep in touch with the insurer, so that the insurer can keep abreast of the changes in the implementation of the project, and shall ensure to continue the insurances according to the terms of the insurance contract.

20.6.4  Supplement insufficient insurance premium

Where the insurance amount is insufficient for compensation for losses, the Contractor and/or the Project Owner shall be liable for compensation as agreed in the Contract. The compensation principles in respect of the insufficient insurance amount are set out in the Special Terms and Conditions of the Contract.

20.6.5  Remedies for failure to insure as agreed

(1) If the Party with the obligation to insure fails to take out any insurance as agreed in the Contract or fails to maintain the continued effectiveness of the insurances, the other Party may take out such insurance on behalf of such Party at the costs of such Party.

(2) If the beneficiary fails to obtain compensation from the insurer due to the failure of the Party with the obligation to insure to take out any insurance as agreed in the Contract, the insurance amount that should be obtained from such insurance shall be paid by such Party.

20.6.6  Obligation to report

When an insurance accident occurs, the policyholder shall report to the insurer in a timely manner in accordance with the conditions and within the time limit specified in the insurance policy.

21.   Force Majeure

21.1  Confirmation on force majeure

21.1.1  Force majeure refers to the natural disasters and social emergencies which are unforeseeable when the Contract is signed by the Contractor and the Project Owner and unavoidable and insurmountable during the implementation of the project, such as earthquake, tsunami, plague, flood, disorder, riot, war and other circumstances as agreed in the Contract. Other circumstances are set out in the Special Terms and Conditions of the Contract.

21.1.2  After the occurrence of the force majeure, the Project Owner and the Contractor shall make a timely and careful calculation of the losses caused by the force majeure and collect evidence to prove the losses caused by the force majeure. If the Parties disagree on whether it is a force majeure or the losses, the Supervisor shall agree or determine it in accordance with Article 3.5. Any dispute shall be settled in accordance with Article 24.

21.2  Notice of force majeure

21.2.1  If either party encounters a force majeure event that prevents it from performing its obligations under the Contract, it shall immediately notify the other party and the Supervisor, explain the details of the force majeure and the obstruction in writing, and provide necessary proofs.

21.2.2  If the force majeure continues, either Party shall promptly submit an interim report to the other Party and the Supervisor to explain the details of the force majeure and the obstruction in performing the Contract, and submit the final report and relevant information within 28 days after the end of the force majeure event.

21.3  Consequence and resolution of force majeure

21.3.1  Liability for damage caused by force majeure

Personal injury, property loss, increase in expenses and/or delay in construction and other consequences caused by Force Majeure shall be allocated by the Parties on the following principles:

(1)   The Project Owner shall bear the damage to the permanent work, including the materials and the engineering equipment that have been transported to the construction site, and the injuries and death and property damage to any third party due to the damage to the work;

(2)   The damage to the Contractor's equipment shall be borne by the Contractor;

(3)   The Project Owner and the Contractor shall respectively undertake its personal injury and other property loss and relevant expenses;

(4)   The loss caused by the suspension of works by Contractor shall be borne by the Contractor; but the amount in relation to safekeeping, cleaning and repairing the works in the suspension period as requested by Supervisor shall be borne by the Project Owner;

(5) If the construction cannot be completed as scheduled, the term shall be extended reasonably, and the Contractor is not required to pay liquidated damages for the delay. If the Project Owner requests for acceleration, the Contractor shall take actions for acceleration at the expense of the Project Owner.

21.3.2  Force majeure during the extended performance period

Where either Party delays in performing the Contract and encounters any force majeure during the extended performance period, it shall not be exempted from the liabilities.

21.3.3  Avoiding and reducing losses from force majeure

After the occurrence of force majeure, the Project Owner and the Contractor shall take measures to avoid and minimize the expansion of losses. If either Party fails to take effective measures, which causes the expansion of losses, it shall bear the expanded losses.

21.3.4  Termination of Contract due to force majeure

Where either Party is unable to perform the Contract due to force majeure, such Party shall promptly notify the other Party of termination of the Contract. After the termination of the Contract, the Contractor shall move from the construction site as set out in Section 22.2.5. The ordering Party shall be responsible for returning the ordered materials and equipment or terminate the order contract. The amount for a commodity that cannot be refunded and expenses incurred in returning ordered goods or terminating order contract shall be borne by the Project Owner, and the losses due to the failure to timely return the ordered goods shall be borne by the responsible Party. The payment to be made after the termination of the Contract shall be agreed or determined by the Supervisor according to Article 3.5 and with reference to Section 22.2.4.

22.     Default

22.1  Default by the Contractor

22.1.1  Default by the Contractor

The following circumstances which occur during performance hereof shall be deemed as a breach by the Contractor:

(1)   The Contractor unilaterally transfers all or part of its rights or obligations hereunder to others in breach of Article 1.8 or 4.3;

(2)   The Contractor moves the engineering equipment, temporary facilities or materials that have entered the construction site as required in the Contract from the construction site without the approval of the Supervisor and in breach of Article 5.3 or 6.4;

(3)   The Contractor uses unqualified materials or engineering equipment in breach of Article 5.4, causing the construction quality not meet the standards, and refused to remove the unqualified construction;

(4)   The Contractor fails to timely complete the work according to the schedule herein, causing or expecting to cause the delay in term;

(5)   During the Defects Liability Term, the Contractor fails to repair the defects listed in the list specified in the project acceptance certificate or any defect occurred during the Defects Liability Term, but refuses to repair the same as instructed by the Supervisor;

(6)   The Contractor cannot continue to perform or expressly states that it will not perform or substantially stop performing this Contract;

(7) Other circumstances in which the Contractor does not perform its obligations as stipulated in the Contract.

22.1.2  Settlement of default by the Contractor

(1)   If the Contractor commits the breach as specified in Section 22.1.1 (6), the Project Owner may notify the Contractor of termination of the Contract with immediate effect, and deal with it according to applicable laws.

(2)   In case of any other breach by the Contractor other than those set out in Section 22.1.1 (6), the Supervisor may issue a rectification notice to the Contractor requesting it to make the correction within the specified time limit. The Contractor shall be liable for increased expenses and/or delay term due to its breaches.

(3)   Where it is proved that the Contractor has taken effective measures to correct the breaches after inspection and the conditions for the resumption of construction are met, the Supervisor may issue a notice of resumption of construction.

22.1.3  Contract dissolution due to breach by the Contractor

If the Contractor still fails to correct its breach 28 days after the Supervisor issues rectification notice, the Project Owner may send a termination notice to the Contractor. After the termination of the Contract, the Project Owner may appoint personnel to the construction site to organize persons or appoint other contractors to conduct the construction. The Project Owner may withhold and use the materials, equipment and temporary facilities of the Contractor at the site due to the need to continue to complete the project. provided that such action by the Project Owner shall not exempt the Contractor from the liability for breach, nor affect the right of the Project Owner to claim against the Contractor according to the Contract.

22.1.4  Valuation, payment and settlement after the termination of the Contract

(1)   After the termination of the Contract, the Supervisor may, according to Article 3.5, agree or determine the value of the actual work completed by the Contractor and the value of the materials, construction equipment, engineering equipment and temporary work provided by the Contractor.

(2)   After the termination of the Contract, the Project Owner shall suspend all payments to the Contractor and check the payments and deducted amount, including the liquidated damages payable by the Contractor.

(3)   After the termination of the Contract, the Project Owner shall claim against the Contractor the losses from the termination of Contract according to Article 23.4.

(4)   The Parties shall issue the final settlement payment certificate and settle all payments under the Contract after confirming the said amounts.

(5)   Any dispute arising out of the disagreement between the Project Owner and the Contractor on the settlement after the termination of Contract shall be settled in accordance with Article 24.

22.1.5  Transfer of an interest in the agreement

Where the Contract is terminated due to breach by the Contractor, the Project Owner shall have the right to request the Contractor to transfer to the Project Owner its interest in order agreement of materials and equipment or any service agreement executed for the performance of the Contract and to go through the formalities for transfer within 14 days after the termination of the Contract.

22.1.6  Inability or unwillingness to rescue in an emergency

As for any event putting the construction in danger during the implementation of construction or Defects Liability Term, the Project Owner is entitled to hire other personnel to perform a rescue in case that the Contractor declares its incapability or reluctance to execute resume immediately after the receipt of rescue Notice from the Supervisor. If such rescue is the obligation of the Contractor according to the Contract, the amount incurred therefrom and/or the liability for the delayed term shall be borne by the Contractor.

22.2         Default by the Project Owner

22.2.1  Default by the Project Owner

The following circumstances which occur during performance hereof shall be deemed as a breach by the Project Owner:

(1)   The Project Owner fails to pay advance payment or contract price as agreed in the Contract, or delays or refuses to approve the payment application and payment voucher, resulting in the delay of payment;

(2)   The work is stopped due to the reason of the Project Owner;

(3)   The Contractor fails to resume the construction in consequence of the absence of resumption instruction from the Supervisor within the agreed period and without any proper reason;

(4)   The Project Owner cannot continue to perform or expressly states that it will not perform or substantially stop performing this Contract;

(5)   The Project Owner fails to perform other obligations provided herein.

22.2.2  Contractor has the right to suspend construction

In case of any breach by the Project Owner other than Section 22.2.1 (4), the Contractor may issue a notice to the Project Owner requesting it to take restrictive measures to correct the breach. If the Project Owner still fails to perform its obligations hereunder within 28 days after receiving the notice from the Contractor, the Contractor shall have the right to suspend the construction and notify the Supervisor, and the Project Owner shall bear the incurred expenses and/or delayed term and pay the Contractor a reasonable profit.

22.2.3  Termination due to breach by the Project Owner

(1)   In case of the breach set out in Section 22.2.1 (4), the Contractor may notify the Project Owner in writing to terminate the Contract.

(2)   If the Project Owner still fails to correct the breach 28 days after the Contractor suspends the construction according to Section 22.2.2, the Contractor may send a termination notice to the Project Owner; provided that such action by the Contractor shall not exempt the Project Owner from the liability for breach, nor affect the right of the Contractor to claim against the Project Owner according to the Contract.

22.2.4  Payment after termination

If the Contract is terminated due to breach by the Project Owner, the Project Owner shall pay the following amount to the Contractor within 28 days after the termination of the Contract, and the Contractor shall timely submit relevant materials and vouchers in the following amount:

(1)   The payment for the work completed before the termination of the Contract;

(2)   The amount paid by the Contractor for the ordered materials, engineering equipment and other articles for the construction of the project. Such materials, engineering equipment and other articles shall be owned by the Project Owner after it pays back the amount;

(3)   The amount incurred by the Contractor for completing the construction and not paid by the Project Owner;

(4)   The amount incurred by the Contractor for withdrawal from the construction site and the severance of the Contractor's personnel;

(5)   The compensation for the losses suffered by the Contractor due to the termination of the Contract;

(6)   Other amounts payable to the Contractor prior to the termination of the Contract as agreed herein. The Project Owner shall pay aforesaid amounts as set out in this Section and refund the quality deposit or the quality deposit guarantee and the performance guarantee, and shall have the right to request the Contractor to pay all amounts payable to the Project Owner.

22.2.5  Contractor's removal after termination

after contract termination due to breach by the Project Owner, the Contractor shall properly protect and handover the completed works and purchased materials and equipment and remove the equipment and personnel of the Contractor from the construction site as requested by the Project Owner. The Contractor shall comply with Section 18.7.1 to remove from the construction site and the Project Owner shall provide necessary conditions for the removal by the Contractor.

22.3  Default due to a third party

In the course of performing the Contract, if any party breaches the Contract due to a third party, it shall be liable to the other party for breach of Contract. Any dispute between either Party and a third party shall be settled in accordance with laws or agreement.

23.     Claims

23.1  Claims from the Contractor

According to the Contract, if the Contractor believes that it is entitled to receive additional payment and/or grant an extension of the construction period, it shall file a claim against the Project Owner according to the following procedures:

(1)   The Contractor shall, within 28 days after it is or should be aware of the occurrence of the claim, submit a notice of claim intention to the Supervisor and explain the cause of the claim. If the Contractor fails to send the notice of claim intention within the said period of 28 days, it will lose the right to request for additional payment and/or extension of the construction period;

(2)   The Contractor shall formally deliver the claim notice to the Supervisor within 28 days after sending the notice of claim intention. The claim notice shall state the cause of the claim and the required additional payment and/or extension of the construction period, with necessary records and evidence attached;

(3)   If the claim has a continuous impact, the Contractor shall keep delivering the notice on the continuation of the claim at reasonable intervals, stating the actual situation and record of the continuing impact and listing the accumulated amount of additional payment and/or number of days to be extended in respect of the construction period;

(4)   Within 28 days after the impact of the claim incident ends, the Contractor shall deliver the final claim notice to the Supervisor, stating the final amount of additional payment and extension of the construction period, with necessary records and evidence attached.

23.2  Settlement of claims from Contractor

(1)   After receiving the claim notice from the Contractor, the Supervisor shall promptly review the content thereof, and inspect the records and evidence provided by the Contractor, and the Supervisor may request the Contractor to submit the copies of all original records, if necessary.

(2)   The Supervisor shall agree or determine the additional payment and/or the extension of construction period according to Article 3.5, and reply to the Contractor the results of the claim within 42 days after receiving the said claim notice or further evidence of the claims.

(3)   If the Contractor accepts the settlement of the claim, the Project Owner shall complete the compensation within 28 days after making the reply to the Contractor in respect of the settlement of the claim. If the Contractor disagrees with the settlement of the claim, the provision of Article 24 shall apply.

23.3  Time limit for claims from the Contractor

23.3.1  The acceptance of the completion payment certificate by the Contractor according to Article 17.5 shall be deemed that the Contractor has no right to raise any claim prior to the issuance of project acceptance certificate.

23.3.2  In the final settlement application submitted by the Contractor as provided in Article 17.6, only claims after issuance of project acceptance certificate can be made. The deadline for making claims shall be the time of accepting the final settlement certificate.

23.4  Claims from the Project Owner

23.4.1  After the occurrence of the claim, the Supervisor shall promptly notify the Contractor in writing, detailing the details and basis of the claim amount and/or extension of Defects Liability Term entitled to the Project Owner. The time limit and requirements for the Project Owner to file any claim by shall be consistent with those set out in Article 23.3, and the notice of extension of Defects Liability Term shall be sent before the expiry thereof.

23.4.2  The Supervisor shall, according to Article 3.5, agree or determine the compensation amount and/or extension of the Defects Liability Term to be obtained by the Project Owner from the Contractor. The amount payable by the Contractor to the Project Owner may be deducted from the contract price to be paid to the Contractor, or otherwise paid to the Project Owner by the Contractor.

24.     Dispute Settlement

24.1  Dispute Settlement

Any dispute between the Project Owner and the Contractor during the performance hereof may be settled through friendly negotiation or referred to the dispute review board for review. Where the friendly negotiation between the Parties fails, or the Parties are unwilling to refer the dispute to the dispute review board or disagree with the opinions thereof, the dispute may be settled in one of the following ways set out in Special Terms and Conditions of the Contract.

(1)   apply to the agreed arbitration commission for arbitration;

(2)   bring a lawsuit to the people's court with jurisdiction.

24.2  Amicable settlement

Prior to the reference to the dispute review board, arbitration or litigation, and during the dispute review, arbitration or litigation, the Project Owner and the Contractor may make joint efforts to resolve the dispute amicably.

24.3  Dispute review

24.3.1  If the dispute review is adopted, the Project Owner and the Contractor shall negotiate to establish a dispute review board within 28 days after the commencement date or after the occurrence of the dispute. The dispute review board shall be composed of experts with experience in contract management and engineering practice.

24.3.2  With respect to any dispute between the Parties, the applicant shall first submit a detailed review application report to the dispute review board, with necessary documents, drawings and evidence attached, and the applicant shall also submit the copies of such report to the respondent and the Supervisor at the same time.

24.3.3  The respondent shall submit a response report to the dispute review board, with evidence attached, within 28 days after receiving the copy of the review application report from the applicant. The respondent shall submit the copy of the response report to the applicant and the Supervisor at the same time.

24.3.4  The dispute review board shall, within 14 days after receiving reports from the Parties, invite the representatives of the Parties and the related persons to hold an investigation meeting within the period specified in the Contract and investigate details of the dispute from the Parties; the dispute review board may request the Parties to further provide supplementary materials, if necessary. The time limit for holding an investigation meeting is set out in the Special Terms and Conditions of the Contract.

24.3.5  Within 14 days after the investigation meeting, the dispute review board shall conduct an independent and fair review without any interference, make written review opinions within the time limit specified in the Contract and make explanations. During the dispute review, the Parties shall continue the performance as determined by the Chief Supervisory Engineer temporarily. The time limit for the dispute review board to make review opinions is set out in the Special Terms and Conditions of the Contract.

24.3.6  Where the Project Owner and the Contractor accept the review opinions, the Supervisor shall prepare an implementation agreement according to the review opinions, which will become the supplementary document of the Contract after being signed by the Parties for their mutual compliance.

24.3.7  Where either the Project Owner or the Contractor disagrees with the review opinions and requests for arbitration or litigation, it shall notify the other Party of the letter of intent on arbitration or litigation within 14 days after receiving the review opinions and copy the same to the Supervisor; provided that it shall temporarily continue the performance as determined by the Chief Supervisory Engineer prior to the end of the arbitration or litigation.

Chapter V General Technical Standards and Requirements .99.

Part IV        Special Terms and Conditions of the Contract

Chapter V General Technical Standards and Requirements .100.

4.1     Special Terms and Conditions of the Contract

1.                  General provisions

1.1                Definitions

1.1.1             Contract

Articles 1.1.1.1, 1.1.1.3, 1.1.1.4 and 1.1.1.5 of the General Terms and Conditions of the Contract are amended as follows:

1.1.1.1            Contract Documents (or the Contract): means the contract documents as agreed in Article 1.4 of the Special Terms and Conditions of the Contract.

1.1.1.3            Notification of Award: means the letter from the Project Owner notifying the Contractor of being selected. The "Bid-winning Notice" referred to in the General Terms and Conditions of the Contract shall be replaced with "Notification of Award".

1.1.1.4            Reply to Comparison and Selection: means the reply letter in respect of the comparison and selection completed and signed by the Contractor and forming a part of the Contract Documents. The "Bid Letter" referred to in the General Terms and Conditions of the Contract shall be replaced with "Reply to Comparison and Selection".

1.1.1.5            Schedule of the Reply to Comparison and Selection: means the schedule attached to the Reply to Comparison and Selection and forming a part of the Contract Documents. The "Schedule to the Bid Letter" referred to in the General Terms and Conditions of the Contract shall be replaced with the "Schedule of the Reply to Comparison and Selection".

1.1.2             Contract parties and personnel

1.1.2.2          Project Owner: Shidai TAL Education Technology (Beijing) Co., Ltd. (时代好未来教育科技(北京)有限公司)

1.1.2.3          Contractor: Beijing Construction Engineering Group Co., Ltd. (北京建工集团有限责任公司)

1.1.2.6          Supervisor: Beijing Pake International Engineering Consulting Co., Ltd. (北京帕克国际工程咨询股份有限公司)

1.1.2.8          Representative of the Project Owner:

Name: [***]

Contact number: [***]

Email: [***]

Chapter V General Technical Standards and Requirements .101.

Mailing address: 15/F，Danling SOHO, Danling Avenue 6, Haidian District, Beijing (北京市海淀区丹棱街6号丹棱SOHO 15层)

Articles 1.1.2.9, 1.1.2.10 and 1.1.2.11 of the General Terms and Conditions of the Contract are amended as follows:

1.1.2.9                 Professional Subcontractor: means following the provisions of Article 15.8.1 of the Contract, the subcontractor selected by the Project Owner and the Contractor by bidding or other legal means. The projects carried out by the Professional Subcontractors are the professional subcontracted projects.

1.1.2.10           Special Supplier: means following the provisions of Article 15.8.1 of the Contract, the supplier selected by the Project Owner and the Contractor by bidding or other legal means. The materials and engineered equipment supplied by the Special Suppliers are the Special Supply Items.

1.1.2.11               Independent Contractor: means any party who directly executes the construction contracting contract with the Project Owner and is responsible for the other work concerning the project. The construction carried out by the Independent Contractor is Independent Contracted Construction.

The following should be added following Article 1.1.2.11 of the General Terms and Conditions of the Contract:

1.1.2.12               Independent Supplier: means any party who directly executes the goods supply contract with the Project Owner and is responsible for the supply of equipment and materials concerning the project. The materials and engineered equipment supplied by the Independent Suppliers are the special supply items.

1.1.2.13                 Project Management Company: Beijing CBRE Property Management Services Limited. The Project Management Company will exercise its power to manage the project to the extent as authorized by the Project Owner during the performance of the Contract. Except for the urgent quality and safety issues of the project that require for the instructions from the Project Management Company first, any instruction, opinion, clarification, notice, letter or other document or act sent or made to the Contractor by the Project Management Company during the provision of services that may affect the rights or obligations of the Project Owner shall be reviewed and confirmed by the Project Owner in writing in advance. Especially, the Project Management Company has no right to sign, modify or cancel any contract or similar documents with the Contractor as a representative or agent of the Project Owner, nor to reduce or relieve any responsibilities or obligations of the Contractor.

1.1.2.14                 Cost Consulting Company: Beijing Jianjiye Engineering Management Co., Ltd.

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1.1.2.15                 Consultant means any professional technical team engaged by the Project Owner to provide consulting and management services concerning the professional technologies involved in the Project. The Consultants engaged for the Project are as follows:

(1) Structural Consultant - CABR Technology Co., Ltd. (建研科技股份有限公司);

(2) M&E Consultant - Meinhardt (Beijing) Ltd. (迈进工程设计咨询（北京）有限公司);

(3) Curtain Wall Consultant - CABR Technology Co., Ltd. (建研科技股份有限公司);

(4) Green Building Consultant - China Building Design Consultants Co., Ltd. (中国建筑设计咨询有限公司);

(5) Fire Safety Consultant - China Academy of Building Research Co., Ltd. (中国建筑科学研究院有限公司);

(6) Engineer Survey - BGI Engineering Consultants Ltd. (北京市勘察设计研究院有限公司);

1.1.3             Works and equipment

1.1.3.2                 Permanent Work: all works specified in the contracting scope hereunder, other than the foundation pit supporting works.

1.1.3.3                 Temporary Work: various temporary works, such as temporary building, structure and temporary facilities, required for the construction and the completion of Permanent Works agreed in the Contract.

1.1.3.10           Permanent Land Occupation: the site occupied by all buildings in TAL Changping Education Park Project within the boundary line of the land.

1.1.3.11                 Temporary Land Occupation: The Project Owner will not provide temporary occupation area, and the provision of Article 6.1.2 of the Special Terms and Conditions of the Contract shall apply.

The following should be added following Article 1.1.3.12 of the General Terms and Conditions of the Contract:

1.1.3.13                 Entire Project/this Project: means all of the engineering involved in TAL Changping Education Park project, including the Project (including Professional

Chapter V General Technical Standards and Requirements .103.

Subcontracted Projects, Special Supply Items and other subcontracted projects and supply items), and Independent Contracted Construction.

1.1.4             Date

1.1.4.2              Commencement Date: means the construction Commencement Date specified in Article 11.1.1 of the Special Terms and Conditions of the Contract.

1.1.4.5              Term of Defects Liability: 24 months from the actual completion date agreed in Article 1.1.4.4.

1.1.4.8 Warranty Period: refer to the Special Terms and Conditions of the Contract and its appendix Warranty of Premises Construction Quality for details, starting from the actual completion date agreed in Article 1.1.4.4.

1.1.7               Dispute review board

No dispute review board will be established for the Project.

1.1.8             Additional provisions to be added

Where any provision under any Article number in the Special Terms and Conditions of the Contract is not explicitly stated to supplement, modify or delete the provision of the General Terms and Conditions of the Contract under the corresponding Article number, the provisions of the Special Terms and Conditions of the Contract and the General Terms and Conditions of the Contract under such Article number shall apply at the same time, and the provision of the Special Terms and Conditions of the Contract shall be deemed as a supplement to and improvement of that of the General Terms and Conditions of the Contract; while there is any conflict or discrepancy between the Special Terms and Conditions of the Contract and the General Terms and Conditions of the Contract, the provision of the Special Terms and Conditions of the Contract shall prevail.

Where there is any conflict or discrepancy between any provision under any Article number in the Special Terms and Conditions of the Contract and the provision under other Article numbers in the General Terms and Conditions of the Contract, the provision of the Special Terms and Conditions of the Contract shall prevail.

1.4                Order of precedence of the Contract Documents

The composition and order of precedence of the Contract Documents are as follows:

(1) Contract Agreement;

(2) Notification of Award;

(3) Reply to Comparison and Selection and Schedule of the Reply to Comparison and Selection;

(4) Special Terms and Conditions of the Contract;

(5) General Terms and Conditions of the Contract;

Chapter V General Technical Standards and Requirements .104.

(6) Technical standards and requirements;

(7) Drawings;

(8) Priced Bill of Quantities;

(9) Other Contract Documents.

For the Contract Documents of the same order of precedence, the latest version or the latest issued shall prevail.

Concerning the construction quality, if there is any conflict or discrepancy between the drawings and the technical standards and requirements or other Contract Documents, the stricter standards shall prevail.

If there is any ambiguity, contradiction or inconsistency between different Contract Documents, between different parts of the same Contract Document, or in any contract itself, and the order of precedence above is still insufficient to clarify, unless otherwise agreed in the Contract, the clarification or description made by the Project Owner shall prevail.

Any supplementary agreement, meeting minutes, memo and other documents signed and affixed with company seals by the Parties hereto during the performance of the Contract shall also be an integral part of the Contract Documents, and the order of precedence thereof shall be determined according to its content and relationship with other Contract Document.

Any self-drafted conditions or descriptions in the materials submitted by the Contractor during the comparison and selection period that are inconsistent with any document for comparison and selection, and any inquiry or reply made by the Contractor in the clarification and question answering that compromises the Project Owner's rights or increase the responsibilities and obligations of the Project Owner in comparison with the documents for comparison and selection, unless expressly accepted by the Project Owner in writing in the Contract Documents, shall be null and void. Besides, the technical documents, such as construction organization design, construction progress plan and the model and parameters of the relevant equipment and materials, submitted by the Contractor during the comparison and selection period is the unilateral undertaking made by the Contractor to the Project Owner and is not binding upon the Project Owner, and the Project Owner shall have the right to request the Contractor to modify the same according to the Contract Documents and the actual construction needs, and such technical documents shall not be implemented before being reviewed and approved by the Project Owner.

1.5                Contract Agreement

Chapter V General Technical Standards and Requirements .105.

Conditions for the effectiveness of the Contract: The legal representatives or authorized agents of the Parties have signed and affixed the company seal on the Contract

1.6                Drawings and Contractor's documents

1.6.1             Provision of drawings

(1) Where the Contractor requires for additional sets of drawings, the Contractor shall copy the same by its own and at its own cost.

(2) Where the Supervisor fails to approve or propose amendments within the agreed period, the Contractor shall implement the provision of Article 3.4.5 of the Special Terms and Conditions of the Contract, and the request for supply of such drawings shall not be deemed having been approved. The Supervisor shall obtain the approval from the Project Owner before approving or proposing amendments.

(3) The latest drawing supply plan approved by the Project Owner shall be the primary basis for the Project Owner or the Supervisor to provide drawings to the Contractor. If the Project Owner or the Supervisor fails to provide contract drawings to the Contractor according to the drawing supply plan agreed in the Contract, and the Contractor believes that such failure will affect the construction progress, the Contractor shall immediately notify the Project Owner of the same in writing, specifying the details of the omitted drawings and explaining the actual impact of the delayed supply of drawings on the construction progress and the deadline for the provision of such drawings to avoid such impact. If the Project Owner still fails to provide the drawings as required by the Contractor upon the expiry of such deadline, which affect the construction of key lines, so that the completion has been or will be delayed, the Project Owner shall determine the extension in respect of such delay according to Article 11.3. If the Contractor fails to notify the Project Owner as agreed in the provision above, the Contractor shall have no right to request for an increase of costs and/or extend the term.

(5) The deadline for the Project Owner to provide drawings: to provide the drawings before the start of relevant work according to the construction progress and the drawing supply plan. The Contractor expressly acknowledges and agrees that the Project Owner shall have the right to provide drawings to the Contractor by batches according to the design and construction progress, and the risk costs in relation thereto are included in the contract price.

Number of drawings to be provided by the Project Owner: 8 sets (including 4 sets of drawings for preparation of as-completed drawings).

Chapter V General Technical Standards and Requirements .106.

Other provisions: if the failure of the Project Owner to provide drawings as agreed is attributable to the failure of the Contractor to provide the materials and documents as specified in the Contract or the errors in the submitted materials and documents, or other mistakes or delays or other breaches by the Contractor, the Contractor shall have no right to request for an increase of costs and/or extend the construction term.

For the purpose of construction, completion or warranty, the Project Owner has the right to issue instructions to the Contractor to replace or supplement drawings at any time, and the Contractor shall comply with and be bound.

1.6.2             Documents to be provided by the Contractor

(1) The scope of documents to be provided by the Contractor: deepen design drawings, detail drawings, working diagrams and standard drawings other than the design documents and construction drawings to be provided by the Contractor as agreed in Article 4.1.10 of the Contract.

(2) The deadline for the Contractor to provide documents: no less than 30 days before the construction of the work; where the Project Owner otherwise specifies the deadline for submission of documents.

(3) Number of documents to be provided by the Contractor: 7 copies

(4) The deadline for the Supervisor to approve the documents provided by the Contractor: reasonable period required for the construction progress. If the Contractor's documents involve any matter outside the power of the Supervisor, the Supervisor shall review and thereafter report the same to the Project Owner for final confirmation.

(5) Other provisions: It shall be specifically noted that the deepen design drawings of steel structure are required for the review and confirmation by the designer, structural consultant, Supervisor and Project Owner of the Project before being used, and the confirmed drawings can be used as the basis for measuring the quantities.

1.6.3             Modification of drawings

Where the drawings are required for modification and supplementation, with the consent of the Project Owner, the Supervisor shall sign and issue the modified drawings to the Contractor according to the drawing supply plan as agreed in Article 1.6.1 (2) and (3) of the Contract and the actual construction needs. The Contractor shall construct according to the modified drawings.

1.6.4             Errors in the drawings

Before the commencement of construction, the Contractor shall review the accuracy and completeness of drawings in combination with the Contract Documents, specifications and other information, data and materials provided by the Project Owner, so as to ensure there is no error or conflict in the drawings. Upon discovery of any error

Chapter V General Technical Standards and Requirements .107.

or conflict, the Contractor shall immediately notify the Supervisor and the Contractor, and may attach thereto the proposals or programs for modification of such errors or conflicts and the impact of such proposals or programs on the contract price; however, notwithstanding whether the Contractor has such proposals or conflicts or not, the Contractor shall implement according to the instructions and decisions of the Project Owner. The Contractor shall discover the errors and conflicts (including but not limited to the errors and conflicts of positioning, elevation and size, materials and processes that will cause construction obstacles or quality defects, and other non-compliant situations) that can be found by a contractor with rich experience and inform the Project Owner of the same without any delay. If the Contractor fails to discover such errors and conflicts or fails to promptly inform the Project Owner of the same upon its awareness, the Contractor shall bear the liability according to the following provision: (1) if the Contractor has not commenced the construction according to the drawings with errors or conflicts that should be but not found by the Contractor, and the Project Owner has found such errors or conflicts in the drawings, the Contractor shall immediately implement as instructed and decided by the Project Owner and has no right to claim for additional costs and/or extension of construction term; (2) if the Contractor has commenced the construction according to the drawings with errors or conflicts that should be but not found by the Contractor, the Contractor shall be liable to the demolition costs, the extension of construction term and other losses from the relevant change or rectification to the extent of its fault. Where the Contractor fails to perform its obligations under this Article, bringing losses to the Project Owner, the Contractor shall make compensation therefor.

The following should be added following Article 1.6.5 of the General Terms and Conditions of the Contract:

1.6.6             Deepen design

The Contractor shall, on the basis of the drawings provided by the Project Owner, elabourate and promptly deliver the deepen design drawings and the node diagram and detail drawings according to the Contract Documents, professional requirements, national, local and industrial specification and standards. The Project Owner shall deliver one copy of deepen design drawings list and the completion schedule to the Supervisor for its review within 14 days after the execution of the Contract, and each deepen design in such schedule shall be completed within sufficient period before the commencement of relevant construction. After its review, the Supervisor shall report the same to the Project Owner for approval, and the Contractor shall implement according to the schedule approved by the Project Owner.

Chapter V General Technical Standards and Requirements .108.

The Contractor shall be responsible for the accuracy and completeness of the deepen design drawings, even if the Supervisor, the Project Owner or the designer has reviewed and approved such drawings and affixed company seal thereon, the Contractor shall not be reduced or exempted the Contractor from the responsibilities for conducting construction in strict compliance with the Contract Documents in any aspect; especially, such review and approval shall not be construed as (1) any violation against the Contract Documents; (2) reducing or exempting the Contractor from the responsibility for mistakes in any node diagram or size; (3) breach of any drawings and instructions previously provided by the Project Owner; and (4) reducing or exempting the Contractor from the responsibility for the coordination and cooperation between the processes, Professional Subcontractor and Independent Contractor. The Project Owner may reject, approve or require amendments to the deepen design drawings delivered by the Contractor. If such deepen design drawings are rejected or required for amendments due to any defects, the Contractor must modify the same as required and re-deliver the modified drawings for approval, but is not entitled to any additional costs and/or extension of construction term.

1.6.7             Coordination and integration of drawings

The Contractor shall be responsible for the coordination and integration of all drawings of each speciality within the scope of the Project, resolving the conflicts among the engineer position of each speciality, checking the compatibility of the adjacent or related M&E equipment, and developing the integrated coordination and construction drawing for civil engineering and M&E, whether such drawings or works are implemented by the Contractor itself or by the Professional Subcontractor or Independent Contractor. Such coordination and integration shall include consideration and arrangement for the reservation and embedment of pipelines and fittings of the Professional Subcontracted Projects of each sector and the Independent Contracted Construction; shall also include developing the M&E integration master drawing, including without limitation floor plans, elevations, and sections, which shall indicate the elevation, width and location of all M&E installations and the relationship with buildings and structures, so as to avoid any conflict or dispute between M&E engineering or with civil engineering, decoration and other engineering, and make the pipelines, cables and equipment be correctly and orderly installed in the specific space determined in the design, meet the technical requirements, have a clean appearance and be retained sufficient space for future repairs. The coordination and integration of such drawings shall be completed within sufficient period before the commencement of relevant construction according to the construction progress plan, and the work results shall be reported to the Supervisor and the Project Owner for review and

Chapter V General Technical Standards and Requirements .109.

approval. If there is any contradiction, conflict or other problem or defect in any engineering or specialty engineering due to the failure of the Contractor to perform its obligation of coordination and integration of drawings as agreed in this Article, the Contractor shall resolve such issues and implement the demolition, alternation and change at its own expenses, but shall not be entitled to any additional costs and/or extension of construction term. If the Project Owner suffers any losses therefrom, the Contractor shall make compensation therefor.

1.7                Contact

1.7.2             Delivery and receipt of correspondences

(2) The receiving place designated by the Project Owner: on-site owner's office

The receiver designated by the Project Owner: YU Yang

(3) The receiving place designated by the Supervisor: on-site Supervisor's office

The receiver designated by the Supervisor: LIU Guangming

(4) The receiving place designated by the Contractor: on-site project manager's office

1.8                Assignment

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner may transfer all or any part of the Contract or any benefits or rights and interests in or under the Contract to the others at any time by notifying the Contractor, and such transfer shall become effective from the date on which the Contractor receives the written transfer notice from the Project Owner.

1.11              Patent technology and intellectual property right

1.11.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Contractor (or its Professional Subcontractor, Special Supplier and other contractors and suppliers) does not and will not infringe the others' patents, trademarks, know-how and other protected intellectual property rights in terms of design, manufacture, process, materials and accessories and other aspects at home and abroad, and the Contractor shall protect and safeguard the Project Owner from any claim and litigation arising from the infringement in terms of engineer equipment, materials, construction machine, process and method of the Contractor on any patent rights, design trademarks or names or other protected rights, and shall protect and hold harmless the Project Owner from all damages, litigation costs and other costs arising therefrom or in relation thereto. Nevertheless, if the Contractor infringes or is suspected of infringing the patent right or other intellectual property right to any patent

Chapter V General Technical Standards and Requirements .110.

articles, processes or invention, causing the Project Owner to incur any claims, litigations, compensation, costs and expenses, the Contractor shall make full compensation, which may be deducted from any amounts payable or to be paid to the Contractor.

The following should be added following Article 1.11.3 of the General Terms and Conditions of the Contract:

1.11.4             The copyright and other intellectual property right in or to the specifications, drawings and other documents developed by (or on behalf of) the Project Owner shall be owned by the Project Owner. The Contractor may copy, use and transmit such documents for the purpose of the Contract at its own costs. Except as required by the Contract, the Contractor shall not copy, use, or transmit such documents to a third party without the prior written consent of the Project Owner; otherwise, the Contractor shall compensate the Project Owner for all losses suffered thereby.

1.11.5             The copyright and other intellectual property right in or to the documents specific to the Project, such as design documents and completion materials, prepared by the Contractor shall be owned by the Project Owner; and the copyright and other intellectual property right in or to the documents not specific to the Project prepared by (in the name of) the Contractor shall be owned by the Contractor. The execution of the Contract by the Contractor shall be deemed that the Contractor has granted a free, perpetual, transferable, non-exclusive and royalty-free license to copy, use and transmit such documents of the Project Owner (including the license to the modified documents such documents as modified and to use such modified documents). Such license shall (1) allow any person who lawfully possesses related part of the Project to copy, use and transmit the Contractor's documents for the purpose of completing, operating, maintaining, changing, adjusting, repairing and dismantling the construction; (2) allow such documents to be used in any computer on site and at other places as required by the Project Owner in the event that the Contractor's documents are in the form of computer program and other software, including the replacement of any computer provided by the Contractor.

The Project Owner shall have the right to license the other company as designated by it to use, copy, transmit, adapt, integrate with other programs of the Project, modify and/or alter such Contractor's documents and/or any part thereof for the purpose of the engineering construction and the completion of the Project or the disclosure, publication, sale, lease or other disposal related to the Project or any part thereof.

1.12      Confidentiality of drawings and documents

1.12.1             The Contractor's confidentiality obligations are further agreed as follows:

Chapter V General Technical Standards and Requirements .111.

(1) The Contractor shall keep confidential all drawings, materials, data, plans, reports, specifications, calculations and other documents (including videos, meeting minutes, correspondences, related pictures and photos) relating to the Project obtained or to be provided by the Contractor. Unless required by the government authority, without the consent of the Project Owner, the Contractor shall not disclose the said documents to any person or company irrelevant to the Project or use the drawings for the purposes other than those specified herein, and its subcontractors shall only view the drawings within the subcontracted scope. Such obligation shall extend to a term of [10] years from the expiry or termination of the Contractor shall be effective before the confidential matters are known to the public not due to the breach of the Contract by the Contractor.

(2) All external information release of the Project shall be managed by the Project Owner in a unified way, and without the written authorization or consent of the Project Owner, the Contractor shall not release any information in relation to the Project, nor publicize the prices in the Contract lists or use the same for other purposes. The Contractor shall first ask for the Project Owner's opinions before accepting the interview in respect of the Project by any media (including but not limited to newspapers, magazines, radio and television stations, and Internet media, the same below) or providing any media with the report materials in relation to the Project. If the Project Owner agrees that the Contractor may accept such interview or provide such report materials, the Contractor shall take the initiative and procure the relevant media to first deliver the articles contributed after the interview or the provided report materials to the Project Owner for confirmation before the same is formally publicized, released or otherwise disclosed.

(3) Where the Contract Documents are cancelled due to any reason, the Contractor shall immediately return all materials, drawings, data, electronic files, computer programs or equipment control procedures and passwords in relation to the Project held by it to the Project Owner, and warrant that the Contractor will not use, utilize, disclose to others any materials, drawings, data, electronic files, computer programs or equipment control procedures and passwords in relation to the Project at any time after it stops the performance of the Project.

(4) If the Contractor breaches the provision of Article 1.12 of the Special Terms and Conditions of the Contract, the Project Owner shall have the right to request the Contractor to pay liquidated damages in an amount of RMB [100,000] to [500,000] according to the severity and the consequences and impacts (as determined by the Project Owner); if the liquidated damages are not sufficient for covering all losses suffered by the Project Owner therefrom, the Project Owner shall be entitled to recover against the Contractor, and the Contractor shall be liable to apologize, restore the

Chapter V General Technical Standards and Requirements .112.

reputation, eliminate the impact and otherwise for the loss of reputation that may be suffered by the Project Owner.

1.12.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

Where the documents provided by the Contractor are the property of the Project Owner or the intellectual property rights thereto are owned by the Project Owner following the Contract, the Project Owner shall be entitled to use the same according to law and will not be bound by the confidentiality obligations under the General Terms and Conditions of the Contract.

2.                  Project Owner's Obligations

2.2                Issuance of the commencement notice

This Article of the General Terms and Conditions of the Contract is amended as follows:

The Project Owner shall issue the commencement notice to the Contractor in accordance with Article 11.1 by itself or by the Supervisor.

2.3                Provision of the construction site

Deadline for the Project Owner to hand over the construction site: the Project Owner shall hand over the construction site with construction conditions to the Contractor 3 days in advance of the Commencement Date as specified in the commencement notice.

In the view of the fact that the Contractor, before the comparison, selection and conclusion of the Contract, has carried out the comprehensive survey of the conditions and surrounding environment of the construction site (including the construction of municipal facilities and river), the Parties confirm that the construction site is provided with the construction conditions to the satisfaction of the Contractor when the Contract is concluded, so the Contractor shall accept the site as it is on the date designated by the Project Owner. If the Contractor refuses to accept the site or refuses to sign the written handover form, the Project Owner shall have the right to unilaterally issue the mobilization notice to indicate or directly indicate on the written handover form the date on which the Contractor shall accept the site, which shall be deemed as the date on which the Project Owner provides the site.

2.4                Assistance given to the Contractor for the application of certificates and approvals

This Article of the General Terms and Conditions of the Contract is amended as follows:

The Contractor is responsible for applying for construction permits and approvals such as construction permits as required by law, and the Project Owner shall provide

Chapter V General Technical Standards and Requirements .113.

necessary cooperation. The Contractor has no right to request for additional costs and/or extension of the construction term on the grounds of applying for construction certificates and approvals (including on the grounds of delays in application, costs required for application, etc.).

2.5                Organization of design disclosure

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner shall, within a reasonable time that does not affect the normal progress of the project, organize the designer to conduct overall design disclosure of the contract project (including joint review of drawings) for the Contractor.

2.8                Submittal of payment guarantee to the Contractor

(1) Amount of the payment guarantee submitted by the Project Owner to the Contractor: The Project Owner does not provide any payment guarantee

2.9                Handling with project quality supervision procedures

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Contractor shall be responsible for handling all procedures related to the commencement, quality supervision, construction, completion, acceptance and filing of the Project, and the Project Owner shall provide necessary cooperation. The Contractor has no right to request for additional costs and/or extension of the construction term on the grounds of handling with project quality supervision procedures (including on the grounds of delays in handling, costs required for handling, etc.).

2.10              Environmental protection responsibility

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Contractor shall take overall responsibility for the treatment of construction waste and construction dust, and the Project Owner shall supervise the Contractor to fulfil the responsibility of environmental protection.

2.11              Handover of project files

This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .114.

The Contractor shall be responsible for the collection, sorting, voluming, filing and other work of the project data, and shall deliver the required project files to the competent construction administrative department or the urban construction archives administration agency within the prescribed time, and the Project Owner shall cooperate with the Contractor to complete the above work.

2.12                    Approval and confirmation

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Supervisor, Project Management Company and the Project Owner shall, following the provisions of the contract, promptly give reply, approval and confirmation, and put forward modification suggestions or other opinions to the Contractor's requirements, requests, applications and approvals related to the implementation of the Project. Notwithstanding the provisions of other terms of the contract or other Contract Documents, if the Supervisor, Project Management Company or the Project Owner fails to give reply, approval and confirmation, or put forward modification suggestions or other opinions for the Contractor's any document, application, report, work, works, or materials and engineering equipment adopted within the time limit as agreed or any other time limits, then it shall not be deemed to have no objection or be at default, and shall not affect the rights of the Supervisor, Project Management Company and the Project Owner to reject such document, application, report, work, works, materials and engineering equipment, and the final opinions of the Supervisor, Project Management Company and the Project Owner on such document, application, report, work, works, or materials and engineering equipment adopted shall be subject to the written confirmation document. In case of any discrepancy between the other provisions of the contract and the provisions of this Article, the provisions of this Article shall prevail.

2.13              Other obligations

Other obligations to be performed by the Project Owner:

1)  The Project Owner shall provide the Contractor with temporary water delivery points (the pipe diameter of the delivery points shall be subject to that provided on the site), and the Contractor shall be responsible for introducing the construction water from the delivery points to the construction site and shall take responsibility for its management (the costs resulting therefrom have been included in the contract price).

2)  The Project Owner shall provide the Contractor with temporary power delivery points (but the Project Owner does not undertake that the capacity of the

Chapter V General Technical Standards and Requirements .115.

temporary power provided can meet the project requirements; If the capacity of the temporary power provided by the Project Owner cannot meet the requirements of the Construction during the construction, the measures to increase the power capacity shall also be taken by the Contractor itself, and the required cost has been included in the contract price). The location of the temporary power delivery point provided by the Project Owner shall be subject to the location provided on the site. The Contractor shall not claim cost increase due to the inconvenience of the location of delivery points, and such cost required has been included in the contract price.

a)       In case that the Project Owner provides the Contractor with temporary power delivery points within 90 days (inclusive) after the Contractor's mobilization, making the number of days that the Contractor is responsible for temporary power (that is, from the date of mobilization to the date when the Project Owner provides the temporary power delivery points, similarly hereinafter) less than 90 days, then the Project Owner shall be entitled to, according to the number of days less, and in accordance with the unit price of the temporary power per day determined based on the bill of quantities, deduct the corresponding amount from the contract price and the progress payment.

b)       In case that the Project Owner provides the Contractor with temporary power delivery points after 90 days upon the Contractor's mobilization, making the number of days that the Contractor is responsible for temporary power more than 90 days, then the Project Owner shall be entitled to, according to the number of days in excess, and in accordance with the unit price of the temporary power per day determined based on the bill of quantities, increase the corresponding amount on the basis of the contract price, and make payment in the settlement.

3)  Obligations for dust control:

a)  Prior to the commencement of the construction project, the Project Owner shall open a special deposit account with a special fund for dust control, and deposit the total cost of civilized construction and environmental protection in a lump sum into the special deposit account of the bank as a special fund for dust control of the construction project.

b)  The Project Owner shall be responsible for the overall organization of dust control, formulation of the quality and overall goal of dust control, and shall carry out overall management of the dust control of the project such as

Chapter V General Technical Standards and Requirements .116.

decision making and implementation, take overall control of dust control, and conduct intermediate inspection and acceptance.

c)   The Project Owner shall evaluate the dust control of the Contractor, and timely pay the corresponding costs of dust control according to the evaluation results and the provisions of the contract; if the Contractor fails to meet the provisions of the contract, the Project Owner shall have the right to order improvement and reserve the right to claim compensation.

d)  The Project Owner may entrust the project supervision unit to conduct on-site supervision for the Contractor's implementation of civilized construction and environmental protection measures.

The following should be added after Article 2.13 of General Terms and Conditions of the Contract:

2.14              Project Owner's Representative

2.14.1      Duties and powers

The Project Owner may appoint one Project Owner's Representative. The Project Owner may at any time send a written notice to the Contractor to replace the Project Owner's Representative, or adjust the scope of authorization of the Project Owner's Representative. The Contractor shall comply with the instructions given by the Project Owner's Representative within the scope authorized by the Project Owner.

The scope of the authorization granted by the Project Owner's Representative is to issue an instruction to the Contractor in terms of project progress, quality, safety and civilized construction. The Project Owner's Representative is entitled to give change order on behalf of the Project Owner by signing the Engineering Change Order. The instruction of the Project Owner's Representative with the premise of promoting the smooth progress of the project and the purpose of ensuring quality and progress shall be deemed to be directly given by the Project Owner, but the instruction of the Project Owner's Representative shall have no conflict or contradiction with the Contract. And except when the Contractor gives separate authorization after the conclusion of the Contract, in addition to the signature of the Project Owner's Representative, the change involved in the revision of Contract Documents, adjustment of the contract price (including but not limited to confirmation of changes and claim amount, and confirmation of settlement price, etc.), adjustment of construction term, and change in quality standards and functions of the project shall also be fixed with an official seal by the Project Owner on the relevant documents before binding on the Project Owner.

2.14.2      Authorization of the Project Owner's Representative

Chapter V General Technical Standards and Requirements .117.

The Project Owner's Representative may assign tasks and grant powers to its assistants from time to time, and may revoke such assignments or authorizations, but shall obtain the Project Owner's consent and issue the written notice to the Contractor.

3.                  Supervisor

3.1                Supervisor's duties and powers

3.1.1             Supervisor's duties and powers: quality supervision, safety management and progress supervision; procedural audit of matters corresponding to the powers to be exercised with the approval of the Project Owner (the relevant procedural audit shall not be regarded as the conclusion and shall be binding upon the Project Owner only after the written confirmation of the Project Owner), and other duties and powers entrusted in accordance with the Contract. The Project Owner has the right to adjust the aforementioned duties and powers entrusted.

Power to be exercised with the approval of the Project Owner:

(1) Issuance of commencement notice, instruction for suspension of construction or resumption notice, and adjustment of the construction term;

(2) Change, negotiation and site certificate;

(3) Project measurement and valuation;

(4) Confirmation and approval of any project progress payment, change payment, settlement payment, liquidated damages, compensation, etc.;

(5) Replacement of building functions, quality standards, safety standards and materials and equipment;

(6) Project acceptance;

(7) Project claims (claims for construction term, costs, etc.);

(8) Scope and content of subcontracting, and selection of subcontractors and suppliers;

(9) Replacement or withdrawal of the Contractor's project manager or other key management personnel and technical experts;

(10) Approval and adjustment of deepen design documents, construction organization design or plan;

(11) Approval and adjustment of the project's monthly schedule and higher-level construction schedules;

(12) Contractor's liability for breach of contract;

(13) Settlement of quality accidents;

(14) Other matters that may affect the critical interests of the Project Owner (including construction term, cost, quality, etc.).

Any order, audit, confirmation, approval opinion, instruction, opinion, clarification, notice, letter or other document or act of the Supervisor which involves the aforesaid

Chapter V General Technical Standards and Requirements .118.

matters shall be subject to the written approval or confirmation of the Project Owner. Otherwise, it shall not be binding on the Project Owner.

The "legal and valid proof" in the paragraph of the General Terms and Conditions of the Contract shall be the formal confirmation made by the Project Owner in writing and conform to the authorization system of the Project Owner.

3.1.2            This Article of the General Terms and Conditions of the Contract are amended as follows:

Any instruction issued by the Supervisor within the scope of the power to be approved by the Project Owner as stipulated in Paragraph 3.1.1 shall be valid with the written approval of the Project Owner (which is signed by the Project Owner's Representative and stamped with the official seal of the Project Owner). Besides, the Supervisor shall have no right to revise the contract, or relieve or release any responsibilities and obligations of the Contractor or rights of the Project Owner stipulated in the contract, or increase any responsibilities and obligations of the Project Owner or rights of the Contractor under the contract.

The following should be added after Paragraph 3.1.3 of the General Terms and Conditions of the Contract:

3.1.4    The Contractor fully understands and acknowledges that the Project Owner shall also enjoy any power (right) to be entitled by the Supervisor and Project Management Company in the Contract. The Supervisor and Project Management Company shall enjoy any power (right) in the Contract based on the authorization of the Project Owner and shall exercise such power (right) within the scope of authorization of the Project Owner. The Project Owner shall have the right to withdraw the relevant authorization at any time, and directly exercise such power (right) without the Supervisor and Project Management Company. In case of any discrepancy between the Project Owner and the Supervisor or Project Management Company, the Contractor shall be subject to the opinion of the Project Owner. The Contractor shall also notify or submit to the Project Owner the matters in the contract that the Contractor is required to notify or submit to the Supervisor or Project Management Company for approval.

In case of any discrepancy between the other provisions of the contract and the provisions of Article 3.1, the provisions of this Article shall prevail.

3.3                Supervisor

3.3.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .119.

In case that the Supervisor fails to reject the Contractor's any work, project or materials and engineering equipment adopted within an agreed or reasonable period of time, the Contractor shall implement the provisions of Paragraph 3.4.5 in the Special Terms and Conditions of the Contract, and it shall not be deemed to have been approved.

3.4                Supervisor's instructions

3.4.4             Regarding the matters within the scope of the Supervisor's authority, the Contractor may only obtain instructions from the Chief Engineer or the supervision personnel authorized under Paragraph 3.3.1. During the implementation of the project, the Project Owner shall have the right to give instructions to the Contractor directly or through the Supervisor, and the Contractor shall implement such instructions. In case of any discrepancy between the instructions of the Project Owner and those of the Supervisor, the instructions of the Project Owner shall prevail.

3.4.5             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner shall be liable for the compensation for the Contractor's cost increase and/or delay in construction term due to the Supervisor's failure to issue the instructions, delay or error in the instructions as agreed in the contract. However, the Project Owner shall not bear any liability for compensation in case that the Supervisor exercise beyond the scope of authorization stipulated in the contract or fails to perform the approval and confirmation procedures of the Project Owner stipulated in the contract (including but not limited to the matters involved in Paragraph 3.1.1 "powers be exercised with the approval of the Project Owner").

For the performance of the Contract, in the event of the Supervisor's failure to issue the instructions, delay or error in the instructions as agreed in the contract, the Contractor shall promptly request the Project Owner in writing to require the Supervisor to give instructions or directly give instructions by itself, and the Project Owner shall do so within [14] days after receiving the Contractor's written request. The Contractor shall take responsibility for any increase in costs and/or delay in the construction term caused by its failure to request promptly.

3.5                Negotiation or determination

3.5.3 Notwithstanding the provisions of other terms of the contract, the Chief Engineer shall obtain the written consent of the Project Owner before issuing the instructions to negotiate or determine the matters stipulated in the contract.

4.                  Contractor

4.1                Contractor's general obligations

Chapter V General Technical Standards and Requirements .120.

4.1.3             Completion of the contracting work

The following should be added following this paragraph (2) of this Article of the General Terms and Conditions of the Contract:

(3) For the avoidance of doubt, the contracting scope of the Project includes, but is not limited to, all the work to be completed as required by the contents specified in the comparison and selection documents, all contract drawings, technical standards and requirements and other Contract Documents, and also include all the work required for the completion of the project according to the Contract Documents, laws and regulations, normative standards, government documents, or as inferred from actual conditions.

Notwithstanding the requirements of Contract Documents may be incomplete in details, the Contractor understands and acknowledges that any work that is not clearly shown or clearly stated (including work that is not shown on the drawing or not divided into the scope of work) shall be included within the scope of the project contract if it is required for the completion of the Project, and the Contractor shall perform and complete the relevant work in accordance with the unified contract purpose.

4.1.8             Provision of convenience to others

(1) The Contractor shall perform the obligations of management, coordination, cooperation, care and service for the Independent Contractor, Professional Subcontractor, Special Supplier and Independent Supplier who performs other work related to the contract project at or near the construction site, and provide the Project Owner's personnel, Supervisor' personnel, and personnel of the Project Management Company, cost consulting company, consultant company and any public utility institution and competent department related to the Project with appropriate working conditions in accordance with the contract. Any such instructions to provide convenience to or cooperate with the aforementioned units and personnel shall not constitute the change, and the costs incurred have been included in the contract price, and the relevant rates or amounts shall not be adjusted regardless of the difference between the actual situation and the Contractor's estimate, and whether there is any engineering change or relevant instruction from the Project Owner. The Contractor is not entitled to file a claim for any construction term or costs from the Project Owner for the performance of such obligations. Specific work contents and requirements include, but are not limited to:

a)       Providing the Professional Subcontractor, Independent Contractor, Special Supplier and Independent Supplier with construction work surfaces, vertical transportation machinery, construction water, electricity, temporary storage yard and road for materials, temporary fire protection facilities, offices,

Chapter V General Technical Standards and Requirements .121.

living areas of the construction personnel and other temporary facilities which meet their reasonable construction requirements, as well as the sorting and summarization of the completion data;

b)       Guiding and accepting hazardous work of the Professional Subcontractor and Independent Contractor such as erection, demolition and renovation and removal of scaffolding;

c)       According to the implementation progress of the project, the Contractor shall obtain the written confirmation from the Supervisor, Project Management Company and the Project Owner if it requires to remove the erected vertical transportation machinery, scaffolding and other relevant temporary facilities on the site prior to the removal, otherwise such facilities shall be removed. In case that the Contractor remove such temporary facilities without permission, then the Supervisor, Project Management Company and the Project Owner shall be entitled to order the Contractor to restore or entrust a third party to reinstall such facilities, and the costs thus incurred shall be deducted by the Project Owner from the contract price of the Contractor;

d)       Providing the Professional Subcontractor, Independent Contractor, Special Supplier and Independent Supplier with the lighting facilities for the construction site, floor, personnel passage and goods passage;

e)       Providing the Professional Subcontractor, Independent Contractor, Special Supplier and Independent Supplier with the services for removal, transportation and disposal of construction waste and domestic waste, ensuring that Professional Subcontractor and Independent Contractor comply with provisions of the Contractor, and removing the construction waste and domestic waste to the dump area designated by the Contractor at the construction site and living area;

f)        Providing the Professional Subcontractor and Independent Contractor with water intake and secondary power distribution box for floor construction;

g)       Taking responsibility for the arrangement, daily coordination and management of the overall construction schedule of the project, including the work of the Professional Subcontractor, Independent Contractor, Special Supplier and Independent Supplier, that is, the schedules of the above entities shall be incorporated into the overall contracting schedule for the unified coordination and management by the Contractor;

h)       Taking responsibility for supervision and management of the construction quality of Professional Subcontractor and Independent Contractor, detecting

Chapter V General Technical Standards and Requirements .122.

potential quality problems promptly, and ensuring the overall construction quality;

i)        Taking responsibility for comprehensive management of the safety of the Professional Subcontractor, Independent Contractor, Special Supplier and Independent Supplier, promptly detecting the potential safety hazard to prevent injuries and deaths. And taking full responsibility for the rescue, reporting, handling and rehabilitation in accordance with relevant regulations promptly to minimize the loss of the accident;

j)        Taking responsibility for the provision of transportation channels for the permanent equipment included in Professional Subcontracted Projects, Independent Contracted Construction, Special Supply Items and Independent Supply Items to ensure that the delivery of such equipment will not be delayed or hindered by the insufficient size of the channels; If so, the Contractor shall be responsible for removing the obstacles for free;

k)       Taking responsibility for the protection of the completed works (including but not limited to the protection of elevator doors and cabins after the installation of the elevator is completed), and taking full responsibility for the protection of all completed works;

l)        Taking responsibility for the safety protection of all edges and openings of the Project;

The costs for the work performed in the above terms are included in the total contract service cost of the Contractor's contract price.

4.1.9             Maintenance and care of the project

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Contractor shall be responsible for the care and maintenance of the project and all materials and engineering equipment on site from the Commencement Date to the handover of the Project to the Project Owner. In the event of any unfinished works during the handover of the project, the Contractor shall also be responsible for the care and maintenance of such unfinished works until it is completed and handed over to Project Owner or the third party designated by the Project Owner. Before the handover of the project, the Contractor shall be liable for compensation in case of any damage, destruction and loss of the completed works, site materials and engineering equipment. The related costs have been included in the contract price, and the Project Owner is not required to make payment separately.

4.1.10             Contractor's design work

Chapter V General Technical Standards and Requirements .123.

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Contractor shall be responsible for the design of the construction drawings or the supporting design of the project as agreed in the contract, which shall be confirmed by the Supervisor and the Project Owner before use, and the costs incurred thereby have been included in the contract price.

Design of the construction drawings or supporting design of the project to be responsible by the Contractor:

1) Design of foundation pit support;

2) Deepen design of the drawings required for the construction of specialized works;

3) BIM model construction of the Project's all professionals during the whole period, which is required to meet the detailed requirement at the operation phase (see BIM-LOD standard in the annexe for details).

4) Design of construction drawing of the co-construction road on the north side.

4.1.12             Other obligations

Other obligations to be performed by the Contractor:

(1)          The Contractor undertakes to organize the implementation of the project in accordance with the rules and procedures stipulated by the Project Owner and Project Management Company after mobilization.

(2)          The Contractor is responsible for the submittal for approval and construction of the temporary openings of the construction, and the costs involved have been included in the contract price.

(3)          If the Contractor believes that the construction site is insufficient and another site shall be leased, then it shall handle all necessary procedures on its own, and the costs involved have been included in the contract price.

(4)         The Project Owner does not provide access to communication facilities (including network). The Contractor shall access to the network at the construction site on its own, and provide it to the Project Owner, Project Management Company, cost consulting company, and other subcontractors and consultants who work on-site. The costs incurred thereby have been included in the contract price.

(5)          In addition to the performance of Paragraph 1.6.4, the Contractor shall also verify other information and data provided by the Project Owner and make every effort to review and check its accuracy and completeness before using, and shall immediately notify the Project Owner and the Supervisor for correction in case of any error. Regardless

Chapter V General Technical Standards and Requirements .124.

of whether there is any error in the information and data provided by the Project Owner, the Contractor shall be liable for all rework or delay caused by its violation of this provision. The Contractor shall be responsible for the interpretation of all such information and shall be liable for its understanding, interpretation and selection of such information. The contract price includes all costs required for compliance with the above requirements and provisions. The adverse consequences that may be brought to the Contractor by the performance of the above requirements and provisions have been considered in the contract price, so the Contractor is not entitled to any increase in costs and/or extension of the construction term due to the implementation of the above requirements and provisions.

(6)          Protection requirements for underground pipelines around the construction site and adjacent buildings and structures (including cultural relics protection buildings), ancient and famous trees: the Contractor shall provide protection plans and implement maintenance measures, and the costs thus incurred have been included in the contract price.

(7)          The Contractor shall be responsible for the application for the construction at night, and the costs involved have been included in the contract price.

(8)         The Contractor shall use the steel mesh scaffolding system (dense mesh shall not be used) in the Project according to the requirements of the Project Owner, and apply modular edge protection.

(9)          The Contractor shall, according to the construction requirements, organize the drawing review, drawing disclosure, expert demonstration, etc., and the costs involved and costs for expert have been included in the contract price.

(10)        The Contractor shall perform and implement according to the relevant provisions of is required to comply with the Measures of Beijing Municipality for the Administration of Construction Site of Engineering Project (Order of the People's Government of Beijing Municipality No. 247), Measures of Beijing Municipality for the Evaluation and Administration of Standardization of Engineering Safe Production (Construction Law of Beijing Municipality [2015] No. 15) and Atlas of Beijing Municipality for the Administration of Standardization of Safe Production of Engineering Project Construction Site (2019 Edition) (in case of the latest version of above-mentioned regulations or measures),

Chapter V General Technical Standards and Requirements .125.

the Contractor shall implement the latest version, and the relevant costs have been included in the contract price, which shall not be adjusted due to changes in the standard).

(11)        The Contractor shall equip all the construction personnel of the Project with uniform work clothes, hard hats, reflective vests, three-proof safety shoes, and also provide special safety equipment required for the special work. The costs involved have been included in the contract price.

(12)        The Contractor is responsible for the management of the storage yard of the backfilling soil, and the covering of the earthwork and dust prevention and control according to the requirements of the relevant government departments. The Contractor shall provide the storage yard of backfilling soil on its own, and the costs of the yard have been included in the contract price. All consequences and expenses caused by the Contractor's poor management shall be borne by the Contractor itself.

(13)        The Contractor shall conduct temporary cleaning due to temporary inspection, and the required costs have been included in the contract price.

(14)        The Contractor shall not refuse for various reasons if the Project Owner issues the work instruction of additional work content or scope to the Contractor.

(15)        The Contractor is responsible for the safety and security of the construction site, lighting of construction site and floor, provision of relevant facilities (e.g., guard boards, fences, warning signs, etc.) following the requirements of the construction administrative department and relevant departments, installation of camera monitoring facilities, real-name system (using facial recognition system), visual hook system and smart construction site at the construction site. If the Contractor fails to perform the obligations stipulated in the contract terms, resulting in the losses of the project property, the Contractor shall compensate for all the economic losses.

(16)        The Contractor shall comply with the administrative regulations of the relevant competent government authorities on construction site's transportation, environmental protection, sanitation, earthwork (including waste soil) transportation, resident disturbance, construction noise and safe and civilized production, etc., go through relevant formalities in accordance with regulations and resolve the problems of resident disturbance (direct and indirect costs caused by resident disturbance

Chapter V General Technical Standards and Requirements .126.

have been included in the contract price). The Contractor shall be fully liable for the penalty and compensation caused due to its own reasons, and the Project Owner is not liable for joint and several liabilities.

(17)        Requirements for environmental sanitation at the construction site: The Contractor is responsible for the cleaning and deposal of the entire project (within the construction site and the buildings, and around the construction site). The Contractor may require Independent Contractor and Professional Subcontractor to remove and transport the construction waste generated to the place designated by the contractor based on its requirements, and then transport to other places for disposal. The Contractor shall lease the special vehicle and go through the disposal procedures in accordance with the regulations of the relevant departments.

(18)        In case the Contractor decides to purchase earthwork for backfilling, then the cost of purchasing earthwork is included in the contract price.

(19)        The Contractor shall carry out cleaning required for temporary inspection.

(20)        The Contractor shall carry out all work in strict accordance with Standards GB/T19001-2008, ISO9001:2008, GB/T24001-2004, ISO14001:2004 (if any of the above standards are updated, the new standards shall prevail), collect all information and data, and cooperate with the Project Owner in relevant work. The Contractor shall cooperate with the Project Owner to receive the inspection of the superior units, prepare the reporting documents, and provide the related statements and data.

(21)        After receiving the instructions and design change related to the cost issued by the Supervisor, Project Management Company or the Project Owner, or engineering negotiation related to the costs proposed by the Project Owner, the Contractor shall not refuse or delay the implementation on the ground that the costs have not been approved and confirmed. The Project Owner will not extend the construction term which is thus delayed, and the Contractor shall be liable for the cost increase on its own.

(22)        The Contractor shall be responsible for organizing and coordinating the relevant units to participate in all the acceptance involved in the project and shall obtain the permission of the Supervisor, Project

Chapter V General Technical Standards and Requirements .127.

Management Company and the Project Owner before organizing the acceptance of special, divisional and unit works.

(23)        The Contractor shall be responsible for the protection of adjacent buildings, structures, street traffic arteries and sidewalks in the construction site, and the Contractor shall bear the relevant responsibilities and costs in the event of any accident due to its inadequate protection. After the completion of the construction, the Contractor shall be responsible for restoring the damaged municipal public facilities and roads to the original status. If the Contractor is unable or fails to restore within the specified time, then the Project Owner is entitled to restore for the Contractor, and the cost shall be borne by the Contractor.

(24)        The relevant professional personnel of the Contractor must have a work permit. After entering the site, the equipment must be provided with relevant certificates such as a certificate of conformity and annual audit records before using, and can only be used after the confirmation of the Supervisor.

(25)        The Contractor shall have the technical ability to judge the construction sequence of each professional pipeline, and coordinate with the Professional Subcontractor and Independent Contractor of each sector to arrange the construction sequence in advance. If any party's advance construction causes obstacles to the construction of other pipelines, then the Contractor shall bear the rework loss caused thereby; if any party that shall carry out the construction first fails to cooperate with the construction, making other professional pipelines not be constructed, then the delay in construction term and corresponding economic losses caused thereby shall also be borne by the Contractor.

(26)        The Contractor must remove the materials or equipment deemed unqualified by the Supervisor and the Project Owner from the site within 24 hours; if not so, the Contractor shall bear the penalty of RMB 3,000 each time.

(27)        The Contractor shall consider the construction site and surrounding environment, traffic roads, site conditions, construction drawings, construction organization design, technical construction measures, safe and civilized construction measures and other factors following the current regulations of Beijing Municipality, and shall actively carry out organization and coordination.

Chapter V General Technical Standards and Requirements .128.

(28)        The Contractor is responsible for organizing, compiling, collecting and sorting the completion materials and the handover of completion materials.

(29)        The Contractor shall pay the wages of migrant workers in full and on time.

(30)        The Contractor shall provide the personnel residence services for three months (6 persons/month) after the completion of the project acceptance and the handover to the Project Owner or the third party designated by the Project Owner.

(31)        The Contractor shall provide the conditions for third-party testing units (including but not limited to: foundation pile testing units and side slope monitoring units) engaged by the Project Owner for the implementation on site, including but not limited to: temporary water and electricity, temporary roads, and site formation required for the testing.

4.2                Performance Guarantee

4.2.1             Form and amount of the Performance Guarantee

The Project Owner requires (requires/ does not require) the Contractor to provide the Contractor's Performance Guarantee.

The Contractor's Performance Guarantee shall be 10% of the contract price, i.e. RMB 92,020,480.50. The Contractor shall, within 10 working days after the conclusion of the contract, submit to the Project Owner the Performance Guarantee in the form specified in the annexe to the contract or in any other forms approved by the Project Owner, which shall be unconditional, irrevocable and independent bank guarantee payable on demand.

4.2.2            Term of validity of performance guarantee

This Article of the General Terms and Conditions of the Contract are amended as follows:

The performance guarantee shall be valid from the effective date of the Contract to 30 days after the Project Owner issues the project acceptance certificate to the Contractor and the Parties complete the project settlement (i.e. "invalidity condition"). In case that the Contractor fails to obtain the guarantee without specific deadlines, while the Performance Guarantee has indicated the specific invalidity date, and fails to meet above invalidity conditions agreed [56] days before the specific invalidity date, then the Contractor shall extend the Guarantee to the time when the invalidity conditions are met as expected by the Project Owner at his own expense no later than [28] days before the invalidity of the Guarantee. Otherwise, the Project Owner is entitled to cash

Chapter V General Technical Standards and Requirements .129.

the Performance Guarantee or deduct performance bond from the payables as the guarantee security.

During the term of validity of the Performance Guarantee, the Project Owner is entitled to file a claim with the bank issuing the guarantee in the event of any claim. Once the claim is filed, the Contractor shall renew the guarantee within [14] days after the bank pays the compensation to the Project Owner to restore the guarantee limit to the performance guarantee amount listed in the Contract, regardless of whether the claim has been settled or not. Before the renewal provisions of this Article are met, any amount to be paid to the Contractor under the Contract shall only be paid after deducting the full amount of the difference between the performance guarantee amount listed in the Contract and the balance of current performance guarantee (if any), and the deducted amount will be used as a performance bond and returned to the Contractor without interest on the final expiry date of the Performance Guarantee as stipulated in the Contract.

4.2.3            Return of Performance Guarantee

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Performance Guarantee shall be returned to the Contractor within 28 days after the invalidity conditions are met. The Project Owner shall not be liable for any interest or other similar costs or benefits incurred by the Contractor in connection with the Performance Guarantee.

4.2.4            Notification Obligation

This Article of the General Terms and Conditions of the Contract are amended as follows:

Notwithstanding the provision of the terms of the Performance Guarantee, the Project Owner shall notify the Contractor of and explain the nature or cause of the breach of such claim or cash prior to making a claim or cashing in accordance with the terms of the security, but such notice shall not be construed as seeking the consent of the Contractor in any sense.

4.3                Subcontract

Articles 4.3.4, 4.3.5 and 4.3.6 of the General Terms and Conditions of the Contract are amended as follows:

4.3.4             The professional works with provisional valuation shall be procured according to the provisions of Article 15.8 of the Contract Terms.

4.3.5             The subcontract shall not conflict or contradict with the Contract. At the request of the Project Owner, the Contractor shall be liable to submit all the relevant

Chapter V General Technical Standards and Requirements .130.

information of any subcontractor selected or to be selected to the Supervisor for review. If such subcontracting shall be submitted to the relevant government departments for bidding and filing according to the relevant regulations and policies of the country and the location of the Project, the Contractor shall be responsible for handling the procedures of such bidding and filing, and relevant fees (including but not limited to the bidding transaction service fees charged by the government departments) have been included in the contract price.

4.3.6             The Project Owner shall have the right to directly make payment to the subcontractor (including labour subcontractor and migrant worker) in case that: some subcontractor of the Contractor files formal written complaint to the Project Owner to explain the Contractor's failure to make payment for the work performed under the subcontract, then the Project Owner may instruct the Contractor to provide the written statement in a format approved by the Project Owner and submit reasonable evidence, showing that it has made fair evaluation for the amount to be paid to the subcontractor and/or the subcontractor has received payment under the subcontract. If the Contractor fails to provide the satisfactory evidence of the explanation within 7 days after the Project Owner gives the above instructions, the Project Owner may meet with the subcontractor to determine the validity of the subcontractor's complaint after informing the Contractor in writing. If the Project Owner assures that the subcontractor's complaint is valid, the Project Owner may (at its own discretion) directly make payment to the subcontractor and deduct the amount from the amount due to the Contractor. The Contractor shall not claim the extension of the construction term and/or increase in cost for any reason.

Payment and settlement of Professional Subcontracted Projects shall be made in accordance with Article 15.8.8 of the Contract Terms.

4.5                Contractor's Project Manager

4.5.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Manager shall be resident on site and shall be on site for no less than [5] days per week, and shall be deemed to be absent from the construction site once for each day of absence. If the Project Manager needs to leave the construction site indeed, then it shall inform the Project Owner in advance and obtain the written consent of the Project Owner. If the Project Manager leaves the construction site without the consent of the Project Owner, the Project Owner is entitled to require the Contractor to pay liquidated damages of RMB [50,000] for each occurrence.

Chapter V General Technical Standards and Requirements .131.

The Project Manager shall keep a mobile phone available for 24 hours. If the Project Manager refuses to sign for confirmation of its violation of this Article, the Project Owner is entitled to require the Contractor to replace the Project Manager immediately, and such replacement shall not affect the Contractor's liability for breach of this Article.

In case that the Contractor replaces the Project Manager without the written consent of the Project Owner, the Project Owner shall have the right to require the Contractor to pay the liquidated damages of RMB 5,000,000, and the Contractor shall also replace the original Project Manager as required by the Project Owner or other personnel to the satisfaction of the Project Owner. In such case, the Project Owner shall have the right to terminate the contract.

The Project Manager and other key management personnel of the Contractor shall be employees of the Contractor, and be established with sustained and stable labour contract relationship and social insurance relationship; otherwise, the Project shall be deemed to be subcontracted by the Contractor.

4.5.3             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Manager shall be authorized to accept instructions on behalf of the Contractor and shall be granted with all authorities required for the act on behalf of the Contractor under the Contract, and all correspondence from the Contractor for the performance of the contract shall be signed by the Project Manager or its authorized representative. Upon the request of the Project Owner, the Contractor shall also affix the seal of the construction site management agency authorized by the Contractor or the seal of the company. Any instructions or notices given by the Supervisor and the Project Owner to the Project Manager shall be deemed to have been effectively given to the Contractor. The Contractor shall be liable for the consequences of the acts of the Project Manager.

4.5.4             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Manager shall not authorize other agents to perform all the work within the scope of its responsibilities, and shall not act as the project manager in other projects at the same time. Otherwise, the Project Owner is entitled to require the Contractor to bear the same liquidated damages as those for the replacement of the Project Manager without authorization.

4.6                Management of the Contractor's Personnel

4.6.3             This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .132.

The key management personnel and key technical personnel arranged by the Contractor at the construction site (see the Annex to the Special Terms and Conditions of the Contract for the list of key management personnel and key technical personnel) shall be full-time engaged in the Project, and shall not concurrently be engaged in any other engineering positions and work, and shall be present at the construction site during working days and time required by the project. The Contractor shall obtain the prior consent of the Project Owner during the replacement of key management personnel and key technical personnel. If the key management personnel and key technical personnel leave the construction site without the approval of the Project Owner, the Project Owner shall have the right to require the Contractor to pay liquidated damages of RMB 20,000 for each occurrence. If the Contractor replaces the key management personnel or key technical personnel without the written consent of the Project Owner, the Project Owner has the right to require the Contractor to pay liquidated damages for each occurrence as follows: RMB 3,000,000 for a technical director, RMB 1,500,000 for the safety manager, RMB 1,500,000 for the business manager and RMB [1,000,000] for other main management personnel or key technical personnel.

The following should be added following Paragraph 4.6.4 of the General Terms and Conditions of the Contract:

4.6.5             During the period from the effective date of the Contract to the date of duly conclusion of the project settlement agreement between the Project Owner and the Contractor, the Contractor shall not recruit or attempt to recruit any staff or labour from the Project Owner's Personnel. In case that the Contractor does so in violation of the provisions of this Paragraph in the Special Terms and Conditions of the Contract, then the Project Owner shall have the right to require the Contractor to pay the liquidated damages of RMB [1,000,000] for each person recruited or attempted to recruit.

4.6.6             The Contractor shall provide all necessary supervision for the planning, arrangement, instruction, management, inspection and testing of the project during the implementation of the project and the period thereafter required for the performance of the Contractor's obligations. Such supervision shall be carried out by sufficient personnel who shall have sufficient knowledge required for the satisfactory and safe implementation of the works in the project (including the required methods and techniques, possible hazards and methods for prevention of accidents).

4.7                Withdrawal and replacement of the Contractor's Project Manager and other personnel

Chapter V General Technical Standards and Requirements .133.

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Contractor shall carry out effective management for its Project Manager and other personnel. The Project Owner shall have the right to replace Project Manager and other personnel at any time who are deemed to be incompetent, misbehaving or negligent, including but not limited to: (2) inability to perform obligations or dereliction of duty; (3) failure to comply with a specific provision of the Contract; (4) maintaining acts prejudicial to safety, health or environmental protection; (5) violation of labour discipline or disruption of work order at the site. The Contractor shall submit the specific information of the replacement personnel within [7] days after receiving the written notice from the Project Owner, and such personnel shall be on the job after the review and confirmation of the Project Owner. The Project Owner shall have the right to interview such replacement personnel to confirm whether it meets the project requirements. If the replacement personnel provided by the Contractor fail to meet the requirements of the Project Owner:

the Project Owner shall have the right to require the Contractor to pay the liquidated damages of RMB [50,000] per day from the 15th day after receiving the aforementioned notice in the event of an unqualified project manager until such replacement personnel meets the Project Owner's requirements;

the Project Owner shall be entitled to require the Contractor to pay the liquidated damages of RMB [10,000] per day from the 15th day after receiving the aforementioned notice in the event of other unqualified personnel until such replacement personnel meets the Project Owner's requirements.

4.10              Contractor's Site Survey

This Article of the General Terms and Conditions of the Contract are amended as follows:

4.10.1               The Project Owner may, at its discretion, provide the Contractor with the on-site geological survey data and hydro-meteorological data, and does not guarantee the authenticity, accuracy or completeness of any data provided to the Contractor. The Contractor shall carry out necessary supplementary survey at its own risk, and be responsible for the verification and interpretation of all such data, and choose to use the aforementioned data provided by the Project Owner based on the results of self-verification and interpretation and bear the adverse consequences. The Contractor has no right to request the increase in costs and/or extension of the construction term on the grounds of difference between the basic information provided by the Project Owner and the actual conditions on the construction site.

Chapter V General Technical Standards and Requirements .134.

4.10.2            The Contractor shall conduct a full survey of the construction site and the surrounding environment, and collect relevant geological conditions (including underground obstacles, underground pipeline networks, etc.), hydrological conditions, meteorological conditions, traffic conditions, customs and other local information required for the completion of the contract work. In all contract work, it shall be deemed that the Contractor has fully estimated its responsibilities and risks, conducted a careful and comprehensive survey and inspection for the relevant data, and obtained sufficient clarifications and answers from the Supervisor or the Project Owner on any possible questions.

The Contractor confirms that it has fully understood and been familiar with the traffic conditions entering the site, surrounding buildings/structures and construction conditions, cross construction by several units on site, area of the construction site, current ongoing construction projects, locations, access roads, means of communication, storage and construction sites, and any private or public property adjacent or next to the site, and has properly and fully considered in terms of the feasibility of the costs and construction term. The submission of the Reply to Comparison and Selection by the Contractor shall be deemed that the Contractor has conducted a comprehensive survey for the site and surrounding environment of the project, and at the same time, has taken full account of the impact of the aforementioned factors on the project. The Contractor has no right to claim for the construction term and cost from the Project Owner for insufficient understanding of the above matters.

4.10.3             The Contractor shall, prior to the commencement of the Project, conduct a comprehensive inspection for all the technical information and objective conditions such as elevation, positioning, size and quality of the works which have been completed on the site by the earlier-stage construction unit (if any) and will have an impact on the Project. In the event of any error or non-conformance with the specifications of such completed works, the Contractor shall immediately notify the Project Owner in writing and describe the degree of impact on the Project in detail. If the Project Owner considers that repair or change is indeed necessary after review, then it will decide to make the original construction unit conduct such repair or change or make the Contractor implement as the change of the relevant works, but the Contractor shall not refuse to accept the site on this ground. Unless the repair of or change to the completed works has directly caused the delay in the construction progress of the Project and construction term of the critical lines, the Contractor shall not take the inspection of aforesaid accepted works, repair or change of completed works and other work as the ground for application for extension of construction term.

Chapter V General Technical Standards and Requirements .135.

If the Contractor fails to carry out the above-mentioned comprehensive inspection and notify the Project Owner before the commencement of the project, which causes incorrect construction, material waste, removal and rework, or other conditions that affect the Contractor's construction, then the Contractor shall be responsible for the costs required and delay in construction term on its own.

Notwithstanding any other provisions of the contract, if the Contractor is the early-stage construction unit, then it shall be deemed that the Contractor has completed the site acceptance before the conclusion of the Contract and is completely satisfied with the site. At this time, the Contractor shall be fully responsible for any defect, error and omission of any works of the early-stage construction unit, and is not entitled to claim any increase in costs and/or extension of the construction term from the Project Owner.

4.11              Adverse material conditions

4.11.2 This Article of the General Terms and Conditions of the Contract are amended as follows:

In the event of adverse material conditions, the Contractor shall take reasonable measures adapt to the adverse material conditions to continue the construction and notify the Supervisor promptly. The Supervisor shall give instructions promptly. However, the risks associated with adverse have been considered in the contract price, the Contractor has no right to claim any increase in costs and/or extension of the construction term due to adverse material conditions.

The following should be added following Article 4.11 of General Terms and Conditions of the Contract:

4.12              Adequacy of contract price

4.12.1           The Contractor shall be deemed to be satisfied with the correctness, completeness and adequacy of the contract price, and shall have established the contract price based on the data, interpretation, necessary information, review, inspection and satisfaction of all the matters referred to in Article 4.10 and other terms. The contract price includes all relevant matters required by the Contractor for the performance of all obligations, proper implementation and completion of the project and repair of any defect under the Contract.

4.12.2           By signing the Contract, the Contractor shall be deemed to have sufficient opportunity to have or in fact, has: (1) carried out comprehensive survey and inspection of the construction site and Contract Documents; (2) conducted careful investigation and study for possible obstacles and conditions which are not informed by the Project Owner, and (3) performed testing for the work that has been completed or is being

Chapter V General Technical Standards and Requirements .136.

carried out on the construction site by an Independent Contractor. The Contractor confirms that it is satisfied with the site conditions and that the contract price is sufficient to cover the difficulties and risks that may be encountered during the execution of the works in connection therewith, as well as all coordination and cooperation of the Professional Subcontractors and Independent Contractors required for the implementation of the project.

4.12.3           The Contractor shall complete additional work caused by its inadequate investigation or unreasonable foresight at its own expense. Unless otherwise expressly agreed upon in the contract, the Contractor shall not claim any increase in costs and/or extension of the construction term for any reason such as poor understanding of the above matters, inadequate construction conditions or natural or artificial conditions, physical barriers and pollutants.

5.                  Materials and engineering equipment

5.1                Materials and engineering equipment provided by the Contractor

5.1.2 The deadline for the Contractor to submit to the Supervisor for approval the materials and engineering equipment suppliers and varieties, specifications, quantities, and delivery time provided by the Contractor: the mobilization of the materials and engineering equipment provided by the Contractor should be scheduled in a reasonable time specified in Article 10.1.1 of Special Terms and Conditions of the Contract. These materials and equipment should be approved by the superintendent and the Project Owner 10 days before their usage, and enter into the site in accordance with the instructions of the Supervisor. Their processing and production should be inspected in the site processing field in terms of processing technology, quality of raw material and its output by an inspection team of at least 5 but not over 10 persons whose determination should be subject to the Project Owner, and be the personals or the third party designated by the Project Owner, or itself, but not include the Contractor. The Project Owner can arrange personnel to perform quality monitoring and control based on manufacturing phases and to participate in the factory Testing, which can't be considered as Final Acceptance. The product can leave the factory only after proved to be qualified. The Contractor shall arrange accommodation and transportation for the mentioned inspection team designated by the Project Owner, with the cost included in the Contract price. The procurement and use of the products by the Contractor shall be proceeded only after their models, specifications, and colours being approved by the Designer, the Supervisor, the Project Management Company, and the Project Owner. The materials and equipment selected by the Contractor are subject to the approval by the Supervisor, Project Management

Chapter V General Technical Standards and Requirements .137.

Company, and the Project Owner. As for the unauthorized ones, the Project Owner is entitled to require the Contractor to return these to the supplier, with the arising charge and term delays borne by the Contractor. The brand and specifications selection of material should comply with the inspection and verification process determined by the Supervisor and the Project Owner.

5.2                Materials and engineering equipment provided by the Project Owner

5.2.3             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner shall send the Notices to the Contractor [3] days in advance of the delivery of materials and engineering equipment, and the Contractor shall contact with the Supervisor, the Project Owner, and the Independent Supplier for quartet acceptance within 24 hours after the reception of the materials and engineering equipment provided by the Project Owner (the date of acceptance inspection specified in the Supply Contract shall prevail if available.). During the quartet acceptance, the contractor shall verify goods quantity and sign and seal relevant receipts. Should any damage or off-spec occur, the Project Owner shall be notified on the same day to arrange a replacement. The liability for any damage or loss after acceptance should be borne by the Contractor. If the Contractor fails to perform Inspection and Testing of the Goods at the delivery place in time, it shall be deemed that he has completed the operation and approved the goods quantity, specifications and quality.

After the acceptance, the contractor shall be obliged to receive and deliver these goods, and to keep them in custody, with the arising fees already included in the contract price and not to be paid separately by the Project Owner. The liability and compensation for any damage or loss happened prior to the project handover should be borne by the Contractor.

5.2.6             This Article of the General Terms and Conditions of the Contract are amended as follows:

In the event that any non-compliance with the contract occurs to the specifications, quantity or quality of the materials and engineering equipment provided by the Project Owner, the Project Owner shall be responsible for the replacement, supplement or return of these goods with the resulting costs and / or delays covered by himself.

5.4                Prohibition on the use of substandard materials and engineering equipment

The following should be added following Article 5.4.3 of General Terms and Conditions of the Contract:

Chapter V General Technical Standards and Requirements .138.

5.4.4 In the event that any material or equipment provided by the Contractor is found by the Supervisor or Project Owner to be against the Contract during the Inspection, Testing, acceptance of material and engineering equipment or any other phases including but not limited to factory inspection, receiving Inspection, third party Inspection, Middle acceptance, special acceptance, completion acceptance, the Project Owner is entitled to proceed the goods in the following method based on the specific conditions of the materials and equipment used in the project. The Contractor shall assume the liability in one or more following way specified in the written instructions from the Project Owner:

(1) Return the received goods in whole or in part. If the Project Owner chooses this method to deal with the Goods, the Contractor shall remove the returned materials and equipment from the delivery or storage place of delivery or storage within 48 hours after the receipt of the written Notices of the Project Owner, with the incurred fees assumed by the Project Owner, including but not limited to interest, bank fees, freight, insurance, storage charge, loading and unloading fees, dismantling cost, and other expenses required for the custody and protection of returned materials and equipment. If the contractor fails to remove the goods within the time limit, the Project Owner may adopt an appropriate way to dispose of relevant materials and equipment without the assumption of the liability for the disposal.

(2) Replace or repair the non-compliance with the Contract without any charge. As for this disposal selected by the Project Owner, the Contractor shall follow the Project Owner's instructions to replace or repair the non-compliance fully. The replaced or repaired materials and equipment shall comply with all relevant regulations in this Contract, including but not limited to specifications, quantity, quality, performance.

(3) When the Project Owner considers the options of return, replacement or repair to be unfeasible or inappropriate, it is entitled to, but have no obligation to, receive and use non-conformed materials and equipment supplied by the Contractor. In this case, the increase of contract price is unnecessary regardless of whether the market value of the contractor-supplied materials and equipment is higher than the price in this Contract agreement. Besides, the Contractor shall discount the original Contract price based on the scope and the degree of defects in the materials and equipment, the market value and the loss caused to the Project Owner. The Contract price specified in the Article should be deducted accordingly at the price whose determination should be performed the Project Owner.

Despite the disposal methods the Project Owner chooses, the Contractor shall bear the liability of increased costs and / or term delays, and compensate the Project Owner for all the incurred losses.

Chapter V General Technical Standards and Requirements .139.

6.                  Construction equipment and temporary facilities

6.1                Contractor-supplied construction equipment and temporary facilities

6.1.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Contractor shall construct all the temporary facilities required for the project by itself with the incurred cost included in the Contract price. As for the required Temporary Land occupation, all the application procedures for approval should be handled by the Contractor with the arising charges for land occupation and relevant processing already included in the Contract price.

6.2                Project Owner-supplied construction equipment and temporary facilities

Project Owner-supplied construction equipment and temporary facilities: N/A

The payment undertaker for the charges of operations, maintenance, demolition, evacuation and removal of construction equipment and temporary facilities provided by the Project Owner: the Contractor. For the Project Owner-supplied construction equipment and temporary facilities (if any) provided by the Contractor, the Contractor has no right of disposal and ownership.

7.                  Transportation

7.1                Road traffic right and off-site facilities

The undertaker for the access to road traffic right and the approval of off-site facilities: the Contractor, with the incurred already included in the Contract price.

The Contractor has thoroughly investigated the construction site, and satisfied with the suitability and availability of the dedicated and temporary roads in the construction site in prior to the attendance of projects comparison and selection and the signature of this Contract. The Contractor shall take charge of any maintenance required for the usage of access to the construction site. The Contractor shall provide all necessary guide-boards or direction instructions along all accesses to the construction site, and obtain permission from the relevant authorities for their usage. The Project Owner shall not take any liability for any Claims arising from the usage of any access to the construction site or any other relevant reasons, and for the Warranty of suitability and availability of these accesses together with incurred charges against the failure to meet these features. The Contractor shall bear all incurred costs and expenses for obtaining approval for his required traffic right to the dedicated and temporary access to the construction site.

7.2                In-site construction road

Chapter V General Technical Standards and Requirements .140.

7.2.1             The undertaker for the construction, maintenance, curing, and management of the in-site temporary roads and transportation facilities required for the project construction: the Contractor, with the incurred cost borne by himself.

7.2.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner, the Supervisor, any units and individuals authorized by the Project Owner are entitled to use the temporary roads and transportation facilities built by the Contractor without any charge.

7.3                Off-site traffic

The following should be added following Article 7.3.2 of General Terms and Conditions of the Contract:

7.3.3 The Contractor shall arrange and coordinate all matters concerning transportation, transportation and security matters at his discretion. The Contractor shall comply with the regulations and restrictions on road use and its service time, vehicle parking, etc. issued by the Beijing municipal transportation administration authorities and municipal facilities management authorities, and shall handle with the application bear relevant charges and expense.

7.4                Transportation of oversized and overweight items

The undertaken for the expense of the temporary reinforcement and modification of roads and bridges required for the transportation of over-sized or overweight items: the Contractor

8.                  Surveying settingout

8.1                Construction control network

8.1.1       The duration of the Project Owner-supplied survey datum point, datum line, and datum mark and presentation period of relevant documents via the Supervisor: on-site submission of pile handover after the mobilization of the Contractor.

8.1.2       Other requirements for the Contractor to investigate and set up construction control network: General Terms and Conditions of the Contract, and national, local and industrial standards.

The deadline for the Contractor to submit the information of construction control network for the approval of the Supervisor: within 10 days after the mobilization.

8.3                Liability for incorrect datum data

This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .141.

The Project Owner shall provide datum point, datum line, datum mark and relevant documents. The Contractor shall take charge of the positioning of the project section and the correction of any errors in position, level, dimension and setting-out. The Contractor shall put his heart into the inspection and verification of the correction of Project Owner-supplied datum point, datum line, datum mark, and their documents prior to their usage. In the event that any error was found, the Contractor should send the Notices to the Supervisor and the Project Owner immediately. All project term delays and cost increases in consequence of non-compliance with the above rule should be borne by the Contractor. The Contractor shall not be entitled to lodge any Claims any indemnity with the Project Owner against the re-surveying setting-out or construction loss in consequence of the Project Owner-supplied wrong datum data. Any inspection by the Supervisor or the Project Owner shall not relieve the Contractor from any liability for the accuracy of settingout.

9.                  Fire Safety, public security and environmental protection of Construction

9.1                Project Owner's responsibility for construction safety

9.1.3             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner shall be responsible for compensating for personal injury and property damage of the third party directly caused by the Project Owner. The Contractor shall be fully responsible for the management of safety production, environmental protection, public security and fire protection of the construction operation area, stockyard, office area and living area of the Project, and shall assume all responsibility for the safe production and civilized construction of the Project. The supervision and administration of the Supervisor and the Project Owner on safe production and civilized construction, or approval of safe production measures and environmental protection measures will not relieve, release or share any obligations and responsibilities of the Contractor in accordance with the contract and laws.

9.2                Contractor's responsibility for construction fire safety

9.2.1             Deadline for the Contractor to submit the construction fire safety measure plan to the Supervisor: The Supervisor shall approve within 7 days after receiving the construction safety measure plan submitted by the Contractor within 7 days after the contract is entered into.

9.2.5             This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .142.

The Contractor shall :(1) comply with all applicable safety laws and regulations and safety management system of the Project Owner; (2) care for the safety of all persons entitled to be on site; (3) provide any Temporary Works (including roads, sidewalks, barriers and fences) that may be necessary for the execution of the works and/or for the protection of the public prior to the handover of the works as agreed in the Contract; (4) assign sufficient safety officers to be responsible for personal safety and prevention of safety accidents on the site; and (5) keep safety records and prepare reports on any incidents in accordance with applicable laws and regulations. All costs incurred by the Contractor due to the safe operating environment and safe construction measures (whether or not the specific environment and measures are specified in the Contract) are included in the contract price, and the Project Owner is not required to make payment separately.

9.3                Public Security

9.3.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner shall supervise and manage the public security of the construction site, and the Contractor shall comply with the public security management system of the Project Owner. Under the supervision of the Project Owner, the Contractor shall, through consultation with the local public security department, establish public security administration organization or joint defence organization on the site, and shall be responsible for the unified management of public security matters of the construction site, and perform the public security duties of the contract project. The Contractor shall establish and improve the public security system of the project, organize the establishment of a public security agency or entrust the professional company to take charge of the public overall security work of the project. Meanwhile, the Contractor's management personnel and operation personnel on the construction site must put on badges and safety protective equipment. The Contractor shall be obliged to provide safety protective equipment for the personnel visiting the site, make visit record, and provide necessary safety education and instructions.

9.3.3 The person responsible for formulating the public security management plan and emergency plan for public security incidents of the construction site: Contractor

9.4                Environmental protection

9.4.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .143.

In the construction process, the Contractor shall comply with all applicable national and local laws, regulations, standards and other requirements related to environmental protection, perform the environmental protection obligations stipulated in the contract, and shall take responsibility for the environmental damage, personal injury and property damage caused by the violations of laws, regulations, standards and other requirements and obligations as agreed in the contract.

9.4.3             Deadline for submitting the environmental protection measure plan of the construction to the Supervisor for approval: within 7 days after the contract is concluded

The Supervisor shall approve within 7 days after receiving the environmental protection measure plan of the construction submitted by the Contractor.

9.5                Accident Disposal

The following should be added in this Article of General Terms and Conditions of the Contract:

After the occurrence of safety accident, the Contractor shall pay all the costs required for the rescue, diagnosis and treatment, elimination and restoration of normal conditions in advance. After the liability is determined, the Contractor shall then seek compensation from the responsible party. The Contractor shall not refuse to carry out rescue and make an urgent repair on the grounds of the dispute over the responsibility for the accident or cost.

The following should be added following Article 9.5 of General Terms and Conditions of the Contract:

9.6                Safe and Civilized Construction Costs

In the view of that the Contractor has carried out the survey of the construction site and the surrounding environment, fully understand the geographical location, passages, contour lines of communication equipment, above-ground and underground obstacles, earthwork, debris, garbage, soil properties and current waters, power source and location of rain and sewage discharge, etc., and has obtained sufficient clarifications and explanations from the Project Owner for any possible questions, then it shall be deemed that the Contractor has fully considered the costs of all safe and civilized construction measures to be taken in its offer, including the costs for the measures such as protective sheds and noise prevention facilities incurred due to special reasons in the construction process. Unless otherwise agreed in the Contract, the total price of the safe and civilized construction costs shall be fixed.

Chapter V General Technical Standards and Requirements .144.

The Contractor shall provide special fund as safe and civilized construction costs, and shall list items separately in the financial accounts for reference, and shall not use such fund for other purposes, otherwise, the Project Owner is entitled to instruct to correct within a time limit; if the Contractor fails to correct within such time limit, the Project Owner may instruct to suspend the construction, and the Contractor shall bear the additional expenses and/or take responsibility for the delayed construction terms.

10.                Schedule

10.1              Contract Schedule

10.1.1             The Contractor shall prepare the construction schedule and description of construction scheme which include the followings: 1. construction organization design, 2. project schedule, 3. list of management personnel, titles, positions, employment permits, etc., 4.safe and civilized construction measures, 5. quality assurance system, 6. bidding plan; 7. subcontracting mobilization plan, Contractor's mobilization plan of purchased materials and equipment, and the construction schedule should also specify the time required for the Project Owner to organize the designer to conduct the stage project design disclosure.

In case that the Contractor fails to submit the construction schedule and construction scheme as the agreed time, then the Project Owner is entitled to require the Contractor to pay the liquidated damages of RMB [10,000] for each day of delay. In case that the construction schedule and construction scheme submitted by the Contractor are not approved by the Project Owner at one time, then the Contractor shall modify within the time stipulated by the Project Owner until it is accepted by the Project Owner. The completion time of the construction schedule and construction scheme shall be subject to final submission time of the schedule and construction scheme approved by the Project Owner, and the liquidated damages due to the overdue submissions of the Contractor shall be calculated accordingly.

The Contractor shall ensure that the construction schedule and construction scheme submitted conform with the construction term and technical standards agreed in the contract, and shall not be inferior to the construction organization design compared and selected by the Contractor and all the project contents, standards and commitments specified in other comparison and selection response documents. The construction schedule prepared by the Contractor must include both Gantt diagram and network diagram which can effectively reflect the key construction routes and can be presented in the form of professional schedule management software approved by the Project Owner. In the construction process, the Contractor shall, in accordance with the requirements of the Supervisor and the Project Owner, submit any description

Chapter V General Technical Standards and Requirements .145.

or document of the construction schedule and construction scheme which the Supervisor and the Project Owner deem necessary.

The Supervisor shall report the audit opinion to the Project Owner for approval within [7] days upon receipt of the relevant schedule and construction scheme description submitted by the Contractor, and give written approval or propose modification opinion to the Contractor in accordance with the Project Owner's approval opinion. The construction schedule approved by the Project Owner is referred to as the contract schedule and is the basis for controlling the progress of the contract. Where the Supervisor fails to approve or propose amendments within the agreed period, the Contractor shall implement the provision of Article 3.4.5 of the Special Terms and Conditions of the Contract, and such schedule shall not be deemed having been approved.

10.1.2             Content and period requirements for the Contractor to prepare staged or itemized construction schedule and construction scheme instruction: the Contractor shall prepare the special construction scheme and construction schedule subcontracted by each sector; prepare weekly, monthly and quarterly schedule and mark the vanguard line.

Deadline for the Contractor to submit the staged or itemized construction schedule and construction scheme instruction: The special construction scheme and plan shall be submitted 15 days prior to the implementation of the special project, and the weekly schedule shall be submitted before 9:00 am every Monday (which shall be postponed accordingly in case of statutory holidays), the monthly schedule submitted before the 1st of each month, and the quarterly schedule is submitted on the 1st of each quarter.

In case that the Contractor fails to submit the staged or itemized construction schedule and construction scheme as the agreed time, then the Project Owner is entitled to require the Contractor to pay the liquidated damages of RMB [10,000] for each day of delay. In case that the staged or itemized construction schedule and construction scheme submitted by the Contractor are not approved by the Project Owner at one time, then the Contractor shall revise within the time stipulated by the Project Owner until it is accepted by the Project Owner. The completion time of the staged or itemized construction schedule and construction scheme shall be subject to final submission time of the corresponding schedule and construction scheme approved by the Project Owner, and the liquidated damages due to the overdue submissions of the Contractor shall be calculated accordingly.

10.1.3             Requirements for the preparation of construction schedule and construction scheme instruction in group projects: Not applicable

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10.2              Revision of contract schedule

10.2.1               Deadline for the Contractor to submit the application report and related data for revising the contract schedule: The Contractor shall notify the Supervisor and the Project Owner in the form of written application report within [3] days when the progress of the project is delayed compared to the contract schedule confirmed by the Project Owner, and submit the revised contract schedule based on the instructions of the Supervisor and the Project Owner.

Deadline for the Supervisor to approve the application report for revising the contract schedule: the Supervisor shall submit the application report for the revised contract schedule submitted by the Contractor to the Project Owner for approval within [3] days after receiving it, and notify the Contractor in writing according to the approval opinion of the Project Owner.

10.2.2               Deadline for the Supervisor to approve the revised contract schedule: the Supervisor shall submit the revised contract schedule submitted by the Contractor to the Project Owner for approval within [3] days after receiving it, and notify the Contractor in writing according to the approval opinion of the Project Owner.

The following should be added following Paragraph 10.2.2 of General Terms and Conditions of the Contract:

10.2.3             The Contractor shall carry out the construction in accordance with the construction organization design and contract schedule (including revision) approved by the Project Owner. Any such revision of the contract schedule shall not be construed as any written notice of extension of construction term or cost increase, and any approval by the Project Owner shall not be construed as the revision of contract schedule or waiver of the Contractor's liability for breach of construction term.

The following should be added following Article 10.2 of General Terms and Conditions of the Contract:

10.3              Subcontract works schedule

After issuing the Notification of Award or Bid-winning Notice to the Subcontractor, the Contractor shall, within the time stipulated in its overall schedule, make requirements to the Subcontractor in a reasonable format and to the extent specified by the Project Owner, and obtain the subcontract works schedule formulated by the Subcontractor, and then submit to the Supervisor for approval before submitting to the Project Owner. The Contractor shall also submit in writing the construction arrangement and overall description of the method to be adopted for the subcontract works to the Project Owner for reference whenever the Project Owner requires. At any time, if the Project Owner believes that the actual progress of the subcontract works fails to meet the subcontract

Chapter V General Technical Standards and Requirements .147.

works schedule submitted by the Contractor, the Contractor shall, in accordance with requirements of the Project Owner's instruction, require the Subcontractor to submit the revised subcontract works schedule, indicating the necessary modification made to the original schedule to ensure that the subcontract works is completed before the completion date committed by the Subcontractor. The Project Owner's management of the Subcontractor shall not exempt the Contractor from its management responsibility for the Subcontractor.

11.                Commencement and Completion

11.1              Commencement

11.1.1           This Article of the General Terms and Conditions of the Contract are amended as follows:

The Supervisor shall issue the commencement notice to the Contractor 7 days prior to the Commencement Date. The Supervisor shall obtain the consent of the Project Owner before issuing the commencement notice, and the Project Owner may also directly issue the commencement notice. The construction term shall be calculated from the Commencement Date specified in the commencement notice issued by the Supervisor or the Project Owner (in case that such two notices are inconsistent, the notice issued by the Project Owner shall prevail). The Contractor shall commence construction as soon as possible after the Commencement Date.

11.1.2           The followings are added to this paragraph in the General Terms and Conditions of the Contract: the Supervisor shall obtain the approval of the Project Owner before approving the commencement application form.

11.2              Completion

The actual completion standards agreed in the Contract are as follows:

(1) The Project is implemented and completed according to the requirements of the Contract Documents, qualified in the completion acceptance as agreed in the contract and is confirmed by five parties upon the signature for acceptance, and is qualified in any special acceptance, approval and licensing required for legal operation and completion acceptance for the record of the project, including but not limited to, civil air defence acceptance, fire acceptance, sanitary and anti-epidemic acceptance, environmental protection acceptance and planning acceptance;

(2) The Contractor has completed the completion clearance of the site in accordance with Article 18.7, and completed the demobilization as agreed in Article 18.8 and handed over the project to the Project Owner, and completed the handover upon the signature of the Project Owner;

Chapter V General Technical Standards and Requirements .148.

(3) The Contractor has sorted out all the completion data of the Project, which fully meets the requirements of completion acceptance filing and urban construction archives, and conforms to the document management requirements of the Project Owner, and has handed over to the Project Owner after the review and confirmation of the Supervisor and the Project Owner.

After all the above standards are met, the Project Owner will issue the project acceptance certificate to the Contractor according to Paragraph 18.3.5. The date indicated in the project acceptance certificate is the actual completion date of the Project.

11.3              Delay of the Project Owner's construction term

This Article of the General Terms and Conditions of the Contract are amended as follows:

During the performance of the contract, the Contractor shall be entitled to require the Project Owner to extend the construction term and/or increase the cost if and only if the critical lines of the Project are affected by the following reasons, making the Project unable to be completed on schedule:

(1)          Increase in the contents of the contract work;

(2)          Change in the quality requirements or other characteristics of any work in the contract;

(3)          Force majeure;

(4)          Suspension of works at the request of local administrative authorities, but if such request is made due to reasonably foreseeable circumstances (including the high school entrance examination, college entrance examination, major conventions and special days in Beijing, and the special days that are not conventional that the Contractor has been required to consider before the conclusion of the Contract), then the construction term shall not be extended;

(5)          The Project Owner's delay in providing materials, engineering facilities or change of delivery place;

(6)          Suspension of construction due to the reasons of the Project Owner;

(7)          Delay in providing the drawings;

(8)          Failure to commence at the Commencement Date stipulated in the commencement notice in Paragraph 11.1.1 due to the reasons of the Project Owner;

(9)          Delay in the critical lines of the Contractor caused by the delay, interference or hindrance due to the reasons of the Project Owner.

Chapter V General Technical Standards and Requirements .149.

Notwithstanding the preceding, but if the reasons of the Project Owner as stipulated in this Article are caused by the Contractor's fault, delay, non-compliance with instructions, failure to coordinated management, etc., the Contractor shall not be entitled to require the additional costs and/or extension of the construction term.

Notwithstanding the preceding, the Contractor shall also not be entitled to require additional costs and/or delay in the construction term in the event of concurrent delays in the same period. Concurrent delays refer to two or more delays occurring in the same period, at least one of which is caused due to the reasons of the Contractor or which should have been reasonably controlled and avoided by the Contractor, while the other or other several delays shall be the delay(s) which the Contractor should have been entitled to obtain the extension of the construction term as agreed in the contract.

For delays that do not affect the critical lines, the Contractor shall have no right to request additional costs and/or extension of the construction term for whatever reason.

11.4              Exceptional adverse weather conditions

This Article does not apply to the General Terms and Conditions of the Contract. Only the weather conditions meeting the circumstances of force majeure stipulated in the contract will be regarded as the exceptionally adverse weather conditions and shall be implemented in accordance with the provisions of the contract related to the force majeure.

11.5              Delay of the Contractor's construction term

11.5.2             Calculation standards and calculation methods for the liquidated damages of delayed completion:

(1) Calculation standards: 2‱/day of contract price;

(2) Calculation methods: number of overdue days × 2‱/day of the contract price, in which: number of overdue days = actual construction term - construction term of the contract - construction term agreed to be extended by the Project Owner, and the time less than one day shall be calculated as one day.

In case that the Contractor fails to complete the project on schedule, the Project Owner is entitled to notify the Contractor in writing upon the expiry of the completion date stipulated in the contract (including the construction term extended in accordance with the contract), stating the liquidated damages for the delayed completion to which the Project Owner is entitled to obtain in accordance with the above standards. No matter whether the Supervisor or the Project Owner issues the written notice as stipulated in

Chapter V General Technical Standards and Requirements .150.

this Article within the prescribed time limit, the Project Owner shall not lose the right to claim liquidated damages for delayed completion.

In case that the Contractor fails to complete the relevant work at the construction term of each node stipulated in the contract, the Project Owner shall be entitled to temporarily deduct the liquidated damages of RMB [10,000] from the project payment for each day of delay in each node. The liquidated damages for each node's delay can be collected at the same time without affecting each other.

During the project settlement, the principle of handling the liquidated damages for delayed completion of the node is as follows:

(1)          In case the Contractor completes the project on schedule, the Project Owner shall return the Contractor all the liquidated damages for delayed completion of the node without interest which is temporarily deducted;

(2)          In case the Contractor fails to complete the project on schedule, the liquidated damages for delayed completion of the node temporarily deducted will be taken as the liquidated damages for delayed completion. If such amount is insufficient, the Project Owner shall have the right to deduct the insufficient part of the liquidated damages for delayed completion from the completion settlement price; if such amount is in excess, the Project Owner will return to the Contractor liquidated damages for delayed completion of the node in excess without interest.

The parties specifically confirm that: unless the Project Owner clearly stated in the document confirming the extension of the construction term that the Contractor was exempted from the contract's liability for breach of contract. Otherwise, in any case, the Supervisor's or the Project Owner's approval of the revised schedule, request of the establishment of new construction term based on actual conditions, and indication or acknowledgement of the fact of delay of the construction term shall neither represent their consent of postponement of construction term nor relieve or release the Contractor's responsibility for the delay in breach of contract.

11.6              Early completion of construction term

Incentives for early completion: none

The following should be added following Article 11.6 of General Terms and Conditions of the Contract:

11.7              Absolute construction term

The contract construction term shall be absolute construction term including statutory holidays, which has taken into account the suspension of construction caused by the

Chapter V General Technical Standards and Requirements .151.

construction at night or on holidays, construction in winter and rainy seasons which shall not be carried out according to the government regulations, and the suspension of construction caused by two sessions, college entrance examination, high school entrance examination, diplomatic visits, traffic control, rainfall, strong winds, smog, dust control, sand storms, environmental protection, factors affecting the construction term such as insufficient construction site, and other factors such as the government's stop work order and restrictive measures adopted. In the event of the occurrence of the factors for the adjustment of construction term which is clearly stipulated in the contract terms, the contract construction term shall not be extended under any circumstances.

11.8              construction term and Costs

The extension of the construction term does not mean necessary additional costs, and the Contractor shall be entitled to increase the costs due to the extension of the construction term only in case that:

(1) the circumstances in Paragraphs 11.3 (1), (2), (5), (6), (7), (9) of the Special Terms and Conditions of the Contract occur;

(2) the construction is suspended for a continuous period of more than [3] days (excluding [3] days) under the circumstances mentioned in Item (1) above.

The additional costs which the Contractor is entitled to claim shall be the costs for the continued suspension of construction for more than [3] days, and the costs are limited to the following costs (the compensation principle is also as follows):

1)     Compensation for on-site construction labour: the compensation shall be given according to the actual number of the construction labour on site during the suspension of construction in excess and the suspension confirmed by the Project Owner on site, and the unit price of labour cost in the priced bill of quantities (excluding any charge);

2)     Compensation for on-site machinery: the compensation shall be given according to the type and quantity of on-site machinery confirmed by the Project Owner on site during the suspension of construction in excess, and 60% of the unit price of the machinery shift in the priced bill of quantities (excluding any charge);

3)     Compensation for on-site construction management personnel: the compensation shall be given based on the number of management personnel on duty during the suspension of construction in excess and the suspension confirmed by the Project Owner on site, and according to the average daily salary calculated based on the bank statement of such

Chapter V General Technical Standards and Requirements .152.

personnel's salary in six months prior to the suspension of construction provided by the Contractor.

Except for the above costs, the Contractor shall be no titled to claim management fees, profits or any other costs due to the extension of the construction term.

During the application for the cost increased due to the extension of construction term, the Contractor shall attach sufficient materials, that is, a valid on-site certificate which can prove the suspension of construction and work slowdown and specify the number of labour and machinery, and the construction record approved by the Supervisor and the Project Owner, and shall not convert such cost directly according to the contents of the list in the absence of facts.

The Contractor's claim for the extension of the construction term and/or the increase in costs resulting therefrom shall be made in accordance with the claim procedure set forth in Article 23.1; otherwise, the Contractor shall be deemed to have waived its right to request the extension of the construction term and/or the increase in costs.

12.                Suspension of Construction

12.1              Contractor's Liability for Suspension of Construction

(4) The Contractor shall assume the responsibility for the suspension of construction: if the Contractor violates relevant provisions, and the competent authority orders to suspend the construction of the project; and under the circumstance stipulated in other terms of the Contract.

12.2              Project Owner's Liability for Suspension of Construction

This Article of the General Terms and Conditions of the Contract are amended as follows:

In case that the construction term for the critical lines of the Project is delayed due to the suspension of construction caused by the reasons of the Project Owner, then it shall be implemented according to Articles 11.3 and 11.8 in the Special Terms and Conditions of the Contract.

In the event of the suspension of construction, the Contractor shall make every effort to minimize the damage suffered through reasonable work arrangements, including proper storage of the completed works, reasonable arrangement of personnel on duty and machinery at the site, etc. In particular, part of the project is suspended, the Contractor shall ensure the maximum utilization efficiency of various construction factors through adjusting the allocation of personnel and construction equipment, so as to avoid the occurrence of work slowdown and the delay of construction term. The Contractor shall, within the time limit required by the Project Owner, submit the work

Chapter V General Technical Standards and Requirements .153.

plan of personnel and machinery during the suspension of construction to the Project Owner for approval, and organize the implementation according to the work plan confirmed by the Project Owner. The Project Owner shall have the right not to pay the costs incurred beyond the work plan confirmed by the Project Owner or due to the implementation inconsistent with the relevant work plan. If the Contractor fails to perform the obligations specified in this Article, then it shall be liable for any additional losses arising therefrom.

12.4              Resumption of Construction after Suspension of Construction

12.4.1             The following should be added in this paragraph of General Terms and Conditions of the Contract:

The Supervisor shall obtain the written approval of the Project Owner before issuing the notice of resumption of construction.

12.4.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

If the Contractor delays or refuses to resume the construction without any reason, then it shall bear the cost increased resulting therefrom. If the Contractor fails to resume the construction on time due to reasons of the Project Owner, then Contractor shall, subject to the provisions of Article 11.3, have the right to require the Project Owner to extend the construction term and/or compensate for the cost of suspension and work slowdown, provided that such compensation is limited to the cost for continuous suspension of construction or work stoppage for more than [3] days (excluding [3] days) as stipulated in Article 11.8.

If the Contractor believes that it does not meet the conditions for the resumption of construction, it shall submit a written reply to the Supervisor and the Project Owner within 24 hours after receiving the notice of resumption of construction and explain the specific reasons; otherwise, it shall be deemed that the Contractor has delayed and refused to resume the construction without any reason. The Contractor shall not delay or refuse if the Supervisor and the Project Owner consider it necessary to resume the construction after receiving the written reply.

12.4.4               The Project Owner shall pay the corresponding order amount as agreed in the order contract of the Contractor on the premise that:

(1)          the time for the Contractor to purchase materials and engineering equipment conforms to the requirements of the contract schedule;

(2)          the materials and engineering equipment are specially ordered for the construction of the Project with acceptable quality;

Chapter V General Technical Standards and Requirements .154.

(3)          the prices of materials and engineering equipment are reasonable (conforming to the market price at the time of order and not exceeding the amount agreed in the Contract) and the Contractor has made payment for the order;

(4)          the Contractor has marked such materials and engineering equipment as the property of the Project Owner according to the instructions of the Project Owner;

(5)          the suspension of construction has lasted for more than [56] days and is not caused by the Contractor.

12.5              Suspension of construction for more than 56 days

12.5.1  The Supervisor shall obtain the approval of the Project Owner before making any decision. If the Contractor does not obtain the permission to continue the construction of the project or part of the project suspended within the time stipulated in the General Terms and Conditions of the Contract, the Contractor may negotiate with the Project Owner about the subsequent implementation of the project, but the Contractor has no right to unilaterally cancel any work or terminate the contract due to the suspension of construction.

13.                Quality of the Work

13.1              Requirements for Project Quality

13.1.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

The acceptance standards of the Project shall be subject to the national and local regulations and industry standards of the project location and shall meet the provisions of the contract terms, technical standards and requirements and other Contract Documents.

The following should be added following Paragraph 13.1.3 of the General Terms and Conditions of the Contract:

13.1.4             In case of the quality problem attributable to the Contractor in the construction process, the Project Owner shall be entitled to require the Contractor to pay liquidated damages of RMB [2,000] to RMB [500,000] for quality problems according to the seriousness of the circumstances and the consequences and impacts (to be determined by the Project Owner) for each occurrence.

13.1.5               If the Project fails to obtain all the awards stipulated in the contract agreement due to the reasons of the Contractor, the Contractor shall pay liquidated damages to the Project Owner as follows:

Chapter V General Technical Standards and Requirements .155.

① 0.5% of the contract price for Safe and Green Model Construction Site of Beijing Municipality；

② 0.5% of the contract price for Gold Award of Beijing Municipality Great Wall Cup of Buildings (including structures)；

③ 0.5% of the contract price for Gold Award of China Construction Engineering Steel Structure;

④ 0.5% of the contract price for Two-star Green Buildings (GB/T 50378-2019 Green Building Evaluation Standard);

⑤ 0.5% of the contract price for AAA-level Safe, Civilized, Standardized and Good-faith Construction Site;

⑥ 0.5% of the contract price for National Quality Engineering Award.

13.2              Contractor's Quality Control

13.2.1               Deadline for the Contractor to submit the project quality assurance measure document to the Supervisor: not be less than 14 days prior to the construction of the work.

Deadline for the Supervisor to approve the project quality assurance measure document: within 7 days after receipt of such document

13.3              Contractor's Quality Inspection

Deadline for the Contractor to submit the project quality report to the Supervisor: within 24 hours after the inspection conditions are met

Requirements for the Contractor to submit the project quality report to the Supervisor: The Contractor shall carry out the entire process quality inspection and detection for the materials, engineering equipment, and all parts of the project and their construction technology as agreed in the Special Terms and Conditions of the Contract, and make detailed records, prepare the project quality report and submit it to the Supervisor for review. The format and content of the quality report shall meet the requirements of the Project Owner.

Deadline for the Supervisor to review the project quality report: within 3 days

13.4              Supervisor's Quality Inspection

The Contractor shall provide convenience for the inspection and detection of the Supervisor, and other places where the Supervisor may inspect and consult the original construction records include: according to the actual situation of the project and the requirements of the Project Owner.

Chapter V General Technical Standards and Requirements .156.

13.5              Inspection of concealed works before coverage

13.5.1               Deadline for the Supervisor to inspect the concealed works: within 48 hours after receiving the Contractor's inspection notice

In case that the Contractor fails to attach the self-inspection record and necessary inspection information to the notice of concealed works inspection or relevant information is not qualified, then the Contractor shall be deemed to have failed to issue the notice, and the Contractor shall be liable for any loss and delay of construction term caused thereby.

13.5.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

In case that the Supervisor fails to inspect within the time stipulated in Paragraph 13.5.1, then the Contractor shall implement the agreement in Paragraph 3.4.5 of the Special Terms and Conditions of the Contract, and shall not complete the coverage work by itself.

13.7              Quality Dispute

This Article of the General Terms and Conditions of the Contract are amended as follows:

In case that the Project Owner and the Contractor are in dispute over the project quality, in addition to the settlement of the dispute according to the Article 24, the Supervisor may request the qualified engineering quality testing institution entrusted by the Parties to carry out the appraisal. The required expenses and losses caused thereby shall be borne by the responsible party; in case that such amount is caused by the Parties, then the Parties shall be liable separately according to their responsibilities. If, after the testing, the works have quality defects, then the accepted or unaccepted works that have been completed but put into use shall be settled in accordance with the terms of the project warranty, but if the Project Owner has evidence to prove that the works have quality defects, the Contractor shall still be liable for breach of contract; the completed works that have not been accepted and have not been put into use, as well as the works under the suspension of construction, maybe settled according to the disposal decision of the engineering quality supervision organization upon the consent of the Project Owner in accordance with the settlement scheme determined based on the testing results.

13.6              Removal of Unqualified Works

13.6.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .157.

In case that the unqualified works cannot be remedied promptly on the site, the Contractor may, with the consent of the Project Owner, remove any defective or damaged materials and engineering equipment from the site for remedy. With the consent of the Project Owner, the Contractor may be required to provide an appropriate guarantee for the total replacement cost of such part of materials and engineering equipment.

In case that the unqualified works can be remedied by several methods, the Supervisor and the Project Owner shall have the right to require the Contractor to adopt the method that best meets the requirements of the Contract Documents and restores the original purpose of the project. If the Contractor's remedy plan is required to be designed by qualified design company or evaluated or demonstrated by the experts, the Contractor shall be responsible for carrying out the relevant design, evaluation or demonstration at its own expense to ensure that the remedy plan is reasonable and feasible and meets the requirements of all applicable standards and specifications.

In case that the Contractor fails to comply with the instructions of the Supervisor or the Project Owner on the remedy of unqualified works, or fails to complete the instructions within a reasonable time required by the Supervisor or the Project Owner, or fails to execute the instructions, the Project Owner shall have the right to employ a third party to carry out the rectification and is entitled to require the Contractor to bear the rectification costs, delay in the construction term and all losses caused thereby. The Contractor shall be responsible for the quality of the rectification performed by the third party and include such part of the work into the scope of quality warranty.

14.                Test and inspection

14.1              Test and inspection of materials, engineering equipment and projects

14.1.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

For projects that shall be tested, detected, inspected or checked by the third party entrusted by the owner according to the relevant national and Beijing regulations and the contract, the Project Owner shall entrust and bear the costs, and the contractor shall take sample, seal and send the samples with the witness of the Supervisor. The contractor shall also perform other obligations required by the preceding provisions.

The Project Owner shall entrust the third-party monitoring enterprise to provide subsidence observation of side slope and building and entrust the third-party inspection agency to inspect the pile foundation.

Except for the above-mentioned projects entrusted by the third-party inspection enterprise by the contractor, other testing, detection, inspection or checking work

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required to complete the project shall be entrusted by the contractor with bearing the cost, while the enterprise of testing, detection, inspection or checking entrusted by the contractor shall be approved by the Project Owner.

Regardless of whether the third-party testing enterprise entrusted by the Project Owner or the contractor, in order to effectively perform the required testing, detection, inspection or checking, the contractor shall provide all required instruments, assistance, documents and other materials, water and power, device, equipment, fuel, consumables, tools, labour, machinery and equipment, materials and auxiliary materials, worksites, and staff with appropriate qualifications and experience according to the Project Owner's requirements, and the costs needed have been included in the contract price.

The specified testing, detection, inspection or checking of any engineering equipment, materials and other parts of the project shall be performed at the time and place as agreed in the contract; if there is no agreement in the contract, if the Project Owner entrusts a third party for testing, the Project Owner shall notify the contractor the time and place. If the contractor entrusts a third party for testing, the contractor shall notify the Supervisor and the Project Owner 48 hours before the testing, detection, inspection or checking are available and the specific time and place shall be determined by the Project Owner. The contractor shall promptly submit fully verified testing, detection, inspection, or checking reports to the Supervisor and the Project Owner.

The contractor has taken into account the time and cost required for sampling, sealing, sending samples and completing the above testing, detection, inspection or checking in the contract term and price and shall not require extension of the duration and/ or increase of costs.

14.1.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

When the contractor reasonably proposes requests, the Project Owner shall provide the contractor with the contract testing scope, testing content and testing responsibilities in the contract signed by the contracting party and the third-party testing enterprise without the price.

15.                Changes

15.1              The scope and content of changes

15.1.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

If and only if one of the following situations occurs in the performance of the contract, the change shall be made in accordance with the provisions of this Article.

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(1) Cancel any work in the contract;

(2) Change the quality or other characteristics of any work in the contract;

(3) Change the baseline, elevation, location or size of the contract works;

(4) Additional work required to complete the project.

15.1.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner has the right to transfer the cancelled work to the contractor or other person, and the contractor has no right to claim for the term and / or expenses or compensation for any losses.

The following should be added following Article 15.1.2 of the General Terms and Conditions of the Contract:

15.1.3             Changes shall not invalidate the contract in any way, while the impact (if any) of all changes on the contract price of the project shall be valued in accordance with this contract.

15.1.4             If the Project Owner issues instructions to make engineering changes due to: (1) the contractor's breach of contract or termination of the contract; (2) the contractor fails to prepare the goods in time according to the construction organization design and material arrival plan approved by the Project Owner; causing material outages or shortages; (3) the contractor proposes replacement or adjustment of materials and equipment or construction technology to recover the delayed construction progress caused by its own reasons or to ensure that the construction progress not to fall behind; (4) the contractor causes the failure of materials and equipment or construction technology; (5) for the convenience of the contractor's own construction; (6) the need for construction measures caused by the contractor; (7) The part where the contractor is responsible for the design (if any) has design errors or omissions (including but not limited to failure to meet the design standards, specifications or requirements of the competent government department or substantially respond to the design requirements of the Project Owner), regardless of whether the Project Owner has approved the relevant design documents; (8) the contractor's own other reasons. The cost of changes and the delay of the construction term due to the above reasons shall be borne by the contractor.

The contractor confirms that the following conditions do not constitute a change: (1) the contractor adopts or changes any construction plan, construction measures, and construction technology to complete the agreed work in the contract; (2) unless the Project Owner agrees otherwise in writing (such written consent shall be sealed with the Project Owner's official seal) as a change, any clarification made by the Project Owner, the designer, the Project Management Company, the cost consulting company,

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or the consultant on the drawings or other Contract Documents that the contractor fails to understand the content accurately, or any explanation or confirmation made on the existing content; (3) except for the written consent of the Project Owner (the written consent shall be confirmed by the Project Owner ’s official seal) to deal as a change, the deepened design drawings, sample drawings, detailed drawings / lofting drawings, expansion drawings, attached drawings, comprehensive drawings and so on during the process of construction (if any). The contractor has no right to request an increase in costs or extension of the construction term on these accounts.

15.2              Right of change

The Project Owner may propose changes at any time by giving instructions. Only the Project Owner has the final decision on the change. Except for the Project Owner, no other enterprise or individual including the designer, Project Management Company, Supervisor, and so on, have the right to propose or confirm changes without the written consent of the Project Owner. The contractor shall comply with and implement each change. The contractor shall not make any changes and / or modifications to the project unless and until the change is instructed or approved by the Project Owner.

15.3              Change procedures

15.3.1             Proposal of changes

(1) The following should be added in this paragraph of General Terms and Conditions of the Contract:

After receiving the intent letter for change, the contractor shall respond in writing and submit the implementation plan as soon as possible (unless requested by the Project Owner, no later than 7 days after receiving an intent letter for change): 1) Description on suggested work to be done and implementation schedule; and 2) a proposal for the contractor to make necessary modifications to the progress plan according to the completion date. The Project Owner shall respond with approval, disapproval or comment as soon as possible after receiving such a proposal, while the contractor's proposal shall not constitute a change under any circumstances. While waiting for the response, the contractor shall not postpone any work. The Project Owner shall give the contractor instructions to execute any changes and attach any required records of expenses, and the contractor shall confirm receipt of such instructions.

The following should be added following item (4) of the General Terms and Conditions of the Contract:

(5) The Supervisor shall obtain the written approval of the Project Owner before issuing the intent letter for change, instructions for change and any documents related to the

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change. The Project Owner may also send the intent letter for change and instructions to the contractor without the Supervisor. The change instruction shall be issued in a change order or other form approved by the Project Owner.

15.3.2             Valuation change

(1) The deadline for the contractor to submit a change quotation: The contractor shall submit the change quotation in accordance with the General Terms and Conditions of the Contract within [7] days after receiving the change instruction. The Supervisor and the Project Owner have the right to comment on the change quotation, and the contractor shall make amendments or supplementary explanations according to the opinions of the Supervisor or the Project Owner.

The change quotation shall be consecutively numbered and signed by the project manager of the contractor. Each change quotation shall indicate the location, size and technical requirements of the change to ensure that the engineering quantities can be tracked and calculated, or the Project Owner has the right not to consider them in the valuation and settlement.

A change quotation shall be the price report of a single change order (or other form of change instruction). The contractor shall not accumulate multiple change orders (or other forms of change instructions) in a single change quotation; otherwise, the Supervisor and the Project Owner have the right to refuse to receive and review this change quotation.

(2) The following should be added in this Article of the General Terms and Conditions of the Contract: If the change of work affects the construction term, the Project Owner will determine whether to adjust the construction term in accordance with article 11 of the contract.

(3) The period for the Supervisor to agree or determine the price change:

The Supervisor shall complete the review within [7] days after receiving the contractor's change quotation and submit it to the Project Owner for approval. The Project Owner shall check within [28] days after receiving the change quotation reviewed by the Supervisor and decide whether to agree to the value of the change. If the Project Owner does not agree, the Project Owner shall notify the contractor of the value of the changes it has reviewed.

If the Supervisor or the Project Owner reviews and considers that the construction conditions, quality, location, size and on-site construction conditions do not match the change instructions, the contractor shall make amendments or supplementary instructions in accordance with the Supervisor or Project Owner's instructions and resubmit for review. (4) This Article of the General Terms and Conditions of the Contract are amended as follows: If the contractor fails to submit a change quotation

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within the prescribed period after receiving the change instruction, the contractor may decide whether to adjust the contract price and the specific amount adjusted accordingly when the Project Owner decides to adjust the contract price.

The following should be added following Article 15.3.2 (4) of the General Terms and Conditions of the Contract:

(5) After the Project Owner and the contractor have reached a written agreement (referring to a written confirmation document affixed with the official seal of both parties), the changed price shall be paid or deducted in accordance with 17.3.6 (6) of the Special Terms and Conditions of the Contract. The Project Owner shall not bear the liability for overdue payment, and the contractor shall not stop implementing the project or request an extension of the construction term and / or increase costs on that ground.

15.3.3           Change instructions

(1) This Article of the General Terms and Conditions of the Contract are amended as follows:

The change instructions shall only be issued by the Project Owner or the Supervisor or Project Management Company with the written approval of the Project Owner. The change instruction shall be signed by the Project Owner's representative and stamped with the Project Owner's official seal.

The following should be added following Article 15.3.3 (2) of the General Terms and Conditions of the Contract:

(3) If the contractor fails to implement the change instruction within the time limit required by the Project Owner, the Project Owner has the right to require the contractor to pay the liquidated damages of RMB [50,000] per day for delay.

15.3.4           Change limit

(1) When the amount of a single change is greater than or equal to 3% of the contracted price, the Project Owner and the contractor shall separately sign a supplementary agreement on this major change.

15.4              Valuation principles for changes

15.4.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

There is no subheading applicable to the changed work in the priced bill of quantities, while the single price of similar subheadings within a reasonable range can be referred to if there are similar subheadings;

Notwithstanding the preceding agreement, the Project Owner shall have the right to choose not to conduct reference calculations in accordance with this agreement for

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similar subheadings in the priced bill of quantities, and the contractor shall not raise an objection in implementing the agreement in 15.4.3, and the contractor shall not raise an objection in implementing the agreement in 15.4.3.

15.4.3             This Article of the General Terms and Conditions of the Contract are amended as follows:

If there is no unit price for applicable or similar sub-items in the priced bill of quantities, the following methods shall be used to determine the price of the changed work:

1) Consumption: Consumption shall be performed according to the 2012 "Beijing Construction Project Valuation Basis-Budget Quota".

2) Labour, material, and machinery prices: If the corresponding labour, materials, and machinery prices have been listed in the priced bill of quantities, the existing implementation will be applied; if not, the lowest price limit in the "Beijing Construction Cost Information" of the month of the change shall be implemented; if there is no information in the "Beijing Construction Cost Information" of the month of the change, it shall be implemented at a reasonable market price approved by the Project Owner.

15.4.4           This Article of the General Terms and Conditions of the Contract are amended as follows:

The amount of the total price measure item shall be a fixed price. Except for possible deductions in accordance with 17.1.6 (3) of the contract, the contractor has no right to claim adjustments due to construction changes, missing items in the list, inconsistent project characteristics or other reasons. The unit price and subheading of a unit price measure item shall be fixed, and the contractor has no right to claim adjustment of the subheading or unit price due to missing items in the list, inconsistent project characteristics or other reasons. The unit price measure items added due to the change confirmed by the Project Owner shall implement the valuation principles for changes as stipulated in 15.4.

15.4.5             This Article of the General Terms and Conditions of the Contract are amended as follows:

The project shall not adjust the comprehensive unit price listed in the priced bill of quantities due to the increase or decrease in the amount of work listed in the priced bill of quantities.

15.4.6             Other treatments for price adjustments due to changes: None

The following should be added following Article 15.4.6 of the General Terms and Conditions of the Contract:

15.4.7           If the changed construction quantities cannot be calculated according to the drawings, an on-site visa (with text descriptions, photos and so on) should be obtained promptly, and the construction quantities shall be confirmed by the

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Supervisor, Project Management Company, and Project Owner to avoid the failure to confirm the project cost. If there is no bill of quantity confirmation, the settlement will not be adjusted.

15.5              Reasonable proposals for a contractor

15.5.2      Reward method for reasonable proposals for the contractor: no reward

15.8              Provisional valuation

15.8.1             If the Project Owner and contractor decide to select a particular supplier or Professional Subcontractor through tendering:

(1) The bidding work shall be jointly organized by the Project Owner and the contractor in accordance with the provisions of this Article.

(3) The difference between the amount of the bid (excluding tax price) and the provisional valuation (excluding tax price) of the professional subcontracted projects/Special Supply Items listed in the bill of quantities and the corresponding tax (calculated at the tax rate agreed in this contract) shall be included in the contract price.

(4) The deadline for the contractor to submit the bidding plan: The contractor shall prepare the bidding work plan at least [60] days before the bidding work is initiated and request the Project Owner for approval through the Supervisor's report.

Time limit for the Project Owner to approve the bidding work plan: The Project Owner shall grant approval or propose amendment suggestions within [14] days after the Supervisor receives the bidding work plan submitted by the contractor. The contractor shall carry out the bidding work strictly in accordance with the bidding work plan approved by the Project Owner.

(5) Time limit for submitting relevant documents by the contractor: The contractor shall notify the Supervisor and the Project Owner to initiate the tender at least [30] days before issuing the tender announcement (or pre-qualification announcement or bidding invitation), pre-qualification documents and tender documents, and submit relevant documents to the Project Owner for approval through the Supervisor's report.

Time limit for the Project Owner to approve relevant documents: The Project Owner shall grant approval or propose amendment suggestions within [14] days after the Supervisor receives the relevant documents submitted by the contractor. Regardless of whether the Project Owner proposes amendment suggestions, the final document issued shall be subject to the final decision of the Project Owner. After the Project Owner finally decides on the bidding documents, the contractor shall issue it within [3] days and submit a separate report to the Supervisor and Project Owner for reference.

Chapter V General Technical Standards and Requirements .165.

Both parties can recommend bidding candidates, and the Project Owner has the final decision on the list of bidders and the pre-qualification results. When the Project Owner makes the final decision on the list of bidders and the pre-qualification results according to the terms of the contract, the contractor shall not raise an objection except that the qualifications of the bidder determined by the Project Owner fail to meet the mandatory requirements of laws and regulations.

(6) The bid evaluation work is organized and coordinated by the contractor, while the Project Owner has the right to determine the bid evaluation method and rules. The composition of the bid evaluation committee is finally determined by the Project Owner. The contractor agrees that the bidder's bid evaluation representative in the bid evaluation committee shall be selected by the Project Owner. Only the Project Owner has the final decision on the bidding results and the right to directly discuss with the bidders of professional subcontracted projects/ Special Supply Items.

(9) Within [7] days after the bid evaluation committee decides the right candidate for the Professional Subcontracted Projects/ Special Supply Items and the Project Owner finally confirms the successful bidder, the contractor shall send a Bid-winning Notice to the bid winner.

(10) Within [7] days after the conclusion of the professional subcontracting / special supply contract, the contractor shall submit two copies of it to the Supervisor. The contractor shall also be responsible for completing the filing of relevant professional subcontracting / special supply Contract Documents (if required by the government department), and the relevant costs have been included in the contract price.

The contractor shall submit the Contract Documents to be formally signed to the Project Owner for review through the Supervisor's report within [14] days before the contractor concludes a contract with a Professional Subcontractor or a Special Supplier. The Project Owner shall grant approval or propose amendment suggestions within [7] days after the Supervisor receives the relevant documents. If the Project Owner requests to prepare the Contract Documents by itself, the contractor shall not raise objections. The Project Owner will prepare the Contract Documents for formal signing and ask the contractor to propose amendments. If the contractor fails to submit a written amendment within [3] days, it shall be deemed to have no amendment suggestions. However, regardless of whether the contractor proposes amendment suggestions, the contractor shall sign the relevant contract in accordance with the Contract Documents approved by the Project Owner within [7] days after the Project Owner issues instructions.

(12) If the contractor violates the procedures stipulated in the above paragraph or fails to perform the approval procedures described in this Article, the Project Owner shall

Chapter V General Technical Standards and Requirements .166.

have the right to require the contractor to change or re-start based on the contractor's requirements or settle according to the unit price approved by the Project Owner even if the Project Owner and the Supervisor have not raised objections at that time. The Project Owner also has the right to refuse to accept and approve the project funds of relevant professional projects or the projects involving materials and engineering equipment related to the special supply, and the increase of cost and (or) delay on construction term shall be born by the contractor.

15.8.2               If the materials and engineering equipment given by the Project Owner in the bill of quantities are not included in the scope of legally necessary tendering or failing to meet the required scale standards, the specific procurement organization and approval procedures shall be implemented in accordance with Article 15.8.3.

15.8.3               If the Project Owner's professional project given a temporary valuation in the bill of quantities is not included in the scope of legally necessary tendering or failing to meet the required scale standards for legally necessary tendering, the valuer of the final price shall be: / or agreed as follows:

If the Project Owner's professional project given a temporary valuation in the bill of quantities or provisionally valued materials and engineering equipment are not included in the scope of legally necessary tendering or failing to meet the required scale standards for legally necessary tendering, the Project Owner has the right to purchase by use of the following method or other ways approved by the Project Owner, and the contractor shall cooperate accordingly:

(1) The contractor shall be the purchaser, and the procurement shall be jointly organized by the Project Owner and the contractor in accordance with the provisions of this Article.

(2) Expenses related to organizing the procurement work shall be considered to have been included in the contract price.

(3) The difference between the purchase amount (excluding tax price) and the provisional valuation (excluding tax price) of the professional subcontracted projects/ Special Supply Items listed in the bill of quantities and the corresponding tax (calculated at the tax rate agreed in this contract) shall be included in the contract price.

(4) Prior to the start of any procurement work, the contractor shall prepare a procurement work plan at least [60] days in advance and submit it to the Project Owner for approval through the Supervisor. The procurement work plan shall include the procurement work schedule, the procurement method to be adopted, the qualification review method to be used, the content of the preparation of the main procurement process documents, the qualification requirements for candidates, the selection standards and methods, and the composition of the selection committee. The Project

Chapter V General Technical Standards and Requirements .167.

Owner shall give approval or propose amendments within [14] days after the Supervisor receives the procurement work plan submitted by the contractor. The contractor shall carry out the procurement work strictly in accordance with the procurement work plan approved by the Project Owner. The Project Owner has the right to organize the contractor and related enterprises to carry out procurement preparation work such as the determination of procurement methods, qualification review documents, and the preparation of procurement documents. The specific allocation of work shall be carried out in accordance with the following agreements. The Project Owner shall decide on outstanding matters.

(5) The contractor shall notify the Supervisor and the Project Owner to start procurement work at least [30] days before the procurement document is issued, and submit the relevant documents to the Project Owner for approval through the Supervisor, and the Project Owner shall approve or propose amendments within [14] days after the Supervisor receives the relevant documents submitted by the contractor. As for relevant documents approved by the Project Owner, the contractor shall be responsible for sorting out and preparing the number of copies required to carry out the actual procurement work and submit to the Project Owner for review through the Supervisor with the Project Owner's official seal, and the Project Owner's official seal on the relevant documents only indicates that the relevant documents have been reviewed and approved by the Project Owner. If the Project Owner requires preparing the procurement documents by itself, the contractor shall not raise an objection. The Project Owner will invitee the contractor to propose amendments to the procurement documents. If the contractor fails to submit a written amendment within [3] days, it shall be deemed to have no amendment suggestions. While regardless of whether the contractor proposes amendments, the final documents issued shall be subject to the final decision of the Project Owner. After the Project Owner's final decision on the procurement documents, the contractor shall send them out within [3] days and submit a report to the Supervisor and Project Owner for inspection separately. Both parties can recommend candidates, and the Project Owner has the final decision on the list of candidates and the pre-qualification results.

When the Project Owner makes a final decision on the list of candidates and the pre-qualification results according to the terms of the contract, the contractor shall not raise an objection except that the qualifications of the candidates determined by the Project Owner fail to meet the mandatory requirements of laws and regulations.

(6) The contractor is responsible for the organization and coordination of the selection work, while the Project Owner has the right to determine the selection method and rules. The composition of the selection committee is determined by the Project Owner.

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Only the Project Owner has the final decision on the selection results and has the right to directly discuss with the candidates of the professional subcontracted projects/ Special Supply Items.

(7) After receiving the selection report submitted by the selection committee of the relevant procurement project, the contractor shall forward it to the Project Owner for verification within 24 hours. The Project Owner shall complete the review within 48 hours after the Supervisor receives the selection report submitted by the contractor. After the selection report has been reviewed and approved by the Project Owner, the contractor can start the follow-up procedure, determine the candidate according to law and issue a Notification of Award. The contractor shall send the candidate a Notification of Award within [7] days after the selection committee has determined the candidate for the Professional Subcontracted Projects/ Special Supply Items and the Project Owner finally confirms the candidate.

(8) Within [7] days after the conclusion of the professional subcontracting/special supply contract, the contractor shall submit two copies of the contract to the Supervisor, and one of the copies shall be submitted to the Project Owner for saving. The contractor shall also be responsible for completing the filing of relevant professional subcontracting / special supply Contract Documents (if required by the government department), and the relevant costs have been included in the contract price.

Within [14] days before the contractor enters into a contract with a Professional Subcontractor or Special Supplier, the Contract Documents to be formally signed shall be submitted to the Project Owner for review through the Supervisor, and the Project Owner shall grant approval or propose amendments within [7] days after the Supervisor receives the relevant documents. If the Project Owner requests to prepare the Contract Documents by itself, the contractor shall not raise objections. The Project Owner will prepare the Contract Documents for formal signing and ask the contractor to propose amendments. If the contractor fails to submit a written amendment within [3] days, it shall be deemed to have no amendment suggestions. However, regardless of whether the contractor proposes amendment suggestions, the contractor shall sign the relevant contract in accordance with the Contract Documents approved by the Project Owner within [7] days after the Project Owner issues instructions.

(9) The Project Owner shall review and approve the documents submitted by the contractor or propose amendments in a reasonable way, complying with the provisions of the current relevant laws and regulations.

(10) If the contractor violates the procedures stipulated in the above paragraph or fails to perform the approval procedures described in this Article, the Project Owner shall have the right to require the contractor to change or re-start based on the contractor's

Chapter V General Technical Standards and Requirements .169.

requirements or settle according to the unit price approved by the Project Owner even if the Project Owner and the Supervisor have not raised objections at that time. The Project Owner also has the right to refuse to accept and approve the project funds of relevant professional projects or the projects involving materials and engineering equipment related to the special supply, and the increase of cost and (or) delay on construction term shall be born by the contractor.

The following should be added following Article 15.8.3 of the General Terms and Conditions of the Contract:

15.8.4             If the contractor fails to issue bidding / purchasing documents, Bid-winning Notice / Notification of Award or sign a professional subcontracting / special supply contract within the time limit agreed in Article 15.8, the Project Owner has the right to require the contractor to pay the liquidated damages of RMB [50,000] per day for the delay at each time-point. If delayed for more than [7] days, the Project Owner has the right to convert the relevant professional subcontracted projects or specially supplied materials and engineering equipment to Independent Contracted Construction or materials and engineering equipment provided by the Project Owner, and the contract shall be signed directly between the Project Owner and the Independent Contractor or Independent Supplier. The standards and responsibilities of the contractor's general contracting management, cooperation and coordination services shall not be reduced or mitigated in any way, while the general contracting management cooperation fee shall be deducted, and the increase in costs and / or delays in construction term shall be borne by the contractor. The contractor shall also compensate additional costs and losses incurred to the Project Owner accordingly.

15.8.5             When the Project Owner performs the approval procedures stipulated in article 15.8, the unapproved behaviour by the Project Owner in any case shall not be deemed as its consent or approval except that a letter of approval or acceptance was sent to the contractor in writing.

15.8.6             For the Project Owner and the contractor, the professional subcontracted project/ Special Supply Item is still part of the project for which the contractor is responsible (the payment terms shall be in accordance with the terms of the professional subcontracting/special supply contract confirmed by the Project Owner), the contractor shall be responsible for the behaviour, performance and consequences of Professional Subcontractors/Special Suppliers, including but not limited to being fully responsible to the Project Owner for the progress, quality and safety of professional subcontracted projects / Special Supply Items, and the contractor shall also be responsible for any fault, omission and negligence of the Professional Subcontractor/ Special Supplier, just as the Professional Subcontractor /

Chapter V General Technical Standards and Requirements .170.

Special Supplier's work is done by the contractor on itself. The Project Owner's participation in the behaviour of the Professional Subcontractor / Special Supplier selection will not reduce or relieve the contractor's responsibility under the contract and the law.

15.8.7             After each professional subcontracting / special supply contract is signed, the contractor shall not modify or terminate the professional subcontracting / special supply contract without the consent of the Project Owner. If required by the Project Owner, the contractor shall sign a supplementary agreement with the Project Owner to adjust the price of this contract in accordance with the professional subcontracting / special supply contract. The contractor shall sign the relevant supplementary agreement according to the format and conditions approved by the Project Owner within [7] days after the Project Owner issues the instructions, and shall not raise the price on the basis of the price determined by the professional subcontracting / special supply contract.

15.8.8             Professional subcontracting / special supply contract and the payment

(1) The Project Owner shall pay the contractor construction cost of the Professional Subcontracted Projects/Special Supply Items, and the contractor shall pay the Professional Subcontractor / Special Supplier according to the contract of the professional subcontract / special supply contract; If the special supply contract does not stipulate a specific payment period, the contractor shall pay the corresponding funds to the Professional Subcontractor/Special Supplier within [7] days after receiving the professional subcontracted project / Special Supply Item payment from the Project Owner. The contractor shall issue valid formal invoices to the Project Owner, and the Professional Subcontractor/Special Supplier shall issue valid formal invoices to the contractor. The risk of the difference between the payment time and payment conditions stipulated in the professional subcontracting / special supply contract and the payment time and payment conditions stipulated in this contract has been included in the contract price.

(2) The contractor shall issue an audit opinion on the payment application within [5] days after receiving the application from the Professional Subcontractor / Special Supplier and shall submit the payment it considers to be paid to the Professional Subcontractor / Special Supplier together with the details and audit opinions to the Project Owner for approval in written form. The Project Owner has the right to decide whether to accept the contractor's audit opinion. The final funds of construction payments payable to Professional Subcontractor/Special Supplier shall be determined by the Project Owner. If the contractor fails to issue an audit opinion within the above-mentioned time limit, the Project Owner may notify the contractor of the audit result

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after the unilateral audit, and the contractor shall pay based on the Project Owner's audit opinion unconditionally.

(3) If the contractor fails to pay the construction payment in full and on time in accordance with the provisions of the professional subcontracting / special supply contract, the Project Owner has the right to cash the performance guarantee or take other measures deemed appropriate by the Project Owner for full compensation, and the Project Owner has the right to pay directly to the Professional Subcontractor / Special Supplier on behalf of the contractor. The contractor shall be deemed to have received the payment and shall issue an equivalent special value-added tax invoice to the Project Owner. The Project Owner's direct payment in accordance with this Article shall not relieve the contractor of any obligations and responsibilities under this contract and professional subcontracting/special supply contracts.

If the contractor fails to pay the Professional Subcontractor/Special Supplier promptly, the Project Owner has the right to suspend the payment to the contractor for it should have paid to the Professional Subcontractor / Special Supplier for the project, until the contractor pays to the Professional Subcontractor / Special Supplier; Meanwhile, the Project Owner has the right to charge the contractor a penalty for deferred payment: for each day of delay, the Project Owner has the right to charge the contractor deferred payment interest / liquidated damages (if not, it refers to the loan interest calculated based on the benchmark interest rate of the same period issued by the People's Bank of China) whose amount shall be doubled as that specified in the professional subcontract / special supply contract for liquidated damages until the contractor pays the funds to the Professional Subcontractor / Special Supplier or directly makes the payment based on this Article. The Project Owner's collection of the liquidated damages shall not be deemed as that the Project Owner will pay the deferred payment interest to the Professional Subcontractor / Special Supplier on behalf of the contractor.

(4) Before applying for any progress payment, the contractor shall submit to the Project Owner the evidence of have promptly paid for the professional subcontracting / special supply contract at that time in accordance with the relevant contract and financial evidence of payment (including the copy of the invoice issued by the Professional Subcontractor and Special Supplier, a copy of the cheque stub with the signature of the payee and a copy of the bank receipt; if the Project Owner agrees to pay in the manner described in paragraph2 of Article 15.8.8 (6) below, the contractor shall also provide a confirmation letter of receipt from the Professional Subcontractor / Special Supplier, and bank flow documents between the contractor and the Professional Subcontractor / Special Supplier). If the contractor fails to provide these documents, the Project Owner has the right to suspend the payment of progress payments, which

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shall be deemed that the contractor fails to make the payment promptly. After the payment is completed, the contractor shall issue its bank transaction documents with the Professional Subcontractor / Special Supplier.

(5) The contractor may only withhold or refuse to pay to the Professional Subcontractor / Special Supplier if both of the following conditions are met at the same time: 1) The contractor states in advance that it has sufficient and reasonable excuses to withhold or refuse to pay the funds, and the Project Owner has expressed its approval or consent for these excuses after receiving the report; 2) The contractor submits to the Project Owner that the Professional Subcontractor/Special Supplier has been notified in writing of the above situation.

(6) Payment methods for professional subcontracted projects / Special Supply Items

The Project Owner has the right to choose the following payment methods for the payment of Professional Subcontracted Projects / Special Supply Items:

1) Escrow account method: If the Project Owner requires an escrow account method, the contractor shall set up an escrow account at a bank approved in writing by the Project Owner for the payment of Professional Subcontracted Projects / Special Supply Items paid by the Project Owner. The Project Owner has the right to reserve a seal and monitor the income and expenditure of the escrow account in real time. The opening and use of an escrow account shall meet the following requirements: ① be jointly opened by the Project Owner and the contractor; ② use the contractor's name for the account name, while the reserved account seal shall include the financial seal of the Project Owner or the name specified by the Project Owner ③ The escrow account shall only use bank counter payment methods instead of being handled through online banking, mobile banking and other operation methods; ④ The Project Owner has the right to check all the account details of the escrow account; ⑤ The process of payment of the corresponding funds for professional subcontracted projects / Special Supply Items is as follows: a. After going through the professional subcontracting / special supply contract and all the approval processes stipulated in this contract, the Project Owner will pay the corresponding funds directly to the escrow account and cooperate with the contractor to pay to the Professional Subcontractor / Special Supplier by check; b. The contractor shall issue a payment check in accordance with the payment certificate (including the payee of the professional subcontracted project / Special Supply Item and payment amount) issued by the Project Owner, and the check shall be filled with the name and amount of the payee's account; c. After the Project Owner checks that the contents of the payment certificate and check are correct, it shall be confirmed and stamped with the financial seal of the

Chapter V General Technical Standards and Requirements .173.

Project Owner in the reserved seal for the escrow account or the personal seal designated by the Project Owner. If the payee is not a Professional Subcontractor / Special Supplier, or the check information is inconsistent with the payment certificate approved by the Project Owner, the Project Owner has the right to refuse to add a seal or personal stamp on the payment voucher, and the contractor shall bear the responsibility.

2) Notwithstanding the preceding agreement, the Professional Subcontracted Projects / Special Supply Items can adopt the following payment methods after approval by the Project Owner: according to the procedures agreed in the professional subcontracting / special supply contract, the contractor shall issue a progress payment certificate to the Professional Subcontractor / Special Supplier according to the amount determined by the Project Owner within [2] days after the Project Owner finishes the approval payment application to the Professional Subcontractor/ Special Supplier and confirms the amount of the project payment; Within [15] days after the Professional Subcontractor / Special Supplier issues the progress payment certificate, the contractor shall complete the payment of the progress payment to the Professional Subcontractor / Special Supplier; the settlement payment shall be performed in accordance with item (7) of Article 15.8.8 below. Within [3] days after the contractor completes the payment, the payment certificate (including but not limited to a copy of the invoice issued by the Professional Subcontractor / Special Supplier, a copy of the cheque stub with the payee's signature and a bank receipt, confirmation letter of the receipt by the Professional Subcontractor / Special Supplier, bank transfer documents between the contractor and the Professional Subcontractor / Special Supplier and so on) and the equivalent value-added tax invoice shall be submitted to the Project Owner, and the Project Owner shall pay the corresponding payment paid for the Professional Subcontracted Projects / Special Supply Items within [30] days after receiving the payment certificate, invoice and confirmation with no errors.

For this type of payment method, regarding the payment for Professional Subcontracted Projects / Special Supply Items, the Project Owner shall not have an obligation to pay before the contractor completes the payment and provides complete payment certificate, invoice and confirmation by the Project Owner and the payment period expires.

If the contractor fails to pay in accordance with the above agreement, the Project Owner will bear the breach of contract liability for the delayed payment under the corresponding contract to the Project Owner and the Professional Subcontractor / Special Supplier. If the contractor delays the payment of any one of the Professional Subcontractor / Special Supplier's project for more than [10] days, the Project Owner

Chapter V General Technical Standards and Requirements .174.

has the right to require the contractor to implement the provisions of item (1) of Article 15.8.8 (6) above and pay the project subcontractor / Special Supplier's project funds in the form of an escrow account, and the contractor shall not raise an objection; meanwhile, the contractor shall also bear all losses and liabilities arising from the conversion of the payment method.

(7) Settlement of professional subcontracted projects and Special Supply Items shall be conducted in accordance with the settlement procedures of professional subcontracts / special supply contracts. The contractor shall issue an audit opinion or amendment opinion on the settlement application and explain the reasons within [14] days after receiving the settlement application from the Professional Subcontractor / Special Supplier, and submit the payment with the Professional Subcontractor / Special Supplier together with details and opinions (with reasons) to the Project Owner for approval in written form. The Project Owner has the right to decide whether to accept the contractor's settlement opinions. The final settlement amount of the Professional Subcontracted Projects / Special Supply Items shall be subject to the approval of the Project Owner. If the contractor fails to issue a settlement audit opinion within the above-mentioned time limit, the Project Owner shall have the right to conduct settlement audit independently. After the Project Owner has unilaterally reviewed and reached an agreement with the Professional Subcontractor / Special Supplier, the Project Owner shall inform the contractor of the results of the audit, and the contractor shall pay the Professional Subcontractor / Special Supplier according to the settlement amount determined by the Project Owner's review and sign the relevant settlement documents. The Project Owner hereby confirms that if it fails to sign the relevant settlement documents with the Professional Subcontractor / Special Supplier in accordance with the above agreement and the requirements of the contractor, the Project Owner has the right to directly pay to the Professional Subcontractor / Special Supplier based on the settlement amount determined by its own review., and the contractor shall be deemed to have received the payment and shall issue an equivalent special value-added tax invoice to the Project Owner.

(8) The contractor has no right to raise any objection to the amount of payment or settlement payable to the Professional Subcontractor / Special Supplier as determined by the Project Owner, nor has the right to ask the contractor for any additional fees or refuse to perform any work related to the Professional Subcontracted Projects / Special Supply Items on the grounds that the Project Owner postpones the payment or settlement or directly pays to the Professional Subcontractor / Special Supplier.

16.                Price adjustment

Chapter V General Technical Standards and Requirements .175.

16.1              Price adjustment caused by price fluctuations

Methods of price adjustment caused by price fluctuations: in accordance with Article 16.1.2 of the Special Terms and Conditions of the Contract

16.1.2             Adjust the price margin by cost information

16.1.2.1                 The risk range and scope of price fluctuations that cause price adjustment, the risk range of price fluctuations that cause price adjustment:

a. The price risk of price fluctuations of labour, main materials and equipment within ±5% (including 5%) shall be borne by the Contractor, and the excess shall be borne by the Project Owner.

b. All costs of machinery and other materials and equipment shall be borne by the Contractor and shall not be adjusted due to price fluctuations.

c. Main materials and equipment with adjustable price are limited to reinforcing bar, ready-mixed concrete, steel, steel floor plate, fire retardant coating, cable, wire, D100 and above steel pipe, galvanized wire groove, fireproof wire groove, busbar, refrigerating unit, fresh air handling unit, cooling tower and water pump.

d. In case of labour / material difference adjustment, only labour / material and equipment fees and taxes shall be charged, and no other fees, such as management fees, profits and fees, shall be charged.

The risk scope of price fluctuations that cause price adjustment: ±5%

16.1.2.2                   Method of calculating the risk scope of price fluctuations that cause price adjustment

(1) Baseline period: October 2019.

(2) The determination method of benchmark price not included in the market price information specified in the Beijing Project Cost Information: taking the unit price of materials and equipment agreed in the Priced Bill of Quantities as the benchmark price

(3) The determination method of the market price during the contract construction term:

The determination method of the market price during the contract construction term for labour, reinforcing bar, ready-mixed concrete, steel, steel floor plate, fire retardant coating, D100 and above steel pipe, galvanized wire groove and fireproof wire groove:

1) The monthly market price during the construction term (from the actual commencement to the actual completion of the project, excluding the suspension period): the market price floor specified in the Beijing Project Cost Information shall prevail (if there is no such information in the Beijing Project Cost Information, the market inquiry by the Project Owner, Project Management Company and Cost Consulting Company shall prevail);

Chapter V General Technical Standards and Requirements .176.

2) The arithmetic means the value of the monthly market price during the construction term (excluding the suspension period).

The determination method of the market price during the contract construction term for busbar, refrigerating unit, fresh air handling unit, cooling tower and water pump, cable and wire:

If the market price is specified in the Beijing Project Cost Information during the current procurement period (that is the month in which the Project Owner confirms the brand, price and technical specification of relevant materials and equipment submitted by the Contractor), the market price in the Beijing Project Cost Information shall prevail; if it is not specified in the Beijing Project Cost Information, the market inquiry by the Project Owner, Project Management Company and Cost Consulting Company in the current procurement period shall prevail.

(4) Method of calculating the range of price fluctuations:

This Article of the General Terms and Conditions of the Contract are amended as follows:

Range of price fluctuations=	Construction market price - benchmark price	×100%
Benchmark price

16.1.2.3              Methods of price adjustment caused by price fluctuations

(1) The unit price of this project shall be adjusted with /

method of weighted mean:_____/_________

method of arithmetic mean:_____/_________

other calculation methods:

Price adjustment amount = (actual range of price fluctuations - risk range of price fluctuations stipulated in Article 16.1.2.1 of the Contract) × unit price in the Priced Bill of Quantities when the Contract is signed × quantity shown on the drawings

16.1.2.4       Miscellaneous:

(1) Both parties shall assess the price fluctuations every six months.

(2) Payment time: the price adjustment caused by price fluctuations shall be paid or deducted in the completion price.

(3) In case of any project delay due to the Contractor, the Contractor shall bear the price difference if the project price rises due to price adjustment during the period of delay, but both parties shall adjust the contract price in accordance with this Article if the price is reduced due to price adjustment during the period of delay.

16.1.3      Other price adjustment methods: none

16.2              Price adjustment caused by changes in laws

Chapter V General Technical Standards and Requirements .177.

This Article of the General Terms and Conditions of the Contract are amended as follows:

Where there is a legal change after the base date, in case of any increase or decrease of the construction cost, required by the Contractor in the performance of the Contract due to the mandatory adjustment of the national laws (referring to the laws enacted by NPC or NPC Standing Committee) and administrative regulations, the contract price may be adjusted accordingly.

17.                Measurement and payment

17.1              Measurement

17.1.2             Measurement method

Where there is any discrepancy between the measurement and valuation standard of relevant version agreed in the Bill of Quantities and that agreed in the Contract Agreement, Conditions of Contract, Technical Standards and Requirements, other contents of the Bill of Quantities and other Contract Documents, the Contract Document shall prevail. Moreover, the measurement and valuation standard of relevant version shall be applicable to the technical method of measurement and valuation only. The contractual rights and obligations in the specification shall not apply to the parties to the Contract. In case of any rights and obligations between the Project Owner and the Contractor, this Contract shall prevail.

17.1.3             Measurement period

(1) The 20th day of each month is the measurement deadline of the current month (excluding the day) and the measurement start date of the next month (including the day).

(2) The completed quantities of specific items with fixed unit price executed (executed (in the form of unit price contract) / not executed (in the form of total price contract) in this Contract shall be monthly measured.

(3) The completed quantities of specific items with fixed total price shall be measured at the actual completed quantities (payment breakdown report / the actual completed quantities).

17.1.4      The measurement of specific items with fixed unit price

The paragraphs (2) (3) (5) (6) of this Article of the General Terms and Conditions of the Contract are amended as follows:

(2) After the monthly measurement deadline specified by the Contractor in Article 17.1.3 (1) of the Special Terms and Conditions of the Contract, the completed sub-contractual work and specific items with fixed unit price shall be measured according to the measurement method specified in Article 17.1.2 of the Special Terms and

Chapter V General Technical Standards and Requirements .178.

Conditions of the Contract, and the application form of the progress payment, the statement of completed quantities and related measurement data shall be submitted to the Supervisor.

(3) The Supervisor shall review the quantity statement submitted by the Contractor and submit it to the Project Owner for approval to determine the actual completed quantities. In case of any objection to the quantities, the Contractor may be required to review and retest by sampling jointly. The Contractor shall assist the Supervisor to review and provide supplementary measurement data as required by the Supervisor. If the Contractor fails to participate in the review as required by the Supervisor, the quantities reviewed or modified by the Supervisor and submitted to the Project Owner for approval shall be deemed as the actual completed quantities.

(5) After the Contractor completes the quantities of each specific item in the Bill of Quantities, the Supervisor shall require the Contractor to assign personnel to jointly summarize the previous measurement statements of each specific item and verify the final quantities according to the measurement principle agreed in the Contract. The Supervisor may require the Contractor to provide supplementary measurement data to determine the accurate quantities of the last progress payment. If the Contractor fails to assign personnel to participate in the summary as required by the Supervisor, the quantities finally verified by the Supervisor and submitted to the Project Owner for approval shall be deemed as the accurate completed quantities of the specific item.

(6) The Supervisor shall, within 7 days upon receipt of the quantity statement submitted by the Contractor, review it and submit it to the Project Owner for approval. If the Supervisor fails to review it within the agreed time, the Contractor shall implement Article 3.4.5 of the Special Terms and Conditions of the Contract, and shall not regard the quantities in the quantity statement submitted as the actual completed quantities.

The following provisions are added following paragraph (6) of this Article of the General Terms and Conditions of the Contract:

(7) The review and approval opinions of the Supervisor and Project Owner are only the confirmation opinions on the image, progress and quantities of the project completed by the Contractor in the current month, and can be the payment basis for the project progress payment in the current month. The quantities of the settlement price shall be determined in accordance with the principle of quantity measurement agreed upon in the Contract.

17.1.5             The measurement of specific items with a fixed total price (suitable for adopting the payment breakdown report)

(1) The method of price adjustment of specific items with fixed total price adopting the measurement method of payment breakdown report: /

Chapter V General Technical Standards and Requirements .179.

17.1.5             The measurement of specific items with the fixed total price (suitable for adopting the actual completed quantities)

This Article of the General Terms and Conditions of the Contract are amended as follows:

(1) The method of price adjustment of specific items with fixed total price adopting the actual completed quantities: The measurement and payment of specific items with fixed total price shall be based on the total price of a relevant specific item, and the quantities actually completed by the Contractor shall be measured.

(2) After the monthly measurement deadline specified by the Contractor in Article 17.1.3 (1) of the Special Terms and Conditions of the Contract, relevant completed specific items with fixed total price shall be measured according to the proportion of the completed sub-contractual work, and the application form of the progress payment, the statement of completed quantities and related measurement data shall be submitted to the Supervisor.

(3) The Supervisor shall review the quantity statement submitted by the Contractor and submit it to the Project Owner for approval to determine the actual completed quantities. In case of any objection to the quantities, the Contractor may be required to review and retest by sampling jointly. The Contractor shall assist the Supervisor to review and provide supplementary measurement data as required by the Supervisor. If the Contractor fails to participate in the review as required by the Supervisor, the quantities reviewed or modified by the Supervisor and submitted to the Project Owner for approval shall be deemed as the actual completed quantities.

(4) The Supervisor shall, within 7 days upon receipt of the quantity statement submitted by the Contractor, review it and submit it to the Project Owner for approval. If the Supervisor fails to review it within the agreed time, the Contractor shall implement Article 3.4.5 of the Special Terms and Conditions of the Contract, and shall not regard the quantities in the quantity statement submitted as the actual completed quantities.

(5) The quantities of specific items with a fixed total price shall not be remeasured at the completion settlement. The quantities of the contract price shall be the final quantities for completion settlement. However, if any item among the specific items with the fixed total price does not occur, the Project Owner shall have the right to deduct the corresponding expense of such item in the settlement.

The following should be added following Article 17.1.5 of the General Terms and Conditions of the Contract:

17.1.6      Contract price

The contract price adopted in this contract: comprehensive unit price. The contract price of this project shall be understood as:

Chapter V General Technical Standards and Requirements .180.

(1) Risk range included in the contract price: 1) calculation and price errors in the comprehensive unit price analysis in the Priced Bill of Quantities; 2) changes in exchange rates. 3) any increase or decrease of the market price, except as otherwise stipulated in the Special Terms and Conditions of the Contract; and 4) changes in laws, policies and other normative documents, including any price adjustment announced by the construction cost management department of where the project is located, except as otherwise stipulated in the Special Terms and Conditions of the Contract.

The comprehensive unit price in the Bill of Quantities is the fixed price, which shall not be adjusted except for the price adjustment factors specified in the Special Terms and Conditions of the Contract. However, if the unit price of the relevant specific item is higher than the market price or if there is an unbalanced quotation, the Project Owner shall reserve the right to ask the Contractor to modify the relevant comprehensive unit price. Whether the work contents of relevant specific items is described in detail in the Bill of Quantities, or whether there is any discrepancy or absence compared with the drawings, specifications, technical standards and requirements and other Contract Documents, the contract unit price and the price of other specific items shall include all expenses required to complete all the relevant work contracted by the Contractor in accordance with the Contract Documents.

The contract price and the aforementioned fixed comprehensive unit price shall include but not be limited to labour cost, cost of materials and auxiliary materials, machinery cost, cost of all scrap materials and waste products, cost of wear and tear, packing cost, transportation cost, insurance premium, handling cost, cost of storage and other temporary storage, shipping cost, installation cost, cost of lifting and fastening, treatment cost, supervision cost, overtime pay, cost of temporary facilities, on-site cost, stipulated fees, increased cost of environmental protection and civilized construction, utility bills, construction cost in winter and rainy season, cooperation and coordination cost of intersecting construction, secondary porterage, additional construction cost, risk cost, any charge that shall be paid by the construction unit for the construction stipulated by the authorities of public security, firefighting, safety and environmental protection, any charge required by the utilities for the construction, cost of municipal accessory facilities, cost of disturbing residents, testing cost, test cost, management cost, profits, taxes, import duty and any other expense incurred by the Contractor for the completion of all work of the project. The Contractor has fully understood all the obligations, responsibilities and conditions set by the Project Owner in the documents for comparison and selection during the comparison and selection phase, and has made full consideration in its quotation.

Chapter V General Technical Standards and Requirements .181.

(2) The comprehensive unit price of all specific items of the sub-contractual work and specific items with a fixed unit price in the Priced Bill of Quantities is the fixed comprehensive unit price. The Project Owner accepts no improper offer proposed by the Contractor based on the unit price of any specific item during the pricing for comparison and selection (including but not limited to the deviation in understanding the determination of the work content included in the specific item and the level of quantity and machinery consumption, the judgment of the market price of each production factor, the determination of standards for collecting fees, the calculation rules of quantities, and the costs included in the comprehensive unit price) or any loss or claim claimed due to any other error. In addition, the Contractor shall be liable for any error or fault arising from any misunderstanding of the Contract Documents or drawings in the documents for comparison and selection or any negligence by the Contractor.

(3)The price of items with fixed total price in the Priced Bill of Quantities shall be the fixed price and shall not be adjusted (even after the remeasurement), no matter whether the expenditure of such items is different from the Contractor's estimate due to any change or other reasons, and whether there is any missing item in the Bill. Any insufficient project cost shall be borne by the Contractor and the Project Owner will make no compensation. The Contractor shall make suggestions on items other than those listed in the Bill of Quantities and reply to the counter-bid for comparison and selection, or it shall be deemed to be included in the cost of the existing items. The Contractor has fully understood the preceding requirements at the comparison and selection phase and has given full consideration to the counter-bid. However, if any item does not occur, it shall be deducted from the expense statement of specific items with a fixed total price in the settlement.

(4) The procurement construction service tariffing shall be fixed according to the corresponding service tariffing filled in the Priced Bill of Quantities. The billing base shall be the final settlement price of corresponding Professional Subcontracted Projects, Independent Contracted Construction and elevator supply projects. However, if a project involving the procurement construction service is not implemented or transformed into a project implemented by the Contractor, the corresponding procurement construction service fee shall be deducted from the contract price.

(5) Unless otherwise specified in this Contract, for all fees in the contract price, including but not limited to enterprise administration expense, profits, stipulated fees and taxes, the level of collecting fees (including collecting proportion, tax rate, premium rating and discount rate) shall remain fixed.

(6) Other conventions:

Chapter V General Technical Standards and Requirements .182.

1) The quantities in the Bill of Quantities do not represent the actual quantities, nor does the job description represents all work of the Contractor. The Contractor shall carry out the construction in strict accordance with the Contract Documents, specifications and drawings issued by the Project Owner. The Contractor shall guarantee the sufficiency, completeness and conformity of all project offers completed itself. That is to say, whether the description of each specific items in the Bill of Quantities is sufficiently detailed, the Contractor shall, in accordance with the drawings, specifications, technical standards and requirements and other requirements on the work contents in other Contract Documents, make the offer for specific items with the fixed unit price and total price, and fully consider all costs for all work as indicated in the drawings or as reasonably speculated or foreseen in accordance with the drawings, specifications, technical standards and requirements, engineering practices and Contract Documents in relevant unit price or total price. Unless otherwise expressly stipulated in the Contract, the comprehensive unit price will not be adjusted due to the difference between the specific items stipulated in the drawings and Contract Documents and those in the Bill of Quantities, nor due to the difference between the actual quantities and the quantities in the Bill of Quantities.

2) All calculation errors in unit price and subtotal, total, total and aggregate amount in the quotation for comparison and selection are the risks borne by the Contractor. When there are multiple possible explanations for the price, the price shall be calculated according to the explanation of the favourable Project Owner.

3) Unless a force majeure event stipulated in Article 21 of this Contract occurs, the Contractor shall bear any additional expenses or losses caused by climate change, internal and external environment of the construction site, traffic organization and intersecting construction.

4) Any expenditure other than the contract price caused by defects in the deepen design drawings and construction organization design completed by the Contractor shall be borne by the Contractor, even such contents have been reviewed by the Supervisor and Designer and confirmed by the Project Owner.

5) The change of construction technology and construction scheme shall not be deemed as the basis for the change of the contract price unless the change is due to higher quality standards and specifications proposed by the Project Owner during the construction than those stipulated in the Contract.

6) For items with the unbalanced price quoted by the Contractor, the Project Owner reserves the right to adjust the unit price of items with a high quoted price that the Project Owner considers to be unreasonable in the Contractor's quotation.

Chapter V General Technical Standards and Requirements .183.

7) Where the value or cost of the work stated in this Contract is included or considered in the contract price, they shall be deemed to be included in the sub-contractual work cost of sub-contractual work and cost of specific items in the Priced Bill of Quantities. The contract price will no longer be adjusted due to any work and in no case shall it be understood that the work may constitute the provisional sum or provisional estimate.

17.1.7      Remeasurement

(1) Remeasurement procedure

Considering that drawings of this project for comparison and selection have not reached the depth of the construction drawings and that the specific items and quantities in the Bill of Quantities may differ from the construction drawings that have passed the external review, the Contractor shall start the remeasurement after the completion of the construction drawings or at other time as instructed by the Project Owner, and within [3] months (if the remeasurement is affected by the Project Owner's adjustment of drawings, the time limit can be extended upon the approval of the Project Owner), recheck the specific items and quantities in the Bill of Quantities with the Project Owner and cost consulting company entrusted by the Project Owner in accordance with the construction drawings reviewed by the government or the drawing review institution entrusted by the government, and sign the supplementary agreement to determine the new contract price and the new Priced Bill of Quantities in accordance with the rechecking result.

After the new contract price is determined, the liquidated damages or other payments calculated based on the contract price in the Contract Documents shall be adjusted based on the new contract price; If both parties have received (paid) liquidated damages or other payments based on the original contract price before the new contract price is determined, the relevant difference shall be uniformly adjusted in the completion settlement price. The new Priced Bill of Quantities through remeasurement will also be the basis for changing the valuation and related valuation and measurement (compared with the new Bill of Quantities, any item subtracted from the old Bill of Quantities can also be a basis).

If the Contractor fails to cooperate with the Project Owner to complete the remeasurement within the aforesaid period, the Project Owner shall have the right to suspend the construction cost until the remeasurement is completed and a supplementary agreement is signed. Any problem caused by the shortage of funds of the Contractor due to the suspension of payment under the aforementioned circumstances, such as the difficulty in purchasing equipment and materials, the difficulty in paying labour costs and the delay in construction, shall be borne by the

Chapter V General Technical Standards and Requirements .184.

Contractor. The Contractor shall not be entitled to any cost increase and (or) extension of time as a result.

(2) Valuation principle for remeasurement

The quantities after remeasurement shall be calculated in accordance with the measurement specification stipulated in the Contract Documents.

The valuation principle for the existing specific items with changed quantities in the remeasurement: The quantities shall be included in accordance with those shown in the construction drawings confirmed by both parties. The comprehensive unit price shall be that corresponding to the specific items in the Priced Bill of Quantities. The comprehensive unit price shall not be adjusted due to the increase or decrease of the quantities.

The valuation principle for specific items newly added in the remeasurement:

(1) If any similar item is in the Priced Bill of Quantities, the unit price of such similar item can be referred to within a reasonable scope;

Notwithstanding the preceding, for similar items in the Priced Bill of Quantities, the Project Owner shall also have the right to choose not to calculate in accordance with this Article, but to follow paragraph (2). The Contractor shall not raise any objection.

(2) If there is no applicable or similar unit price in the Priced Bill of Quantities, the price of changed work can be determined with the following methods:

1)       Consumption: implemented in accordance with the consumption specified in the Valuation Basis for Construction Projects in Beijing - Budget Quota issued in 2012.

2)       Labour, material, and machinery prices: If the corresponding labour, materials, and machinery prices have been listed in the priced bill of quantities, the existing implementation will be applied; if not, the lowest price limit in the Beijing Construction Cost Information in October 2019 shall be implemented; if there is no information in the Beijing Construction Cost Information in October 2019, it shall be implemented at a reasonable market price of the first month after the start of the remeasurement approved by the Project Owner.

3)       The standards for collecting fees for the comprehensive unit price shall be subject to the standards determined in the Priced Bill of Quantities.

To avoid any doubt, the adjustment of specific items with fixed total price in the remeasurement shall follow the provision in paragraph 17.1.6 (3) of this Contract; For specific items with fixed unit price, only the quantities shall be adjusted in the remeasurement. The Contractor shall have no right to claim for the addition of specific items due to the missing items in the Bill of Quantities, inconsistent project characteristics or other reasons.

Chapter V General Technical Standards and Requirements .185.

After the remeasurement, if there is no change in the drawings, technical standards and requirements and other Contract Documents (hereinafter referred to as the "remeasurement basis") on which the remeasurement is based, and no omission is caused by the Contractor (if there is any, the Project Owner shall be entitled to deduct accordingly), the quantities in the remeasurement result shall be the ones both parties should follow when making progress payments and project settlement; if the remeasurement basis changes, and the contract price adjustment conditions agreed in the Contract Documents are met, both parties shall, when determining the settlement quantities, increase or decrease the account for the changed remeasurement based on the remeasurement result. After confirmation of the remeasurement result by both parties, the Contractor shall not have the right to advocate the adjustment of the remeasurement result or remeasure again on the grounds of quality deviation, missing items in the Bill of Quantities, inconsistent project characteristics or other reasons between the remeasurement result and the remeasurement basis.

To avoid any doubt, the changed valuation principle stipulated in Clause 15.4 shall apply only to the changes after the remeasurement, not to the missing items in the Bill of Quantities or the change before the remeasurement. Changes or missing items in the Bill of Quantities before the completion of the remeasurement shall be handled in accordance with the valuation principle for remeasurement agreed in this Article.

 In case of any conflict between the other provisions of this Contract and Article 17.1.7, the latter shall prevail.

17.2              Advance payment

17.2.1             Advance payment

(1) Advance payment limit

Advance payment limit: 50% of the safe and civilized construction cost limit and 100% of the insurance cost.

1)          The special fund for dust control in the safe and civilized construction cost is the total of the environmental expenditure and civilized construction cost.

2)          Further agreement on the special fund for dust control:

a.          After the Project Owner and Contractor sign the construction contract and complete the safety supervision procedure, the Project Owner shall pay 30% of the special fund for dust control.

b.          After the completion of the foundation project and before the construction of the main structure, if the measures for civilized construction and dust control have been

Chapter V General Technical Standards and Requirements .186.

taken at the construction site, the Project Owner shall pay 30% of the special fund for dust control.

c.          After the completion of the main structure, if the measures for civilized construction and dust control have been taken at the construction site, the Project Owner shall pay 40% of the special fund for dust control.

(2) Method of advanced payment

Method of advance payment: After the following conditions for advance payment are met, the Project Owner shall pay the advance payment to the Contractor in a lump sum within the following advance payment period.

Advance payment period: Within 30 days after the conditions for advance payment are met.

Conditions for advance payment: a. after the Contract Documents signed by both parties come into force;

b. upon the filing of construction contracts by the government (if necessary);

c. after the Contractor submits to the Project Owner the construction insurance documents conforming to the contract requirements;

d. after the Contractor submits to the Project Owner the performance guarantee conforming to the contract requirements; and

e. after the Contractor submits to the Project Owner the VAT invoice conforming to the contract requirements.

The Contractor must earmark the safe and civilized construction cost and insurance premium for work injury of migrant workers (with insurance certificates) for its specified purpose only and make the list of such costs in the financial management system for future reference.

(3) Time and amount of advance payment of Professional Subcontracted Projects / Special Supply Items: the Contractor shall submit corresponding applications for advance payment in accordance with the time of the amount of advance payment as agreed upon in the professional subcontracts / special supply contracts; If the professional subcontracts / special supply contracts stipulate that the Professional Subcontractor / Special Supplier shall submit the advance payment guarantee to the Contractor before the Contractor pay the advance payment to the Professional Subcontractor / Special Supplier, the Contractor shall, before submitting the application for advance payment to the Project Owner, submit the advance payment guarantee of the same amount to the Project Owner.

Chapter V General Technical Standards and Requirements .187.

(4) If the Project Owner delays in the advance payment stipulated in the Contract, it should pay the Contractor the liquidated damages for overdue payment calculated in accordance with the standards and methods stipulated in paragraph 17.3.3 (2) of the Special Terms and Conditions of the Contract.

(5) Payment of the cost for steel structure preparation

After the deepen design of the main steel structure drawing of the project is completed and approved by the design unit, the Project Owner shall, within 30 days after upon the receipt of the VAT invoice conforming to the contract requirements from the Contractor, pay the Contractor 40% of the total construction cost for the sub-contractual work of the main steel structure as the special reserve fund for the steel structure, which shall not be deducted.

17.2.2             Method of deduction and repayment of advance payment: no deduction

17.3              Progress payment

17.3.2             Application form of progress payment

The number of copies of application form of progress payment: In sextuplicate and one electronic version. The application form of progress payment submitted to the Supervisor by the Contractor shall include the following: The application form of progress payment shall adopt the form approved by the Project Owner. The application form of progress payment shall clearly state the amount to which the Contractor considers himself entitled during the payment period. In addition, necessary calculations, lists or other documentary evidence shall be submitted.

17.3.3             Progress payment certificate and payment time

(1) The Supervisor shall, within [7] days upon receipt of the application form of the progress payment and corresponding supporting documents from the Contractor, provide the amount due to be paid by the Project Owner to the Contractor and corresponding supporting materials. After the review and approval by the Project Owner, the Supervisor shall issue to the Contractor the progress payment certificate signed by the Project Owner. If the Contractor fails to perform any work or obligation as required by the Contract, the Project Owner may withhold the value of the work or obligation in the progress payment certificate prior to the performance of the work or obligation.

(2) The Project Owner shall, within [30] days after the Supervisor receives the application form of progress payment submitted by the Contractor, verify and issue the progress payment certificate stating the payable amount determined by the Project Owner, and pay the progress payment within [30] days upon the issuance of the progress payment certificate and the receipt of the invoice in equivalent amount. The

Chapter V General Technical Standards and Requirements .188.

issuance of the payment certificate shall not be deemed that the Project Owner has agreed, approved or accepted the part of work completed by the Contractor. If the Project Owner fails to pay the amount which the Contractor shall receive and which the parties shall not dispute within the time limit stipulated in the Contract, the Contractor shall promptly issue a written reminder notice to the Project Owner. If the Project Owner has not paid the payment within the grace period stipulated in Article 22.2.1 upon receipt of the reminder notice, the Project Owner shall pay the Contractor the liquidated damages for overdue payment from the day following the expiration of the grace period (hereinafter referred to as "the date of overdue payment").

The Contractor shall, in accordance with the Article 23.1(1), submit to the Supervisor, within 28 days of the expiration of the final payment period, a notice of intent to make a claim stating the right to obtain the liquidated damages for overdue payment in accordance with the following standards and methods as agreed in this Article.

The calculation standard of liquidated damages for overdue payment: the benchmark deposit interest rate in the same period issued by the People's Bank of China.

The calculation method of the liquidated damages for overdue payment: the liquidated damages for overdue payment = the amount of overdue payment × the benchmark deposit interest rate in the same period issued by the People's Bank of China × days overdue (from the date of overdue payment). The benchmark deposit interest rate in the same period refers to the interest rate of time deposit in the period of overdue payment. However, if the whole period or partial remaining period of overdue payment fails to reach the minimum period for a time deposit, the current deposit rate shall prevail. The maximum liquidated damages for overdue payment shall not exceed 3% of the completion settlement price. The aforesaid liquidated damages for late payment conform to the reasonable expectation and genuine intention of both parties. The Project Owner shall bear all liabilities (including but not limited to interest, loss compensation and breach of contract) to the Contractor due to overdue payment.

(4) Method of progress payment involving government funds: none

17.3.4             Amendments of progress payment

This Article of the General Terms and Conditions of the Contract are amended as follows:

If errors, omissions or repetitions are found in the summary and review of the progress payment certificates issued before, the Project Owner shall have the right to correct them, and the Contractor shall have the right to apply for correction. Any amendment agreed by the Project Owner shall be paid or deducted from this progress payment. Such amendment shall not be deemed as the delay in payment by the Project Owner.

17.3.5             Provisional payment certificate

Chapter V General Technical Standards and Requirements .189.

This Article of the General Terms and Conditions of the Contract are amended as follows:

If the Contractor and Supervisor are unable to reach an agreement on the completed quantities in the current period and other payables in accordance with the Contract within the time limit agreed upon in the Contract, the Supervisor shall, within [7] days upon receipt of the application form of progress payment submitted by the Contractor, prepare a provisional payment certificate for the amount agreed upon with the Contractor and submit it to the Project Owner for review. The amount of and reason for the objectionable part of the Contractor shall be stated in the provisional payment certificate, which shall be issued by the Supervisor to the Contractor with the Project Owner's signature. The Project Owner shall, within [30] days after the Supervisor receives the application form of the progress payment, verify and issue the provisional payment certificate, and pay the Contractor the amount payable as specified in the provisional payment certificate within [30] days upon the issuance of the provisional payment certificate and the receipt of the invoice.

The Contractor shall submit further supporting documents as required by the Supervisor for the amount of the objectionable part in the provisional payment certificate. The amount payable after further review by the Supervisor and approval by the Project Owner shall be included in the next progress payment certificate in accordance with Article 17.3.4. If the Contractor still has objections after further efforts, the matter shall be handled in accordance with Article 24 of this Contract.

The amount payable in the objectionable payments further reviewed by the Supervisor, recognized by the Project Owner and included in the next progress payment certificate or the amount payable determined through dispute resolution stipulated in Article 24 of the contract constitute the "undisputed payments for both parties", which shall be paid on the "date of overdue payment" as specified in paragraph 17.3.3 (2) of the Special Terms and Conditions of the Contract. The Contractor shall be entitled to the liquidated damages for overdue payment calculated in accordance with paragraph 17.3.3 (2).

The following should be added following Article 17.3.5 of the General Terms and Conditions of the Contract:

17.3.6           Proportion of project payment

(1) The monthly progress payment ratio before the completion of the remeasurement:

50% of the value of the monthly completed works, which is solely responsible by the Contractor.

Chapter V General Technical Standards and Requirements .190.

The amount of monthly progress payment = the value of monthly completed works × 50% - the amount that the Project Owner is entitled to deduct in accordance with the Contract

"The value of monthly completed works" refers to the following amount approved by the Project Owner:

A.           The cost of sub-contractual work and cost of specific items with the fixed unit price: measured and approved in accordance with the completed quantities in the current period and the Contract;

B.           The cost of specific items with a fixed total price: the cost of completed specific items with fixed total price in the current period = the total cost of specific items with fixed total price in the contract price × (the cost of the completed sub-contractual work in the current period ÷ the total cost of sub-contractual work in the contract price);

Preconditions for payment of monthly progress payment: The quality of the works, materials and equipment applied by the Contractor in the construction cost conforms to the quality standards agreed in this Contract. Relevant quality certificates have been reasonably and effectively provided to the Supervisor and have been qualified; The Contractor has submitted the application for the corresponding progress payment to the Project Owner in accordance with Article 17.3.2 and has provided the legal and valid invoice in equivalent amount.

To avoid any doubt, if the Project Owner fails to deduct the amount that it is entitled to deduct in accordance with the Contract in the current progress payment, it shall not lose the right to claim deduction or compensation from the Contractor.

Before the completion of the remeasurement, the accumulative progress payment paid by the Project Owner shall not exceed 70% of the contract price (excluding the provisional estimate of professional projects, provisional sum and procurement construction service fee).

(2) The monthly progress payment ratio after the completion of the remeasurement:

After the remeasurement is confirmed and the supplementary agreement is signed by both parties, the Contractor shall, in the month following the effectiveness of the supplementary agreement, adjust the monthly progress payment ratio of the projects implemented by the Contractor to 80% of the value of a monthly completed project. That is, the amount of monthly progress payment = the value of monthly completed project × 80% - the amount that the Project Owner is entitled to deduct in accordance with the Contract.

The progress payment shall be suspended when it accumulates to 90% of the contract price (excluding the provisional estimate of professional projects, provisional sum and procurement construction service fee).

Chapter V General Technical Standards and Requirements .191.

(3) After the completion acceptance of the project is qualified and the Contractor receives the project acceptance certificate and completes the completion acceptance for filing, the Contractor shall submit to the Project Owner the application for progress payment accounting for 95% of the value of the completed project.

(4) Progress payments for Professional Subcontracted Projects / Special Supply Items shall be paid in accordance with the schedule and proportion agreed in corresponding professional subcontracts / special supply contracts.

(5) The procurement construction service fee shall not be paid in the progress payment, and shall be paid at the completion settlement price on the premise that the Contractor has fulfilled the procurement construction service obligations as agreed in the Contract.

(6) The increased price due to the change shall be paid at the completion settlement price (while the changed deduction can be deducted in full from the progress payment). If the accumulative amount of the added prices due to the change exceeds 5% of the contract price, both parties shall negotiate the payment time separately.

(7) After the completion of the project, the Project Owner shall, within 30 days upon the issuance of the completion payment certificate and the handover of all completion materials and receipt of corresponding invoices by the Contractor, pay 97% of the completion settlement price ("completion payment"); The remaining 3% of the completion settlement price shall be deemed as the quality guarantee deposit, which shall be returned to the Contractor without interest after the expiration of the defect liability period and within 30 days from the date of issuance of the final settlement certificate if there is no quality problem.

(8) To avoid any doubt, the Contractor shall, before the Project Owner pays any construction cost (including the advance payment), issue a legal and valid VAT [special] invoice in the equivalent amount with the tax rate of 9%, or the Project Owner has the right to refuse payment and shall not be liable for overdue payment or other liabilities.

17.4              Quality guarantee deposit

17.4.1             Treatment of quality guarantee deposit

This Article of the General Terms and Conditions of the Contract are amended as follows:

The quality guarantee deposit shall be withheld in a lump sum at the payment node of the completion settlement price and shall be calculated at 3% of the completion settlement price.

17.5              Completion settlement

17.5.1             Application form of completion payment

Chapter V General Technical Standards and Requirements .192.

(1) The number of copies of the application form of completion payment submitted by the Contractor: In octuplicate and one electronic version

The deadline for the Contractor to submit completion payment application: within 30 days upon issuance of project acceptance certificate

(2) Other contents of completion payment application: Completion Settlement Report, Payment Application Form, Project Completion Inspection and Acceptance Sheet, Project Take-over Acceptance Sheet.

The Contractor shall mention all payments that it believes it has the right to obtain hereunder in the Completion Payment Application submitted by it and shall not request for any additional payment after submitting Completion Payment Application. The Contractor agrees to waive the right to request for any additional payment not mentioned in preceding Completion Payment Application.

The Contractor shall review the final settlement report in relation to Professional Subcontracted Projects and Special Supply Items as provided in professional subcontracting contract/special supply contract and the final settlement in relation to Professional Subcontracted Projects / Special Supply Items shall be implemented in the method provided in the relevant contract. The project negotiation and claim between the Contractor and Professional Subcontractor/Special Supplier which is irrelevant with the Project Owner, other amounts not payable and other affairs not undertaken by the Project Owner shall be settled and paid between the Contractor and each Professional Subcontractor/Special Supplier.

17.5.2             Completion Payment Certificate and payment schedule

(1) This Article of the General Terms and Conditions of the Contract are amended as follows:

The Supervisor shall complete the examination within 14 days after receiving the Completion Payment Application submitted by the Contractor and proposes the amount payable by the Project Owner to the Contractor and submit the proposal to the Project Owner for its review. The Project Owner shall complete its review within [6] months after receiving the same and the Supervisor will issue Completion Payment Certificate signed and confirmed by the Project Owner. Where the Supervisor fails to make a specific proposal within the agreed time limit, the Contractor shall implement the provision of Article 3.4.5 of the Special Terms and Conditions of the Contract, and the Completion Payment Application submitted by it shall not be deemed to have been approved. After the Project Owner receives the Completion Payment Application from the Contractor, unless it approves or accepts the same in writing affixed with its common stamp, any other act or omission by the Project Owner shall be deemed as the Project Owner's disapproval of the Completion Payment Application from the

Chapter V General Technical Standards and Requirements .193.

Contractor. Especially where the Project Owner raises any objection in any way, including requesting the Contractor to supplement materials, or expressing its disapproval orally or in writing, contesting the application, requesting to hold a meeting for consultation or requesting to conclude agreement or memorandum which is different from the Completion Payment Application submitted by the Contractor, it shall be deemed as its disapproval of the Completion Payment Application submitted by the Contractor.

(2) This Article of the General Terms and Conditions of the Contract are amended as follows:

After the Supervisor issues Completion Payment Certificate, the Project Owner shall pay the amounts to the Contractor within the time limit specified in Article 17.3.6 (6) of the Special Terms and Conditions of the Contract.

The following should be added following Article 17.5.2 (4) of the General Terms and Conditions of the Contract:

(5) After the Project Owner confirms the completion settlement amount with the Contractor as provided above, as per request from the Project Owner, the Contractor shall sign the completion settlement agreement with the Project Owner in the form and substance provided by the Project Owner.

(6) To avoid any doubt, before the Project Owner and the Contractor agree on the settlement amount or effective judgment is rendered, the obligation of the Project Owner to pay for the disputed amount is not determined and thus the Project Owner has no payment obligation therefor. Only if the Parties agree on the settlement amount and effective judgment determines the payment obligation of the Project Owner, the Project Owner has an obligation to pay such settlement amount as agreed by the Parties or as specified in the effective judgment. If the Project Owner fails to pay the settlement amount within the payment period agreed by the Parties or specified in the effective judgment, it shall undertake liquidated damages for overdue payment or other liabilities for breach.

17.5.3           This Article of the General Terms and Conditions of the Contract are amended as follows:

The Project Owner and the Contractor shall handle completion settlement and payment as provided in Article 17.5.2 in Special Terms and Conditions of the Contract.

17.6              Final Settlement

17.6.1             Final Settlement Application

(1) The number of copies of the Final Settlement Application submitted by the Contractor: In eight copies and one electronic copy.

Chapter V General Technical Standards and Requirements .194.

The deadline for the Contractor to submit Final Settlement Application: within 60 days upon issuance of Defects Liability Release Certificate.

The Project Owner will not (will/will not) pay interests on quality assurance bond to the Contractor.

If the Project Owner paid interest on quality assurance bond to the Contractor, the interests shall be calculated as /.

17.6.2             Final Settlement Certificate and payment schedule

(1) This Article of the General Terms and Conditions of the Contract are amended as follows:

The Supervisor shall propose the amount payable by the Project Owner to the Contractor and expresses other review opinions within [7] days after receiving the Final Settlement Application submitted by the Contractor and submit the proposal to the Project Owner for its review. The Project Owner shall complete its review within [56] days after the Supervisor receives the Final Settlement Application and the Supervisor will issue Final Settlement Certificate signed and confirmed by the Project Owner to the Contractor. Where the Supervisor fails to make a specific proposal within the agreed time limit, the Contractor shall implement the provision of Article 3.4.5 of the Special Terms and Conditions of the Contract, and the Final Settlement Application submitted by it shall not be deemed to have been approved. After the Project Owner receives the Final Settlement Application from the Contractor, unless it approves or accepts the same in writing affixed with its common stamp, any other act or omission by the Project Owner shall be deemed as the Project Owner's disapproval of the Final Settlement Application from the Contractor.

(2) This Article of the General Terms and Conditions of the Contract are amended as follows:

After the Supervisor issues Final Settlement Certificate, the Project Owner shall pay the amounts to the Contractor within the time limit specified in Article 17.3.6 (6) of the Special Terms and Conditions of the Contract.

The following should be added following Article 17.6 of General Terms and Conditions of the Contract:

17.7              Using funds for the designated purpose only

All amounts payable to the Contractor as provided herein shall be paid to the following accounts of the Contractor and the Contractor shall ensure it will use all amounts received hereunder for the purpose of this Project and accepts supervision from the Project Owner.

Chapter V General Technical Standards and Requirements .195.

If the Project Owner has a justifiable reason to believe the Contractor has misappropriated the project funds, it has the right to request the Contractor to provide a breakdown sheet on the usage of project funds. For items not specified in the breakdown sheet or doubted by the Project Owner, the Contractor shall provide relevant evidence to the Project Owner. If the Contractor cannot reasonably prove the project funds are used for the purpose of this Project only, the Project Owner has the right to postpone paying subsequent project funds; provided that the Contractor shall not suspend works or propose for termination or partial termination of this Contract as the Project Owner has postponed paying subsequent project funds.

Name of the payee: [Beijing Construction Engineering Group Co., Ltd.]

Address of the payee:[ 1 Guanglian Road, Xicheng District, Beijing]

Name of bank: [China Construction Bank, Beijing Yue-tan Subbranch]

Address of bank: [Fukai Mansion, 19 Jinrong Street, Xicheng District, Beijing]

Account number: [***]

bank code: [***]

The preceding account specified by the Contractor shall be the account opened with the bank accepted in writing by the Project Owner and specially used for receiving and paying project funds hereunder. In addition to ensuring using the funds for the designated purpose only and accepting supervision from the Project Owner, the Contractor shall also be supervised by the bank designated by the Project Owner. As per request from the Project Owner, the account shall be managed account opened with the bank designated by the Project Owner and the Project Owner has the right to keep stamp specimen and carry out real-time supervision on the receipt and payment of amounts in the managed account.

If the Project Owner has a justifiable reason to believe the Contractor has misappropriated the project funds, it has the right to request the Contractor to provide project funds usage breakdown sheet, including but not limited to submitting funds usage plan including the advance payments to the Project Owner every month and provide corresponding financial evidence based on the actual usage status (including the photocopy of invoice issued by its subcontractor or supplier, bank statement of payment to the payee, check stub copy signed by the payee and photocopy of bank receipts).

17.8              The right of the Project Owner for deduction

17.8.1               Notwithstanding any provision herein, the Project Owner has the right to deduct (permanently or temporarily) or offset the amount payable by the Contractor to the Project Owner hereunder (including but not limited to liquidated damages,

Chapter V General Technical Standards and Requirements .196.

compensation, indemnity, warranty, disbursements and any other amounts) from or with any amount payable to the Contractor. If the Project Owner fails to exercise the right of (permanent or temporary) deduction of offset as provided herein, it does not prevent the Project Owner to recover relevant amounts from the Contractor as liabilities.

17.8.2               The Contractor shall reasonably use the construction funds paid by the Project Owner. The Contractor shall open a special account for paying salary (service fee) to the migrant works according to latest policy of Beijing on payment of salary to migrant workers and give priority to pay salary (service fee) to migrant workers after receiving the payment of contract price from the Project Owner and timely provide the Project Owner with a financial voucher of payments (including a photocopy of receipts issued by the payees, bank statements of payment to payees). In no case shall the Contractor fail or delay in paying salary (service fee) to the migrant workers for the reason that the Project Owner fails or delays in paying any amount. The Contractor has fully considered all circumstances that may cause dispute with migrant workers when determining the construction term and price and shall formulate a contingency plan to prevent and control relevant circumstances and ensure the migrant workers will not collectively demand unpaid salary, disturb or gather to make trouble or cause other mass events. In case of preceding events, the Contractor shall immediately take actions to eliminate the impact, resume works, accelerate to remedy the delayed construction, and the Project Owner has the right to deduct [RMB 500,000] each time from the contract price as liquidated damages from current project progress funds payable to the Contractor.

17.9              Suspension of payment

Under any of the following circumstances, the Project Owner has the right to suspend paying for project progress, issuing payment certificate or settling the payment until the reason therefor is eliminated. Such suspension shall not be deemed as delay in payment by the Project Owner:

(1) The Contractor uses the project funds paid by the Project Owner for other purposes than this Project;

(2) The Contractor fails to submit an effective and legitimate invoice in equivalent amount before payment by the Project Owner;

(3) The Contractor fails to timely pay Professional Subcontractor/Special Supplier as provided in relevant contract;

(4) In the construction process by the Contractor, safety accident or quality accident occurs, or migrant workers collectively demand for unpaid salary, disturb or gather to make trouble or other mass event occurs and has not been properly solved;

Chapter V General Technical Standards and Requirements .197.

(5) The Supervisor or the Project Owner catches sight of materially false documents or qualifications provided by the Contractor during the execution of the Contract;

(6) The Contractor fails to demobilize its whole crew from the construction site, or to handover as-built documents to the Project Owner in accordance with the Contract;

(7) The Contractor fails to settle the claim which it is scheduled to take liability for after the Project Owner's relevant notice in the middle of the construction;

(8) Any lawsuit or arbitration occurs between the Contractor and other parties for its liability not attributable to the Supervisor and the Project Owner, with the process not conducive to the execution of the Project;

(9) There has any construction defect or the Contractor has any other breach of Contract;

(10) Other circumstances in which the Project Owner is entitled to suspend the payment specified in the Article in accordance with applicable laws and regulations and the Contract.

18.                Acceptance inspection upon completion of the Work

18.2              Application Report for completion acceptance

(1) This Article of the General Terms and Conditions of the Contract are amended as follows:

With the exception of the work of sporadic items and Repair work approved by the Project Owner to be listed in the Defects liability term, the Entire Project and all related activities, including the Testing, inspections, commissioning, the trial operation required by the Contract Documents and relevant specifications, has been completed, and all equipment, facilities, and architecture bodies been ensured to be in normal operations. It means that the requirements have been met that the Project handover is available from the Contractor to the Project Owner and the Project Owner can put it into operation without any obstacle;

(2) The Contractor takes liability to process and submit the detail data for acceptance of completed Projects in accordance with the relevant regulations of the urban construction archives management agency.

The quantity of required documents for acceptance of completed Projects: 4 hard copies and 2 electronic copies of all as-built documents (including a complete set of the as-completed drawing).

Payment method for the completed documents of acceptance of completed Projects: The cost of all completed documents submitted by the Contractor to the Project Owner has been in the average Contract price and the Contractor In the event that not charge any additional fees.

Chapter V General Technical Standards and Requirements .198.

(3) Implementation schedule and relevant rules have been prepared and approved by the Supervisor and the Project Owner for the work of sporadic items and repair work required to be completed in the Defects liability term in accordance with the requirements of the Supervisor, Project Management Company and the Project Owner;

(4) The cleaning and housekeeping have been completed prior to acceptance of completed Projects in accordance with the provisions of Article 18.7;

(5) Other activities required by the Supervisor, the Project Management Company and the Project Owner to be finished before the acceptance of the completed project have been completed;

(6) As required by the Supervisor, Project Management Company and the Project Owner, a detailed document list for acceptance of the completed Project have been submitted;

(7) Any other conditions have been met for Project completion, as stipulated by the government or applicable management authorities, including but not limited to the conditions for joint acceptance of completion.

18.3              Receiving and inspection

18.3.3             This Article of the General Terms and Conditions of the Contract are amended as follows:

Once the Project Owner accepts that the Standards of practical completion stipulated in Article 11.2 has reached after the completion acceptance, it shall issue a project acceptance certificate to the Contractor, or the Project Management Company and the Supervisor shall issue the certificate signed by the Project Owner to the Contractor. The date indicated on the project acceptance certificate should be the actual completion date.

18.3.5             This Article of the General Terms and Conditions of the Contract are amended as follows:

The substantial completion date shall be in line with the one listed in the Article 18.3.3 of the Special Terms and Conditions of the Contract.

18.3.6             This Article of the General Terms and Conditions of the Contract are amended as follows:

In the event that the Project Owner fails to perform the acceptance after [28] days from the receipt of Contractor's completion acceptance Application report, the Contractor shall submit a written Notices to the Project Owner, and the acceptance should be implemented by the Project Owner within 56 days from the receipt of the Notices. Both parties have agreed that the Project without completion acceptance shall not be

Chapter V General Technical Standards and Requirements .199.

considered as a qualified Project under any circumstances, and the determination of the practical completion date

11.2     should still be in accordance with the provision of Article.

The following should be added following Article 18.3.6 of General Terms and Conditions of the Contract:

18.3.7               Under the premise of complying with the law, the Project Owner is entitled to retain uncompleted or unacceptable part of the Project as sporadic items and Repair work, and include it in the rectification list. Its acceptance should be performed after the completion acceptance agreed by the Contract. In the event that the mentioned sporadic items have to be used or is affected in consequence of the usage of the Project after Project Owner's acceptance of completed Projects, the Contractor shall provide cooperation, and its liability for the quality of the work of sporadic items should not be relieved or exempted due to the usage or affection. In the event that the Contractor fails to complete the work of sporadic items and Repair work and to obtain Project Owner's acceptance within relevant scheduled term required by the Project Owner, the Project Owner is entitled to charge the Contractor liquidated damages at the rate of [1] per cent of the Contract price per day.

In the event that the work of sporadic items and Repair work affect the regular use of the remaining of the Project, the Contractor shall take measures for the regular usage with the incurred cost borne by the Contractor. Any arising loss to the Project Owner should be compensated for by the Contractor.

18.3.8             As any required by the Project Owner, the Contractor should allow the construction unit hired by the actual user of the Project (including but not limited to the Project Owner) to carry out the relevant work on site before acceptance of completed Projects. Such activity should not be regarded as unauthorized use by the Project Owner, and the Contractor shall still take liability for the quality of relevant parts of the Project. The Contractor shall regard the construction unit hired by the actual user as an Independent Contractor and provide them with coordination and cooperation Services in accordance with the agreed Standards of the Contract. The Contractor is not entitled to require an additional charge and /or the extension of construction term for the coordination, cooperation or arising intersecting construction and any other factors.

18.4              Unit work acceptance

18.4.2  This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .200.

The Project Owner is entitled to use the accepted unit before the completion of works, and the Contractor should not claim any additional cost and / or extension of the construction term.

18.5              Operation during construction term

18.5.1             Unit construction or equipment installation work to be performed during construction term: N/A

18.7              Site clearance upon completion

18.7.1 The Contractor should take liability for site clearance and housekeeping until the inspection by the Supervisor and the Project Owner to be qualified in accordance with relevant Article of General Terms and Conditions of the Contract in prior to the Project Owner-signed project acceptance certificate issued by the Supervisor, under the circumstance of early termination of the Contract, or upon Project Owner's requirement.

18.8              Demobilization of the construction team

18.8.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

Unless otherwise required by the Project Owner, the Contractor should handover the Project to the Project Owner or its designated third party within [7] days after the acceptance of completed Projects. In the handover process, the Contractor shall fully and actively cooperate with the Project Owner or its designated third party to fulfil the handover. All construction teams, construction equipment, Temporary Work should be demobilized or removed from the site with the exception of the ones approved by the Project Owner to continue work during the Defects liability term without any affection on Project Owner's use of the Project.

18.8.2             This Article of the General Terms and Conditions of the Contract are amended as follows:

During its demobilization, the Contractor should go through the Project handover formalities to the Project Owner or its designated third party in accordance with the handover list required by the Project Owner. In the event that the Project Owner requires handover procedures to be issued in writing, the Contractor shall cooperate in signing the handover agreement. The completion settlement and the final Article payment of the Project shall be handled within the term specified in by the Contract, without any effect on the Contractor's demobilization and the delivery of the Project. The Contractor shall not refuse to evacuate the construction site (on-site) or to go

Chapter V General Technical Standards and Requirements .201.

through the handover procedures on the grounds that the settlement and Article payment for completion have not been completed.

18.8.3             In the event that the Defects liability term expires, the final evacuation term of the personnel and construction equipment retained by the Contractor on the construction site: within 3 calendar days after the defect liability term expires; or implementation on the Project Owner's otherwise require.

The following should be added following Article 18.8.3 of General Terms and Conditions of the Contract :

18.8.4               In the event that the Contractor fails to complete the demobilization in accordance with the Article of this paragraph, or to follow the Project Owner's written Instructions to handover the Project to the Project Owner or its designated third-party, the Project Owner may at its discretion (but not be liable for any incurred loss or damage) deliver the mentioned assets of the Contractor out of the site, and sell them, and return the benefit from the sale to the Contractor after deducting the expenses incurred in the delivery and the sale process.

18.8.5             Regardless of any reasons for the termination of the Contract, the Contractor must perform the demobilization and handover the Project at the Determination time by the Project Owner upon the Project Owner's evacuation direction (if any). In the event that the overdue demobilization or handover occurs, the Contractor shall bear the same liability for breach of Contract as the overdue completion specified in Article 11.5.

18.8.6               Regardless of any reasons for the Contractor's withdrawal from the site, the Contractor must, at the time of the withdrawal or at the time required by the Project Owner, handover all the Project documents to the Project Owner or the subsequent construction unit upon the Contractor's instruction, and properly conserve and handover the finished Project, purchased material and equipment to the Project Owner or the subsequent construction unit. In the event that the overdue handover of Project documents occurs, the Project Owner is entitled to charge the Contractor RMB [50,000] as liquidated damages until full handover.

18.8.7             The Contractor promises not to delay its demobilization and to interfere with the Project Owner's subsequent construction by occupying and retaining the Project, or detaining the construction site. The Contractor promises to waive its possible right of Project priority of claim and lien over the Project that the Project, and the materials and equipment used for the Project; the payment for the Contract price responding to completed Project shall be determined by both the Project Owner and the Contractor after the Contractor's demobilization. In the event that no agreement can be reached, either party can resolve the dispute in accordance with Article 24 of

Chapter V General Technical Standards and Requirements .202.

the Contract, but the settlement of the dispute cannot affect the performance of the demobilization.

18.9              Intermediate acceptance

18.9.1             As for the Article required to be Middle accepted, the acceptance should be performed in accordance with applicable national regulations, local regulations where the Project locates, industry regulations, and the Contract Documents.

18.9.2             In the event that the acceptance is unsatisfactory, the Contractor shall make modification and apply for re-acceptance within the term required by the Supervisor or the Project Owner.

18.9.3             In the event that the Supervisor fails to submit an extension requirement within the term stipulated in tits paragraph, and to perform the inspection and acceptance on schedule, the Contractor should comply with the provisions in Article 3.4.5 of the Special Terms and Conditions of the Contract and shall not organize the inspection and acceptance at its discretion. In the event that the Project Owner fails to require the Supervisor to conduct acceptance inspection or direct acceptance at its discretion within [28] days after the reception of Contractor's written application, the Contractor is entitled to require the Project Owner to extend the construction term and / or increase the cost subject to the provisions of Article 11.3.

19.                Defects liability and Warranty liability

19.1              Starting time of Defects liability term and Warranty Period

This Article of the General Terms and Conditions of the Contract are amended as follows:

The Defects liability term and Warranty Period for the Project including the unit work advance accepted by the Project Owner (if any) are calculated from the substantial completion date in the Middle project acceptance certificate. The time to count Warranty Period for the Article with sporadic items and Repair work to be repaired should be postponed to the date when the repair work is completed and inspected to be acceptable by the Project Owner.

During the term from acceptance of completed Project, including Project Owner's advance acceptance for unit work (if any), to the start of Defects liability and Warranty Period, the Contractor's obligations and liability shall not be less than those assumed during the warranty term.

19.2              Defects liability

19.2.4             This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .203.

In the event that the Contractor, upon the receipt of Repair work direction from the Project Owner, fails to repair deficiencies within the term stated in the Contract Documents, or to complete reinstatement before the deadline specified in the warranty Notices, or similar quality issues occur to the repaired sections, the Project Owner may entrust others to carry out the repair work in accordance with the Contract, with the incurred charges deducted from Contractor's Quality assurance deposit or to be recovered from the Contractor as a debt, and with the breach liability borne by the Contractor. Meanwhile, the Project Owner shall deliver the Notices of this situation to the Contractor in writing.

The following should be added at the end of Article 19.2.4 of General Terms and Conditions of the Contract:

19.2.5               The Contractor's repair of the defects and undertaking of incurred cost shall not relieve its liability of compensation for all the loss from Project quality defects. The Contractor has foreseen or should anticipate all possible damages from the quality defects to personal safety and wealth of Project Owner, user, and any other third party. In the event that the mentioned damages occur, the Contractor should fully compensate the Project Owner for all the losses and Claims.

19.3              Extension of Defects liability term

This Article of the General Terms and Conditions of the Contract are amended as follows:

In the event that some work or engineering equipment fails to work for the intended purpose and required to be re-inspected, re-Inspection, and repaired in consequence of any defects or damage attributed to the Contractor, the Project Owner shall be entitled to extend the Defects liability term.

19.6              Defects liability release certificate

This Article of the General Terms and Conditions of the Contract are amended as follows:

After the Defects liability term expires in accordance with item 1.1.4.5, the Contractor should notify the Supervisor and the Project Owner with writing Notices when he argues that its Warranty liability in the Defects liability term in accordance with the Contract has been fulfilled and that all the sporadic items and Repair work in Project Owner's modification list has been accomplished. In witness of joint review and confirmation of the Supervisor and the Project Owner on Repair work, the Defects liability release certificate should be hereby issued by the Project Owner to the Contractor. However, the issuance of Defects liability release certificate shall not

Chapter V General Technical Standards and Requirements .204.

relieve the Contractor of the Warranty liability for the Project in accordance with national laws, regulations and the Contract Documents. If necessary, the Project Owner is entitled to directly contact with suppliers of specific material and engineering equipment for maintenance Services under any circumstance, and the Contractor should provide detailed information about these suppliers. The maintenance Services direct from the suppliers should not reduce or relieve the Contractor's any obligations and liability in accordance with the Contract Documents.

After the issuance of Defects liability release certificate, each party should continue to fulfil any remaining obligations. For the Determination of the nature and scope of the obligation to be fulfilled, the Contract shall be considered to be valid.

19.7              Warranty liability

19.7.1             The scope of Project quality warranty includes: all activities finished by the Contractor in its work scope stated in the Contract.

As for the quality Warranty Period, please refer to the Article of quality warranty in the Appendix of Special Terms and Conditions of the Contract.

For the Project quality Warranty liability, please refer to the Article of quality warranty in the Appendix of Special Terms and Conditions of the Contract.

20.                Insurance

20.1              Project insurance

Engineering insurance shall be (be/not be) taken for this project. When taking engineering insurance, the risks shall be Construction All Risks, Installation All Risks and in line with the following agreements:

(1) Insurant: Contractor

(2) Coverage: all losses caused by natural disaster or accident in the construction process of the construction project

(3) Premium rate: to be agreed by the insurant and insurer agreed by the Parties hereto

(4) Insured amount: no lower than the contract price

(5) Insurance period: the date on which the Procurement Construction Contract is effective to the date on which the Project Owner issues project acceptance certificate.

20.4              Third-party liability insurance

20.4.2             Insured amount: no lower than up to RMB 5,000,000 per occurrence.           The premium rate shall be agreed by the Contractor and insurer approved by the Project Owner, and the relevant premium shall be afforded by the Contractor.

Chapter V General Technical Standards and Requirements .205.

20.5              Other insurance

The Contractor shall purchase insurance for its construction equipment, materials and engineering equipment:

(1) The Contractor shall be responsible for all risks in relation to the materials, engineering equipment, components and mating parts and construction machinery and equipment supplied by it in the transportation process (including warehouse) to the construction site and relevant expenses are included in the contract price.

(2) The Contractor shall take out insurance for relevant facilities, construction machinery and equipment on the site as required by the laws and regulations and rules of the State and Beijing and ensure once such facility and equipment is damaged, the compensation from the insurer is sufficient for cleaning and resetting the site and the premium is included in the contract price.

(3) The Contractor shall take out any other insurance as required to be taken out by Contractor in laws, regulations, rules and policies of the State and Beijing at its own expense and the relevant premium is included in the contract price.

20.6              General requirements on insurances

20.6.1             Insurance certificate

The deadline for the Contractor to submit to the Project Owner the evidence to prove the insurances are effective and copy of insurance policy: After execution of the Contract the Contractor shall submit insurance policy for taking out insurance to the Project Owner when submitting the application for project Advance Payment.

20.6.4             Supplement insufficient insurance premium

When the insurance compensation is insufficient to compensate the loss, the Contractor and the Project Owner shall allocate the compensation amount: the liability shall be allocated based on the risk allocation method agreed by the Parties and stipulated herein. If the insufficiency in compensating the loss with insurance compensation is caused by the failure of the Contractor in performing the obligation to take out insurance or failure in timely claiming, the relevant loss shall be compensated by the Contractor.

21.                Force majeure

21.1              Confirmation on Force Majeure

21.1.1             Force Majeure provided in Article 21.1.1 in General Terms and Conditions of the Contract is limited to the following circumstances and the place of occurrence shall be limited to Beijing:

Chapter V General Technical Standards and Requirements .206.

(1) the following circumstances declared by State authority and defined as a disaster: epidemic,.7.0 or higher degree earthquake, 10 or higher grade wind, once in thirty years flood in Beijing, once in fifty years storm and once in fifty years blizzard;

(2) war;

(3) ionic radiation or radioactive contamination;

(4)pressure waves generated by a sonic or supersonic aircraft or aircraft device, falling of aircraft;

(5) serious social unrest or riot, other than internal events of or events caused by the Contractor (including its Professional Subcontractor, Special Supplier and other subcontractor and supplier) and the persons engaged by it;

Apart from the disaster of Force Majeure specified in Item (1) in this paragraph, intermittent or continuing high temperature, low temperature, storm, wind, snow, fog or haze or sand storm and other natural climate impact shall not be deemed as Force Majeure.

21.3              Consequence and resolution of Force Majeure

21.3.1             Liability for damage caused by Force Majeure

This Article of the General Terms and Conditions of the Contract are amended as follows:

Personal injury, property loss, increase in expenses and/or delay in construction and other consequences caused by Force Majeure shall be allocated by the Parties on the following principles:

(1) Damage to Permanent Work, including damage to materials and engineering equipment transported to the construction site and installed to Permanent Work and third party personal injury or death and property loss caused by damage to Permanent Work shall be undertaken by the Project Owner; damage to materials and engineering equipment transported to the construction site but not installed to Permanent Work and third party personal injury and property loss caused by such damages shall be undertaken by the Contractor.

(2) Damage to equipment of Contractors shall be undertaken by the Contractor;

(3) The Project Owner and the Contractor shall respectively undertake its personal injury and other property loss and relevant expenses;

(4) The loss caused by the suspension of works by Contractor shall be undertaken by the Contractor; but the amount in relation to safekeeping the works and cleaning, repairing the works in the suspension period shall be undertaken by the Project Owner;

(5) If a failure in timely completion is caused by delay in construction of critical line due to Force Majeure, upon confirmation from the Project Owner, the construction term

Chapter V General Technical Standards and Requirements .207.

shall reasonably extend and the Contractor does not need to pay liquidated damages for overdue completion. If the Project Owner requests for acceleration, the Contractor shall take actions for acceleration at the expense of the Project Owner.

21.3.4             Contract dissolution due to Force Majeure

This Article of the General Terms and Conditions of the Contract are amended as follows:

(1) If a failure in performing the contract due to Force Majeure event lasts for more than [182] days, both Parties may terminate this Contract with a 14 days' notice to the other party to that effect. Upon termination of this Contract, the Contractor shall move from the construction site as provided in Article 22.2.5 herein. The Contractor shall return the ordered materials and engineering equipment or terminate the order contract. The amount for the commodity that cannot be refunded and expenses incurred in returning and terminating order contract shall be afforded by the Contractor (unless as provided in Item (2) in this paragraph).

(2) If this Contract is terminated due to Force Majeure, the Project Owner shall pay the following amount within [30] days after the Parties agree on the settlement amount and receive a VAT invoice in the equivalent amount and the Contractor shall timely submit relevant materials and vouchers in the following amount and issue a legitimate invoice in an equivalent amount:

1) the price for Permanent Works completed, inspected and accepted prior to termination of this Contract and price for step items for completion of relevant Permanent Works and general contracting service fee;

2) the price for materials and engineering equipment that the Project Owner agrees to take over subject to the following conditions: ① the time when the Contractor purchases materials and engineering equipment shall match the schedule stipulated in this Contract; ② the materials and engineering equipment is specially ordered for the construction of this Project and the quality is satisfactory; ③ the price of materials and engineering equipment is reasonable (which matches the market price at the time of ordering and not exceeds the amount stipulated herein) and the Contractor has paid the amount for orders; ④ materials and engineering equipment have been transported to the construction site; ⑤ materials and engineering equipment cannot be returned. The Project Owner has the right not to accept the materials and engineering equipment not satisfying the preceding conditions.

Apart from the foregoing amounts, the Project Owner has no obligation to pay any other amounts to the Contractor (including but not limited to expenses for non-conforming works; if materials and engineering equipment do not satisfy conditions

Chapter V General Technical Standards and Requirements .208.

provided in item 2) above, the expense incurred by the Contractor to return the goods and terminate order contract and loss of amounts that cannot be refunded; price for step items incurred by the Contractor to move from the construction site and dismiss personnel of the Contractor; other loss suffered by the Contractor due to termination of this Contract). However, the Project Owner also has the right to choose not to accept materials and engineering equipment not satisfying payment conditions and not to pay corresponding amounts to the Contractor, for which the Contractor shall cooperate.

The Project Owner shall pay aforesaid amounts as provided herein, but it has the right to offset or request the Contractor to pay all amounts payable to the Project Owner (including liquidated damages and compensation). The Project Owner has the right to withhold quality assurance fee in relation to the completed works and the Contractor shall still undertake quality warranty liability for completed works.

If the amounts paid by the Project Owner to the Contractor exceed the amount payable, the difference shall be refunded to the Project Owner by the Contractor within [7] days after the Parties agree on settlement amount.

22.                Default

22.1              Default by the Contractor

22.1.1             Default by the Contractor

(6) The Contractor cannot continue to perform or expressly states that it will not perform or substantially terminates performance of this Contract, including but not limited to: bankruptcy, insolvency or liquidation of the Contractor, loss of qualification granted by the government and required for the implementation of the works hereunder or any action or event (according to relevant Applicable Laws)that has a similar effect with the foregoing actions or events.

(7) The Contractor otherwise fails to perform the obligation hereunder, including but not limited to 1) failure in complying with specific instruction of the Project Owner; 2) suspension of works without authorization or expressly stating its intention that it will not continue to perform the obligations hereunder; 3) failure in quickly implementing the works, suspension of construction or refusal to implement works; 4) replacing project manager or major management personnel without authorization; 5) refusing or delaying in cooperation with tendering, engaging and entry of Professional Subcontractor/Special Supplier.

To avoid any doubt, if the provisions in Contract Documents on the Contractor's liability for breach have a conflict or are inconsistent, the highest liability for a breach shall prevail.

22.1.2             Settlement of default by the Contractor

Chapter V General Technical Standards and Requirements .209.

(4) The liquidated damages provided herein will be deducted from the amounts payable or to be paid to the Contractor hereunder or recovered from the Contractor as liabilities. If the total amount of liquidated damages paid by the Contractor to the Project Owner as provided herein is insufficient to recover the loss caused to the Project Owner due to its breach, the Contractor shall otherwise pay compensation to the Project Owner until the loss is fully recovered (including but not limited to loss of the Project Owner due to delay in operation and opening; the amount of compensation paid by the Project Owner to a third party; the litigation fee, arbitration fee, appraisal cost, notarization fee, travel expenses arising from litigation or arbitration between the Project Owner and the third party; an increase of financial cost of the Project Owner; all other direct loss, indirect loss, loss of anticipated profits and expected interests).

22.1.3             Contract dissolution due to breach by the Contractor

This Article of the General Terms and Conditions of the Contract are amended as follows:

If the Contractor still fails to cure its breach 14 days after the Supervisor or the Project Owner sends rectification notice to the Contractor, the Project Owner may send a notice for contract dissolution to the Contractor.

If the Project Owner terminates this Contract due to breach by the Contractor, the Project Owner has the right to request the Contractor to pay [20%] of the contract price as liquidated damages. Upon termination hereof, the Contractor shall remove from the construction site as provided in Article 18.7 and 18.8; otherwise, the Project Owner has the right not to settle the payments or pay any subsequent amounts.

22.1.4             The Articles of price estimate, payment and settlement after termination in the General Terms and Conditions of the Contract are amended as follows:

(1) If this Contract is terminated due to breach by the Contractor, the Project Owner shall pay the following amount within [30] days after the Parties agree on the settlement amount and receive a VAT invoice in the equivalent amount and the Contractor shall timely submit relevant materials and vouchers in the following amount and issue a legitimate invoice in an equivalent amount:

The amount that the Contractor has the right to obtain is limited to the price for Permanent Works completed, inspected and accepted prior to termination of this Contract and price for step items for completion of relevant Permanent Works and general contracting service fee.

Apart from the foregoing amounts, the Project Owner has no obligation to pay any other amounts to the Contractor (including but not limited to expenses for non-conforming works; price of materials and engineering equipment other than Permanent Works; the expense incurred by the Contractor to return the goods and terminate order

Chapter V General Technical Standards and Requirements .210.

contract and loss of amounts that cannot be refunded; price for step items incurred by the Contractor to move from the construction site and dismiss personnel of the Contractor). However, the Project Owner also has the right to choose not to accept materials and engineering equipment not satisfying payment conditions and not to pay corresponding amounts to the Contractor, for which the Contractor shall cooperate.

The Project Owner shall pay aforesaid amounts as provided herein, but it has the right to offset or request the Contractor to pay all amounts payable to the Project Owner (including liquidated damages and compensation). The Project Owner has the right to withhold quality assurance fee in relation to the completed works and the Contractor shall still undertake quality warranty liability for completed works.

If the amount paid by the Project Owner to the Contractor exceeds the amount payable, the difference shall be refunded to the Project Owner by the Contractor within 7 days after the Parties agree on the settlement amount.

The following should be added following Article 22.1.6 of General Terms and Conditions of the Contract:

22.1.7             Right of the Project Owner to terminate this Contract

The Project Owner shall be entitled to terminate this Contract at any time at its convenience by giving notice of termination to the Contractor. The termination is effective on the date the Contractor receives such notice. Upon such termination hereof, the Contractor shall remove from the construction site as provided in Article 18.7 and 18.8 and shall be paid as provided in Article 21.3.4(2). The Project Owner will not undertake any other liability than those provided above as it exercises the right of termination hereof.

22.2              Breach by the Project Owner

22.2.1             Breach by the Project Owner

This Article of the General Terms and Conditions of the Contract are amended as follows:

The following circumstances which occur during performance hereof shall be deemed as a breach by the Project Owner:

(1) the Project Owner fails to pay the undisputed contract price as provided herein or delays without proper reason or refuses to approve payment application and voucher, it fails to pay the amount payable hereunder and the Parties fail to conclude deferred payment agreement within 30 days after the Contractor sends written reminder notice, it shall constitute breach as of the 31st day after the reminder notice is received;

(2) the Project Owner cannot continue to perform or expressly states that it will not perform or substantially stop performing this Contract;

Chapter V General Technical Standards and Requirements .211.

(3) the Project Owner fails to perform other obligations provided herein.

22.2.2             Contractor has the right to suspend construction

This Article of the General Terms and Conditions of the Contract are amended as follows:

Unless as instructed by the Project Owner in writing, the Contractor has no right to suspend or postpone construction whether or not the Project Owner has breached this Contract.

22.2.3             Termination due to breach by the Project Owner

This Article of the General Terms and Conditions of the Contract are amended as follows:

If and only if the Project Owner breaches this Contract in the following way, the Contractor has the right to terminate this Contract through the procedure provided herein:

(1) the Project Owner fails to pay undisputed contract price as provided herein and still fails to pay within [182] days after the Contractor sends written reminder notice (except for the part the Project Owner has the right to deduct);

(2) the bankruptcy, insolvency or liquidation of the Project Owner, or any action or event that has a similar effect with the foregoing action or event (according to Applicable Laws).

Upon the occurrence of the foregoing event or circumstances, the Contractor may terminate this Contract 28 days with notice to the Project Owner. But if in that 28 days the Project Owner performs its obligation, this Contract shall still be performed. If the Contractor terminates this Contract in violation of this article, the Project Owner has the right to request the Contractor to pay [20%] of the contract price as liquidated damages.

22.2.4             Payment after termination

This Article of the General Terms and Conditions of the Contract are amended as follows:

(1) If this Contract is terminated due to breach by the Project Owner, the Project Owner shall pay the following amount within [30] days after the Parties agree on the settlement amount and receive a VAT invoice in the equivalent amount and the Contractor shall timely submit relevant materials and vouchers in the following amount and issue a legitimate invoice in an equivalent amount:

(1) the price for Permanent Works completed, inspected and accepted prior to termination of this Contract and price for step items for completion of relevant Permanent Works and general contracting service fee;

Chapter V General Technical Standards and Requirements .212.

(2) the price for materials and engineering equipment that the Project Owner agrees to take over subject to the following conditions: 1) the time when the Contractor purchases materials and engineering equipment shall match the schedule stipulated in this Contract; 2) the materials and engineering equipment is specially ordered for the construction of this Project and the quality is satisfactory; 3) the price of materials and engineering equipment is reasonable (which matches the market price at the time of ordering and not exceeds the amount stipulated herein) and the Contractor has paid the amount for orders; 4) materials and engineering equipment have been transported to the construction site; 5) materials and engineering equipment cannot be returned. The Project Owner has the right not to accept the materials and engineering equipment not satisfying the foregoing conditions.

(3) The expense for the Contractor to remove Temporary Works confirmed by the Project Owner from the construction site.

Apart from the foregoing amounts, the Project Owner has no obligation to pay any other amounts to the Contractor (including but not limited to expenses for non-conforming works; if materials and engineering equipment do not satisfy conditions provided in item (2) above, the expense incurred by the Contractor to return the goods and terminate order contract and loss of amounts that cannot be refunded; except item (3) above, price for step items incurred by the Contractor to move from the construction site and dismiss personnel of the Contractor; other loss suffered by the Contractor due to termination of this Contract). However, the Project Owner also has the right to choose not to accept materials and engineering equipment not satisfying payment conditions and not to pay corresponding amounts to the Contractor, for which the Contractor shall cooperate. The Project Owner shall pay aforesaid amounts as provided herein, but it has the right to offset or request the Contractor to pay all amounts payable to the Project Owner (including liquidated damages and compensation). The Project Owner has the right to withhold quality assurance fee in relation to the completed works and the Contractor shall still undertake quality warranty liability for completed works.

If the amount paid by the Project Owner to the Contractor exceeds the amount payable, the difference shall be refunded to the Project Owner by the Contractor within 7 days after the Parties agree on the settlement amount.

22.2.5             Contractor's removal after termination

This Article of the General Terms and Conditions of the Contract are amended as follows:

after contract termination due to breach by the Project Owner, the Contractor shall properly protect and handover the completed works and purchased materials and

Chapter V General Technical Standards and Requirements .213.

equipment and remove the equipment and personnel of the Contractor from the construction site as requested by the Project Owner. Removal from the construction site by the Contractor shall comply with Article 18.7 and 18.8.

Article 22.3 of the General Terms and Conditions of the Contract are amended as follows:

22.3              Relevant provisions upon termination

22.3.1             In case of early termination, the Parties shall conclude written settlement agreement based on the circumstance of termination and settlement method provided in Article 21.3.4, 22.1.4, 22.1.7 and 22.2.4.

22.3.2             In case of termination for whatever reason, the Contractor shall complete the following obligation for cooperation upon termination:

(1) sign written termination agreement as per request by the Project Owner.

(2) cooperate with the Project Owner to complete subsequent inspection acceptance, completion acceptance and filing for completion acceptance required for completion of this Project.

(3) cooperate with the Project Owner to complete all government formalities required for cancellation of filing of this Contract and for re-tendering and employing under this Project and/or re-filing of this Contract.

(4) handover this Project and all materials relevant with this Project to the Project Owner or the subsequent construction unit as instructed by the Project Owner.

(5) perform other removal obligations provided herein and other cooperation obligation provided in laws.

The Contractor shall not refuse to perform foregoing obligations for the reason of breach by the Project Owner and failure of the Parties in agreeing on settlement amount; otherwise, in addition to other liability for breach as provided herein, the Project Owner has the right to request the Contractor to pay [10]% of the contract price as liquidated damages, which the Project Owner has the right to deduct from the settlement amount.

23.                Claims

23.1              Claims from the Contractor

The following should be added following item (4) of this article of the General Terms and Conditions of the Contract:

(5) The Contractor shall keep such record in the same period that may be required for proving any claim and shall allow the Project Owner to inspect all such records. The Contractor shall submit a sufficiently detailed claim report to the Project Owner within

Chapter V General Technical Standards and Requirements .214.

the time limit specified by the Project Owner, which includes all detailed materials on basis of claims. If the event or circumstance giving rise to the claim has a continuous impact, the Contractor shall submit an interim claim report at suitable intervals.

(6) The notice of claim intention, notice of cliam, final notice of claim submitted by the Contractor as provided herein shall be in the form acceptable to the Project Owner. If the Contractor fails to submit the notice of claim intention and notice of claim within the specified time limit, it will lose the right to request for additional payment and/or extension of construction term.

(7) The claim submitted by the Contractor as provided herein and in laws and regulation to the Project Owner in relation to economic loss is limited to direct loss that it can sufficiently prove and not includes profits and indirect loss. To avoid any doubt, it is specially provided that the amount Project Owner should pay to the Contractor according to Article 13.1.3, 13.5.3, 13.6.2, 14.1.3, 18.4.2, 18.6.2 and 19.2.3 or other similar terms only includes expenses and not includes profits.

23.2              Settlement of claims from Contractor

The items (2) and (3) of this Article of the General Terms and Conditions of the Contract are amended as follows:

(2) The Supervisor shall submit the foregoing notice of claim and certifying materials to the Project Owner for approval and the Project Owner shall confirm the following items as soon as possible: 1) as provided in Article 11.3, the extension of construction term (if any) to be granted, and/or 2) the additional payment (if any) to be paid to the Contractor as provided herein. The Contractor may only obtain the part of claims that have basis as proven by it. The Project Owner will send back the claim settlement result to the Contractor within [42] days after receiving complete claim materials.

(3) If the Contractor accepts claim settlement result, the Project Owner and the Contractor will reach a written agreement on claimed amount (means a written confirmation document affixed with the official seal of both parties), which shall be included in and paid along with the completion settlement amount. The Project Owner shall not bear the liability for overdue payment, and the contractor shall not stop implementing the project or request an extension of the construction term and / or increase costs on that ground.

23.3              Time limit for claims from the Contractor

This Article of the General Terms and Conditions of the Contract are amended as follows:

Chapter V General Technical Standards and Requirements .215.

23.3.1              After the Contractor submits completion payment application as provided in Article 17.5, it shall be deemed that the Contractor has no right to make any claim prior to issuance of project acceptance certificate.

23.3.2              In the final settlement application submitted by the Contractor as provided in Article 17.6, only claims after issuance of project acceptance certificate can be made. The deadline for making claims shall be the time of submitting the final settlement application.

23.4              Claims from the Project Owner

23.4.1             This Article of the General Terms and Conditions of the Contract are amended as follows:

Upon the occurrence of a claim event, if the Project Owner believes it has the right to be paid according to any terms herein or any other document relevant to this Contract, the Project Owner has the right to send a notice to the Contractor and specify the details. The notice shall be sent within a reasonable time after the Project Owner becomes aware of the event or circumstances giving rise to the claim, but the time limit and requirements for making the claim by the Project Owner are not subject to Article 23.3.

24.                Dispute settlement

24.1              Dispute Settlement

In case of any dispute arising out of or in connection with this Contract, if the Parties fails to reach agreement upon friendly consultation and are unwilling to submit to dispute resolution team or unwilling to accept the opinions of such dispute resolution team, the following 2nd method shall be chosen:

(1) submit to / arbitration commission for arbitration in accordance with the arbitration rules of that commission, the arbitration award is final and binding upon the Parties.

(2) submit to people's court with jurisdiction over the project location for litigation.

Chapter V General Technical Standards and Requirements .216.

Chapter V Technical Standards and Requirements

Chapter V General Technical Standards and Requirements .217.

Chapter V General Technical Standards and Requirements .218.

5.1 Technical Standards and General Requirements

1.       Description of works

1.1    Project Overview

1.1.1    The basic information of this project is described in Special Technical Standards and Requirements.

1.1.2    The specific location of the construction site of this project is specified in the Special Technical Standards and Requirements.

1.2    Site conditions and the surrounding environment

1.2.1    The construction site of this project (site) has satisfied conditions for construction. The location of temporary water connection, temporary power supply, temporary water drainage connection on the construction site, location of boundary lines of buildings, road, entrance and exit and construction site (site) and surrounding environment are specified in the drawings attached to this chapter: floor plan of current situations of the construction site (site).

1.2.2    The diameter of temporary water supply pipe on the construction site (site) is specified in the Special Technical Standards and Requirements.

The diameter of temporary water drainage pipe on the construction site (site) is specified in the Special Technical Standards and Requirements.

The diameter of the temporary stormwater pipe on the construction site (site) is specified in the Special Technical Standards and Requirements.

The temporary power capacitance (output power of transformer) on the construction site (site) is specified in the Special Technical Standards and Requirements.

1.2.3    Other materials and information on site conditions and the surrounding environment are specified in the Special Technical Standards and Requirements.

1.2.4    The Contractor is deemed to have fully understood the site conditions and surrounding environment of this project when surveying the site in the project bidding phase and have fully considered such conditions when bidding.

1.3    Geological and hydrological materials

Geological and hydrological materials and information on site are specified in the Special Technical Standards and Requirements.

Chapter V General Technical Standards and Requirements .219.

Chapter V General Technical Standards and Requirements .220.

1.4    Usage of materials and information

Materials and information on site conditions, surrounding environment, geological and hydrological conditions of this project as specified in the Contract Documents are current and objective information provided by the Project Owner and the Project Owner ensures the truthfulness and correctness of relevant materials and information. However, the Contractor shall be solely responsible for the deduction, judgement and decision made by the Contractor based on such information.

Chapter V General Technical Standards and Requirements .221.

2.       Scope of Contracting

2.1    Scope of Contracting

2.1.1    Scope of construction by Contractor

The scope of works to be constructed by the Contractor in this project is specified in the Special Technical Standards and Requirements.

2.1.2    Provisional valuation works in the scope of contracting

2.1.2.1      The professional works implemented employing Provisional Valuation in the contracting scope are specified in Table 4.10-3 Table of Provisional Valuation of Professional Works in Chapter 6 Bill of Quantities.

2.1.2.2      The materials and Engineering Equipment implemented by means of Provisional Valuation in the contracting scope are specified in Table 4.10-2 Table of Provisional Valuation of Materials and Engineering Equipment in Chapter 6 Bill of Quantities.

2.1.2.3      The division of workspace between the Provisional Valuation works and the works to be constructed by the Contractor as provided in Article 2.1.1 is specified in the Special Technical Standards and Requirements.

2.1.3    Provisional Sum in the scope of contracting

2.1.3.1 The works implemented by means of Provisional Sum (including Day-wage Work) generally include two parts. Please refer to Chapter 6 Bill of Quantities Table 4.10-1 Provisional Sum Breakdown Table (excluding Day-wage Work) and Table 4.10-4 Day-wage Work Table; in which, the amount of Day-wage Work is the amount filled in by the Contractor in the bidding quotation based on a specific item of Day-wage Work, estimated quantity and other corresponding provisions in Table 4.10-4 Day-wage Work Table and shall constitute a part of Provisional Sum.

2.1.3.2      The specific items corresponding to each Provisional Sum in the Provisional Sum Breakdown Table or the specific item of Day-wage Work as specified in the Day-wage Work Table are all specific items that might be incurred. The Contractor shall fully understand that in the process of contract performance the specified Provisional Sum might not be incurred or might be incurred partially. The instructions issued by Supervisor on the usage of Provisional Sum as provided in the contract shall not be limited to the specific items specified in the aforesaid tables.

2.1.3.3      Whether the Provisional Sum is actually incurred or its redivision and/or consolidation shall not become the reason for any additional increase and/or extension of the term as requested by the Contractor.

Chapter V General Technical Standards and Requirements .222.

2.1.3.4      Other explanation on Provisional Sum is specified in the Special Technical Standards and Requirements.

2.2    Professional works contracted out by the Project Owner and materials and Engineering Equipment supplied by the Project Owner

2.2.1    The professional works contracted out by the Project Owner shall be other works relevant to this project and shall not be in the scope of contracting of the Contractor. The professional works contracted out by the Project Owner are specified in the Special Technical Standards and Requirements.

2.2.2    The materials and Engineering Equipment supplied by the Project Owner shall not be in the scope of contracting of the Contractor. The materials and Engineering Equipment supplied by the Project Owner are specified in Exhibit 4 List of Materials and Engineering Equipment Supplied by the Project Owner.

2.3    Division of workspace between the Contractor and contractors of professional works contracted out by the Project Owner

The division of workspace among the Contractor, contractors of professional works contracted out by the Project Owner and Suppliers of materials and equipment supplied by the Project Owner is specified in the Special Technical Standards and Requirements.

2.4    Site office and facilities to be provided by the Contractor for the Project Owner and the Supervisor

The site office and facilities to be provided by the Contractor for the Project Owner and the Supervisor and the detailed requirements are specified in the Special Technical Standards and Requirements.

3.       Requirement on Term

3.1    Contract term

The contract term and estimated Commencement Date and Completion Date shall be the term and estimated Commencement Date and Completion Date undertaken by the Contractor in the Bid Letter or Schedule to the Bid Letter and shall be specified in the Contract Agreement.

Chapter V General Technical Standards and Requirements .223.

3.2    General provisions on term

3.2.1    If the term and estimated Commencement Date and Completion Date undertaken by the Contractor in the Bid Letter or Schedule to the Bid Letter have conflict or controversy, the term undertaken by the Contractor shall prevail. The Actual Commencement Date shall be the Commencement Date specified in the Commencement Notice issued by the Supervisor as provided in Articled 11.1.

3.2.2    If the Term undertaken by the Contractor in the Bid Letter or Schedule to the Bid Letter is earlier than the term required by the Project Owner in the tender document of this project, the Contractor shall formulate corresponding term guarantee measures in the construction organization design and the expenses increased therefrom shall be considered as included in the total contract price. Unless otherwise agreed herein, in the process of contract performance, the Project Owner will not pay expenses for the technical measure, expedition fee or earlier completion bonus of any nature to the Contractor.

3.2.3    The term undertaken by the Contractor in the Bid Letter or Schedule to the Bid Letter shall include the term of implementing and completing all works including Provisional Valuation works specified in Article 2.1.2 Provisional Valuation works in the scope of contracting and Provisional Sum specified in Article 2.1.3 Provisional Sum in the scope of contracting.

4.       Quality Requirements

4.1    Quality requirements

The quality standards of the project should satisfy the requirements for current national specifications and standards on project quality acceptance.

4.2    Special quality requirements

The special requirements for project quality are specified in the Special Technical Standards and Requirements.

5.       Applicable Specifications and Standards

5.1       Unless otherwise agreed herein, the current national, industry and local specifications, standards and rules are applicable to this project. The list of national, industry and local specifications, standards and rules applicable to this project is specified in the Special Technical Standards and Requirements.

Chapter V General Technical Standards and Requirements .224.

5.2       If any contents of Contract Documents have a conflict with applicable specifications, standards and rules, the Contractor shall request the Supervisor in writing for clarification. Unless specially instructed by the Supervisor, the Contractor shall implement according to the strictest standards requested therein.

5.3       Unless otherwise agreed herein, the materials, construction process and this project shall be implemented according to the latest version of these technical standards and requirements and current applicable specification, standard and rule. If the latest version of the current applicable specification, standard and rule is published after the Base Date, and the corresponding standards are revised to become the strictest standards under the Contract Documents, Article 15 of the contract shall be implemented.

6.       Safe and Civilized Construction

6.1    Safety protection

6.1.1    During construction, completion and delivery of the project and repair of defects, the Contractor shall always abide by national and local safety production-related laws, regulations, norms, standards, rules, etc., and perform its safety construction responsibilities as agreed in Article 9.2 of the Contract.

6.1.2    The Contractor shall insist on the policy of "Safety First, Prevention First", and establish sound safety production liability system and safety production education and training system. In the whole project construction process, the Contractor shall set, provide, maintain, and after finish or completion of related work, remove the following:

(1)   master plan of field construction, and panels with rules and regulations for master plan management, safety production, civilized construction, environmental protection, quality control, materials management, etc., description of names of main construction participants and project overview, which are set at obvious positions of the entry of the site;

(2)   sufficient marks, picture posters, slogans, indicators, warning signs, bulletin boards (for example, the bulletin board for employment injury insurance of employees), signage fire, police and first-aid telephone numbers;

(3)   safety protection facilities at the entrance of the cave and edge, including protective rails, scaffolding, cover plate and reinforced ribs of the cave, shaft protective rails, protective shed, protective mesh, slope, etc.;

Chapter V General Technical Standards and Requirements .225.

(4)   safety production appliances such as belts, ropes, helmets, meshes, insulation shoes, insulation gloves, protective masks and protective clothing;

(5)   safety protections and grounding devices as well of operation instructions of all mechanical equipment including various types of electric tools;

(6)   well equipped provisional first-aid stations and competent medical staff;

(7)   24 hour 36V safety lightings and necessary warning signs in main operation areas and provisional exit passages for preventing various possible accidents;

(8)   a sufficient number of qualified portable extinguishers;

(9)   well-equipped warehouses of flammables and explosives and corresponding utilization management system;

(10)  management systems such as fire certificate for construction work with fire;

(11)  See other requirements in the Special Technical Standards and Requirements.

6.1.3    Safe and civilized construction fees must be used for its exclusive purpose; the Contractor shall take full responsibilities for safety accidents caused by insufficient safe and civilized construction fees and construction safety measures.

6.1.4    The Contractor shall establish a special body for safety production management of the construction site, configure a sufficient number of full-time safety production management personnel who comply with relevant regulations for routine inspection and special inspection on daily safety production, call and host regular safety production meetings (at least once a week) with the participation of all staff at the site; the Contractor shall take responsibility for control over safety technical disclosure and safety of the technical solutions, take responsibility for formulation or review of the rectification measures of potential safety hazards and supervision of the implementation of the rectification measures, sorting and management of safety management, and in-time elimination of the potential safety hazards; the Contractor shall also make safety check records, and ensure that all facilities function properly. The Project Manager and full-time safety management persons of the Contractor shall all have effective certificates for safety production.

6.1.5    In accordance with requirements of relevant laws and regulations, the Contractor shall formulate and press safety protection manuals and release them to construction personnel at the site, provide safety education and training to construction personnel before they work at the site, establish an examination system, and only allow persons who pass the examination to enter the site for construction.

Chapter V General Technical Standards and Requirements .226.

Special operation personnel shall pass special safety operation training, and obtain the certificate of specification training before taking the job. Before the construction of any sub-divisional work, the Contractor shall provide safety disclosure of the technical requirements of relevant safety construction to the construction teams and operation personnel, and both parties shall sign for confirmation.

6.1.6    The Contractor shall provide necessary safety protection facilities and equipment for the construction personnel at the site; the Contractor shall provide all necessary provisional roads, footpaths, protective sheds, enclosures, warnings, etc. for the owners and possessors of areas adjacent to the construction site, the public and other persons to ensure asset and personal safety and minimize inconvenience possibly caused by construction.

6.1.7    The Contractor shall provide all necessary safety warning signs, including but not limited to standard road signs, alarming signs, danger signs, control signs, safety signs, indicators and caution signs at dangerous positions such as entry of the construction site, lifting mechanisms for construction, provisional electric facilities, scaffolding, exit passage entry, staircase entry, elevator shaft entry, cave entry, tunnel entry, edges of foundation pit, and storage places of hazardous articles, and provide necessary lighting, protection and guards. The Contractor shall frequently supplement or replace ineffective warning signs and marks according to the instructions of the Supervisor.

6.1.8    The Contractor shall provide safety closure for all vertical and horizontal transporting mechanisms such as hoisting frames, external lifts and tower cranes it provides and install, including the safety switch, warning bell and caution light of the door of the unloading platform, the protective balustrade, scaffolding, safety mesh, etc, of the unloading platform; all mechanical equipment shall be provided with safety operation hood, and detailed safety operation instructions shall be posted at remarkable positions.

6.1.9    The Contractor shall regularly test, check and calibrate all lifting hooks, eyelets, steel wire ropes, iron shoulder poles, etc.; if the Supervisor deems that such facilities have been damaged or are used improperly, the Contractor shall replace them with qualified products immediately; and assembling, ejecting, utilizing and dismantling all vertical and horizontal transporting mechanisms must strictly meet requirements of existing laws, regulations, rules, norms, standards, etc.

6.1.10  All machinery and tools shall be served, calibrated and maintained regularly to ensure that they function properly and safely. Service, calibration and maintenance work should be arranged in off hours as far as possible, and sufficient

Chapter V General Technical Standards and Requirements .227.

spare parts shall be prepared for the aforementioned machinery and tools to ensure that the construction of the project proceeds uninterruptedly.

6.1.11  In accordance with the demands on construction safety and (or) Supervisor's requirements, the permanent work, side slopes, foundation pits of buildings, underground caves, etc. shall be installed with necessary construction safety monitors during excavation and undergo necessary construction safety monitoring in time, and the safety monitoring results shall be submitted to the Supervisor to prevent any subsidence, deformation or any damage that influences normal construction progress.

6.1.12  The Contractor shall provide necessary support or provisional reinforcement for the permanent work during any construction. Unless the Contractor has obtained written consent from the Supervisor and provides necessary reinforcement or support by requirements, the Contractor is not allowed to stack any materials, articles or equipment that outweigh the design load on any completed permanent structure. Under any circumstances, the Contractor shall be responsible for any above-mentioned overloading behaviour, and undertake corresponding repair expenses.

6.1.13  The Contractor shall establish an emergency rescue team, configure necessary emergency rescue appliances and equipment, formulate emergency rescue plans for disasters and production safety accidents, and report the emergency rescue plans to the Supervisor. The emergency rescue plans shall be capable of organizing emergency rescue personnel at any time and regular drills.

6.1.14  The Contractor shall inform the Supervisor in advance of the use of dangerous construction means such as explosion or tools with explosive during construction. With the approval of the Supervisor, the Contractor shall file an application to relevant authorities and obtain relevant permits in accordance with relevant laws, regulations, rules, and the provisions of normative documents released by relevant governmental administrations in charge. The Contractor shall use, store and manage blast articles or tools with explosive strictly according to the above-mentioned regulations, and take responsibility for any loss or damage that may be caused by use of such type of articles. Under any circumstance, the Contractor may not apply explosion means to the completed permanent work and hollow masonry.

6.1.15  The Contractor shall formulate special construction plans for relatively highly dangerous sub-divisional works with a certain size, for example, the support and subsidence project of foundation pits, earth excavation project, formwork project, hoisting project, scaffolding project and explosion project, wherein the special

Chapter V General Technical Standards and Requirements .228.

construction plans for the deep foundation pit project, underground digging project and high and large formwork project shall be verified and examined by experts.

6.1.16  The Contractor shall handle accidents occurring during the project construction as agreed in Article 9.5 of the Contract. After a construction safety accident occurs, the Contractor must immediately report to the Supervisor and the Project Owner, submit a written accident statement report to the Project Owner within one hour after the occurrence of the accident, and timely report to the safety production supervision administrations and construction administrations in charge of the local county-level people's government and above of the place where the project is located. In case of emergencies, persons related to the accident scene may directly report to the safety production supervision administrations and construction administrations in charge of the local county-level people's government and above of the place where the project is located.

6.1.17  The Contractor shall formulate a set of safety production emergency measures and procedures according to the requirements of relevant laws, regulations and rules to protect the scene and rescue the injured and assets immediately once any safety accident occurs, ensure that the construction production proceeds normally and prevent further losses.

6.1.18  See other requirements for safety protection in the Special Technical Standards and Requirements.

6.2    Provisional fire prevention and control

6.2.1    The Contractor shall establish a fire safety liability system, and formulate a fire safety management system and operation procedures for the utilization of fire, electricity and hazardous articles such as flammables and explosives. The systems and procedures shall conform to the relevant laws, regulations and requirements of relevant governmental fire administrations.

6.2.2    The Contractor shall provide necessary provisional firefighting facilities and emergency excavation facilities for the permanent work and all provisional projects during construction according to relevant laws and regulations and the requirements of the fire administrations, including supply and maintenance of smooth fire passages, provisional fire hydrants, fire extinguishers, fire hoses, fire barrels, fire shovels, fire axes, fire pipes, valves, manholes, provisional fire water tanks, pump rooms and provisional excavation stairs or facilities following the working face; the configuration of the firefighting facilities and their models or power shall meet the demands of firefighting tasks, and the firefighting facilities shall always keep the state

Chapter V General Technical Standards and Requirements .229.

of capable of being put into normal operation, and be provided with obvious marks. The provisional firefighting system and its configuration by the Contractor shall be respectively approved and accepted by the Supervisor and the fire administrations; and the Contractor shall also obtain the provisional fire certificate from the fire administrations at its own expense. All provisional firefighting facilities belong to the Contractor and shall be removed from the site after the project is actually completed and the permanent firefighting system is put into operation.

6.2.3    The Contractor shall establish a provisional fire prevention team or unit led by the principal responsible person of the project, give publicity to basic firefighting knowledge and basic operation training, organize firefighting drills, and ensure to organize effective self-rescue and protect life and asset safety in case of fire.

6.2.4    The flammables and explosives at the construction site shall be separately and safely stored, and their storage and release shall be handled by a specially-assigned person. The storage, current use of flammables, explosives or combustibles, or existing construction procedures with fire at the construction site shall be subject to strict Fire Certificate management system.

6.2.5    See other requirements in the aspect of temporary safety prevention in the Special Technical Standards and Requirements.

6.3    Provisional power supply

6.3.1    The Contractor shall compile provisional electrification plan for construction according to the regulations of the Technical Code for Safety of Temporary Electrification at Construction Site (JGJ46-2005) and its applicable revisions as well as the construction requirements. The provisional electrification plan and its changes must be made by the "formulation, review and approval" procedures. The provisional electrification plan for construction shall be formulated by the electric engineering technicians, approved by the enterprise's technical responsible person, and then put into operation after being jointly inspected and accepted by the formulation, review and approval departments and the using party.

6.3.2    The Contractor shall provide, establish and maintain a necessary provisional power supply system for the construction site, including engineering floors or various areas, ensure that the power supply system always meets requirements of the electrification administrations and requirements for normal construction production, and remove the provisional power supply system after the project is actually completed and the corresponding permanent system is put into operation.

Chapter V General Technical Standards and Requirements .230.

6.3.3    The cables, wires, distribution boxes, control cabinets, switch boxes, leakage protectors, and other materials and equipment of the provisional power supply system shall be qualified products with production (manufacture) permits and product certificates. The provisional power supply system is a three-phase five wire system with a three-stage distribution function and double-pole leakage protection. The cables of the three-phase four wire system must be five-core cables, and the null wire and grounding wire shall be set according to regulations. Laying cables and wires shall conform to the requirements of the electrical safety standards; and cables and wires shall be laid underground or overhead, forbidden to be exposed on the ground, and protected against mechanical damage and medium-led corrosion. The buried cables shall be provided with direction marks. All kinds of power distribution equipment shall be provided with facilities for preventing electrical leakage, rain and water.

6.3.4    The Contractor shall provide sufficient lighting in the construction operation areas, constructional roads, provisional facilities, office areas and living areas; the voltage of the lighting system of the underground projects may not be higher than 36V; and the voltage of the lighting power supply at humid places and places accessible to electric articles shall not be higher than 24V. The working face where appliance lighting is inconvenient shall be provided with special lighting facilities.

6.3.5    All electric appliances and buildings which may leak electricity to injure people or tend to receive lighting strikes shall be equipped with grounding and lightning conductors. The Contractor shall be responsible for the purchase, installation, management and repair of lightning conductors, and establish a regular inspection system.

6.3.6    See other requirements for provisional electrification in the Special Technical Standards and Requirements.

6.4    Labour protection

6.4.1    The Contractor shall abide by all labour laws applicable to the Contract and the provisions of the relevant laws, regulations and rules regarding the wage standard, the labour time and working conditions of workers, reasonably arrange the labour and rest time of the operators at the site, guarantee mandatory rest time of labours, and pay reasonable rewards and expenses. The Contractor shall transact any necessary credentials, permits, insurance, register, etc. for employees and workers who work under the Contract according to the regulations of the relevant

Chapter V General Technical Standards and Requirements .231.

administrations, and guarantee that the Project Owner is exempted from any penalties, claims, losses, injuries, etc. caused by the Contractor's obedience to all or part of the above-mentioned laws, regulations and rules.

6.4.2    The Contractor shall guarantee the labour safety of the site construction persons according to the regulations of the National Labour Law. The Contractor shall provide proper and sufficient labour protection for employees and workers who work under the Contract, including but not limited to safety protection, winter protection, rain and dust protection, insulation protection, common medicines, first-aid kit, and protection against infectious diseases.

6.4.3    The Contractor shall provide and maintain necessary diet and accommodation conditions and living environment for employees and workers who work under the Contract, including but not limited to dormitories, fences, water supply (drinking water and water for other purposes), power supply, sanitary equipment, dining room, cooking utensils, fire prevention and extinguishing equipment, warm supply, furniture and other necessities for normal diet and accommodation conditions and living environment, and take religions and national customs into consideration.

6.4.4    The Contractor shall provide living conditions that conform to the governmental sanitation regulations for workers at the site and obtain necessary permits, including the dining room, toilets, tools room, dormitories, etc. for workers, to ensure the health of workers and prevent any infectious diseases; the Contractor shall employ professional health and epidemic prevention departments to regularly perform professional inspection and treatment on the health and epidemic prevention conditions of the site, the living area of the workers, and the project, including extermination of termites, rats, mosquitoes, flies, and other pests to prevent any injury or damage to workers, site and permanent work.

6.4.5    The Contractor shall set up a special provisional medical station at the site, configure sufficient facilities, medicines and competent medical staff, and the Contractor shall also prepare first-aid stretchers for performing first-aid treatment on persons injured when emergencies occur.

6.4.6    See other requirements for labour protection in the Special Technical Standards and Requirements.

6.5    Scaffolding

6.5.1    The Contractor shall build and maintain all necessary provisional scaffolding and extended platform, and configure the scaffold board, safety mesh, guard rails, door scaffold, ramps, slopes, ladders, etc. Building the scaffolding and

Chapter V General Technical Standards and Requirements .232.

the extended platform shall meet the requirements of the laws, regulations, norms, standards and procedures related to safety production. Before the newly built scaffolding is put into use, the Contractor must organize safety inspection and acceptance inspection, and provide safety disclosure to the operators who use the scaffolding.

6.5.2    Special construction plans shall be formulated for all scaffolding, in particular the large-sized, complicated, high and irregular scaffolding; such scaffolding shall undergo safety check calculation, and the safety check calculation results of the scaffolding must be submitted to the Supervisor for review before the scaffolding is built.

6.5.3    When building special or novel scaffolding such as climbing scaffolds, suspended scaffolds and super-high scaffolds, the Contractor shall guarantee the safety of such scaffolding and ensure that such scaffolding has been approved to be used by relevant administrative departments, and undertake all related expenses.

6.5.4    The Contractor shall enhance daily safety inspection on the scaffolding, rectify potential safety hazards in time, and guarantee the safe use of the scaffolding. After rainy, snowy, foggy, frosty and windy days, the Contractor must perform a safety inspection on the scaffolding, and remove the potential safety hazards in time.

6.5.5    The Contractor shall allow the Project Owner, Supervisor, Professional Subcontractors, Independent Contractors (if any) and relevant administrative departments or institutions to use any scaffolding that the Contractor builds at the site for free, and provide necessary safety disclosure regarding the safe use of the scaffolding. The Contractor shall send a written inquiry on whether or the scaffolding to be removed is needed by the Project Owner, Supervisor, Professional Subcontractors, Independent Contractors (if there are) and relevant governmental departments before removing any scaffolding, and can remove relevant scaffolding with the written approval of the Supervisor, or the Contractor shall re-build the scaffolding at its own expenses.

6.5.6    See other requirements for scaffolding in the Special Technical Standards and Requirements.

6.6    Construction safety measure plan

6.6.1    The Contractor shall formulate a construction safety measure plan as agreed in Article 9.2.1 of the Contract according to the Law of the PRC on Production Safety, Occupational Health and Safety Management Systems, Fire Control Law of the People's Republic of China, Law of the PRC on Road Traffic Safety,

Chapter V General Technical Standards and Requirements .233.

Implementing Measures of the Law of the PRC on the Prevention and Treatment of Infectious Diseases and local relevant regulations, and submit the construction safety measure plan to the Supervisor for review.

6.6.2    The construction safety measure plan is a document in which the Contractor clarifies its safety management policies, management systems, safety systems, safety measures, etc., and its content shall reflect the Contractor's safety responsibilities as provided by existing laws and regulations, and as agreed in the contract and priorly agreed in this Article, at least including:

(1)   Setup of the construction safety management institution;

(2)   Configuration of full-time safety management personnel;

(3)   Safety liability system and management measures;

(4)   Safety education and training system and management measures;

(5)   Various safety production rules and regulations and operating procedures;

(6)   Various construction safety measures and protective measures;

(7)   Management and use systems of hazardous articles

(8)   Configuration of safety facilities, equipment, appliances and labour protection articles;

(9)   See other requirements in the Special Technical Standards and Requirements.

The items and scope of the construction safety measures shall conform to the regulations of the General Item Name List of Safety Technical Measures Plan and its appendixes H, I and J, which means that the Contractor shall adopt all construction safety measures for the purpose of improving working conditions, preventing work-related accidents, preventing occupational diseases and occupational poisoning; and the Contractor shall build necessary safety facilities, configure appliances, equipment and technical documents for development and test of safety technologies, and perform corresponding safety publicity and education on the construction management and operation personnel at the site.

6.6.3    The construction safety measure plan shall be submitted to the Supervisor within the time limit as agreed in Article 9.2.1 of the Contract. The Contractor shall strictly implement the construction safety measure plan approved by the Supervisor, and supplement, revise and improve the construction safety measure plan in time to ensure safety production.

6.7    Civilized construction

Chapter V General Technical Standards and Requirements .234.

6.7.1    The Contractor shall abide by the provisions of the national or local laws and regulations, norms, procedures and standards, implement civilized construction obligations, and ensure that the fund special for civilized construction is used for its exclusive purpose.

6.7.2    The Contractor shall regulate the construction order at the site, and implement standard management;

(1)   The Contractor's construction site must be clean, tidy, and free of ponding, mud and sundries, and materials must be stacked in order;

(2)   The Contractor shall set closures at the construction site, and adopt effective measures for preventing and reducing dust such as coverage, segmented operation, construction at the selected time, and ground washing;

(3)   The earthwork, sand and stone at the construction site shall be collectively stored, and the exposed field and collectively stored earthwork, sand and stone shall be covered, fixed or applied with green measures;

(4)   The construction site shall be hardened and regularly watered to prevent dust and avoid atmospheric pollution;

(5)   The principles of "running out of materials and cleaning field at completion" shall be strictly observed; garbage, construction materials, construction machines and tools shall not be left at the construction site; and all kinds of equipment shall function properly;

(6)   The provisional construction facilities built by the Contractor shall conform to the construction planning requirements approved by the Supervisor, and meet all safety requirements specified in this Chapter;

(7)   The Supervisor may ask the Contractor to set civilized construction warning signage such as the safe and civilized construction liability signage for Contractors at all levels at the construction site;

(8)   Materials arriving at the site shall be stacked in order at the designated place, and may not affect the field construction and block construction and fire passages; The place where the materials are stacked shall be managed by a specially-assigned person;

(9)   Various fasteners, fastening pieces ropes, small-sized accessories, screws, etc. for construction and installation shall be packed in boxes in the specially-assigned warehouse;

(10)  Air and water pipes and lighting wires at site shall be laid safely, reasonably, standardly and in order to achieve a good-looking and tidy effect; Those

Chapter V General Technical Standards and Requirements .235.

pipes and wires may not be randomly arranged to cause potential hazards or affect construction;

(11)  For building demolition projects, effective noise and dust reduction measures such as isolation and water spray shall be adopted, and wastes shall be removed in time;

(12)  Effective dust prevention measures shall be adopted when roads are milled, planed or cut; Dust and inorganic materials shall be pre-mixed before entering the field, and water shall be sprayed to reduce dust in the rolling process.

6.7.3    The Contractor shall build and maintain for its employees corresponding dormitories, dining room, bathroom, toilet, and cultural activity room, and those facilities shall meet the requirements of the living standards and health standards of relevant governmental departments.

6.7.4    The Contractor shall provide necessary cover and protection measures for any permanent work that has been completed, is being constructed and is to be constructed, provisional projects, materials, articles, equipment and any adjacent assets which are exposed due to the construction of the permanent work, to avoid severe weather from affecting the project construction and causing losses. The protection measures include necessary heating in winter, flame-retardant and waterproof oilcloth in rainy seasons, additional provisional warehouses, etc. Any losses or damage to the project caused by ineffective or insufficient measures of the Contractor shall be undertaken by the Contractor.

6.7.5    During construction of the project, the Contractor shall always avoid the presence of unnecessary obstacles at the site, properly store and handle engineering equipment and excessive materials, and remove any waste, garbages or provisional work and facilities that are not wanted any longer from the site in time.

6.7.6    The Contractor shall provide toilets that meet sanitary requirements for workers and all other working staff at the site; the toilets shall be decorated with ceramic tiles and equipped with manual or automatic flushing devices and basins; and the Contractor shall pay all toilet-related expenses, and remove the toilets at the completion of the project. The Contractor shall set necessary provisional toilets in the working area, and assign special persons to care and regularly clean up the toilets to prevent the site from being polluted by public defecation.

6.7.7    The Contractor shall set a fixed provisional place for storing building waste at the site, and necessary dustbins on each floor or in each area; and an enclosed waste transfer station shall be built at the construction site. The garbage in buildings shall be transferred with containers or a special enclosed waste chute;

Chapter V General Technical Standards and Requirements .236.

throwing garbages from a height is forbidden; all construction waste must be removed from the site on the same day, and transferred to the designated dumping ground according to the regulations of the relevant administrations. The Contractor shall also strengthen construction waste management work, forbid burning of various types of garbages, and forbid illegal transport behaviour such as roadside littering and illegal dumping; the Contractor shall transport construction waste with enclosed vehicles or with covers, and minimize environmental pollution.

6.7.8    The Contractor shall take measures to prevent garbages and all garbage transport vehicles that leave the site from dropping to polluting the public roads. The Contractor shall take all necessary measures to prevent any materials from dropping and polluting public roads during transportation; once dropping or pollution occurs, the Contractor shall immediately take actions to clean up the polluted areas and undertake all expenses. The Contractor shall take all necessary measures to prevent affecting the public traffic when concrete pouring, material transport, material loading and unloading, and site cleanup.

6.7.9    The Contractor shall take closure, and dust and noise reduction measures at the place where concrete or mortar is blended at the site. Cement and other fine-grain construction materials which tend to fly shall be stored in enclosed containers or with covers.

6.7.10  The Contractor shall formulate a finished product protection measure plan, and provide necessary personnel, materials and equipment for protection of the finished products of the whole project, including protection of the completed work of all Subcontractors and Independent Contractors (if there are), to protect the completed work against any damage or destruction. The finished product protection measure shall include reasonable procedures and include a working face handover system and a liability compensation system. The finished product protection measure plan shall be submitted to the Supervisor for review at least 28 days before any Professional Subcontractor or Independent Contractor enters the site for construction.

6.7.11  See other requirements for civilized construction in the Special Technical Standards and Requirements.

6.8    Environmental protection

6.8.1    During construction, at completion and during and repair of any defects, the Contractor shall always abide by national and local laws, regulations, rules, norms, standards and procedures regarding environmental protection such as dust

Chapter V General Technical Standards and Requirements .237.

treatment, and pile-up, cleanup, transport and disposal of construction waste, soil and waste conservation, and pollution prevention and control, and perform environmental and ecological protection responsibilities as agreed in Article 4.1.6 and Article 9.4 of the Contract.

6.8.2    The Contractor shall accept the supervision, monitoring and inspection from the national and local administrations of environmental protection as agreed in the Contract and according to the instructions of the Supervisor. The Contractor shall undertake the compensation liabilities for environmental pollution, soil and water loss, personal injuries and property losses caused by its obedience to the existing laws, regulations, rules, norms, standards and provisions of the Contract.

6.8.3    When formulating construction plans and organizing actions, the Contractor shall take environment and resource protection factors into consideration at the same time, including protection of soil and water resources, prevention and control of noises, vibration, lighting pollution, disposal of solid waste, treatment of sewage and waste gases, treatment of powder and dust, prevention and control of road pollution, health and epidemic prevention, ban on hazardous materials, energy consumption, emission reduction, and recycling of non-renewable resources.

6.8.4    The Contractor shall take engineering protection measures such as support excavation, water interception, dewatering, grouting, lining, protection structure and drainage at the construction site for various projects. All side slopes at the construction site shall be provided by effective measures for preventing soil and water losses. The dewatering solution that the Contractor adopts shall include protection and reasonable use of the underground water, and if the national and (or) local government has special regulations, the Contractor shall abide by relevant regulations. The Contractor shall set a complete drainage system and maintain the effective water drainage function of the construction site to prevent rainfall and runoff from flushing the construction site.

6.8.5    The Contractor shall ensure that all supplied materials, engineering equipment, construction equipment and other materials are green and environmentally-friendly products, listed in the national directory of mandatory certified products. The Contractor may not use any materials (such as radioactive materials and asbestos products) and methods that are forbidden to use by official order and are harmful to the human body in any provisional and permanent work, and may not use any materials, additives, etc. that are forbidden to use by official order but can bring uncomfortable feelings or taste to habitants or users in the permanent works; the Contractor shall clarify assurance measures for preventing

Chapter V General Technical Standards and Requirements .238.

misuse in his or her construction environmental protection measure plan; and the Contractor shall undertake responsibilities consequences for obeying this Article.

6.8.6    The Contractor shall formulate and implement necessary measures for preventing behaviour of polluting surroundings, public roads, etc. by substances falling from ingoing and outgoing vehicles and substances attached to the tyres of those vehicles. Such measures shall include at least flushing pools set at the entry and exit of the site, hardening treatment of the roads at site, transport with vehicles having an enclosed carriage or necessary cover for the carriage.

6.8.7    The Contractor shall ensure that construction and production water and living water conform to the regulations of relevant national standards. The Contractor shall build, run and maintain the system for collecting and treating construction production water and living water (including access to the drain outlet), establish provisional sedimentation basins, digestion tanks, etc. that conform to the discharge standards, and may not directly or indirectly discharge untreated sewage to cause pollution to groundwater, underground water or production and living water supply system.

6.8.8    The Contractor shall take effective measures, build corresponding filtration, separation, decomposition or sedimentation systems, and prevent hazardous substances (for example, fuel, oil, chemicals, acids, and excessive hazardous gases, dust, sewage, mud, water, and waste) from polluting the construction field (site) and surroundings. Contractor's construction procedures, work schedules and configure engineering equipment shall be made after full consideration is given to the influences of noise reduction, lighting, etc. on the production and living around the construction site, and shall meet the requirements of the relevant regulations of the country and the local government.

6.8.9    The Contractor is forbidden to use high-emission non-road mobile machinery and shall treat industrially volatile organics (for example, it is recommended to replace oily paint by water paint when coating the external walls of architectures, steel structures, etc.).

6.8.10  See other requirements of environmental protection in the Special Technical Standards and Requirements.

6.9    Construction environmental protection measure plan

6.9.1    The construction environmental protection measure plan as agreed in Article 9.4.3 of the Contract is a document in which the Contractor clarifies the

Chapter V General Technical Standards and Requirements .239.

environmental protection policies and environmental protection measures and methods planned to be adopted, etc., including at least the following content:

(1)   Contractor's measures for treating living water and living sewage in the living area (if any);

(2)   measures for treating wastewater produced by construction production;

(3)   measures for treating dust and waste gases generated by construction;

(4)   measures for controlling construction noises and light pollution;

(5)   energy conservation and emission reduction measures;

(6)   measures for recycling non-renewable resources;

(7)   measures for disposing solid waste such as construction waste;

(8)   measures for crowd health protection and epidemic prevention;

(9)   measures for preventing misuse of hazardous materials;

(10)  measures for preventing soil and water loss of the side slope projects during construction;

(11)  measures for preventing and treating road pollution;

(12)  assurance of not using high-emission non-road mobile machinery;

(13)  assurance of treating industrially volatile organics (for example, recommend to replace oily paint by water paint when coating the external walls of architectures, steel structures, etc.);

(14)  planning and measures of cleaning up the site and recovering plants (if any) after completion;

(15)  See other requirements in the Special Technical Standards and Requirements.

6.9.2    The construction environmental protection measure plan shall be submitted to the Supervisor within the time limit as agreed in Article 9.4 of the Contract. The Contractor shall strictly implement the construction environmental protection plan approved by the Supervisor, and implement, revise and improve the construction environmental protection plan in time.

7.       Public Security

7.1       The Contractor shall provide 24-hour safeguard service for the construction site, configure sufficient safeguards and security equipment, prevent entrance of any person without permission, control the entrance and exit of persons,

Chapter V General Technical Standards and Requirements .240.

materials and equipment, prevent losses of materials, equipment or any other articles at the site by theft, and forbid fights at the site.

7.2       The security persons of the Contractor shall be trained professional security persons; the Contractor may hire professional security companies to undertake site security and safeguard work; besides control over the entrance and exit via the site gate, the security and safeguard system shall also stipulate regular and irregular security patrols at the whole construction site or its surroundings.

7.3       The Contractor shall formulate and implement strict construction site entrance and exit system and submit it to the Supervisor for approval; entrance and exit of vehicles must conform to the entrance and exit approval system and be managed by specially assigned persons; persons entering and exiting from the construction site must wear ID cards, and the ID cards must be printed in a format approved by the Supervisor.

7.4       The Contractor shall ensure no visitor can enter the site without the permission of the Supervisor; the Contractor shall prepare sufficient helmets with an obvious mark special for visitors, and a visitor register book for recording the names of all persons visiting the construction site, their purposes, visit time, etc.; the Contractor shall make sure that every visitor at the construction site understands and abides by the site safety management rules and regulations, and ensure the personal safety of all visitors approved by the Project Owner and Supervisor.

7.5       The Contractor shall provide and maintain provisional walls and other safety facilities that conform to the regulations of the construction administrative departments and the administrative departments of city image at the construction site, and make necessary modifications when required by the project progress. The surfaces of the walls and the gate shall be regularly repaired and re-painted, and all paintings and drawings or posters shall be cleaned up in time. Necessary lighting shall be provided at the provisional walls and the gate, and the lighting system shall meet the security safeguard requirements and good-looking requirements of the site.

7.6       The Contractor shall ensure that the project payment paid by the Project Owner is used for the contracted purposes only, pay labour rewards to the employed workers in full amount in time, formulate strict measures for assuring payment of workers, ensure that all Subcontractors pay salaries to the employed workers in time, effectively prevent mass incidents which affect social rest from happening, and guarantee that the Project Owner is exempted from any penalties, claims, losses or damage from workers in arrears with their payments which should be paid by the Contractor (including its Subcontractors).

Chapter V General Technical Standards and Requirements .241.

7.7       For the requirements for the emergency plan of unexpected security incidents, see the Special Technical Standards and Requirements.

7.8       Fo other security safeguard requirements, see the Special Technical Standards and Requirements.

8.       Provisional Protection of Ground and Underground Facilities and Surrounding Buildings

8.1       The Contractor shall provide sufficient provisional protection facilities for existing ground and underground facilities and buildings at the construction site and surroundings to ensure that those facilities and buildings are protected against interference and damage during construction.

8.2       The Contractor shall formulate provisional protection plans and emergency plans for existing facilities, and submit the plans to the Supervisor at least 7 days before the starting of the project; and the Supervisor shall give a reply to the Contractor within 3 days after receiving the provisional protection plans for existing facilities. The Contractor shall strictly implement the protection plans approved by the Supervisor, and ensure that corresponding provisional protection facilities can be configured in place before any construction operation which may affect the existing ground and underground facilities or surrounding buildings is started.

8.3       For Project Owner's special reminders of protection of ground and underground facilities and surrounding buildings for the Contractor, see the Special Technical Standards and Requirements.

8.4       For requirements for the protection of ground and underground facilities and surrounding buildings, see the Special Technical Standards and Requirements.

9.       Replacement of Samples and Materials

9.1    Samples

9.1.1    For materials and engineering equipment of the project that the Contractor needs to provide samples, see the Special Technical Standards and Requirements.

9.1.2    For the materials and engineering equipment as agreed in Article 9.1.1, the Contractor shall submit, within the time limit as agreed in Article 5.1.2 of the Contract, samples together with any necessary specifications, production (manufacture) permits, certificates of qualification for delivery, factory inspection reports, performance introduction, use instructions and other relevant materials to the

Chapter V General Technical Standards and Requirements .242.

Supervisor, while marking the suppliers, varieties, specifications, quantities and supply time of the materials and engineering equipment for inspection and review. The place of delivery of samples and the quantity or size of the samples shall conform to the requirements of the Supervisor and the Project Owner. Unless otherwise provided in the Contract, the Contractor shall fill out and submit the Sample Submission Form in a format agreed by the Supervisor when submitting any samples. The Supervisor shall sign for the samples in time.

9.1.3    For materials and engineering equipment as agreed in Article 15.8.2 of the Contract, which does not need bidding by law and is listed in the Bill of Quantities in the format of provisional valuation, apart from the content as agreed in Article 9.1.2, the pricing materials shall also be attached; for each type of materials and equipment, at least three products respectively at high, medium and low prices that meet the requirements of the Contract shall be prepared for selection and approval by the Supervisor and the Project Owner.

9.1.4    After receiving the samples submitted by the Contractor, the Supervisor shall transfer the samples together with his or her written review comments to the Project Owner within 7 days. The Project Owner shall give a written reply on the samples within 7 days after receiving the samples transferred by the Supervisor and the review comments of the Supervisor. The Supervisor shall inform the Contractor of his or her decisions or instructions regarding the samples within 21 days after receiving the samples (send a duplicate to the Project Owner at the same time). The Contractor shall execute the subsequent work according to the Supervisor's written reply and instructions. If the Supervisor does not give a written reply within 21 days after the Contractor submits the samples, the Contractor shall inform the Supervisor of such situations and ask for a reply as soon as possible. If the Project Owner does not give a reply within 7 days after receiving such notification, it is deemed that the Supervisor and the Project Owner have approved the samples.

9.1.5    The Supervisor is responsible for storing the approved samples. However, the Contractor shall provide a proper and fixed place for safekeeping the samples and maintaining good environmental conditions.

9.1.6    The expenses on samples and places for storing the samples shall be undertaken by the Contractor.

9.2    Materials replacement

9.2.1    If materials and engineering equipment as agreed in the Contract are forbidden to use by any subsequent laws, regulations, rules, norms, and standards,

Chapter V General Technical Standards and Requirements .243.

the Contractor shall use other substitutes to implement the construction or repair defects according to the procedures as agreed in this article. Supervisor's approval of use of the substitutes and Contractor's use of the substitutes hereby shall not exempt the Contractor's any responsibilities and obligations as agreed in the Contract.

9.2.2    If the substitutes are used, the Contractor shall inform the Supervisor in writing at least 56 days before the materials to be substituted are applied to the permanent work on approved progress schedule, and submit the following documents together with the notification:

(1) The names, quantities, specifications, models, brands, performance, prices and other relevant details of the materials and engineering equipment as agreed in the Contract that is planned to be placed;

(2) The names, quantities, specifications, models, brands, performance, prices and any other necessary details of the substitutes that are planned to be adopted;

(3) Engineering positions where the substitutes are to be used;

(4) Reasons for using the substitutes;

(5) Differences between the substitutes and the products as agreed in the Contract, and any possible impact of the use of substitutes on the work;

(6) Price variance;

(7) Any other documents that the Supervisor asks the Contractor to provide at any time for making proper decisions. The Supervisor shall give written instructions to the Contractor within 28 days after receiving such notification and the above documents. If the Supervisor does not give any written instructions within 28 days, it is deemed that the Supervisor and the Project Owner have approved the use of the above-mentioned substitutes, and the Contractor can accordingly use the substitutes.

9.2.3    Under any circumstances, the substitutes shall meet the requirements for relevant materials and engineering equipment in the Contract.

9.2.4    If the Contractor uses substitutes as agreed in this Contract, the Supervisor shall determine, after negotiation with the Contract, the price variance between the substitutes and the materials and engineering equipment as agreed in the Contract within a reasonable time limit, and determine:

(1) If the prices of the substitutes are higher than those of the materials and engineering equipment as agreed in the Contract, the balance shall be added to the actual price, and Contractor shall be correspondingly informed;

Chapter V General Technical Standards and Requirements .244.

(2) If the prices of the substitutes are lower than those of the materials and engineering equipment as agreed in the Contract, the remaining part shall be deducted from the actual price, and Contractor shall be correspondingly informed;

10.     Special Technical Standards and Requirements

10.1  Special technical requirements for some materials and engineering equipment

10.1.1  The Project Owner can propose technical requirements for some materials and equipment within the self-construction scope of the Contractor according to the features of the project. Reference brands or specifications listed in the technical requirements for materials and engineering equipment are intended to help the Contractor visually and accurately master the technical standards of corresponding materials and engineering equipment, without indication of designated or exclusive use; the Contractor shall refer to the materials and engineering equipment of the listed brands, and purchase products of which the standards are equal to or higher than the technical standards of the listed brands. For relevant technical requirements for some materials and engineering equipment within the self-construction scope of the Contractor, see Special Technical Standards and Requirements.

10.1.2  For deviations of model selection for materials and engineering equipment within the self-construction scope of the Contractor, see Special Technical Standards and Requirements.

10.1.3  For supply method of concrete or mortar used at the construction site, see Special Technical Standards and Requirements.

10.2  Imported materials and engineering equipment

10.2.1  For imported materials and engineering equipment required by the project, see Special Technical Standards and Requirements.

10.2.2  For the division of responsibility of and expenses on the purchase, import, customer declaration, customer clearance, inspection, domestic transport (including insurance) and safekeeping of the imported materials and engineering equipment, see Special Technical Standards and Requirements.

10.3  New technologies, processes and materials

Chapter V General Technical Standards and Requirements .245.

For new technologies, processes and materials that the project involves and their use and operation instructions, see Special Technical Standards and Requirements.

10.4  Other special technical requirements

For other special technical requirements of the project, see Special Technical Standards and Requirements.

11.     Progress Reports and Regular Progress Meetings

11.1  Progress reports

11.1.1  During construction, the Contractor shall submit a daily construction progress report every day, a weekly progress report every week and a monthly progress report every month to the Representative of the Supervisor. Unless agreed by the Supervisor, the daily progress report shall be submitted before 9 a.m. on the next day, the weekly progress report submitted before 9 a.m. on Monday of the next week, and the monthly progress submitted together with the Progress Payment Application as agreed in Article 17.3.2 of the Contract.

11.1.2  The daily and weekly progress reports shall include at least the numbers of technical management persons, various technical workers, non-technical workers and logistics persons who work at the site, the number of visitors, and the number of persons of the subcontractors every day; the reports shall also include the models, quantities and shifts of various main mechanical equipment and vehicles used, working segments, and descriptions on special items such as the project progress, weather records, shutdown, quality, safety incidents, etc.; in addition, the reports shall also be attached with the category summary sheet of daily incoming materials, articles or equipment, schedules of the next day or next week, etc.

11.1.3  The monthly progress report shall reflect the quantities and the accumulative quantities completed in the current month (including permanent work and provisional work), quantities of actually purchased materials and consumed materials, material stock, quantities of field construction equipment put into operation and their running conditions, quantities of engineering equipment arrived, quantity of labour force (quantities of the labour force of the current month and predicted quantity of labour force of the future three months), current influencing factors of the construction schedule and the rectification measures, schedule adjustment and its explanations, quality incidents and records on the handling of the quality defects,

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comments on quality, implementation conditions of the safety construction measure plan, safety accidents, personal injuries and deaths, property losses (if there are), and implementation of the environmental protection measures and civilized construction measures.

11.1.4  The monthly progress report shall also be attached with a group of fixed-point pictures which can fully reflect the project image and progress. The pictures shall be regularly taken at different positions approved by the Supervisor; each of the pictures shall be marked with the date and a brief description, mounted in standard format or in the format approved by the Project Owner and the Supervisor before submission.

11.1.5  The format and content of each progress report shall be approved by the Supervisor. The progress reports shall be filled out strictly according to the facts by the Authorized Representative of the Contractor, submitted to the Designated Representative of the Supervisor for confirmation and then released.

11.1.6  If the Supervisor deems that it is necessary, the progress reports and progress pictures shall be stored in the data format in a magnetic disc or an optical and then submitted to the Project Owner or the Supervisor. The application software of the data file and its version shall be approved by the Supervisor.

11.1.7  See other requirements for progress reports in the Special Technical Standards and Requirements.

11.2  Regular progress meetings

11.2.1  The Supervisor shall call and host weekly meetings with the attendance of all parties related to the engineering construction including the Project Owner, Contractor, Independent Contractor and relevant Subcontractors. When necessary, the Supervisor can call all the above parties or some of them to participate in meetings at any time. The Contractor shall make sure attendance of his or her senior management persons who can make decisions on his or her behalf.

11.2.2  The content of the regular progress meeting will involve all aspects of contract management, progress coordination and project coordination and the meeting subject prepared by the Supervisor will be sent together with the meeting notification to all parties which will attend the meeting at least 24 hours before the meeting begins.

11.2.3  The Supervisor shall make meeting records which shall be signed for confirmation by all parties attending the meeting at the end of the meeting. The Supervisor shall

Chapter V General Technical Standards and Requirements .247.

make meeting minutes according to the meeting records, and distribute the meeting minutes to all parties attending the meeting within 24 hours after the meeting. The meeting minutes shall reflect the content of the meeting minutes strictly according to the facts, including any decisions, existing problems, responsible parties, time schedule and objectives of relevant work, etc. All parties shall sign for confirmation within 24 hours after receiving the meeting minutes, and if there are any objections, shall inform the Supervisor of the relevant objections in written form; the Supervisor shall check the meeting records together with any party or parties with objections; any party or parties with objections must sign the meeting minutes for confirmation if the meeting minutes are consistent with the meeting records, or the Supervisor can take the meeting records as the meeting minutes. The meeting minutes confirmed through signature by all parties attending the meeting are binding on all parties as a contract.

11.2.4  See other requirements for regular progress meetings in the Special Technical Standards and Requirements.

12.     Test and Inspection

12.1     The Project Owner shall entrust test institutes with corresponding qualifications to test and inspect the actual quality, function and other agreed items of the samples of construction materials, construction accessories and equipment, pre-mixed concrete, precast concrete members and the project entity which are taken from the site according to relevant regulations. The Contractor shall take and seal samples at the site under the supervision of the Supervisor, and send the samples to the test institute for testing. For other materials, engineering equipment and processes of which the test and inspection are entrusted to the test institute by Project Owner of the project, see Special Technical Standards and Requirements.

12.2     Besides the test items entrusted by the Project Owner as agreed in Article 12.1, the Contractor shall test and inspect the main materials, semi-finished products, finished products, building parts and accessories, engineering equipment, etc. for the permanent work according to the regulations of the project construction acceptance norms and standards and provisions as set forth in Article 14 of the Contract. The Supervisor may ask the Contractor to test and inspect other materials and processes at the site according to engineering demands.

12.3     For materials, engineering equipment and processes of the project that need to be tested and inspected by the Contractor see Special Technical Requirements and Standards.

Chapter V General Technical Standards and Requirements .248.

12.4     For materials, engineering equipment and processes of the project that need to be tested and inspected jointly by the Supervisor and the Contractor, see Special Technical Standards and Requirements.

12.5     The above-mentioned materials, engineering equipment and processes as agreed to be tested and inspected in this Article may not be applied to any permanent work before being tested and approved by the Supervisor.

12.6     The Contractor shall provide labour service, electric power, fuel, spare parts, equipment, instruments and necessary assistance for the inspection, test and examination of any materials, engineering equipment and processes. The Supervisor and any his or her authorized persons shall be capable of entering the site at any time and performing any necessary inspection on the workshops and sites where materials and (or) engineering equipment are being manufactured, assembled or prepared for the project. Whether or not the workshops and sites belong to the Contractor, the Contractor shall provide all convenience and assistance in obtaining corresponding authority and (or) permits.

12.7     If the inspection, test, examination or experiment results indicate that the materials, engineering equipment and processes have defects or do not conform to the provisions of the Contract, the Supervisor and the Project Owner may reject such materials, engineering equipment and processes, and shall immediately inform the Contractor and provide reasons. The Contractor shall immediately repair the above-mentioned defects and ensure that such materials, engineering equipment and processes conform to the provisions of the Contract. If the Supervisor or Project Owner requires to re-test such engineering equipment, materials, designs or processes, such test shall be carried out under the same provisions and conditions. If the refusal and re-test generate extra expenses on the Project Owner, the Contractor shall pay the extra expenses to the Project Owner, or the Project Owner shall deduct such expenses from the payment paid to the Contractor.

12.8     The Contractor shall take samples of the test blocks, test pieces and relevant materials which involve the structure safety under the supervision of the Supervisor, and send the samples to the quality test institute for testing. See quality test institute in the Special Technical Standards and Requirements.

12.9     Unless otherwise provided in the Contract, the Contractor shall undertake the expenses that the Project Owner pays the entrusted test institute as agreed in Article 12.1, and shall also undertake all expenses for testing all materials, engineering equipment and processes under the Contract.

13.     Day-wage Work

Chapter V General Technical Standards and Requirements .249.

13.1     Day-wage work as agreed in Article 15.7 of the Contract is usually applicable to extra work for corresponding items that are not agreed in the Contract, or are generated by changes and not set in the Bill of Quantities, or for the existing corresponding items that are inapplicable due to changes of work, in particular the extra work of which the price cannot be negotiated in advance due to time limit. When the Project Owner deems that the day-wage work is necessary, the Supervisor shall inform the Contractor of implementing day-wage work as agreed in Article 15.7.1 of the Contract.

13.2     Within 14 days after the project is actually put into operation, the Contractor shall submit a daily day-wage work report with content as agreed in Article 15.7.2 of the Contract to the Supervisor for review; and the Supervisor shall give a reply or propose amendment comments within 7 days after receiving the report.

13.3     In the process of implementing relevant changes by day-wage work, the Contractor shall submit the daily day-wage work report in a format approved by the Supervisor and relevant vouchers to the Supervisor for review every day, and the Supervisor shall give a reply within 24 hours after receiving relevant report and vouchers.

13.4     The labour cost of the day-wage work is calculated on the basis of the workday (8 hours). For day-wage work within 4 hours time, the labour cost is calculated by 0.5 workdays; for day-wage work between 4 hours and 8 hours time, the labour cost is calculated by 1 workday. Overwork is subject to the provisions of national labour laws and regulations. The workers who perform day-wage work shall merely include workers and team/shift leaders (if there are) who are directly engaged in day-wage work, and section chiefs and higher management persons shall not be included.

13.5     When a material which is not listed in the Priced Bill of Quantities is actually used during the day-wage work, its price shall be settled by the lower one of the price of the material delivered to the site that is approved by the Supervisor in advance, and the price of the relevant material on the bill (price of the material delivered to the site), and a fixed percentage including the Contractor's enterprise management fee and profits that are filled in the List of Materials at day-wage work shall be recorded, while charge fees and expenses of taxation are otherwise calculated.

13.6     For the construction machinery, the expenses are calculated on the basis of machine-team (8 hours). The expenses are calculated by 0.5 machine-team if the working time of machinery operators is within 4 hours a time, and by 1 machine-team if the working time of the machinery operators is between 4 hours and 8 hours time.

Chapter V General Technical Standards and Requirements .250.

Overwork of the operators is subject to the provisions of the national labour laws and regulations. If external construction machinery is needed by the day-wage work, the machine-team expenses and the expenses of entering and exiting from the site shall be calculated by the average market price and submitted by the Contractor to the Supervisor for examination and approval.

13.7     For other provisions on the day-wage work, see Special Technical Standards and Requirements.

14.     Measurement and Payment

14.1  Payment application

14.1.1  Within 14 days after the project is actually put into operation, the Contractor shall submit a Completed Quantities Report, a Progress Payment Application and measurement document to the Supervisor as agreed in Article 17 of the Contract; and the Supervisor shall give a reply or propose amendment comments within 7 days after receiving the documents submitted by the Contractor.

14.1.2  In accordance with Article 17.1 and Article 17.3 of the Contract, the Contractor shall measure various quantities completed in the current stage and count the price at the end of each payment cycle as agreed in the Contract, sort out and summarize various payments which need to be added and deducted in the current stage as agreed in Article 17.3.2, prepare a Progress Payment Application in the format approved by the Supervisor and in copies and with content as agreed in the Contract, and submit the Progress Payment Application together with the Completed Quantities Report, relevant measurement materials, and supportive materials which prove that the funds claimed in the Progress Payment Application conform to provisions of the Contract, to the Supervisor for review.

14.1.3  The content of the Completion Payment Application is subject to the provisions of Article 17.5.1 (1). of the Contract. In the case of Unit Price Contract, the Completion Payment Application shall be attached with the measurement documents of the settled quantities determined according to Article 17.1.4(5) of the Contract and various sub-objective quantities completed between the last progress payment and completion payment. In the case of Lump Sum Contract, the quantities that the contract price is based on are the corresponding quantities for completion settlement, but changes shall be measured and priced as agreed in the Contract.

14.1.4  The total completion settlement price (actual price) shall be calculated using the following items:

Chapter V General Technical Standards and Requirements .251.

(1)   Contract price;

(2)   Items which shall be deducted:

1) All provisional sums;

2) All provisional valuation;

3) The amount of change which shall be deducted under Article 15 of the Contract;

4) Price which shall be decreased in accordance with Article 16 of the Contract (decrease);

5) The amount of Project Owner's claims for compensation, which shall be deducted in accordance with Article 23.4 of the Contract;

6) Contract valuation of sporadic items (if there are);

7) Other amounts which shall be deducted by the Project Owner as agreed in the Contract.

(3)   Items which shall be increased:

1) Actual provisional sums (including day-wage work);

2) Actual provisional valuation;

3) The amount of change which shall be increased in accordance with Article 15 of the Contract;

4) Price which shall be increased in accordance with Article 16 of the Contract (increase);

5) The amount of Contractor's claims for compensation that should be increased under Article 23.2 of the Contract;

6) Other amounts that the Contractor shall obtain as agreed in the Contract.

(4)   Charges and tax differences.

14.1.5  The amount payable of the Final Settlement Application shall be calculated using the following items:

(1)   Quality deposit deducted as agreed in the Contract

(2)   Amounts which shall be deducted:

1) Quality deposit deducted as agreed in Article 17.4.3 of the Contract;

2) Quality deposit deducted as agreed in Article 19.2.4 of the Contract;

3) The amount of Project Owner's claims for compensation within the Defects Liability Term, which shall be deducted as agreed in Article 23.4 of the Contract;

Chapter V General Technical Standards and Requirements .252.

4) Other amounts which shall be deducted as agreed in the Contract.

(3)   Amounts which shall be increased:

1) Values of completed sporadic items that conform to the provisions of Contract;

2) Expenses of the Contractor on repair, as agreed in Article 19.2.3 of the Contract, of defects caused by the Project Owner;

3) The amount of the Contractor's claims for compensation within the Defects Liability Term, which shall be increased in accordance with Article 23.2 of the Contract;

4) Other amounts that the Contractor shall obtain as agreed in the Contract.

The final settlement shall be made by the Project Owner and the Contractor in the principle of 'returning the remaining money and paying the balance".

14.1.6  The Completion Payment Application and the Final Settlement Application shall be made in the format of the Progress Payment Application, and attached with relevant proof materials.

14.2  Other content agreed

See other content agreed in the Special Technical Standards and Requirements.

15.     Completion Acceptance and Project Handover

15.1  Cleanup before completion acceptance inspection

15.1.1  Before submitting the Application Report for Completion Acceptance to the Supervisor, the Contractor shall complete the cleanup work before the completion acceptance, including but not limited to:

(1)   Remove all remaining materials, sundries, waste, etc. from the permanent work;

(2)   Wash all ground, walls, floors, pavements, etc. of the project;

(3)   Wash and scrub all glass, ceramic tiles, stone and all metal surfaces;

(4)   Repair all damaged parts, remove dirt, and replace all materials needing to be replaced;

(5)   Decorate and bedeck all surfaces as agreed;

Chapter V General Technical Standards and Requirements .253.

(6)   Inspect and debug all doors, windows, drawers, etc. to ensure they open smoothly;

(7)   Inspect and debug all hardware parts and apply grease;

(8)   Inspect, test and ensure all service systems, facilities and equipment function properly;

(9)   Paste labels on all keys (if there are), and fix keys on the key bar for handover to the Supervisor at any time.

15.1.2  All cleanup expenses shall be undertaken by the Contractor.

15.2  Application Report for Completion Acceptance

15.2.1  Application Report for Completion Acceptance, also called Completion Acceptance Report, is a written application which is submitted after the Contractor has completed the work as agreed in the Contract and the result of the Contractor's self-inspection in accordance with the regulations of the relevant national construction project acceptance standards indicates that the contracted work content has been completed and conforms to the provisions of the Contract, to the Supervisor or Project Owner to ask the Project Owner to organize completion acceptance of the contracted project; and the completion acceptance materials as agreed in the Contract and other documents are usually used as appendixes of the Application Report for Completion Acceptance, and a constituent part of the Application Report for Completion Acceptance.

15.2.2  The Application Report for Completion Acceptance usually includes a project overview, contracting scope, subcontracted project, main materials, equipment supply, main construction methods, application of new materials, new technologies and new processes, self-inspection of quality, etc. The format and content of the Application Report for Completion Acceptance shall be approved by the Supervisor in advance.

15.2.3  The Application Report for Completion Acceptance shall be attached with the following content in accordance with Article 18.2 of the Contract;

(1)   Self-inspection and assessment records of the Contractor, which means that, except the remaining works (sporadic items) which shall be completed during the Defects Liability Term and defect repair work as agreed by the Supervisor, all unit work and related work under the Contract, including the tests, trial operations and inspections and acceptances required herein, have been completed and comply with the requirements herein;

Chapter V General Technical Standards and Requirements .254.

(2)   Completion materials with content and in copies as agreed in Article 18.2(2) of the Contract;

(3)   The lists of remaining works (sporadic items) which shall be completed during the Defects Liability Term and defect repair work, and other corresponding construction plans prepared as required by the Supervisor;

(4)   Proof materials of other work which shall be completed before the completion acceptance as required by the Supervisor;

(5)   List of completion acceptance materials required by the Supervisor;

(6)   Completion acceptance results and conclusion documents (if any) of unit work as agreed in Article 18.4.1 of the Contract;

(7)   Quality warranty as agreed in Article 19.7 of the Contract (neglected if it is submitted in prior);

(8)   See other requirements in the Special Technical Standards and Requirements.

15.3  Site clearance upon completion

After the Supervisor issues the Project Acceptance Certificate, the Contractor shall clean up the construction site within 56 days according to the following requirements:

(1)   Removing all sundries, waste, etc. from the construction site;

(2)   Removing all provisional work and provisional facilities from the construction site and restoring the ground to a normal state, except slope protection piles, anchor rods and tower crane foundation approved by the Supervisor and the provisional facilities such as the formwork which are buried underground and cannot be removed;

(3)   Removing all engineering equipment of the Contractor and remaining materials (except those which need to be continuously used during the defect liability period with the consent of the Supervisor);

(4)   Other cleanup work designated by the Supervisor.

16.     Additional Requirements to be Added

See additional requirements in the Special Technical Standards and Requirements.

Chapter VIII   Description of Preparation, Priced Bill of Quantities and the Analysis List of the Comprehensive Unit Price

General Terms and Conditions of Bill of Quantities

1.     Instructions of Bill of Quantities

1.1    Compilation Basis of Bill of Quantities

1.1.1    This Bill of Quantities is compiled on the basis of current valuation and measurement standards, drawings and other related documents, and taking into consideration the actual situations in the Construction Site. Refer to Special Terms and Conditions of Bill of Quantities for measurement and valuation standards followed by this Bill of Quantities.

1.1.2    For specific items not included in the calculation rules of quantities specified in the "valuation and measurement standards" mentioned above, Paragraph 1.1.3 in this Chapter shall apply. For specific items not included in the calculation rules of quantities specified in the "valuation and measurement standard" and not agreed in Paragraph 1.1.3 in this Chapter, the Parties shall determine it through negotiation. Should the negotiation fails, the Parties may apply for ruling to provincial or industrial engineering cost management organizations or calculate the quantities using the theoretical net amounts indicated in drawings with binding force. Basic units of measurement of the People's Republic of China shall be used for measurement.

1.1.3    Refer to the Special Terms and Conditions of Bill of Quantities for supplemental specific items, units of measurement, calculation rules of quantities and job description.

1.2    Understandings of Bill of Quantities

1.2.1    This Bill of Quantities shall be read and interpreted together with instructions to bidders, contract terms, technical standards and requirements, and drawings and other related chapters in the bidding document.

1.2.2    This Bill of Quantities is a list detailing the names and corresponding quantities of sub-divisional works, measure projects, other projects and chargeable items as well as taxes. It only serves as a mutual foundation for the tender offer and controlled bidding price. The quantities for completion settlement shall be agreed by the Parties in relevant contracts. Determination and payment of the actual price shall comply with contract terms, technical standards and requirements, as well as related agreements in this Chapter.

1.2.3    The Total Price item in Bill of Quantities refers to the item measured with the total price with a unit of measurement "item" and a quantity of "1". Unless otherwise agreed in the contract, the contract price will be a fixed lump sum amount. When a lump sum contract is signed, except for changes agreed in Article 15 of the contract terms and situations specified in Paragraph 3.1.4 of this Chapter, quantities in the priced Bill of Quantities do not have any contractual binding force, and all subitems are total price items and shall be calculated in items.

1.2.4    The unit price item in Bill of Quantities refers to the item priced according to unit prices, measured with calculation rules of contractually binding drawings and quantities, and settled with actually completed quantities multiplying by corresponding unit prices.

1.2.5    Specific item code in the sub-divisional works list refers to the numerical mark and code of specific items, which have the same meaning as the project codes.

1.2.6    Contents of specific items in the Lists of Sub-divisional Works and Measure Projects, and substantive characteristics determining their values are called specific item characteristics. Specific item characteristics have the same meaning as project characteristics.

1.2.7    Fees refer to the amounts payable by the contractor based on regulations of the provincial government or provincial-level authorities and shall be included in the construction and installation cost.

1.2.8    Taxes refer to amounts of output VAT which shall be included in the construction and installation cost pursuant to regulations in national tax laws.

1.2.9    General contracting service fee refers to all expenses required by the general contractor for providing management, services, construction site management, sorting-out and organization of completion materials to facilitate professional engineering, materials and engineering equipment of the Project Owner.

1.2.10  Terms with the same meaning. The terms "tenderee" and "tenderer" in this Chapter have the same meanings as the "Project Owner" and "Contractor" defined in the contract terms. As far as Bill of Quantities is concerned, "sub-item" and "item" are the same.

1.2.11  The measurement and valuation rules agreed in Article 1.1 shall apply to the measurement of quantities and payment of amounts during the performance of a contract, as well as engineering changes, claims and project settlement.

1.2.12  Explanations in this clause and Articles 2 and 3 below are constituent parts of priced Bill of Quantities included in the contract documents.

2.     Instruction of Tender Offer

2.1    Basis of Tender Offer

The Tender Offer shall comply with the relevant pricing requirements in the bidding documents, and shall be independently quoted based on the following:

(1)   This Bidding Document (including all clarifying documents, supplemental documents and modification documents);

(2)   Measurement and valuation standards agreed in Paragraph 1.1.1 in this Chapter;

(3)   Valuation Measures issued by national, provincial or industrial constructional authorities;

(4)   Enterprise quota or valuation quota set by national, provincial or industrial construction authorities;

(5)   Engineering drawings and other design documents and relevant materials;

(6)   Construction site situations, engineering characteristics and proposed construction organization design or construction scheme;

(7)   Standards, regulations and other technical documents related to the project construction;

(8)   Market price information or construction cost information issued by engineering cost management organizations;

(9)   Refer to Special Terms and Conditions of Bill of Quantities for other relevant materials.

2.2    General Rules of Tender Offer

2.2.1    Unit price or price in each specific item in the Bill of Quantities shall be filled in, and only one quotation is allowed.

2.2.2    Unit price or any other amount in the Bill of Quantities shall include the required cost of labour, material expenses, expenses of using construction machinery, business management expense and profit, as well as risk cost within a certain range. The "risks within a certain range" refers to the risks agreed in the contract.

2.2.3    For specific items not filled with unit price or price by the tenderer in the priced Bill of Quantities, the expenses shall be deemed as apportioned in unit prices or prices of other priced specific items in the Bill of Quantities.

2.2.4    The tender sum in the "Tender Offer Summary Sheet" consists of sub-divisional work cost, measure project cost, other project cost, fees and taxes, and the tender sum in the "Tender Offer Summary Sheet" shall be consistent with the sum of sub-divisional work cost, measure project cost, other project cost, fees and taxes specified in the priced Bill of Quantities.

2.3    Quotations of sub-divisional work and unit price measure projects

2.3.1    Quotations of sub-divisional works and unit price measure projects shall comply with the provisions related to the comprehensive unit price in the valuation and measurement standards.

2.3.2    If the sub-divisional works and unit price project list includes the materials and engineering equipment listed in the "Provisional Estimate of Materials and Engineering Equipment", quotation principle specified in Paragraph 3.2.2 in this section shall be followed, and include the provisional valuation of these materials and engineering equipment, excluding any corresponding fees and taxes, into the comprehensive unit price of corresponding specific items in the list of sub-divisional works and unit price measure projects.

2.3.3    If the sub-divisional works and unit price projects list includes the materials and engineering equipment listed in the "List of Materials and Engineering Equipment provided by the Project Owner" (refer to Appendix IV of "Special Terms and Conditions of the Contract" in Chapter IV), the purchase prices of delivering such materials and engineering equipment to the designated locations in the construction site shall not be included in the tender offer; nevertheless, the installation expense of such materials and engineering equipment, auxiliary materials required for installations, installation losses and other necessary auxiliary operations and corresponding enterprise management fee and profits shall be include in the comprehensive unit prices of corresponding specific items in the list of sub-divisional works and unit price measure projects, and general contracting service fee corresponding to the services agreed in the contract shall be subtracted from other project list quotations.

2.3.4    In the comprehensive unit price of each specific item listed in the "Sub-divisional Works and Unit Measure Projects List and Pricing Table, the labour cost, materials and consumption of machinery each shift shall be fully and competitively considered by the bidder according to its own situations. Consumption of materials includes losses.

2.3.5    Price of materials and engineering equipment listed in "Selection Table of Main Materials and Engineering Equipment", a constituent part of the contract documents submitted by the Tenderer in the Tender Document, refers to the prices of such materials and engineering equipment when they reach the designated locations in the construction site, i.e. including all expenses of procurement, packing, transportation, loading/unloading and stacking before reaching the designated location in the construction site, but it does not include any warehousing, storage, loss and expense of secondary transportation from the stack location to the installation site. The price of materials and engineering equipment listed in the "Selection Table of Main Materials and Engineering Equipment" shall be consistent with the prices of corresponding materials and engineering equipment making up the comprehensive unit price. The warehousing fee, storage fee, warehouse loss and other expenses, including secondary transportation from the stack location to the installation site shall be included in the tender offer.

2.4    Quotation of Total Price Measure Projects

2.4.1    The pricing of total price measure projects list shall be priced with a unit of "item" according to the tenderer's construction organization design. The quotation submitted by the tenderer shall include all expenses except fees and taxes.

2.4.2    The expenses of safe and civilized construction listed in the Measure Projects List shall be priced according to the regulations of national, provincial or industrial construction authorities, and shall not use them as a competitive expense.

Upon calculation, the rates specified by the national, provincial or industrial construction authorities cannot meet the requirements for safe and civilized construction (especially dust improvement, stacking, transportation and disposal of construction wastes, and increased costs for safe and civilized construction measures arising from comprehensive pollution regulation and environmental protection efforts), the tenderer shall fill in and submit the corresponding expenses based on actual situations.

2.4.3    Projects listed in the Total Price Measure Projects List and Pricing Table provided by the Tenderee only refer to ordinary general projects. The Tenderer shall fully and comprehensively read and comprehend the related contents and agreements when submitting a quotation, including agreements in Chapter V "Technical Standards and Requirements", to have a clear understanding of the project site and surrounding environment, fully consider the project characteristics and proposed construction scheme and construction organization design, and refine or supplement the Total Price Measure Projects List provided by the Tenderee.

2.4.4    The quotations in the "Total Price Measure Projects List and Pricing Table" shall fully cover all expenses required by the Tenderer to perform its responsibilities and obligations in construction, completion and delivery of the project, as well as offering repair for any defects within the Defects Liability Term and warranty period.

2.4.5    For quotations in the "Total Price Measure Projects List and Pricing Table", the compositions of the measure project quotations shall be listed in details and analyzed according to the "Total Price Measure Projects List Quotation Analysis Sheet".

2.5    Quotation of Other Project Lists

2.5.1    The provisional sum shall be quoted based on the after-tax amounts listed in the "Detailed List of Provisional Sum". The provisional sum is provided by the Tenderer in the bidding documents and it does not include the day-wage work amount specified in Item 2.5.3 of this Chapter.

2.5.2    Provisional valuation includes the provisional unit price of materials and engineering equipment and provisional valuation of professional engineering. The provisional unit price of materials and engineering equipment shall be included in the comprehensive unit price of sub-divisional works and unit price measure projects list according to the quotation principle in Paragraph 3.2.2 of this section, and not summarized in the list of other projects. The after-tax amount of the professional engineering provisional valuation listed in the "Professional Engineering Provisional Valuation List" shall be included in the quotation of other projects list based on the quotation principle in Paragraph 3.2.3 of this section.

2.5.3    Comprehensive unit price of the day--wage work shall be independently determined and calculated based on the specific items and estimated quantities in the "Day-wage WorkSheet". Comprehensive unit price of day-wage work does not include fees and taxes, whereas:

(1)        Unit labour cost shall include wages for workers, transport expense, various allowances, labour safety protection, social security expenses, mobile hand-operated and electric tools, scaffolds erected in the construction site, water and electricity, cost of low-value consumables, enterprise management fees and profit;

(2)        Material price includes the price for shipping materials to the construction site, and its moving, storage, secondary moving, losses and insurance at the site;

(3)        Construction machinery is limited to mechanical equipment operating within the construction site (Site). Their prices include rental or depreciation, repair, maintenance and fuel, as well as wages for operators, it also includes enterprise management fees and profit of the contractor but excludes fees and taxes. Compensation for auxiliary personnel shall be determined separately based on the price of labour service.

2.5.4    The general contracting service fee shall be independently quoted by the Tenderer based on the contents and requirements listed in the bidding documents in the form specified in the "Pricing Table of General Contracting Service Fee". During the performance of the contract, the general contracting service fee can be adjusted in accordance with the Special Terms and Conditions in Bill of Quantities.

2.6    Fees and Taxes

Fees and taxes shall be listed and calculated based on the listed items in the "List and Price Sheet of Fee and Tax Items" and national, provincial or industrial construction authorities, and shall not be used as competitive expenses.

2.7    Clarifications of Tender Offer

2.7.1    Except for compulsory provisions and non-competitive parts in the bidding documents, the tender offer shall be independently determined by the Tenderer, but it shall not be lower than the cost.

2.7.2    For tender offers of productive resources (including various labour, materials, engineering equipment, construction equipment, provisional facilities, provisional water supply and provisional power supply) related to the quotation of Bill of Quantities, the tenderer employ its information channels and procurement channels, analyze the market price level and judge the trends of the entire construction period, and reflect its management standard, technical standard and comprehensive strength.

2.7.3    Enterprise management fee shall be considered competitively provided that it shall not be lower than the cost; the profit shall also be considered competitively by the tenderer based on its actual situations and comprehensive strength.

2.7.4    The rates the tenderer filled in the "Rates Quotation Sheet" shall be consistent with the rates used in the "Comprehensive Unit Price Analysis Sheet". The

"Comprehensive Unit Price Analysis Sheet" will prevail if rates in the two sheets are inconsistent, and the following principles shall be observed:

For the same sub-divisional work, if the contractor fails to use unified rates of enterprise management fee and profit in the priced Bill of Quantities, and needs to use the corresponding rates in the priced Bill of Quantities to generate comprehensive unit prices for new specific items during its contract performance, the lowest rates of unit prices in corresponding sub-divisional works in the priced Bill of Quantities shall apply. The same principle shall apply to the Measure Projects.

2.7.5    When determining the tender offer, the tenderer shall take into consideration the risks it shall take in the bidding documents and relevant expenses.

2.7.6    Tender sum is the sum of all payments proposed by the tenderer in the tender document. It includes all expenses needed for implementing and completing the project, and repairing defects, as well as performing all duties and obligations agreed in the bidding document.

2.7.7    Refer to Special Terms and Conditions of Bill of Quantities for other instructions relating to the tender offer.

3.    Other Instructions

3.1    Adjustment of difference in quantities (for unit price contract)

3.1.1    Work content classification, specific items and description of characteristics in the priced Bill of Quantities, and quantities attached in the "List and Price Sheet of Sub-divisional Works and Unit Price Measure Projects" shall not be construed as sole, final or full definition of the scope and work contents of the contract.

3.1.2    The tenderer shall recheck the bidding Bill of Quantities carefully and meticulously. Such rechecks include examining the accuracy of the code, name and characteristics description of specific items, unit of measurement and quantities, and checking for any possible writing or printing errors. In particular, the quantities in each work items in the "List and Price Sheet of Sub-divisional Works and Unit Price Measure Projects" shall be recalculated and checked; besides, the items in the "List and Price Sheet of Total Measure Projects" shall be checked as well. If the tenderer, upon examination and recheck of the documents, reasonably believes that there are differences in bills of quantities, in particular, the "List and Price Sheet of Total Measure Projects" may have omissions which may pose significant impacts, the tenderer shall submit details of such differences to the tenderee together with materials requested by the tenderee and other issues needing clarification from the tenderee. The tenderee shall verify the differences and decide whether to issue supplemental and (or) modifying documents of Bill of Quantities based on actual situations.

3.1.3    If the tenderee, upon examination of the differences submitted by the tenderer pursuant to Paragraph 3.1.2, believes that it is unnecessary to take any supplements and (or) modifications to the Bill of Quantities, or the tenderer still believes there are differences in quantities listed in the Bill of Quantities after the tenderee makes supplements and (or) modification to the Bill of Quantities pursuant to Paragraph 3.1.2, such differences will not be resubmitted for corrections, and the tenderer shall submit its tender offer based on the Bill of Quantities (including possible supplements and (or) modifications made by the tenderee) in the bidding documents. When making quotations based on the Bill of Quantities in the bidding documents, the tenderer shall not, except for detailing or addition to the List of Total Price Measure Project provided by the tenderee pursuant to requirements in Paragraph 2.4.3, change the List of Sub-divisional Works and Unit Price Measure Projects and other project lists provided by the tenderee (including any modifications, additions or reductions to the name and characteristics descriptions of specific items in the Bill of Quantities, units of measurement and quantities). The tenderer shall provide its quotations for every specific item provided by the tenderee in the Sub-divisional Work Bill of Quantities and include such quotations in its calculation of the total price, even if such specific items are not included in the drawings or the agreed bidding scope.

3.1.4    If specific items are added to the sub-divisional bill of quantities due to omission in the bidding bill of quantities, notwithstanding the agreements in Article 15 of the contract, such added specific items of the sub-divisional bill of quantities shall be deemed as changes, and shall be remeasured and re-valuated according to the agreements in the contract.

3.2    Adjustment of Difference in Quantities (for Lump Sum Contract)

3.2.1    Work content classification, specific items and description of characteristics in the priced Bill of Quantities, and quantities attached in the "List and Price Sheet of Sub-divisional Works and Unit Price Measure Projects" shall not be construed as sole, final or full definition of the scope and work contents of the contract.

3.2.2    The tenderer shall recheck the bidding Bill of Quantities carefully and meticulously. Such rechecks include examining the accuracy of the code, name and characteristics description of specific items, unit of measurement and quantities, and checking for any possible writing or printing errors. In particular, the quantities in each work items in the "List and Price Sheet of Sub-divisional Works and Unit Price Measure Projects" shall be recalculated and checked; besides, the items in the "List and Price Sheet of Total Measure Projects" shall be checked as well. If the tenderer, upon examination and recheck, reasonably believes that there are differences in the bidding bills of quantities, the tenderer shall submit details of such differences to the tenderee together with materials requested by the tenderee and other issues needing clarification from the tenderee. The tenderee shall verify the differences and decide whether to issue supplemental and (or) modifying documents of Bill of Quantities based on actual situations.

If the tenderee, upon examination of the differences submitted by the tenderer, believes that it is unnecessary to take any supplements and (or) modifications to the Bill of Quantities, or the tenderer still believes there are differences in quantities listed in the Bill of Quantities and such difference may cause significant impacts to its tender offer after the tenderee makes supplements and (or) modification to the Bill of Quantities, the tenderer shall submit such differences to the tenderee any time before the deadline of the tender. The tenderee shall verify the differences and decide whether to issue supplemental and (or) modifying documents of Bill of Quantities based on actual situations.

3.2.3    The tenderer shall submit its tender offer based on the bidding Bill of Quantities (including the tenderee's supplements and (or) modifications). When making quotations based on the Bill of Quantities in the bidding documents, the tenderer shall not, except for detailing or addition to the List of Total Price Measure Project provided by the tenderee pursuant to requirements in Paragraph 2.4.3, change the List of Sub-divisional Works and Unit Price Measure Projects and other project lists provided by the tenderee (including any modifications, additions or reductions to the name and characteristics descriptions of specific items in the Bill of Quantities, units of measurement and quantities). The tenderer shall provide its quotations for every specific item provided by the tenderee in the Sub-divisional Work Bill of Quantities and include such quotations in its calculation of the total price, even if such specific items are not included in the drawings or the agreed bidding scope.

3.2.4    After the tenderer submits the issue of differences in Bill of Quantities regarding the "List and Price Sheet of Sub-divisional Works and Unit Price Measure Project" pursuant to Paragraph 3.1.2, if the tenderee fails to make supplement and

(or) modifications to the bidding Bill of Quantities, or makes supplements and (or) modifications to the bidding Bill of Quantities yet there still exist differences, such differences shall be deemed as changes and remeasured and re-valuated according to the contract agreement notwithstanding any agreement made in Article 15 of the contract after the tenderer wins the bid and determines such differences still exist upon review during its performance of the contract.

3.3   Provisional Sum and Provisional Valuation

3.3.1    Provisional sums listed in the "List of Provisional Sums" (excluding payment for day-wage work) includes corresponding enterprise management fees, profit, fees and taxes. The tenderer shall, pursuant to the regulations in the bidding documents, include such provisional sums (tax-exclusive) directly into the tender prices of other project lists.

3.3.2    The provisional valuations of materials and engineering equipment listed in the "Table of Provisional Sums of Materials and Engineering Equipment" are the prices of such materials and engineering equipment when they are transported to the construction site, excluding corresponding enterprise management fees, profits, fees and taxes of such materials and engineering equipment, installation and auxiliary materials, installation losses and plant manufacturing supervision for the installations, as well as expenses, arising from the acceptance, storage, safekeeping, unpacking, secondary transportation and any other works necessary to transport the materials and engineering equipment from the storage location to the installation site ("Installation and auxiliary works of provisionally valuated materials and engineering equipment") and corresponding enterprise management fees, profits, fees and taxes. In addition to including such provisional valuations into the comprehensive unit prices of corresponding specific items in the sub-divisional work Bill of Quantities according to the bidding document, the tenderer shall also include the expenses for installation and auxiliary works of such materials and engineering equipment and corresponding enterprise management fees and profits related to such expenses into the comprehensive unit prices of corresponding specific items in the sub-divisional Bill of Quantities and withdraw corresponding fees and taxes.

3.3.3    Provisional valuations of professional engineering listed in the "Table of Provisional Valuations of Professional Engineering" have covered the corresponding enterprise management fees, profits, fees and taxes. The tenderer shall, pursuant to the regulations in the bidding documents, include such provisional sums (tax-exclusive) directly into the tender prices of other project lists. In addition to including such provisional sums (tax-exclusive) directly into the tender prices of other project lists, the tenderer shall also consider corresponding general contracting service fees according to the bidding documents.

3.4    Other Instructions

Refer to the Special Terms and Conditions of the Bill of Quantities for other instructions.

4.   Bill of Quantities and Price Sheet

The tenderee shall compile the bidding Bill of Quantities according to this project's characteristics, and make sure the contents in the List of Provisional Sums, Table of Provisional Valuations of Materials and Engineering Equipment and Table of Provisional Valuation of Professional Engineering shall be consistent with the contents in bidding Bill of Quantities.

The tenderer shall fill in the priced Bill of Quantities using the formats provided in the Bill of Quantities and Price Sheets (cover page of the Bill of Quantities not included). The tenderer may add tables it deems appropriate if the formats in Bill of Quantities and Price Sheets cannot meet the requirements of bidding Bill of Quantities.

Refer to the Special Terms and Conditions of Bill of Quantities for formats of Bill of Quantities and Price Sheet.